As filed with the Securities and Exchange Commission on May 2, 1995

                                                  Registration No. 33-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________
                             WALTER INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

       Delaware                            6711                     13-3429953
(State or other jurisdiction of  (Primary Standard Industrial     (IRS Employer
incorporation or organization)   Classification Code Number)   Identification Number)

                          1500 North Dale Mabry Highway
                                 Tampa, FL 33607
                                 (813) 871-4811

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ______________________________

                               Kenneth J. Matlock
              Executive Vice President and Chief Financial Officer
                             Walter Industries, Inc.
                          1500 North Dale Mabry Highway
                                 Tampa, FL 33607
                                 (813) 871-4531

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ______________________________

          Copy of all communications, including service of process, to:
                              Peter J. Gordon, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                             New York, NY 10017-3909
                         ______________________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/
                         ______________________________
                         CALCULATION OF REGISTRATION FEE

=====================================================================================
                                       Proposed
                                        Maximum
                                        Offering  Proposed
     Title of each       Amount          Price    Maximum
  Class of Securities    to be            per     Aggregate             Amount of
   to be Registered     Registered     Unit(1)    Offering Price(1)  Registration Fee
- -------------------------------------------------------------------------------------
 12.19% Series B        $329,852,477     100%     $329,852,477(2)     $113,742.23
 Senior Notes Due 2000
=====================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Exclusive of accrued interest.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     This Registration Statement contains two forms of prospectus: one to be used in connection with an offering of Notes by the various Selling Security Holders named therein (the "Primary Prospectus") and one to be used for the sale of Notes by Lehman Brothers Inc. in market-making transactions (the "Market-Making Prospectus"). The form of Primary Prospectus is included herein and is followed by the alternate page for the Market-Making Prospectus, as described below.

     The Primary Prospectus and the Market-Making Prospectus are identical except for the outside front cover page. The alternate page for the Market-Making Prospectus included herein is labelled "Alternate Page for Market-Making Prospectus."

                             WALTER INDUSTRIES, INC.

                       Registration Statement on Form S-1

     Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K Showing the Location in the Prospectus of the Information Required by Part 1 of Form S-1

                                   PROSPECTUS

          Form S-1 Item and Heading          Caption or Location in Prospectus
          ------------------------------     ---------------------------------

          1.   Forepart of the               Front Cover Page
               Registration Statement
               and Outside Front Cover
               Page of Prospectus

          2.   Inside Front and Outside      Inside Front Cover Page;
               Back Cover Page of            Outside Back Cover Page
               Prospectus

          3.   Summary Information, Risk     Prospectus Summary; Certain
               Factors and Ratio of          Risk Factors; The Company;
               Earnings to Fixed Charges     Recent History; Selected
                                             Historical Consolidated
                                             Financial Data

          4.   Use of Proceeds               Not Applicable

          5.   Determination of Offering     Inside Front Cover Page; Plan
               Price                         of Distribution

          6.   Dilution                      Not Applicable

          7.   Selling Security Holders      Selling Security Holders

          8.   Plan of Distribution          Inside Front Cover Page; Plan
                                             of Distribution

          9.   Description of Securities     Description of Notes; Certain
               to be Registered              Federal Income Tax
                                             Consequences

          10.  Interests of Named            Legal Matters; Experts
               Experts and Counsel

          11.  Information with Respect      Outside Front Cover Page;
               to the Registrant             Prospectus Summary; Certain
                                             Risk Factors; The Company;
                                             Recent History;
                                             Capitalization; Selected
                                             Historical Consolidated
                                             Financial Data; Management's
                                             Discussion and Analysis of
                                             Financial Condition and
                                             Results of Operations;
                                             Business and Properties;
                                             Management; Security Ownership
                                             of Management and Principal
                                             Stockholders; Description of
                                             Notes; Description of Certain
                                             Other Indebtedness;
                                             Description of Capital Stock

          12.  Disclosure of Commission      Not Applicable
               Position on
               Indemnification for
               Securities Act
               Liabilities

                       SUBJECT TO COMPLETION, DATED MAY 2, 1995

PROSPECTUS
- ----------
                  $___________ 12.19% Series B Senior Notes Due 2000

                               WALTER INDUSTRIES, INC.



     This Prospectus relates to the offering from time to time of up to $___________ principal amount of 12.19% Series B Senior Notes Due 2000 (the "Notes") that were issued by Walter Industries, Inc. (the "Company" or "Walter Industries"), a Delaware corporation formerly named Hillsborough Holdings Corporation, to certain creditors of the Company and its subsidiaries pursuant to the Company's Amended Joint Plan of Reorganization dated as of December 9, 1994, as modified on March 1, 1995 (as so modified, the "Plan of Reorganization"), under Section 1121(a) of the United States Bankruptcy Code (the "Bankruptcy Code"). The Plan of Reorganization became effective on March 17, 1995 (the "Effective Date of the Plan of Reorganization"). Pursuant to the Plan of Reorganization, $490,000,000 aggregate principal amount of Notes, including the Notes to which this Prospectus pertains, were issued following the Effective Date of the Plan of Reorganization and, as of June __, 1995, constituted all of the Notes outstanding.

     The Notes may be sold to the public from time to time by certain holders thereof (the "Selling Security Holders") in the amount and in the manner described herein or as may be set forth in a Prospectus Supplement accompanying this Prospectus. The Company will receive no proceeds from the sale of any of the Notes by any of the Selling Security Holders. See "Plan of Distribution."

     Interest on the Notes is payable semiannually on September 15 and March 15 of each year at the rate of 12.19% per annum. The Notes may be redeemed at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided that no partial redemption may occur which results in less than $150 million aggregate principal amount of Notes being outstanding; and provided further that a redemption made from Excess Proceeds of any Asset Sale (as such terms are defined under "Description of Notes -- Certain Covenants
- -- Limitation on Asset Sales") shall be subject to the provisions described in the succeeding sentence. The Company is obligated, in certain circumstances, to apply the Excess Proceeds from an Asset Sale to either redeem or offer to purchase Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption or purchase, provided that no such redemption or purchase may occur which results in less than $150 million aggregate principal amount of Notes being outstanding. In the event of a Change of Control (as defined under "Description of Notes -- Certain Definitions"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. The Notes are secured by pledges of the capital stock of each of the direct and indirect subsidiaries of the Company other than Mid-State Homes, Inc. ("Mid-State Homes") and its subsidiaries and Cardem Insurance Co., Ltd. (Bermuda) ("Cardem Insurance"). The Notes rank senior in right of payment to all subordinated indebtedness of the Company and pari passu in right of payment to all other senior indebtedness of the Company (including indebtedness under the Bank Revolving Credit Facility described herein). As of March 31, 1995, the aggregate amount of senior indebtedness of the Company outstanding was $2,238,465,000 (including the Notes). As of March 31, 1995, the Company had no subordinated indebtedness outstanding. The Company conducts substantially all of its operations through its subsidiaries. As indebtedness of a holding company, the Notes are effectively subordinated to all obligations of the Company's subsidiaries, which obligations at March 31, 1995 were not material (excluding the obligations of Mid-State Trusts II, III, IV and V). See "Certain Risk Factors -- Holding Company Structure," "Business and Properties -- Mid-State Homes" and "Description of Notes."

                         ______________________________

     SEE "CERTAIN RISK FACTORS" FOR INFORMATION CONCERNING CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN ANY OF THE NOTES.

     The Notes are owned by a limited number of institutional investors and, to the Company's knowledge, no firm currently makes or intends to make a market in the Notes and no established public market for the Notes currently exists. There can be no assurance that the market for the Notes will not be subject to disruptions that will render it difficult or impossible for holders of the Notes to sell the Notes in a timely manner, if at all, or to recoup their investment in the Notes. The Company does not intend in the near future to apply for listing of the Notes on any securities exchange; however, certain Holders of Notes have the right to require the Company to use its best efforts to list their Notes on a national securities exchange or to otherwise provide for the quotation of the Notes through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") in connection with the exercise on or after March 17, 1996, by such Holders of certain registration rights with respect to the Notes. See "Certain Risk Factors -- Liquidity; Absence Of Public Market" and "Description of Notes -- Senior Note Registration Rights Agreement."
                         ______________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ______________________________

                  The date of this Prospectus is June __, 1995

                                                             [End of Cover Page]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               The Selling Security Holders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Notes from time to time on terms to be determined at the time of sale. To the extent required, the specific Notes to be sold, the names of the Selling Security Holders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." If the Company is advised that an underwriter has been engaged with respect to the sale of any Notes offered hereby, or in the event of any other material change in the plan of distribution, the Company will cause an appropriate amendment to the Registration Statement of which this Prospectus forms a part to be filed with the Securities and Exchange Commission (the "Commission") reflecting such engagement or other change. See "Additional Information." Each of the Selling Security Holders reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Notes to be made directly or through agents.

               The Company will not receive any proceeds from this offering, but agreed to pay substantially all of the expenses of this offering other than applicable transfer taxes and commissions and discounts payable to dealers, agents or underwriters. The Selling Security Holders and any broker-dealers, agents or underwriters that participate with the Selling Security Holders in the distribution of the Notes may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Notes purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Description of Notes -- Senior Note Registration Rights Agreement" and "Plan of Distribution" for a description of certain indemnification arrangements.

                                AVAILABLE INFORMATION

               When the Registration Statement of which this Prospectus forms a part was declared effective by the Commission, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith became obligated to file reports and other information with the Commission. Reports and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the fees prescribed by the Commission. Upon listing of the common stock, par value $.01 per share ("Common Stock"), of the Company on the New York Stock Exchange (the "NYSE"), such reports and other information also could be inspected at the offices of the NYSE, 20 Broad Street, New York, N.Y. 10005.

                                ADDITIONAL INFORMATION

               The Company has filed with the Commission a Registration Statement (which term shall encompass any amendments and exhibits thereto) under the Securities Act with respect to the Notes offered hereby. This Prospectus, which forms a part of such Registration Statement, does not contain all the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to such Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Any interested parties may inspect such Registration Statement, without charge, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, and may obtain copies of all or any part of it from the Commission upon payment of the fees prescribed by the Commission. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sales made hereunder or thereunder shall under any circumstances create any implication that the information contained herein or therein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof.

                                  PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the detailed information and consolidated financial statements (the "Consolidated Financial Statements") and notes thereto appearing elsewhere in this Prospectus. The Company operates, and during all periods for which financial information appears herein operated, on a fiscal year ending May 31.

     Reference is made to the "Index to Defined Terms" for information regarding the location of certain definitions used in this Prospectus.


                                   The Company

     The Company, through its direct and indirect subsidiaries, currently offers a diversified line of products and services for homebuilding, water and waste water transmission, residential and non-residential construction, and industrial markets.

     The Homebuilding and Related Financing Group sells, constructs on the customer's site, and finances standardized partially-finished homes. Sales are made in approximately 24 states, primarily in the southern part of the United States. Substantially all of the sales are made on credit provided by the Group. A credit purchaser must provide his own land and give a first mortgage or deed of trust to secure payment of the purchase price of the home.

     The Water and Waste Water Transmission Products Group is the largest domestic manufacturer of ductile iron pressure pipe and fittings. The Group also manufactures valves and hydrants and fittings.

     The Natural Resources Group engages in coal mining and a related degasification program. The Group owns four coal mines in Alabama and has the capacity to produce a total of 9.5 million tons of coal annually. The Group produced 6.5 million tons of coal in fiscal 1994. A substantial portion of this output is under long-term contracts and the balance will be used internally to produce furnace and foundry coke or sold to other customers on a short-term contract or spot market basis. The Company does not consider itself to be a significant factor in the domestic or international coal markets.

     The Industrial Products Group produces furnace and foundry grades of coke, industrial chemicals, slag wool products, aluminum sheet, aluminum foil, castings, patterns and tooling and resin coated sand.

     The Building Materials Group produces window and door screens, window balances, fireplace inserts, fireplaces and accessories, and municipal and original equipment manufacturer castings. See "The Company" and "Business and Properties."


                                 Recent History

     The Company was organized in August 1987 by a group of investors led by Kohlberg Kravis Roberts & Co. ("KKR") for the purpose of acquiring Jim Walter Corporation, a Florida corporation ("Original Jim Walter"), pursuant to a leveraged buyout (the "LBO"). Following its organization, the Company organized and acquired all of the outstanding shares of capital stock of a group of direct and indirect wholly owned subsidiaries, including Hillsborough Acquisition Corporation ("HAC"). On September 18, 1987, HAC acquired approximately 95% of the outstanding shares of common stock of Original Jim Walter pursuant to a cash tender offer (the "Tender Offer"). On January 7, 1988, (i) Original Jim Walter merged (the "Merger") into HAC (which changed its name to Jim Walter Corporation), (ii) HAC distributed substantially all of its assets (principally excluding the stock of The Celotex Corporation ("Celotex") and several other subsidiaries of Original Jim Walter) to a parent corporation of HAC (which was merged into the Company on April 1, 1991) in redemption of all of the shares of capital stock of HAC owned by such parent corporation, (iii) HAC merged into its other stockholder, another indirect wholly owned subsidiary of the Company, and (iv) the surviving corporation of such merger changed its name to Jim Walter Corporation (and is hereinafter referred to as "J-II" or "Jim Walter Corporation").

     Following the Merger and prior to the commencement of the Chapter 11 Cases (as defined below), the Company undertook a program of corporate reorganizations and asset dispositions, which were contemplated by all of the debt agreements entered into in connection with the Tender Offer and the Merger. Pursuant to this program the Company restructured and/or disposed of certain of the businesses of Original Jim Walter, including the disposition in April, 1988 of all of the stock of the parent corporation of J-II.

     Also during this time, the Company and certain of its subsidiaries and certain of their former and current directors and officers, stockholders and other persons and entities which were parties to or beneficiaries of indemnification agreements and other indemnification obligations of the Company and its subsidiaries (the "Indemnitees") were named as co-defendants in lawsuits (the "Veil Piercing Litigation") brought by or on behalf of thousands of persons ("Asbestos Claimants") claiming asbestos-related damages against Celotex alleging, among other things, that (i) Original Jim Walter, its successors and other entities, including the Company and certain of its subsidiaries, were liable for all damages, including asbestos-related damages, caused by products manufactured, sold and distributed by a predecessor of Celotex, by reason of claims sounding in piercing the corporate veil, alter ego and related theories ("Veil Piercing Claims"), and (ii) the aforementioned distribution by HAC of substantially all of its assets pursuant to the LBO constituted a fraudulent conveyance. See "Business and Properties -- Legal Proceedings --Asbestos-Related Litigation Settlements."

     On December 27, 1989, the Company and 31 of its subsidiaries each filed a voluntary petition for reorganization under Chapter 11 ("Chapter 11") of the Bankruptcy Code with the Bankruptcy Court for the Middle District of Florida, Tampa Division (the "Bankruptcy Court"); one additional subsidiary also filed a voluntary petition for reorganization under Chapter 11 with the Bankruptcy Court on December 3, 1990 (all such voluntary petitions for reorganization, collectively, the "Chapter 11 Cases"). Two other subsidiaries, Cardem Insurance and Jefferson Warrior Railroad Company, Inc. ("J.W. Railroad"), did not file petitions for reorganization under Chapter 11. The filing of the voluntary petitions resulted from a sequence of events stemming primarily from an inability of the Company's interest reset advisors to reset interest rates on approximately $624 million of outstanding indebtedness, which indebtedness by its terms required that the interest rates thereon be reset to the rate per annum such indebtedness should bear in order to have a bid value of 101% of the principal amount thereof as of December 2, 1989. The reset advisors' inability to reset the interest rates was primarily attributable to two factors: (i) uncertainties arising from the pending Veil Piercing Litigation, including the possibility either that such litigation would lead to the prohibition of further asset sales and debt repayment or that substantial new asbestos-related claims might become assertible against the Company, which uncertainties materially hindered the ability of the Company and its subsidiaries to pursue a refinancing or sell assets to reduce debt, and (ii) general turmoil in the high yield bond markets at such time.

     On January 2, 1990, the Company and each of its subsidiaries party to the Chapter 11 Cases filed a declaratory judgment action (the "Adversary Proceeding") against all known Asbestos Claimants who had filed Veil Piercing Claims, Celotex and Jim Walter Corporation seeking a declaration, among other things, that (i) the corporate veil between Celotex and Original Jim Walter could not be pierced, (ii) the Company could not be held liable for the asbestos-related liabilities of either Celotex or Jim Walter Corporation on any grounds and (iii) the LBO could not be deemed a fraudulent conveyance.

     In January 1994, the indenture trustees for certain pre-LBO debentures of Original Jim Walter assumed by the Company brought an action (the "Fraudulent Conveyance Lawsuit") for the benefit of the Company's estate and its creditors, which alleged that the issuance of debt in connection with the LBO constituted a fraudulent conveyance under New York and Florida law. The plaintiffs sought to avoid the obligations incurred by the Company and its subsidiaries in the LBO.

     On the Effective Date of the Plan of Reorganization, the Company and its subsidiaries emerged from bankruptcy pursuant to the Plan of Reorganization. Pursuant to the Plan of Reorganization, 50,494,313 shares of Common Stock were distributed to certain creditors and stockholders of the Company and its subsidiaries and $490,000,000 aggregate principal amount of Notes were distributed to certain creditors.

     Also pursuant to the Plan of Reorganization, (i) the Veil Piercing Litigation and the Adversary Proceeding, among other things, were settled after a ruling by the Bankruptcy Court (which was confirmed on appeal by the United States District Court for the Middle District of Florida) finding in favor of the Company on every claim asserted in the Adversary Proceeding and (ii) the Fraudulent Conveyance Lawsuit was settled. See "Recent History" and "Business and Properties -- Legal Proceedings -- Asbestos Related Litigation Settlements."

     See "Certain Risk Factors" for information concerning certain risks associated with an investment in the Notes.

                 Summary Consolidated Historical Financial Data

     The following data, insofar as it relates to each of the fiscal years 1990 through 1994, has been derived from annual financial statements, including the consolidated balance sheets at May 31, 1994 and 1993 and the related consolidated statements of operations and retained earnings (deficit) and of cash flows for the three years ended May 31, 1994 and notes thereto appearing elsewhere herein. The data for the nine months ended February 28, 1994 and 1995 has been derived from unaudited financial statements also appearing herein which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Results of operations for the nine months ended February 28, 1995 are not indicative of the results to be expected for the entire year. All of the information presented below should be read in conjunction with the Consolidated Financial Statements and related notes thereto, the pro forma consolidated financial data of the Company (the "Pro Forma Consolidated Financial Data") and related notes thereto and the other information contained elsewhere in this Prospectus.


                                                                                             Nine months ended
                                                   Years ended May 31,                         February 28,
                                --------------------------------------------------------- ----------------------
                                  1990(1)    1991(1)      1992      1993(3)       1994       1994        1995
                                ----------  ---------- ---------- ----------  ----------  ----------  ----------
                                                             (Dollars in thousands)             (Unaudited)
Summary of Operations:

  Sales and revenues  . . . .  $1,376,319   $1,326,397 $1,366,581 $1,318,986   $1,328,524  $  985,030  $1,042,661
  Cost of sales (exclusive of
   depreciation)  . . . . . .     858,334      826,455    891,882    804,411      845,061     623,357     682,930
  Interest and amortization of
   debt expense   . . . . . .     321,019      209,511    177,060    171,581      155,470     118,129     107,747

  Provision for income taxes
   (credit)   . . . . . . . .     (10,809)      19,454     12,463     24,328       28,917      25,372      21,988
  Income (loss) before
   discontinued operations and
   cumulative effect of
   accounting change(1)(3)  .     (49,415)      20,632     22,342     46,594        7,175       9,066       6,120


  Net income (loss) . . . . .     (68,915)      14,462     22,342    (58,014)       7,175       9,066       6,120
  Ratio of earnings from
   continuing operations to
   fixed charges(2)   . . . .          --         1.19       1.18       1.39         1.22        1.28        1.24

Additional Financial Data:

  Total assets  . . . . . .    $3,366,719   $3,276,211 $3,171,266 $3,223,234   $3,140,892  $3,162,660  $3,098,947

  Long-term senior debt . .     1,192,062    1,073,919    946,782  1,046,971      871,970     907,504     784,815
  Liabilities subject to
   Chapter 11 proceedings   .   1,959,998   1,883,704   1,845,328  1,725,631    1,727,684   1,727,345   1,728,215
  Stockholders equity (deficit)  (265,958)   (253,282)   (230,119)  (287,737)    (282,353)   (278,671)   (276,233)




(1) The selected financial data reflects operations sold as discontinued operations.

(2) The ratio of earnings from continuing operations to fixed charges is computed by dividing the sum of income (loss) from continuing operations and fixed charges by fixed charges. Fixed charges consist of interest expense, amortization of debt expense and the portion (one-third) of rent expense deemed to represent interest. For the year ended May 31, 1990, the loss from continuing operations plus fixed charges was inadequate to cover fixed charges. The coverage deficiency was $61.2 million. On a pro forma basis for the fiscal year ended May 31, 1994 and the nine months ended February 28, 1995, after giving effect to the Plan of Reorganization and the related transactions as if they had occurred as of June 1, 1993, the loss from continuing operations plus fixed charges would have been inadequate to cover fixed charges. The coverage deficiencies would have been $29.4 million and $17.0 million, respectively. See "Prospectus Summary -- Summary Pro Forma Consolidated Financial Data."

(3) The Company adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106") and Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109") during fiscal year 1993.

                  Summary Pro Forma Consolidated Financial Data

     The following unaudited summary pro forma consolidated financial data were prepared to illustrate the estimated effects of the Plan of Reorganization and related financings and the application of the proceeds thereof as if they had occurred for balance sheet presentation purposes on February 28, 1995 and for statement of operations purposes as of June 1, 1993.

     The pro forma consolidated financial data do not purport to be indicative of the financial position or results of operations that would actually have been reported had such transactions in fact been consummated on such dates or of the financial position or results of operations that may be reported by the Company in the future. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. All of the information presented below should be read in conjunction with the Consolidated Financial Statements and related notes thereto, the Pro Forma Consolidated Financial Data and related notes thereto and the other information contained elsewhere in this Prospectus.


                                                                                      Year ended          Nine months ended
                                                                                     May 31, 1994         February 28, 1995
                                                                                ----------------------------------------------
                                                                                            (Dollars in thousands)

        Summary of Operations:
          Sales and revenues  . . . . . . . . . . . . . . . . . . . . . . . .         $ 1,323,867             $ 1,037,669
          Cost of sales (exclusive of depreciation) . . . . . . . . . . . . .             845,061                 682,930
          Interest and amortization of debt expense . . . . . . . . . . . . .             229,275                 166,717
          Provision for income taxes  . . . . . . . . . . . . . . . . . . . .               4,566                   5,221
          Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (32,682)                (21,323)


        Additional Financial Data:
                                                                                                          February 28, 1995
                                                                                                       -----------------------
          Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .                                 $ 3,023,607
          Long term senior debt . . . . . . . . . . . . . . . . . . . . . . .                                   2,238,465
          Stockholders equity (deficit) . . . . . . . . . . . . . . . . . . .                                     352,433



                                  The Offering

Notes Offered . . . . . . . . . . .    Up to $___________ principal amount of 12.19% Series B
                                       Senior Notes Due 2000 to be offered for sale from time
                                       to time by the Selling Security Holders. The Company will
                                       receive no proceeds from the sale of Notes by the Selling
                                       Security Holders. See "Selling Security Holders" and "Plan
                                       of Distribution."

Issuer  . . . . . . . . . . . . . .    Walter Industries, Inc.

Maturity Date . . . . . . . . . . .    March 15, 2000

Interest Rate . . . . . . . . . . .    12.19%

Interest Payment Dates  . . . . . .    September 15 and March 15 of each year, commencing September
                                       15,  1995.

Ranking . . . . . . . . . . . . . .    The Notes rank senior in right of payment to all subordinated indebtedness of the Company and pari passu with all other senior indebtedness of the Company (including indebtedness under the Bank
                                       Revolving Credit Facility described herein). As of March 31, 1995, the aggregate amount of senior indebtedness of the Company was
                                       $2,238,465,000 (including the Notes). As of March 31, 1995, the
                                       Company had no subordinated indebtedness outstanding.

Mandatory Sinking Fund  . . . . . .    None.

Optional Redemption . . . . . . . .    The Notes may be redeemed at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided that no partial redemption may occur which results in less than $150 million aggregate principal amount of the
                                       Notes being outstanding.

Change of Control Offer to
Purchase  . . . . . . . . . . . . .    In the event of a Change of Control, each Holder will have the right to require the Company to repurchase any and all part of such
                                       Holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Asset Sales . . . . . . . . . . . .    The Company is obligated in certain circumstances to apply the Net
                                       Cash Proceeds from an Asset Sale to either redeem or offer to purchase Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption or purchase, provided that no such redemption or purchase may occur which results in less than $150 million aggregate principal amount of Notes being outstanding.

Certain Covenants . . . . . . . . .    The Indenture contains covenants which, among other
                                       things, (i) restrict the ability of: (a) the
                                       Company and its Subsidiaries (defined with respect to the
                                       Company not to include Mid-State Homes and its subsidiaries or
                                       Cardem Insurance) to incur additional indebtedness, create liens, or engage in sale and leaseback transactions; (b) the
                                       Company, Mid-State



                                      11



                                       Homes and their respective Subsidiaries to
                                       pay dividends, repurchase capital stock, prepay subordinated debt, make certain other Restricted Payments, engage in
                                       transactions with affiliates, or sell the capital
                                       stock of their respective Subsidiaries; (c) the
                                       Subsidiaries of the Company to encumber their ability to pay dividends or make distributions to the Company or other
                                       Subsidiaries; and (d) the Company to engage in mergers and consolidations, (ii) require the Company to make regular reports to Holders of Notes and to file all such reports with the
                                       Commission for public availability and (iii) with
                                       certain exceptions, require the Company to maintain its
                                       corporate existence and the corporate, partnership or other existence of its Subsidiaries and to maintain the licenses and franchises of the Company and its Subsidiaries.


Security  . . . . . . . . . . . . .    The Notes are secured by pledges of the capital stock of each of the direct and indirect subsidiaries of the Company other than Mid-
                                       State Homes and its subsidiaries and Cardem Insurance.


                       Contemporaneous Common Stock Offering

      The Company also has filed with the Commission a shelf registration statement with respect to the sale from time to time by certain selling security holders of up to _____ shares of Common Stock held by such security holders. Such registration statement and the Registration Statement of which this Prospectus forms a part were filed by the Company pursuant to registration rights agreements entered into as part of the Plan of Reorganization. See "Description of Capital Stock -- Common Stock Registration Rights Agreement" and "Description of Notes -- Senior Note Registration Rights Agreement." The Company will not receive any proceeds from the contemporaneous offering of such Common Stock, all of which will be received by the selling holders thereof.

                              CERTAIN RISK FACTORS

     Set forth below are certain significant risks involved in investing in the Notes offered by this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties" for a description of other factors affecting the Company's businesses generally.


Leverage

     Upon completion of the Plan of Reorganization, the Company continued to have significant indebtedness. At February 28, 1995, the Company had total consolidated debt of approximately $2,238,465,000 (as adjusted to give effect to the Plan of Reorganization and related transactions) and a ratio of total consolidated debt to stockholders' equity of approximately 6.4 to 1.0. As a result of the Plan of Reorganization, the Company will have substantially higher interest expense. On a pro forma basis after giving effect to the Plan of Reorganization and related transactions, primarily as a result of higher interest expense, the Company would have reported losses of $21.3 million and $32.7 million for the nine months ended February 28, 1995 and for the year ended May 31, 1994, respectively. See "Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The ability of the Company to meet its debt service obligations will be dependent upon the future performance of the Company, which, in turn, will be subject to general economic conditions and to financial, competitive, business and other factors, including factors beyond the Company's control. The level of the Company's indebtedness could restrict its flexibility in responding to changing business and economic conditions. The Company believes that the Mid-State Trust V Variable Funding Loan Agreement described herein will provide Mid-State Homes with the funds needed to purchase the instalment notes and mortgages generated by Jim Walter Homes. See "Business and Properties -- Mid-State Homes." The Company also believes that under present operating conditions sufficient operating cash flow will be generated through fiscal year 1999 to make all required interest and principal payments and planned capital expenditures and meet substantially all operating needs and that amounts available under the Bank Revolving Credit Facility described herein will be sufficient to meet peak operating needs. However, it is currently anticipated that sufficient operating cash flow will not be generated to repay at maturity the principal amount of the Notes without refinancing a portion of such debt or selling assets. No assurance can be given that any refinancing will take place or that such sales of assets can be consummated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     The degree to which the Company is leveraged and the terms governing the Company's debt instruments, including restrictive covenants and events of default, could have important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to service its indebtedness; (iii) terms of the Company's debt instruments will restrict the Company's ability to pay dividends and will impose other operating and financial restrictions; (iv) the Company may be more leveraged than other providers of similar products and services, which may place the Company at a competitive disadvantage; and (v) the Company's significant degree of leverage could make it more vulnerable to changes in general economic conditions. Following the Plan of Reorganization, the Company believes that it will be able to make its principal and interest payments as and when required with funds derived from its operations and available borrowings. However, unexpected declines in the Company's future business, increases in interest rates or the inability to borrow additional funds for its operations if and when required could impair the Company's ability to meet its debt service obligations and, therefore, have a material adverse effect on the Company's business and future prospects. No assurance can be given that additional debt or equity funds will be available when needed or, if available, on terms which are favorable to the Company. Moreover, the terms of the Company's indebtedness contain change in control provisions which may have the effect of discouraging a potential takeover of the Company. See "Capitalization," "Pro Forma Consolidated Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition" and "-- Liquidity and Capital Resources," "Description of Notes" and "Description of Certain Other Indebtedness."

     Borrowings under the Bank Revolving Credit Facility bear interest at rates that fluctuate. As of March 31, 1995, there were no borrowings under this facility, however there were $22,066,146 face amount of letters of credit outstanding thereunder. See "Description of Certain Other Indebtedness -- Bank Revolving Credit Facility."

Accounting Presentation

     The Company emerged from bankruptcy on March 17, 1995. Accordingly, the Company's Consolidated Balance Sheets after February 28, 1995 and its Consolidated Statements of Operations and Retained Earnings (Deficit) for periods after February 28, 1995 will not be comparable to the Consolidated Financial Statements for prior periods included elsewhere herein. Among other things, the Consolidated Statement of Operations for the year ended May 31, 1995 will include numerous adjustments required by the Plan of Reorganization, including adjustments to interest expense, payment of substantial professional expenses related to the bankruptcy and payment of $390 million pursuant to the Veil Piercing Settlement described herein. See "Business and Properties -- Legal Proceedings -- Asbestos-Related Litigation Settlements." The Company was not required to adopt "fresh start" accounting as outlined in AICPA Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code."

Holding Company Structure

     The Company has no business operations other than (i) holding the capital stock of its operating subsidiaries and intermediate holding companies, (ii) holding cash, cash equivalents and marketable securities and (iii) advancing funds to, and receiving funds from, its subsidiaries. In repaying its indebtedness, including the Notes, the Company relies primarily on cash flows from its subsidiaries, including debt service and dividends. The ability of the Company's subsidiaries to make payments with respect to advances from the Company will be affected by the obligations of such subsidiaries to their creditors. Claims of holders of indebtedness of the Company, including the Notes, against the cash flows and assets of the Company's subsidiaries will be effectively subordinated to claims of such creditors. The ability of such subsidiaries to pay dividends will also be subject to applicable law and, under certain circumstances, to restrictions contained in agreements entered into, or debt instruments issued, by the Company and its subsidiaries. Under the terms of the Bank Revolving Credit Facility, the subsidiaries of the Company may declare and pay dividends in cash to the Company to enable it to pay, among other things, amounts owing under the Notes when such amounts become due and payable under the terms of the Indenture. See "Description of Certain Other Indebtedness
- -- Bank Revolving Credit Facility."

Restrictive Covenants

     The Indenture and the Bank Revolving Credit Facility contain a number of significant covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, make capital expenditures, pay dividends, create liens on assets, enter into leases, investments or acquisitions, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities (including change of control and asset sale transactions). In addition, under the Bank Revolving Credit Facility, the Company is required to maintain specified financial ratios and comply with tests, including minimum interest coverage and fixed charge coverage ratios and maximum leverage ratios, some of which become more restrictive over time. A substantial portion of the Company's indebtedness is secured by the capital stock or assets of certain subsidiaries of the Company.

     The Company currently is in compliance with the covenants and restrictions contained in its existing debt instruments. However, its ability to continue to so comply may be affected by events beyond its control. The breach of any of these covenants or restrictions could result in a default under those debt instruments, which would permit the lenders or other creditors thereunder to declare all amounts borrowed thereunder to be due and payable together with accrued and unpaid interest, would result in the termination of the commitments of the lenders under the Bank Revolving Credit Facility to make further loans and issue letters of credit and could permit such lenders and other creditors to proceed against the collateral securing the obligations owing to them. Any such default could have a significant adverse effect on the market value and the marketability of the Notes. See "Description of Notes" and "Description of Certain Other Indebtedness."

Risks of Business Downturn

     Certain of the Company's businesses are affected by general economic or other factors outside their control. The sales of U.S. Pipe are dependent to some extent upon the rate of residential and non-residential building construction and other forms of construction activity, and are thus subject to certain economic factors such as general economic conditions, the underlying need for construction projects, interest rates and governmental incentives provided to building projects. The cyclical nature of U.S. Pipe's business is offset to some extent by U.S. Pipe's sales to the replacement market. The replacement market generally fluctuates less than the rate of new construction and therefore tends to have a stabilizing influence during a period of depressed construction activity. Jim Walter Homes is also sensitive to certain general economic and other factors. Its business has tended to be countercyclical to national home construction activity. In times of high interest rates or lack of availability of mortgage funds, and thus limited new home construction, Jim Walter Homes' volume of home sales tends to increase due to the terms of the financing it offers. However, in times of low interest rates and increased availability of mortgage funds, Jim Walter Homes' volume of home sales tends to decrease. A significant portion of Jim Walter Resources' sales are made pursuant to long-term contracts, which tend to stabilize the results of its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties."

Asbestos-Related Litigation Settlements

     As discussed more fully under "Recent History" and "Business and Properties
- --Legal Proceedings -- Asbestos-Related Litigation Settlements," the Company and the Indemnitees were defendants in the Veil Piercing Litigation and are beneficiaries of the Veil Piercing Settlement.

     In order for a holder of a Veil Piercing Claim or any claim related to the LBO which is held by any person who has asserted or may in the future assert
Veil Piercing Claims (such claims and Veil Piercing Claims, whether asserted in the past or in the future, collectively, the "Settlement Claims") to assert that Settlement Claim against the Company or any of the Indemnitees, such holder would have to attack the Plan of Reorganization, the approval of the Class (as defined under "Business and Properties -- Legal Proceedings -- Asbestos-Related Litigation Settlements") and all of the actions taken under the Veil Piercing Settlement. Because there were no objections to the Plan of Reorganization or the Veil Piercing Settlement (apart from an objection of the United States Environmental Protection Agency (the "EPA") concerning the scope of certain releases affecting government environmental claims; see "Business and Properties
- --Legal Proceedings -- Plan of Reorganization"), such an attack would have to be based upon an alleged failure to provide due process under the United States Constitution. The Company believes, and the Bankruptcy Court has found, that due process requirements have been met. Should such an attack be sustained, however, the Company, the Indemnitees and the other Released Parties (as defined under "Business and Properties -- Legal Proceedings -- Asbestos-Related Litigation Settlements") could be exposed to additional liabilities in the future of an indeterminate, but possibly substantial, amount.

     Future holders of Settlement Claims may also attack the injunctions discussed under "Business and Properties --Legal Proceedings -- Asbestos-Related Litigation Settlements" on the grounds that the Bankruptcy Court did not have jurisdiction over their future claims. The Company believes that the Bankruptcy Court and the Celotex bankruptcy court have jurisdiction to issue "channelling" injunctions barring such future claims. In addition, the provisions of Section 524(g) of the Bankruptcy Code explicitly authorize an injunction barring claims by future claimants asserting asbestos-related diseases. Accordingly, if the Celotex bankruptcy court confirms a plan of reorganization containing such an injunction, as called for by the Veil Piercing Settlement, and such plan of reorganization is consummated, Section 524(g) of the Bankruptcy Code would be an additional basis for preventing future Settlement Claims from being asserted against the Company, the Indemnitees and the other Released Parties. However, there can be no assurance that such a plan of reorganization will be confirmed and consummated. In addition, a future holder of a Settlement Claim may try to attack Section 524(g) as unconstitutional or try to preclude its application to the Company's case. Should that happen, the Company, the Indemnitees and the other Released Parties could be exposed to additional liabilities in the future of an indeterminate, but possibly substantial, amount.

     It is also possible that some constituencies might seek to have the terms of the Veil Piercing Settlement altered. In the National Gypsum reorganization, the trust established to settle asbestos claims has sought an order requiring the reorganized debtor in that case to make additional payments to the trust. The Company believes that should not happen in its case because the settlement amount is being paid into another reorganization pursuant to final court orders in both cases. Any such request would have to be made to the Bankruptcy Court, which has previously approved the settlement payment as fair. However, should such a request be made and granted, the Company, the Indemnitees and the other Released Parties could be exposed to additional liabilities in the future of an indeterminate, but possible substantial, amount.

Liquidity; Absence of Public Market

     The Notes may be characterized as "high yield" or "junk" bonds. Historically, the market for high yield bonds, such as the Notes, has had fewer participants and involved a smaller amount of securities than certain other capital markets. It has historically, and particularly in recent periods, been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. The Notes are owned by a limited number of institutional investors. To the Company's knowledge, no firm currently makes a market in the Notes and no established public market for the Notes currently exists. There can be no assurance that any firm will make a market for the Notes in the near future. In addition, any firm that does make a market in the Notes may discontinue doing so at any time. There can be no assurance that the market for the Notes will not be subject to disruptions that will render it difficult or impossible for holders of the Notes to sell the Notes in a timely manner, if at all, or to recoup their investment in the Notes. The Company does not intend to apply for listing of the Notes on any securities exchange. Consequently, a purchaser may not be able to liquidate his investment in the event of an emergency or for any other reason and the Notes may not be readily acceptable as collateral for loans.

     The prices at which the Notes may be sold will be determined by the Selling Security Holders or by agreement between Selling Security Holders and underwriters or dealers, if any. See "Plan of Distribution."

Effect of Future Sales of Notes

     No prediction can be made as to the effect, if any, that future sales of Notes, or the availability of Notes for future sale, will have on the market price of the Notes prevailing from time to time. Sales of substantial amounts of Notes, or the perception that such sales could occur, could adversely affect prevailing market prices for the Notes. Pursuant to Section 1145 of the Bankruptcy Code, all of the Notes are freely tradeable without registration under the Securities Act, except for Notes that were issued to an "underwriter" (as defined in Section 1145(b) of the Bankruptcy Code) or that are subsequently acquired by an "affiliate" of the Company. Except in limited circumstances, none of the holders of such Notes has agreed to restrict or otherwise limit in any way such holder's ability to dispose of such Notes. See "Description of Notes -- Senior Note Registration Rights Agreement." No assurance can be given that sales of substantial amounts of Notes will not occur in the foreseeable future or as to the effect that any such sales, or the perception that such sales may occur, will have on the market or the market price of the Notes.

Tax Considerations

     A substantial controversy exists with regard to federal income taxes allegedly owed by the Company. Proofs of claim have been filed by the Internal Revenue Service (the "IRS") in the aggregate amount of $186,866,715 with respect to fiscal years ended August 31, 1980, August 31, 1983 through August 31, 1987, and May 31, 1988 (nine months) through May 31, 1991. Objections to the proofs of claim have been filed by the Company and the various issues are being litigated in the Bankruptcy Court. The Company believes that such proofs of claim are substantially without merit and intends to defend such claims against the Company vigorously.

     Set forth under "Certain Federal Income Tax Consequences" is a description of certain United States federal income tax consequences to prospective purchasers expected to result from the purchase, ownership and sale or other disposition of the Notes under currently applicable law.

Disputed Claims Reserves

     The total face amount of prepetition claims against the Company and certain of its subsidiaries which are still being disputed by the Company, including the Federal Income Tax Claims (see "Description of Capital Stock -- Future Stock Issuances"), is substantial. If the Company or any of its subsidiaries is unable to pay any claims which ultimately are allowed against it by the Bankruptcy Court, under the Plan of Reorganization the holders of such allowed claims would have recourse to the Company or any such subsidiary as applicable. Management does not expect that any allowed claims will have a material adverse effect on the Company's financial position.

Certain Corporate Governance Matters; Antitakeover Legislation

     The Restated Certificate of Incorporation of the Company (the "Charter") and the Plan of Reorganization provide that until March 17, 1998 the Board of Directors of the Company shall have nine members, two of whom must be Independent Directors (as defined under "Management -- Board of Directors"), three of whom must be senior officers of the Company, one of whom must be designated by KKR, an affiliate of certain principal stockholders of the Company, and three of whom must be designated by Lehman Brothers Inc. ("Lehman"), another principal stockholder of the Company (except that (i) in certain circumstances KKR will have the right to compel the resignation of one or two of Lehman's designees and designate the successor(s), (ii) if more than one director is a designee of KKR, in certain circumstances Lehman will have the right to compel the resignation of one of KKR's designees and designate the successor and (iii) Lehman's or KKR's designees must resign if Lehman or KKR, as the case may be, cease to beneficially own a specified equity interest in the Company. See "Management -- Board of Directors" and "Security Ownership of Management and Principal Stockholders." As a result of this provision, stockholders of the Company other than Lehman and KKR will not have the ability to elect any of the Company's directors prior to March 17, 1998.

     In addition, the Charter and the Company's By-laws provide that until March 17, 1998 each committee of the Board of Directors (other than the Tax Oversight Committee) must include a number of directors designated by KKR and Lehman, respectively, so that each of KKR and Lehman has representation on the committee proportionate to its representation on the Board. The Charter provides that the foregoing provision and certain other provisions of the By-laws cannot be amended by the Board of Directors prior to March 17, 1998 unless 67% of the whole Board of Directors votes in favor of the amendment. See "Management -- Committees of the Board of Directors."

     The foregoing provisions would, among other things, impede the ability of a third party to acquire control of the Company by seeking election of its nominees to the Board of Directors.

     In addition, Section 203 ("Section 203") of the Delaware General Corporation Law (the "DGCL") provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date on which such stockholder becomes an "interested stockholder" unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder," (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the "interested stockholder." Except as otherwise specified in
Section 203, an "interested stockholder" is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. For purposes of Section 203, the Board has approved the transaction (the consummation of the Plan of Reorganization) which resulted in Lehman and the Celotex Settlement Fund Recipient becoming "interested stockholders" and, accordingly, the Company believes that neither of them will be subject to the restrictions of Section 203 unless it ceases to be the owner of 15% or more of the outstanding voting stock of the Company and seeks to reattain such level of ownership. The Board also approved the purchase of Common Stock by Channel One Associates, L.P., a limited partnership the general partner of which is KKR Associates, L.P. ("Channel One"), and its affiliates and associates of 15% or more of the outstanding voting stock of the Company through open market purchases or otherwise. Accordingly, the Company believes that none of Channel One and its affiliates and associates (including the KKR Investors referred to in "Security Ownership of Management and Principal Stockholders") will be subject to the restrictions of Section 203. In connection with the above-described Board approval, Channel One and the KKR Investors agreed with the Company that they will not, and will not permit any of their affiliates to, vote any shares of Common Stock of the Company or otherwise take any other action to modify the composition of the Board of Directors of the Company prior to April 6, 1998 other than as expressly provided for in the Company's Charter and the Plan of Reorganization and that during such period they will not participate in the solicitation of proxies to vote, or seek to advise or influence any person with respect to, voting securities of the Company to modify the composition of the Board of Directors, or propose, assist in or encourage any person in connection with any of the foregoing. See "Description of Capital Stock -- Antitakeover Legislation."

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Charter does not exclude the Company from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Board of Directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.


                                  THE COMPANY

     The Company, through its direct and indirect subsidiaries currently offers a diversified line of products and services for homebuilding, water and waste water transmission, residential and non-residential construction, and industrial markets. A brief description of the Company's five major operating groups follows.

     The Homebuilding and Related Financing Group sells, constructs on the customer's site, and finances standardized partially-finished homes. Sales are made in approximately 24 states, primarily in the southern part of the United States. Substantially all of the sales are made on credit provided by the Group. A credit purchaser must provide his own land and give a first mortgage or deed of trust to secure payment of the purchase price of the home.

     The Water and Waste Water Transmission Products Group is the largest domestic manufacturer of ductile iron pressure pipe and fittings. The Group also manufactures valves and hydrants and fittings.

     The Natural Resources Group engages in coal mining and a related degasification program. The Group owns four coal mines in Alabama and has the capacity to produce a total of 9.5 million tons of coal annually. The Group produced 6.5 million tons of coal in fiscal 1994. A substantial portion of this output is under long-term contracts and the balance will be used internally to produce furnace and foundry coke or sold to other customers on a short-term contract or spot market basis. The Company does not consider itself to be a significant factor in the domestic or international coal markets.

     The Industrial Products Group produces furnace and foundry grades of coke, industrial chemicals, slag wool products, aluminum sheet, aluminum foil, castings, patterns and tooling and resin coated sand.

     The Building Materials Group produces window and door screens, window balances, fireplace inserts, fireplaces and accessories, and municipal and original equipment manufacturer castings. See "Business and Properties."

     The Company's executive offices are located at 1500 North Dale Mabry Highway, Tampa, Florida 33607. The Company's telephone number is (813) 871-4811.

                                 RECENT HISTORY

     The Company was organized in August 1987 by a group of investors led by KKR for the purpose of acquiring Original Jim Walter, pursuant to the LBO. Following its organization, the Company organized and acquired all of the outstanding shares of capital stock of a group of direct and indirect wholly owned subsidiaries, including HAC. On September 18, 1987, HAC acquired approximately 95% of the outstanding shares of common stock of Original Jim Walter pursuant to the Tender Offer. On January 7, 1988, (i) Original Jim Walter merged into HAC (which changed its name to Jim Walter Corporation), (ii) HAC distributed substantially all of its assets (principally excluding the stock of Celotex and several other subsidiaries of Original Jim Walter) to a parent corporation of HAC (which was merged into the Company on April 1, 1991) in redemption of all of the shares of capital stock of HAC owned by such parent corporation, (iii) HAC merged into its other stockholder, another indirect wholly owned subsidiary of the Company, and (iv) the surviving corporation of such merger changed its name to Jim Walter Corporation.

     Following the Merger and prior to the commencement of the Chapter 11 Cases, the Company undertook a program of corporate reorganizations and asset dispositions, which were contemplated by all of the debt agreements entered into in connection with the Tender Offer and the Merger. Pursuant to this program the Company restructured and/or disposed of certain of the businesses of Original Jim Walter, including the disposition in April, 1988 of all of the stock of the parent corporation of J-II.

     Also during this time, the Company, certain of its subsidiaries and the Indemnitees were named as co-defendants the Veil Piercing Litigation brought by or on behalf of the Asbestos Claimants against Celotex alleging, among other things, that (i) Original Jim Walter, its successors and other entities, including the Company and certain of its subsidiaries, were liable for all damages, including asbestos-related damages, caused by products manufactured, sold and distributed by a predecessor of Celotex by reason of the Veil Piercing Claims, and (ii) the aforementioned distribution by HAC of substantially all of its assets pursuant to the LBO constituted a fraudulent conveyance. See "Business and Properties -- Legal Proceedings -- Asbestos-Related Litigation Settlements."

     On December 27, 1989, the Company and 31 of its subsidiaries each filed a voluntary petition for reorganization under Chapter 11 with the Bankruptcy Court; one additional subsidiary also filed a voluntary petition for reorganization under Chapter 11 with the Bankruptcy Court on December 3, 1990. Two other subsidiaries, Cardem Insurance and J.W. Railroad, did not file petitions for reorganization under Chapter 11. The filing of the voluntary petitions resulted from a sequence of events stemming primarily from an inability of the Company's interest reset advisors to reset interest rates on approximately $624 million of outstanding indebtedness, which indebtedness by its terms required that the interest rates thereon be reset to the rate per annum such indebtedness should bear in order to have a bid value of 101% of the principal amount thereof as of December 2, 1989. The reset advisors' inability to reset the interest rates was primarily attributable to two factors: (i) uncertainties arising from the pending Veil Piercing Litigation, including the possibility either that such litigation would lead to the prohibition of further asset sales and debt repayment or that substantial new asbestos-related claims might become assertible against the Company, which uncertainties materially hindered the ability of the Company and its subsidiaries to pursue a refinancing or sell assets to reduce debt, and (ii) general turmoil in the high yield bond markets at such time.

     On January 2, 1990, the Company and each of its subsidiaries party to the Chapter 11 Cases filed the Adversary Proceeding against all known Asbestos Claimants who had filed Veil Piercing Claims, Celotex and Jim Walter Corporation seeking a declaration, among other things, that (i) the corporate veil between Celotex and Original Jim Walter could not be pierced, (ii) the Company could not be held liable for the asbestos-related liabilities of either Celotex or Jim Walter Corporation on any grounds and (iii) the LBO could not be deemed a fraudulent conveyance.

     In January 1994, the indenture trustees for certain pre-LBO debentures of Original Jim Walter assumed by the Company brought the Fraudulent Conveyance Lawsuit for the benefit of the Company's estate and its creditors, which alleged that the issuance of debt in connection with the LBO constituted a fraudulent conveyance under New York and Florida law. The plaintiffs sought to avoid the obligations incurred by the Company and its subsidiaries in the LBO.

     On the Effective Date of the Plan of Reorganization, the Company and its subsidiaries emerged from bankruptcy pursuant to the Plan of Reorganization. Pursuant to the Plan of Reorganization, 50,494,313 shares of Common Stock were distributed to certain creditors and stockholders of the Company and its subsidiaries and $490,000,000 aggregate principal amount of Notes were distributed to certain creditors of the Company and its subsidiaries.

     Also pursuant to the Plan of Reorganization, (i) the Veil Piercing Litigation and the Adversary Proceeding, among other things, were settled after a ruling by the Bankruptcy Court (which was confirmed on appeal by the United States District Court for the Middle District of Florida) finding in favor of the Company on every claim in the Adversary Proceeding and (ii) the Fraudulent Conveyance Lawsuit was settled. See "Business and Properties --Legal Proceedings
- -- Asbestos-Related Litigation Settlements."

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company and its subsidiaries as of February 28, 1995, as adjusted on a pro forma basis to reflect financings consummated in March 1995 and all of the distributions and adjustments required by the Plan of Reorganization. The Company's capitalization at February 28, 1995 while a debtor-in-possession under the Chapter 11 Cases is not meaningful. This table should be read in conjunction with the Company's Pro Forma Consolidated Financial Data and related notes thereto.

                                                                                                  February 28, 1995
                                                                                                      Pro Forma
                                                                                           --------------------------------
                                                                                                (Dollars in thousands)
            Long-Term Senior Debt:
               Mid-State Trust II Mortgage-Backed Notes   . . . . . . . . . . . . . . . .                $  605,750
               Mid-State Trust III Asset Backed Notes   . . . . . . . . . . . . . . . . .                   179,065
               Mid-State Trust IV Asset Backed Notes  . . . . . . . . . . . . . . . . . .                   959,450
               Mid-State Trust V Variable Funding Loan(1)   . . . . . . . . . . . . . . .                         --
               12.19% Series B Senior Notes Due 2000  . . . . . . . . . . . . . . . . . .                   490,000
               Bank Revolving Credit Facility(2)  . . . . . . . . . . . . . . . . . . . .                         --
               Other Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     4,200
                                                                                                         ----------
                                                                                                         $2,238,465
                                                                                                         ==========

            Stockholders Equity:
               Common Stock (par value $.01 per share, 200,000,000 shares authorized,
                 50,494,313 shares issued and outstanding)  . . . . . . . . . . . . . . .                $      505
               Capital in Excess of Par Value   . . . . . . . . . . . . . . . . . . . . .                $1,159,386
               Retained Earnings (Deficit)  . . . . . . . . . . . . . . . . . . . . . . .                (  804,021)
               Excess of Additional Pension Liability
                 over Unrecognized Prior Years Service Cost . . . . . . . . . . . . . . .                (    3,437)
                                                                                                         ----------
                                                                                                         $  352,433
                                                                                                         ==========


(1) The Mid-State Trust V Variable Funding Loan is available to provide temporary financing to Mid-State Homes for its current purchases of instalment notes and mortgages from Jim Walter Homes. The agreement provides for a three-year $500 million credit facility secured by the instalment notes and mortgages Mid-State Trust V purchases from Mid-State Homes. See "Business and Properties -- Mid-State Homes."

(2) The Bank Revolving Credit Facility is available to provide up to $150 million at any time outstanding for working capital needs with a sublimit for trade and standby letters of credit in an amount not in excess of $40 million and a sub-facility for swingline advances in an amount not in excess of $15 million. See "Description of Certain Other Indebtedness -- Bank Revolving Credit Facility."

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated balance sheet and pro forma consolidated statements of operations were prepared to illustrate the estimated effects of the Plan of Reorganization and related financings and the application of the proceeds thereof as if they had occurred for balance sheet presentation purposes on February 28, 1995 and for statement of operations purposes as of June 1, 1993.

     The Pro Forma Consolidated Financial Data do not purport to be indicative of the financial position or results of operations that would actually have been reported had such transactions in fact been consummated on such dates or of the financial position or results of operations that may be reported by the Company in the future. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. All of the information presented below should be read in conjunction with the Consolidated Financial Statements and related notes thereto and the other information contained elsewhere in this Prospectus.



                                             Pro Forma Consolidated Balance Sheet
                                                          (Unaudited)


                                                                                            February 28, 1995
                                                                          ----------------------------------------------------
                                                                             As Reported       Adjustments       Pro Forma
                                                                          ----------------  ----------------   -----------------
                                                                                         (Dollars in thousands)
        ASSETS
        Cash, including short-term investments  . . . . . . . . . . . .       $   204,959       $  (134,294)(1)   $    70,665
        Short-term investments, restricted  . . . . . . . . . . . . . .            88,650            50,070(2)        138,720
        Instalment notes receivable . . . . . . . . . . . . . . . . . .         4,232,403                           4,232,403
          Less - Provision for possible losses  . . . . . . . . . . . .           (26,471)                            (26,471)
                Unearned time charges . . . . . . . . . . . . . . . . .        (2,846,660)                         (2,846,660)
                                                                              -----------          -----------     -----------
                Net . . . . . . . . . . . . . . . . . . . . . . . . . .         1,359,272                 --        1,359,272
        Trade receivables . . . . . . . . . . . . . . . . . . . . . . .           124,947                             124,947
          Less - Provision for possible losses  . . . . . . . . . . . .            (8,228)                             (8,228)
                                                                              -----------          -----------       -----------
                Net . . . . . . . . . . . . . . . . . . . . . . . . . .           116,719                 --          116,719
        Other notes and accounts receivable . . . . . . . . . . . . . .            30,034                              30,034
        Inventories, at lower of cost (first in, first out or average)
          or market:
          Finished goods  . . . . . . . . . . . . . . . . . . . . . . .           101,854                             101,854
          Goods in process  . . . . . . . . . . . . . . . . . . . . . .            28,375                              28,375
          Raw materials and supplies  . . . . . . . . . . . . . . . . .            50,726                              50,726
          Houses held for resale  . . . . . . . . . . . . . . . . . . .             2,857                               2,857
                                                                              -----------       -----------       -----------
           Total inventories  . . . . . . . . . . . . . . . . . . . . .           183,812                 --          183,812
        Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . .            17,137                              17,137
        Property, plant and equipment, at cost  . . . . . . . . . . . .         1,153,866                           1,153,866
          Less - Accumulated depreciation, depletion and amortization .          (506,609)                           (506,609)
                                                                              -----------       -----------       -----------
                Net . . . . . . . . . . . . . . . . . . . . . . . . . .           647,257                 --          647,257
        Investments . . . . . . . . . . . . . . . . . . . . . . . . . .             6,050                               6,050
        Unamortized debt expense  . . . . . . . . . . . . . . . . . . .            23,285             8,884(3)          32,169
        Other assets  . . . . . . . . . . . . . . . . . . . . . . . . .            39,119                              39,119
        Excess of purchase price over net assets acquired . . . . . . .           382,653                             382,653
                                                                              -----------       -----------       -----------
                                                                              $ 3,098,947       $   (75,340)      $ 3,023,607
                                                                              ===========       ===========       ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
        Bank overdrafts . . . . . . . . . . . . . . . . . . . . . . . .       $    19,916                         $    19,916
        Accounts payable  . . . . . . . . . . . . . . . . . . . . . . .            60,963       $    19,110(4)         80,073
        Accrued expenses  . . . . . . . . . . . . . . . . . . . . . . .           121,781           (25,021)(5)        96,760
        Income taxes payable  . . . . . . . . . . . . . . . . . . . . .            32,160          (140,907)(6)      (108,747)
        Deferred income taxes . . . . . . . . . . . . . . . . . . . . .            54,783                              54,783
        Long-term senior debt . . . . . . . . . . . . . . . . . . . . .           784,815         1,453,650(7)      2,238,465
        Accrued postpetition interest on secured obligations  . . . . .           298,557          (282,861)(8)        15,696
        Accumulated postretirement health benefits obligation . . . . .           225,769                             225,769
        Other long-term liabilities . . . . . . . . . . . . . . . . . .            48,221               238(9)         48,459
        Liabilities subject to Chapter 11 proceedings
          Short-term notes payable  . . . . . . . . . . . . . . . . . .            78,033           (78,033)(10)          --
          Accounts payable  . . . . . . . . . . . . . . . . . . . . . .            64,497           (64,497)(10)          --
          Accrued expenses  . . . . . . . . . . . . . . . . . . . . . .            95,643           (95,643)(10)          --
          Income taxes payable  . . . . . . . . . . . . . . . . . . . .            47,066           (47,066)(10)          --
          Long-term senior debt . . . . . . . . . . . . . . . . . . . .           416,629          (416,629)(10)          --
          Long-term subordinated debt . . . . . . . . . . . . . . . . .         1,026,109        (1,026,109)(10)          --
          Other long-term liabilities . . . . . . . . . . . . . . . . .               238              (238)(10)          --

        Stockholders' equity (deficit)
          Common stock, $.01 par value per share  . . . . . . . . . . .               311               194(11)           505
          Capital in excess of par value  . . . . . . . . . . . . . . .           155,293         1,004,093(11)     1,159,386
          Retained earnings (deficit) . . . . . . . . . . . . . . . . .          (428,400)         (375,621)(12)     (804,021)
          Excess of additional pension liability over unrecognized
           prior years service cost   . . . . . . . . . . . . . . . . .            (3,437)                             (3,437)
                                                                              -----------       -----------       -----------
           Total stockholders' equity (deficit)   . . . . . . . . . . .          (276,233)          628,666           352,433
                                                                              -----------       -----------       -----------
                                                                              $ 3,098,947       $   (75,340)      $ 3,023,607
                                                                              ===========       ===========       ===========

     The Company was not required to adopt "fresh start" accounting as outlined in AICPA Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code". Accordingly, the pro forma consolidated balance sheet at February 28, 1995 reflects assets and liabilities at historical values, adjusted for liabilities satisfied and debt and Common Stock issued in connection with the Plan of Reorganization.

     Changes from historical amounts in the pro forma consolidated balance sheet consist of the following adjustments (all amounts in thousands):

(1)  Cash has been reduced $134,294 to give effect to following sources and
     (uses):

               (a)  Net proceeds from issuance of Mid State
                    Trust IV Asset Backed Notes (Also, see       $  922,325
                    Note 2(b) below)
               (b)  The Series B and Series C Senior
                    Extendible Reset Notes escrow has been            6,490
                    reclassified from short-term
                    investments, restricted
               (c)  Cash payments made in accordance with
                    the Plan of Reorganization include the
                    following:
                    (i)  Administrative and Priority claims        (40,700)
                   (ii)  Revolving Credit and Working             (488,393)
                         Capital bank claims
                  (iii)  Series B and Series C Senior             (330,953)
                         Extendible Reset Notes claims
                   (iv)  Miscellaneous other secured claims           (766)
                    (v)  Unsecured industrial revenue bonds         (4,860)
                   (vi)  Trade accounts payable and accrued        (61,704)
                         expenses
                  (vii)  Subordinated bondholder claims            (48,452)
                 (viii)  Veil Piercing Settlement                  (31,548)
                   (ix)  Other Chapter 11 related payments,
                         including indenture trustee and
                         bank agent fees, litigation
                         expenses, cash collateralization of
                         letters of credit, financing fees
                         on new indebtedness, bonus awards
                         and funding of retiree health
                         benefits                                  (55,733)
                                                                 ----------
                                                                 $(134,294)
                                                                 ==========

(2) Short-term investments, restricted have been increased $50,070 to give effect to the following adjustments:

               (a)  Segregated collections on Mid-State           $  10,460
                    Trust IV instalment notes receivables
               (b)  Proceeds from issuance of Mid-State
                    Trust IV Asset Backed Notes set aside
                    for payment to trade creditors on                20,000
                    remaining 25% of allowed claims six
                    months after Effective Date of Plan of
                    Reorganization (Also, see Note l(a)
                    above)
               (c)  Cash collateralization of letters of             20,600
                    credit
               (d)  Establishment of trust fund for retiree           5,500
                    health benefits
               (e)  Reclassification of Series B and Series
                    C Senior Extendible Reset Notes escrow          (6,490)
                                                                  ---------

                                                                  $  50,070
                                                                  =========

(3) Unamortized Debt Expense has been increased $8,884 to give effect to the following adjustments:

               (a)  Mid-State Trust IV debt expense               $   9,995
                    capitalized
               (b)  Mid-State Trust V and Bank Revolving              3,044
                    Credit Facility debt expenses
                    capitalized
               (c)  Write off of remaining balances of
                    long-term subordinated debt unamortized
                    debt expense                                    (4,155)
                                                                  ---------
                                                                  $   8,884
                                                                  =========

          (4) Accounts payable has been increased $19,110, representing the remaining 25% due trade creditors six months following the Effective
               Date of the Plan of Reorganization.

          (5) Accrued expenses have been reduced $25,021, representing payments on administrative expenses that had been accrued in the historical financial statements as of
               February 28, 1995.

          (6)  Income taxes payable has been reduced
               $140,907 to give effect to the following adjustments:


               (a)  Tax benefit resulting from $562,165 of
                    additional expenses, including $128,927
                    of additional interest and amortization
                    of debt discount and expense, $390,000
                    for the Veil Piercing Settlement, and
                    $43,238 of other expenses not recorded
                    on the historical financial statements      $(186,544)

               (b)  Reinstatement of income taxes payable
                    included in liabilities subject to
                    Chapter 11 proceedings (see
                    "Management's Discussion and Analysis of
                    Financial Condition and Results of
                    Operations -- Financial Condition")            45,637
                                                                    ------
                                                                $(140,907)
                                                                 =========

(7) Long-term senior debt has been increased $1,453,650 to give effect to the public issuance by Mid-State Trust IV of $959,450 of Asset Backed Notes, the issuance of $490,000 of Notes and the reinstatement of $4,200 of industrial revenue bonds.

(8) Accrued postpetition interest on secured obligations has been reduced $282,861 to give effect to the repayment of interest that had been accrued but unpaid on secured indebtedness subject to Chapter 11 proceedings reflected on the historical financial statements.

(9) Other long term liabilities has been increased $238 reflecting the reclassification from liabilities to Chapter 11 proceedings.

(10) Liabilities subject to Chapter 11 proceedings have been eliminated. Pursuant to the Plan of Reorganization, the Company and its subsidiaries repaid or reinstated all of its secured and unsecured claims and senior and subordinated indebtedness.

(11) Common Stock and Capital in Excess of Par Value have been increased by $194 and $1,004,093, respectively, reflecting cancellation of the common stock of the Company outstanding prior to the Effective Date of the Plan of Reorganization and the issuance of 50,494,313 shares of Common Stock pursuant to the Plan of Reorganization.

(12) Retained earnings (deficit) has been adjusted $375,621 to give to effect the after tax charge resulting from the $562,165 additional expenses described in Note 6(a) above.


                                        Pro Forma Consolidated Statement of Operations
                                                          (Unaudited)
                                                                                 For the year ended May 31, 1994
                                                                       As Reported         Adjustments          Pro-Forma
                                                                    ------------------- --------------------------------------
                                                                         (Dollars in thousands except per share amounts)
        Sales and revenues:
          Net sales . . . . . . . . . . . . . . . . . . . . . . .        $1,068,387                               $1,068,387
          Time charges  . . . . . . . . . . . . . . . . . . . . .           238,097                                  238,097
          Miscellaneous . . . . . . . . . . . . . . . . . . . . .            17,383                                   17,383
          Interest income from Chapter 11 proceedings . . . . . .             4,657          $   (4,657)(1)               --
                                                                         ----------          ----------           ----------
                                                                          1,328,524              (4,657)           1,323,867
                                                                         ----------          ----------           ----------
        Costs and expenses:
          Cost of sales . . . . . . . . . . . . . . . . . . . . .           845,061                                  845,061
          Depreciation, depletion and amortization  . . . . . . .            71,035                                   71,035
          Selling, general and administrative . . . . . . . . . .           127,901                                  127,901
          Postretirement health benefits  . . . . . . . . . . . .            25,585                                   25,585
          Provision for possible losses . . . . . . . . . . . . .             4,611                                    4,611
          Chapter 11 costs  . . . . . . . . . . . . . . . . . . .            14,254             (14,254)(2)               --
          Interest and amortization of debt discount and expense            155,470              73,805(3)           229,275
          Amortization of excess of purchase price over net assets
           acquired   . . . . . . . . . . . . . . . . . . . . . .            48,515                                   48,515
                                                                         ----------          ----------           ----------
                                                                          1,292,432              59,551            1,351,983
                                                                         ----------          ----------           ----------
                                                                             36,092             (64,208)             (28,116)
        Provision for income taxes:
          Current . . . . . . . . . . . . . . . . . . . . . . . .           (41,598)             24,351(4)           (17,247)
          Deferred  . . . . . . . . . . . . . . . . . . . . . . .            12,681                                   12,681
                                                                         ----------          ----------           ----------
        Net income (loss) . . . . . . . . . . . . . . . . . . . .        $    7,175          $  (39,857)          $  (32,682)
                                                                         ==========          ==========           ==========
        Net loss per share  . . . . . . . . . . . . . . . . . . .                                                 $    (0.64)
                                                                                                                  ==========
        Weighted average shares outstanding(5)  . . . . . . . . .                                                 50,988,626





                                        Pro Forma Consolidated Statement of Operations
                                                          (Unaudited)

                                                                           For the nine months ended February 28, 1995
                                                                       As Reported         Adjustments          Pro Forma
                                                                    ------------------- --------------------------------------
                                                                         (Dollars in thousands except per share amounts)

         Sales and revenues:
          Net sales . . . . . . . . . . . . . . . . . . . . . . .        $  848,717                               $  848,717
          Time charges  . . . . . . . . . . . . . . . . . . . . .           165,905                                  165,905
          Miscellaneous . . . . . . . . . . . . . . . . . . . . .            23,047                                   23,047
          Interest income from Chapter 11 proceedings . . . . . .             4,992          $   (4,992)(1)               --
                                                                         ----------          ----------           ----------
                                                                          1,042,661              (4,992)           1,037,669
                                                                         ----------          ----------           ----------
        Costs and expenses:
          Cost of sales . . . . . . . . . . . . . . . . . . . . .           682,930                                  682,930
          Depreciation, depletion and amortization  . . . . . . .            53,094                                   53,094
          Selling, general and administrative . . . . . . . . . .            97,814                                   97,814
          Postretirement health benefits  . . . . . . . . . . . .            19,524                                   19,524
          Provision for possible losses . . . . . . . . . . . . .             3,422                                    3,422
          Chapter 11 costs  . . . . . . . . . . . . . . . . . . .            19,752             (19,752)(2)               --
          Interest and amortization of debt discount and expense            107,747              58,970(3)           166,717
          Amortization of excess of purchase price over net assets
           acquired   . . . . . . . . . . . . . . . . . . . . . .            30,270                                   30,270
                                                                         ----------          ----------           ----------
                                                                          1,014,553              39,218            1,053,771
                                                                         ----------          ----------           ----------
                                                                             28,108             (44,210)             (16,102)
        Provision for income taxes:
          Current . . . . . . . . . . . . . . . . . . . . . . . .           (40,357)             16,767(4)           (23,590)
          Deferred  . . . . . . . . . . . . . . . . . . . . . . .            18,369                                   18,369
                                                                         ----------          ----------           ----------
        Net income (loss) . . . . . . . . . . . . . . . . . . . .        $    6,120          $  (27,443)          $  (21,323)
                                                                         ==========          ==========           ==========
        Net loss per share  . . . . . . . . . . . . . . . . . . .                                                 $    (0.42)
                                                                                                                  ==========
        Weighted average shares outstanding(5)  . . . . . . . . .                                                 50,988,626


   Changes from historical financial statements in the pro forma consolidated statements of operations consist of the following adjustments (all amounts in thousands):

(1) Interest income from Chapter 11 proceedings of $4,657 for the year ended May 31, 1994 and $4,992 for the nine months ended February 28, 1995, which would not have been realized assuming the Plan of Reorganization became effective June 1, 1993, has been eliminated.

(2) Chapter 11 costs of $14,254 for the year ended May 31, 1994 and $19,752 for the nine months ended February 28, 1995, which would not have been incurred assuming the Plan of Reorganization became effective June 1. 1993, have been eliminated.

(3) Interest and amortization of debt discount and expense has been increased by $73,805 for the year ended May 31, 1994 and $58,970 for the nine months ended February 28, 1995 to give retroactive effect as if all indebtedness to be repaid pursuant to the Plan of Reorganization was so done as of June 1, 1993 and the $490 million of Notes had been outstanding for the full year ended May 31, 1994 and the nine months ended February 28, 1995. Borrowings under the Mid-State Trust IV Asset Backed Notes were assumed to increase during the period June 1, 1993 through November 30, 1994 proportionately with the comparable period increase in the outstanding economic balance of the instalment notes sold by Mid-State Homes to Mid-State Trust IV on March 16, 1995. Borrowings under the Mid-State Trust V Variable Funding Loan Agreement were based on 78% of Jim Walter Homes' credit sales during the three-month period December 1, 1994 through February 28, 1995. This time period is subsequent to the Mid-State Trust IV cut-off date for purchases of instalment notes from Mid-State Homes. No working capital borrowings were assumed under the Bank Revolving Credit Facility. Pro forma interest expense, however, includes letter of credit fees and unused working capital commitment fees.

(4) The provision for income taxes has been adjusted at the applicable statutory rates to give effect to the pro forma adjustments described above.

(5) Net loss per share has been computed based on the weighted average number of Common Shares outstanding (including 494,313 additional shares of Common Stock to be issued six months after the Effective Date of the Plan of Reorganization; see "Description of Capital Stock -- Future Stock Issuances").

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following data, insofar as it relates to each of the fiscal years 1990 through 1994, has been derived from annual financial statements, including the consolidated balance sheets at May 31, 1994 and 1993 and the related consolidated statements of operations and retained earnings (deficit) and of cash flows for the three years ended May 31, 1994 and notes thereto appearing elsewhere herein. The data for the nine months ended February 28, 1994 and 1995 has been derived from unaudited financial statements also appearing herein which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Results of operations for the nine months ended February 28, 1995 are not indicative of the results to be expected for the entire year. All of the information presented below should be read in conjunction with the Consolidated Financial Statements and related notes thereto, the Pro Forma Consolidated Financial Data and related notes thereto and the other information contained elsewhere in this Prospectus.

                                                                                                        Nine months ended
                                                             Years ended May 31,                          February 28,
                                         ---------------------------------------------------------- -----------------------
                                           1990(1)     1991(1)      1992       1993(3)      1994        1994         1995
                                         ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                                                       (Dollars in thousands)              (Unaudited)
            Summary of Operations:


              Sales and revenues  . . . $1,376,319   $1,326,397   $1,366,581  $1,318,986   $1,328,524   $ 985,030  $1,042,661
              Cost of sales (exclusive
               of depreciation)   . . .    858,334     826,455     891,882     804,411     845,061     623,357     682,930
              Interest and amortization
               of debt expense  . . . .    321,019     209,511     177,060     171,581     155,470     118,129     107,747
              Provision for income
               taxes  (credit)  . . . .    (10,809)     19,454      12,463      24,328      28,917      25,372      21,988
              Income (loss) before
               discontinued operations
               and cumulative effect of
               accounting change(1)(3)     (49,415)     20,632      22,342      46,594       7,175       9,066       6,120
              Net income (loss) . . . .    (68,915)     14,462      22,342     (58,014)      7,175       9,066       6,120
              Ratio of earnings from
               continuing operations to
               fixed charges(2)   . . .          --       1.19        1.18        1.39        1.22        1.28        1.24

            Additional Financial Data:
              Gross capital
              expenditures  . . . . . .    $60,920     $69,046     $68,349     $71,708     $69,831     $46,525     $52,163
              Net property, plant and
              equipment . . . . . . . .    694,157     683,777     664,622     663,040     657,863     655,975     647,257
              Total assets  . . . . . .  3,366,719   3,276,211   3,171,266   3,223,234   3,140,892   3,162,660   3,098,947
              Long term senior debt . .  1,192,062   1,073,919     948,782   1,046,971     871,970     907,504     784,815
              Liabilities subject to
               Chapter 11 proceedings    1,959,998   1,883,704   1,845,328   1,725,631   1,727,684   1,727,345   1,728,215
              Stockholders equity
              (deficit) . . . . . . . .   (265,958)   (253,282    (230,119)  (287,737)    (282,353)   (278,671)   (276,233)

              Employees at end of
              period  . . . . . . . . .      8,167       8,104       7,645      7,545        7,676       7,571       7,809


(1) The selected financial data reflects operations sold as discontinued operations.

(2) The ratio of earnings from continuing operations to fixed charges is computed by dividing the sum of income (loss) from continuing operations and fixed charges by fixed charges. Fixed charges consist of interest expense, amortization of debt expense and the portion (one-third) of rent expense deemed to represent interest. For the year ended May 31, 1990, the loss from continuing operations plus fixed charges was inadequate to cover fixed charges. The coverage deficiency was $61.2 million. On a pro forma basis for the fiscal year ended May 31, 1994 and the nine months ended February 28, 1995, after giving effect to the Plan of Reorganization and the related transactions as if they had occurred as of June 1, 1993, the loss from continuing operations plus fixed charges would have been inadequate to cover fixed charges. The coverage deficiencies would have been $29.4 million and $17.0 million, respectively. See "Prospectus Summary -- Summary Pro Forma Consolidated Financial Data."

(3)  The Company adopted FAS 106 and FAS 109 during fiscal year 1993.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

     This discussion should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto, particularly the "Segment Information" on pages F-38 to F-39 and F-43 to F-44, which presents sales and operating income by operating group, and the Company's Pro Forma Consolidated Financial Data and the notes thereto.

     The Company's results of operations do not reflect the consummation of the Plan of Reorganization and the transactions contemplated thereby. Accordingly, the future results of operations of the Company will generally not be comparable to the periods discussed below due to the Chapter 11 Cases and the effects of the Plan of Reorganization, the transactions contemplated thereby and related financings. See "Pro Forma Consolidated Financial Data."

Results of Operations

     Nine Months ended February 28, 1995 and 1994. Net sales and revenues for the nine months ended February 28, 1995 increased $57.6 million, or 5.9%, over the prior year period, with a 5.1% increase in volume and a .8% increase in pricing and/or mix. The increase in net sales and revenues was the result of improved sales and revenues in the Building Materials, Industrial Products and Water and Waste Water Transmission Products Groups, partially offset by lower sales and revenues in the Homebuilding and Related Financing and Natural Resources Groups.

     Building Materials Group sales and revenues were $5.7 million, or 13.7%, greater than the prior year period. The increase resulted from improved sales volumes and prices for window components and metal building and foundry products. The Group incurred an operating loss of $3.5 million compared to operating income of $700,000 in the 1994 period. The loss for the nine months ended February 28, 1995 was largely the result of higher manufacturing costs in the window components business due to increased raw material costs, especially aluminum, a major raw material component, and costs associated with the consolidation and relocation during 1995 of the JW Window Components Inc.'s Hialeah, Florida and Columbus, Ohio operations to Elizabethton, Tennessee. In addition, increased manufacturing costs for metal building products, which resulted in slightly lower operating income, were the result of higher raw material costs, primarily scrap metal, and reduced efficiencies, including startup problems associated with the relocation of the Vestal Manufacturing Company's steel fabrication operation in May 1994.

     Industrial Products Group sales and revenues were $35.3 million, or 27.4%, ahead of the prior year period. Increased sales volumes of aluminum foil and sheet products, foundry coke, chemicals. industrial castings, patterns and tooling and resin coated sand and higher selling prices for aluminum foil and sheet products and furnace coke were partially offset by lower sales volumes of furnace coke and slag wool. The Group's operating income of $9.4 million was $2.0 million greater than the prior year period. The improved performance resulted from the sales increases and higher gross profit margins for furnace coke, chemicals and industrial castings, partially offset by reduced margins for foundry coke, slag wool, patterns and tooling and resin coated sand.

     Water and Waste Water Transmission Products Group sales and revenues were $39.0 million, or 15.9%, ahead of the prior year period. The increase was the result of higher sales volumes and prices for ductile iron pressure pipe, fittings and valves and hydrants. The order backlog for pressure pipe at February 28, 1995 was 158,251 tons, which represents shipments in excess of three months, compared to 131,413 tons at February 28, 1994. Operating income of $21.7 million exceeded the prior year period by $5.7 million. The effect of higher sales volumes and pricing on this highly capital intensive product group was the primary reason for the substantially higher percentage increase in operating profits, but was partially offset by higher raw material prices, especially scrap, a major raw material component.

     Homebuilding and Related Financing Group sales and revenues were $14.6 million, or 4.6%, below the prior year period. This performance reflects a 6.0% decrease in the number of homes sold, from 3,338 units in

1994 to 3,138 units in 1995, partially offset by an increase in the average selling price per home sold from $38,100 in 1994 to $39,900 in 1995. The decrease in unit sales reflects continuing strong competition in virtually every Jim Walter Homes sales region. The higher average selling price in 1995 principally reflects a smaller percentage of the lower priced affordable line homes sold. Jim Walter Homes' backlog at February 28, 1995 was 1,678 units (all of which are expected to be completed within the following twelve months) compared to 1,764 units at February 28, 1994. In addition, time charge income (revenues received from Mid-State Homes' instalment note portfolio) decreased from $176.4 million in 1994 to $165.9 million in 1995. The decrease in time charge income is attributable to a reduction in the total number of accounts and lower payoffs received in advance of maturity, partially offset by an increase in the average balance per account in the portfolio. The Group's operating income of $58.2 million was $15.7 million below the prior year period. This decrease resulted from the lower number of homes sold, reduced homebuilding gross profit margins resulting from discounts related to sales promotions on certain models and the decrease in time charge income, partially offset by the increase in average selling price per home sold and lower interest expense in 1995 ($94.6 million) as compared to that incurred in 1994 ($97.5 million).

     Natural Resources Group sales and revenues were $9.3 million, or 3.8%, below the 1994 period. The decrease resulted from lower sales prices for coal and methane gas and decreases in outside coal, gas and timber royalty income, partially offset by greater coal and methane gas sales volumes and a $6.1 million gain from the sale of certain excess real estate. A total of 4.99 million tons of coal was sold in the 1995 period versus 4.91 million tons in the 1994 period, a 1.6% increase. The increase in tonnage sold was the result of increased shipments to Alabama Power Company ("Alabama Power") and certain export customers, partially offset by lower shipments to Japanese steel mills. Increased shipments to Alabama Power were the result of a new agreement signed May 10, 1994 (the "New Alabama Power Contract") for the sale and purchase of coal, replacing the 1979 contract and the 1988 amendment thereto. See "Business and Properties -- Jim Walter Resources." Under the New Alabama Power Contract, Alabama Power will purchase 4.0 million tons of coal per year from Jim Walter Resources during the period July 1, 1994 through August 31, 1999. In addition, Jim Walter Resources will have the option to extend the New Alabama Power Contract through August 31, 2004, subject to mutual agreement on the market pricing mechanism and certain other terms and conditions of such extension. The New Alabama Power Contract has a fixed price subject to an escalation based on the Consumer Price Index or another appropriate published index and adjustments for government impositions and quality. The New Alabama Power Contract includes favorable modifications of specification, shipping deviations and changes in transportation arrangements. The average price per ton of coal sold decreased $3.46 from $45.45 in the 1994 period to $41.99 in 1995 due to lower prices realized on shipments to Alabama Power, the Japanese steel mills and certain export customers. Blue Creek Mine No. 5 ("Mine No. 5") was shutdown from November 17, 1993 through December 16, 1993 and from early April 1994 until May 16, 1994 as a result of spontaneous combustion heatings. Representatives of Jim Walter Resources, the Mine Safety and Health Administration ("MSHA"), Alabama State Mine Inspectors and the United Mine Workers of America ("UMWA") agreed that the longwall coal panel being mined in Mine No. 5 at the time the spontaneous heating recurred in April 1994 would be abandoned and sealed off. Development mining for the two remaining longwall coal panels in this section of the mine resumed on May 16, 1994 and mining on the first longwall panel resumed on January 17, 1995. Production was adversely impacted until such date; however, a portion of the increased costs will be recovered from business interruption insurance. Operating income of $13.9 million exceeded the prior year period by $6.9 million. The improved performance principally resulted from the gain on the sale of certain excess real estate and increased sales volumes of coal and methane gas, partially offset by decreases in selling prices for coal and methane gas, lower outside coal, gas and timber royalty income and slightly higher costs per ton of coal produced.

     Cost of sales, exclusive of depreciation, of $682.9 million was 80.5% of net sales versus $623.4 million and 79.0% in the 1994 period. The cost of sales percentage increase was primarily the result of lower gross profit margins on home sales, foundry coke, slag wool, patterns and tooling, resin coated sand, window components and metal building products, partially offset by improved margins for pipe products, furnace coke, chemicals and industrial castings.

     Selling, general and administrative expenses (exclusive of postretirement health benefits) of $97.8 million were 9.4% of net sales and revenues in the 1995 period versus $94.7 million and 9.6% in 1994.

     Chapter 11 costs of $19.8 million were $8.9 million greater than the prior period due to the filing of the various plans of reorganization (the Company and creditors each filing several amended plans of reorganization preceding the Plan of Reorganization), printing, mailing and noticing costs associated with the various plans of reorganization and litigation relating to the various plans of reorganization. See "Certain Risk Factors -- Accounting Presentation."

     Interest and amortization of debt discount and expense decreased $10.4 million. The decrease was principally the result of reductions in the outstanding debt balances on the Mortgage-Backed Notes and Mid-State Trust III Asset Backed Notes (see "Business and Properties -- Mid-State Homes" and Note 5 of Notes to Financial Statements) and lower amortization of debt discount and expense, partially offset by higher interest rates. Interest in the amount of $847.1 million ($122.8 million in the nine months ended February 28, 1995 and 1994) on unsecured obligations has not been accrued in the consolidated financial statements since the date of the filing of petitions for reorganization. This amount is based on the balances of the unsecured debt obligations and their interest rates as of December 27, 1989 and does not consider fluctuations in the level of short-term debt and interest rates and the issuance of commercial paper that would have occurred to meet the working capital requirements of the Homebuilding and Related Financing Group.

     On August 10, 1993, the Omnibus Budget Reconciliation Act of 1993 was signed into law raising the federal corporate income tax rate to 35% from 34%, retroactive to January 1, 1993. The provision for income taxes for the 1994 period included federal income taxes at the 35% statutory rate. In addition, FAS 109 requires that deferred tax liabilities and assets be adjusted in the period of enactment for the effect of an enacted change in tax laws or rates. The Company estimated that such one-time charge was $2.5 million and such amount was included in the provision for deferred income taxes in the 1994 period.

     The net income for the nine months ended February 28, 1995 was $6.120 million as compared to $9.066 million in the 1994 period reflecting all of the previously mentioned factors as well as the impact of slightly higher postretirement health benefits, partially offset by greater Chapter 11 interest income that resulted from increased short-term investments available for operations.

     Years ended May 31, 1994 and 1993. Net sales and revenues for the year ended May 31, 1994 were $9.5 million, or .7%, greater than the prior year. The improved performance was the result of increased pricing and/or product mix as sales volumes were level with the prior year. The increase in net sales and revenues resulted from improved sales and revenues in the Homebuilding and Related Financing, Building Materials, Industrial Products and Water and Waste Water Transmission Products Groups, partially offset by lower sales and revenues in the Natural Resources Group.

     Homebuilding and Related Financing Group sales and revenues were $5.2 million, or 1.2%, greater than the prior year. This performance reflects a 3.5% increase in the average selling price per home sold from $37,000 in 1993 to $38,300 in 1994, which was more than offset by a 9.5% decrease in the number of homes sold, from 4,784 units in 1993 to 4,331 units in 1994. The higher average selling price in 1994 reflects a price increase instituted on April 1, 1993 to compensate for higher lumber costs and a greater percentage of "90% complete" homes sold this year versus last year. The decrease in unit sales reflects continuing strong competition in virtually every Jim Walter Homes sales region. Jim Walter Homes' backlog at May 31, 1994 was 2,065 units (all of which are expected to be completed prior to the end of fiscal 1995) compared to 1,831 units at May 31, 1993. Time charge income (revenues received from Mid-State Home's instalment note portfolio) increased from $218.7 million in 1993 to $238.1 million in 1994. The increase in time charge income is attributable to increased payoffs received in advance of maturity and to an increase in the average balance per account in the portfolio. The Group's operating income of $102.0 million exceeded the prior year period by $13.1 million. This improvement resulted from the increase in the average selling price per home sold, the higher time charge income and lower interest expense in 1994 ($128.8 million) compared to that incurred in 1993 ($137.9 million), partially offset by the lower number of homes sold, reduced homebuilding gross profit margins and higher selling, general and administrative expenses. The lower gross profit margins were the result of higher average lumber prices, the effect of discounts relating to sales promotions on certain models instituted during the period February 1994 through May 1994 and the decision in October 1992 to reduce gross profit margins on five smaller basic shelter homes to generate additional sales.

     Building Materials Group sales and revenues were $4.6 million, or 8.9%, greater than the prior year. The increase principally resulted from improved sales prices and volumes for window components and greater metal building and foundry products sales volumes. The Group's operating income of $2.1 million was $280,000 below the prior year. The lower performance was the result of the increased manufacturing costs in the window components and metal building and foundry businesses, partially offset by the increased sales.

     Industrial Products Group sales and revenues were $9.1 million, or 5.3%, ahead of the prior year. Increased sales volumes of aluminum foil, foundry coke, castings, resin coated sand and chemicals and higher selling prices for furnace coke were partially offset by lower sales volumes of slag wool and patterns and tooling and lower selling prices for aluminum foil and sheet. The Group's operating income of $11.9 million was $1.9 million greater than the prior year. The improved performance resulted from the sales increase and higher gross profit margins for furnace coke and slag wool, partially offset by reduced margins for chemicals, foundry coke, castings, resin coated sand and patterns and tooling.

     Water and Waste Water Transmission Products Group sales and revenues were $24.4 million, or 7.6%, ahead of the prior year. The increase was the result of higher selling prices and volumes for ductile iron pressure pipe and valves and hydrants and increased selling prices for fittings, partially offset by lower fittings volume. The order backlog of pressure pipe at May 31, 1994 was 111,907 tons, which represents approximately three months shipments, compared to 121,173 tons at May 31, 1993. Operating income of $25.5 million exceeded the prior year period by $10.6 million. The improved performance resulted from the increased sales prices and volumes, partially offset by higher raw material costs, especially scrap, a major raw material component.

     Natural Resources Group sales and revenues were $31.6 million, or 9.0%, below the prior year. The decrease resulted from lower sales volumes and prices for coal and reduced methane gas selling prices, partially offset by increased methane gas sales volume and an increase in outside gas and timber royalty income. A total of 6.56 million tons of coal was sold in 1994 versus 7.18 million tons in 1993. The decrease in tonnage sold was the result of lower shipments to Alabama Power and Japanese steel mills. Reduced shipments to Alabama Power were the result of an agreement reached with Alabama Power to ship reduced tonnage for the contract year ending June 30, 1994 (see "Business and Properties--Jim Walter Resources"). The average price per ton of coal decreased 1.6%, from $44.84 in 1993 to $44.13 in 1994, due to lower prices realized on shipments to Japanese steel mills and other export customers. Mine No. 5 was shut down from November 17, 1993 through December 16, 1993 as a precautionary measure as a result of air monitoring tests detecting evidence of spontaneous combustion heatings in a section of the mine. Mine No. 5 was shut down for a substantial portion of the period from July 9, 1990 through September 16, 1990 when a similar problem occurred. The heatings were a result of pyritic sulfur concentrations occurring in the coal seam being exposed to air. Representatives of Jim Walter Resources, MSHA, Alabama State Mine Inspectors and the UMWA investigated the problem. Because the area of the suspected heatings was inaccessible, a decision was made to drill vertical holes from the surface and flood the area with combinations of water, carbon dioxide, foam and cementitious mixtures to neutralize the spontaneous combustion heatings. MSHA approved the resumption of operations at the mine on December 17, 1993. In early April 1994 the spontaneous heatings recurred and the mine was shut down. Representatives of Jim Walter Resources, MSHA, Alabama State Mine Inspectors and the UMWA agreed that the longwall coal panel being mined at the time the spontaneous heatings recurred would be abandoned and sealed off. Development mining for the two remaining longwall coal panels in this section of the mine resumed on May 16, 1994 and mining on the first longwall panel resumed on January 17, 1995. Production was adversely impacted until such date; however a portion of the increased costs will be recovered from business interruption insurance. The Group incurred an operating loss of $1.2 million in 1994 compared to operating income of $50.8 million in 1993. The lower performance reflects the decrease in sales volumes and prices for coal, lower methane gas selling prices, reduced coal mining productivity as a result of various geological problems in all mines during portions of the year which resulted in higher costs per ton of coal produced and idle plant costs of $5.7 million associated with the Mine No. 5 shut downs, all of which more than offset the effect of increased methane gas sales volumes and greater outside gas and timber royalty income.

     Cost of sales in fiscal 1994, exclusive of depreciation, of $845.1 million was 79.1% of net sales versus $804.4 million and 75.0% in fiscal 1993. The cost of sales percentage increase was primarily the result of lower gross profit margins on home sales, coal, chemicals, foundry coke, industrial castings, resin coated sand, patterns and tooling, window components and metal building and foundry products, partially offset by improved margins on furnace coke, slag wool and pipe products.

     Selling, general and administrative expenses (exclusive of postretirement health benefits) of $127.9 million were 9.6% of net sales and revenues in 1994 versus $124.6 million and 9.4% in 1993.

     The Company adopted Statement of FAS 106 in 1993 (see Note 11 of Notes to Financial Statements). Upon adoption the Company elected to record the transition obligation of $166.4 million pre-tax ($104.6 million after tax) as a one time charge against earnings rather than amortize it over a longer period. The annual accrual for postretirement health benefit costs in 1994 was $25.6 million versus $23.5 million in 1993.

     Interest and amortization of debt discount and expense decreased $16.1 million. The decrease was principally the result of reductions in the outstanding debt balances on the Mortgage-Backed Notes and Mid-State Trust III Asset Backed Notes (see "Business and Properties -- Mid-State Homes" and Note 5 of Notes to Financial Statements) and lower amortization of debt discount and expense, partially offset by higher interest rates. Interest in the amount of $724.3 million ($163.7 million in the current year) on unsecured obligations has not been accrued in the Consolidated Financial Statements since the date of the filing of petitions for reorganization. This amount is based on the balances of the unsecured debt obligations and their interest rates as of December 27, 1989 and does not consider fluctuations in the level of short-term debt and interest rates and the issuance of commercial paper that would have occurred to meet the working capital requirements of the Homebuilding and Related Financing Group (see Notes 2, 3 and 5 of Notes to Financial Statements).

     Amortization of excess of purchase price over net assets acquired (goodwill) increased $9.1 million. The income resulted from adjustments to amortization of the goodwill due to greater payoffs received in advance of maturity on the instalment note portfolio (see Note 1 of Notes to Financial Statements).

     On August 10, 1993, the Omnibus Budget Reconciliation Act of 1993 was signed into law raising the federal corporate income tax rate to 35% from 34%, retroactive to January 1, 1993. The effect of the rate change resulted in a $2.8 million charge to deferred tax expense. The rate change effect combined with reduced percentage depletion and increased amortization of goodwill (both permanent book/tax differences) resulted in an effective tax rate of 80.1% in 1994 versus an effective tax rate of 34.3% in 1993.

     The net income for fiscal 1994 and the net loss for fiscal 1993 reflects all of the previously mentioned factors as well as the $4.5 million increase in Chapter 11 costs, partially offset by slightly higher interest income from Chapter 11 proceedings. The increase in Chapter 11 costs was due to the Veil Piercing Litigation and the filing of two amended plans of reorganization (see Notes 2 and 10 of Notes to Financial Statements).

     Years ended May 31, 1993 and 1992. As previously mentioned, the Company adopted FAS 106 in 1993. Accordingly, operating income presented in the "Segment Information" includes postretirement health benefits of $23.5 million in 1993. However, for purposes of the following discussion of results of operations for the years ended May 31, 1993 and 1992, the fiscal 1993 operating income referred to in each business segment excludes such postretirement health benefits expenses (hereinafter referred to as "1993 adjusted operating income").

     Net sales and revenues for the year ended May 31, 1993 decreased $47.6 million, or 3.5%. A 5.9% decrease in volume was partially offset by a 2.4% increase in price and/or product mix. The decrease in net sales and revenues resulted from lower sales and revenues in the Water and Waste Water Transmission Products and Natural Resources Groups, partially offset by improved sales in the Homebuilding and Related Financing, Building Materials and Industrial Products Groups.

     Water and Waste Water Transmission Products Group sales and revenues were $3.7 million, or 1.1%, below the prior year. The decrease was basically the result of lower ductile iron pressure pipe sales volume due to continued weak construction activity and rehabilitation work, partially offset by improved selling prices. The order backlog of pressure pipe at May 31, 1993 was 121,173 tons compared to 121,956 tons at May 31, 1992. The 1993 adjusted operating income of $19.1 million was $5.4 million below the prior year. The effect of lower ductile iron pressure pipe sales volume on this highly capital intensive product group was the primary reason for the decline in operating profit, which was partially offset by lower scrap costs (a major raw material component), improved selling prices, and reduced selling, general and administrative expenses (due principally to legal and settlement costs in 1992 associated with a lawsuit filed by the City of Atlanta).

     Natural Resources Group sales and revenues were $68.3 million, or 16.3%, below the prior year. The decrease was the result of lower coal shipments and a decrease in outside coal royalties, partially offset by higher average selling prices for coal and methane gas and greater methane gas sales volume. A total of
7.18 million tons of coal was sold in 1993 versus 9.18 million tons in 1992, a 22% decrease. On June 17, 1992 a major production hoist accident occurred at Blue Creek Mine No. 3 ("Mine No. 3") causing extensive damage. The mine did not resume production until August 31, 1992. The hoist accident resulted in a mutually agreed postponement of shipments of 400,000 tons to Alabama Power from the period July through September 1992 to the period January through June 1993. Fiscal 1992 tonnage shipments to Alabama Power were favorably impacted by a separate lower selling price short-term contract for 964,000 tons. Shipments to the Japanese steel mills and other export customers were also below the prior year due to the hoist accident and an April 1992 workforce reduction which reduced production tonnage available for sale. The average price per ton of coal sold increased 4.9%, from $42.76 in 1992 to $44.84 in 1993. The higher price realization in 1993 was the result of coal shipped to Alabama Power in 1992 under the previously mentioned separate lower selling price short-term contract, partially offset by lower selling prices to the Japanese and other export customers in 1993. The Group's 1993 adjusted operating income of $64.2 million exceeded the prior year by $48.2 million. The improved performance resulted from the increased coal and methane gas selling prices, higher methane gas sales volume, lower selling, general and administrative expenses and improved mining productivity, including the effect of the April 1992 workforce reduction, which resulted in lower costs per ton of coal produced, partially offset by the reduced coal sales volume and the decrease in outside coal royalties. Prior year results were also adversely impacted by severance, vacation pay and ongoing medical benefits associated with the April 1992 workforce reduction ($6.2 million), accelerated depreciation on the remaining assets at a previously closed small coal mine ($5.6 million) and idle plant costs associated with a three-week shutdown of Blue Creek Mine No. 4 ("Mine No. 4") due to an accident which damaged the production hoist ($4.4 million) and wildcat strikes by the UMWA ($2.4 million) in August 1991.

     Homebuilding and Related Financing Group sales and revenues were $10.3 million, or 2.5%, greater than 1992. This performance reflects a 6.9% increase in the average selling price per home sold from $34,600 in 1992 to $37,000 in 1993, which was more than offset by a 9.8% decrease in the number of homes sold, from 5,305 units in 1992 to 4,784 units in 1993. The increase in average selling price in 1993 was attributable to higher average prices realized on both the standard line and the larger sized Regency homes combined with a greater percentage of Regency homes sold. The decrease in unit sales reflected strong competition in virtually every Jim Walter Homes sales region and 1993 having a one-week shorter sales period than 1992. Jim Walter Homes' backlog at May 31, 1993 was 1,831 units compared to 1,637 units at May 31, 1992. Time charge income (revenues received from Mid-State Homes' instalment note portfolio) increased from $195.0 million in 1992 to $218.7 million in 1993. The increase in time charge income was attributable to the growth of the mortgage portfolio, increased payoffs received in advance of maturity and new mortgages having a higher yield than the older paying out. The Group's 1993 adjusted operating income of $90.9 million exceeded the prior year by $8.2 million. This improvement resulted from the increase in average selling price per home sold, the higher time charge income and lower selling, general and administrative expenses, partially offset by the lower number of homes sold, reduced homebuilding gross profit margins (due principally to the sales of the larger sized, lower margin Regency homes and increased lumber prices) and slightly higher interest expense in 1993 ($137.9 million) as compared to that incurred in 1992 ($137.0 million). Lumber prices rose from $259 per thousand board feet in June 1992 to a high of $506 in March 1993 and ended the year at $325. A price increase was instituted effective April 1, 1993 to compensate for these increased costs.

     Building Materials Group sales and revenues were $4.7 million, or 9.9%, ahead of the prior year. The increase resulted from improved window components and metal building and foundry products sales volumes, partially offset by lower overall sales prices and/or mix. The Group's 1993 adjusted operating income of $2.8 million was $474,000 greater than the prior year as the increased sales volumes and improved operating efficiencies in the metal building and foundry business more than offset the lower selling prices and increased manufacturing costs in the window components business.

     Industrial Product Group sales and revenues were $6.5 million, or 4.0%, greater than the prior year. Increased sales volumes of foundry coke, chemicals, castings and aluminum foil were partially offset by lower sales volumes of aluminum sheet, resin coated sand, patterns and tooling, furnace coke and slag wool and lower selling prices for aluminum foil and sheet, furnace coke, resin coated sand and patterns and tooling. The Group's 1993 adjusted operating income of $12.8 million exceeded the prior year by $1.6 million. The improved performance was the result of the increased sales volumes and improved gross profit margins for castings, partially offset by lower margins for chemicals, resin coated sand and patterns and tooling.

     Cost of sales, exclusive of depreciation, of $804.4 million was 75.0% of net sales versus $891.9 million and 78.3% in 1992. The cost of sales percentage decrease was primarily the result of improved gross profit margins on coal, metal building and foundry products and industrial castings, partially offset by lower margins on home sales, ductile iron pressure pipe, chemicals, resin coated sand and patterns and tooling. Results in 1992 were adversely affected by the impact of charges resulting from the previously mentioned Jim Walter Resources mining operations workforce reduction and idle plant costs associated with the wildcat strikes by the UMWA.

     Selling, general and administrative expenses of $124.6 million were 9.4% of net sales and revenues in 1993 as compared to $129.4 million and 9.5% in 1992. Expenses in 1992 were adversely impacted by legal and settlement costs associated with a lawsuit filed by the City of Atlanta.

     As previously mentioned, the Company adopted FAS 106 in 1993. Upon adoption, the Company elected to record the transition obligation of $166.4 million pre-tax ($104.6 million after tax) as a one time charge against earnings rather than amortize it over a longer period. The annual accrual under the new accounting method amounted to $23.5 million in the year ended May 31, 1993. See
Note 11 of the Notes to Financial Statements.

     Interest and amortization of debt discount and expense decreased $5.5 million. The decrease was the result of lower outstanding debt balances on secured obligations (see Notes 2, 3 and 5 of Notes to Financial Statements) and lower interest rates, partially offset by greater amortization of debt discount and expense. Interest in the amount of $560.6 million ($163.7 million in 1993) on unsecured obligations has not been accrued in the Company's Consolidated Financial Statements since the date of the filing of petitions for reorganization. This amount is based on the balances of the unsecured debt obligations and their interest rates as of December 27, 1989 and does not consider fluctuations in the level of short-term debt and interest rates and the issuance of commercial paper that would have occurred to meet the working capital requirements of the Homebuilding and Related Financing Group (see Notes 2, 3 and 5 of Notes to Financial Statements).

     The net loss for 1993 and the net income for 1992 reflects all of the previously mentioned factors as well as the impact of a slightly lower effective income tax rate (see Note 6 of Notes to Financial Statements) and slightly higher interest income from Chapter 11 proceedings, partially offset by a $4.6 million increase in Chapter 11 costs.

Financial Condition

     On December 27, 1989, the Company and 31 of its subsidiaries each filed a voluntary petition for reorganization under Chapter 11 with the Bankruptcy Court. On December 3, 1990, one additional subsidiary also filed a voluntary petition for reorganization under Chapter 11 with the Bankruptcy Court. Two other subsidiaries, Cardem Insurance and J.W. Railroad, did not file petitions for reorganization under Chapter 11. The filing of the voluntary petitions resulted from a sequence of events stemming primarily from an inability of the Company's interest reset advisors to reset interest rates on approximately $624 million of outstanding indebtedness, which indebtedness by its terms required that the interest rates thereon be reset to the rate per annum such indebtedness should bear in order to have a bid value of 101% of the principal amount thereof as of December 2, 1989. The reset advisors' inability to reset the interest rates was primarily attributable to two factors: (i) uncertainties arising from the then pending Veil Piercing Litigation, including the possibility either that such litigation would lead to the prohibition of further asset sales and debt repayment or that substantial new asbestos-related claims might become assertible against the Company, which uncertainties materially hindered the ability of the Company and its subsidiaries to pursue a refinancing or sell assets to reduce debt, and (ii) general turmoil in the high yield bond markets at such time depressed the bid value of such notes.

     On March 17, 1995, the Company and 32 of its subsidiaries emerged from bankruptcy. Pursuant to the Plan of Reorganization, the Company has repaid or will repay substantially all of its unsecured claims and senior and subordinated indebtedness subject to the Chapter 11 Cases as follows:

- -    Trade Creditors received 75% of their allowed claims in cash following the
     Effective Date of the Plan of Reorganization and are entitled to receive the remaining 25% six months following the Effective Date of the Plan of Reorganization with additional interest for such period at the prime rate;

- -    Revolving Credit and Working Capital bank claims and Series B and C Senior
     Note claims received a combination of cash and Common Stock following the Effective Date of the Plan of Reorganization;

- -    Unsecured bondholders are entitled to receive following the Effective Date of the Plan of Reorganization a combination of cash, Notes and Common Stock having an aggregate value equal to their prepetition claims. Pre-LBO bondholders received following the Effective Date of the Plan of Reorganization additional Common Stock having an aggregate value equal to $11.3 million in settlement of the Fraudulent Conveyance Lawsuit.

     A substantial controversy exists with regard to federal income taxes allegedly owed by the Company. Proofs of claim have been filed by the IRS in the aggregate amount of $186,866,715 with respect to fiscal years ended August 31, 1980, August 31, 1983 through August 31, 1987, and May 31, 1988 (nine months) through May 31, 1991. Objections to the proofs of claim have been filed by the Company and the various issues are being litigated in the Bankruptcy Court. The Company believes that such proofs of claim are substantially without merit and intends to defend such claims against the Company vigorously.

      See "Capitalization" for the consolidated capitalization of the Company and its subsidiaries as of February 28, 1995, as adjusted on a pro forma basis to reflect financings consummated in March 1995 and all of the distributions and adjustments required by the Plan of Reorganization.

     For a description of Mid-State Trusts II, III and IV, see "Business and Properties -- Mid-State Homes."

     The assets of Mid-State Trusts II, III and IV are not available to satisfy claims of general creditors of Mid-State Homes, the Company and its subsidiaries. The liabilities of Mid-State Trusts II, III and IV for their publicly issued debt are to be satisfied solely from proceeds of the underlying instalment notes and are nonrecourse to Mid-State Homes and the Company and its subsidiaries.

     On February 27, 1995, Mid-State Homes established Mid-State Trust V to provide temporary financing to Mid-State Homes for its current purchases of instalment notes and mortgages from Jim Walter Homes. As of March 3, 1995, Mid-State Trust V entered into a Variable Funding Loan Agreement (the "Variable Funding Loan Agreement") with Enterprise Funding Corporation, an affiliate of NationsBank N.A., as lender, and NationsBank N.A. (Carolinas), as Administrative Agent. The agreement provides for a three-year $500,000,000 credit facility secured by the instalment notes and mortgages purchased by Mid-State Trust V from Mid-State Homes. It is contemplated that the facility will be an evergreen three-year facility with periodic paydowns from the proceeds of permanent financings similar to those done by Mid-State Trusts II, III and IV. See "Business and Properties -- Mid-State Homes."

     The Notes were issued by the Company pursuant to the Plan of Reorganization as part of the distribution made in payment of claims of holders of certain unsecured indebtedness of the Company and certain of its subsidiaries. See "Description of Notes."

     The Company and certain of its subsidiaries have entered into the Bank Revolving Credit Facility, providing up to $150 million at any time outstanding for working capital needs with a sublimit for trade and standby letters of credit in an amount not in excess of $40 million and a sub-facility for swingline advances in an amount not in excess of $15 million. See "Description of Certain Other Indebtedness -- Bank Revolving Credit Facility."

      The Notes, the Bank Revolving Credit Facility and the Variable Funding Loan Agreement contain many restrictive and financial covenants, including restrictions on additional borrowings, dividends, capital expenditures, minimum earnings before interest, taxes, depreciation and amortization expense, leverage ratios, interest coverage and other matters.

Liquidity and Capital Resources

     The Company normally uses its cash flows for three principal purposes: (1) for working capital requirements; (2) for capital expenditures for expansion of existing businesses, productivity improvement, cost reduction and replacements necessary to maintain the business; and (3) to provide a return to lenders and stockholders.

     Working capital is required to fund adequate levels of inventories and accounts receivable. Commitments for capital expenditures at February 28, 1995 are not material; however it is estimated that gross capital expenditures of the Company and its subsidiaries for the year ending May 31, 1995 will approximate $82 million.

     Because the Company's operating cash flow is significantly influenced by the general economy and, in particular, the level of construction, prior results should not necessarily be used to predict the Company's liquidity, capital expenditures, investment in instalment notes receivable or results of operations. The Company believes that the Mid-State Trust V Variable Funding Loan Agreement will provide Mid-State Homes with the funds needed to purchase the instalment notes and mortgages generated by Jim Walter Homes. It is contemplated that one or more permanent financings similar to the Mid-State Trusts II, III and IV financings will be required over the next four years in order to repay borrowings under the Variable Funding Loan Agreement. The Company also believes that under present operating conditions sufficient operating cash flow will be generated through fiscal year 1999 to make all required interest and principal payments and planned capital expenditures and meet substantially all operating needs and that amounts available under the Bank Revolving Credit Facility will be sufficient to meet peak operating needs. However, it is currently anticipated that sufficient operating cash flow will not be generated to repay at maturity the principal amount of the Notes without refinancing a portion of such debt or selling assets. No assurance can be given that any refinancing will take place or that such sales of assets can be consummated.

Selected Quarterly Data

     The following tables set forth quarterly unaudited financial data for fiscal years 1993 and 1994 and for the first three quarters of fiscal year 1995:


                                                                                    Fiscal Year 1993
                                                                                 For the quarters ended
                                                             ---------------------------------------------------------------
                                                             Aug. 31, 1992    Nov. 30, 1992   Feb. 28, 1993    May 31, 1993
                                                             --------------- --------------- --------------- ---------------
                                                                                 (Dollars in thousands)
                                                                                       (Unaudited)
            Summary of Operations:
              Sales and revenues  . . . . . . . . . . . . .    $ 326,839        $ 338,268       $ 306,002       $ 347,877
              Cost of sales (exclusive of depreciation) . .      198,959          211,307         186,451         207,694
              Interest and amortization of debt expense . .       42,802           42,507          41,930          44,342
              Provision for income taxes  . . . . . . . . .        9,739            8,305           4,223           2,061
              Income before cumulative effect of
               accounting change(1)   . . . . . . . . . . .        8,455            6,133           6,030          25,976
              Net income (loss) . . . . . . . . . . . . . .      (96,153)           6,133           6,030          25,976

            Additional Financial Data:
              Total assets  . . . . . . . . . . . . . . . .   $3,254,952       $3,229,182      $3,219,923      $3,223,234
              Long-term senior debt . . . . . . . . . . . .    1,157,964        1,118,696       1,077,694       1,046,971
              Liabilities subject to Chapter 11
               proceedings  . . . . . . . . . . . . . . . .    1,724,616        1,724,868       1,725,014       1,725,631
              Stockholders equity (deficit) . . . . . . . .     (326,272)        (320,139)       (314,109)       (287,737)



                                                                                    Fiscal Year 1994
                                                                                 For the quarters ended
                                                             ---------------------------------------------------------------
                                                             Aug. 31, 1993    Nov, 30, 1993   Feb. 28, 1994    May 31, 1994
                                                             --------------- --------------- --------------- ---------------
                                                                                 (Dollars in thousands)
                                                                                       (Unaudited)
            Summary of Operations:
              Sales and revenues  . . . . . . . . . . . . .    $ 333,770        $ 341,768       $ 309,492       $ 343,494
              Cost of sales (exclusive of depreciation) . .      212,716          213,010         197,631         221,704
              Interest and amortization of debt expense . .       40,112           40,375          37,642          37,341
              Provision for income taxes  . . . . . . . . .       10,390            9,659           5,323           3,545
              Net income (loss) . . . . . . . . . . . . . .        1,392            6,817             857          (1,891)

            Additional Financial Data:
              Total assets  . . . . . . . . . . . . . . . .   $3,198,288       $3,193,505      $3,162,660      $3,140,892
              Long-term senior debt . . . . . . . . . . . .    1,003,240          958,670         907,504         871,970
              Liabilities subject to Chapter 11
               proceedings  . . . . . . . . . . . . . . . .    1,725,952        1,726,421       1,727,345       1,727,684
              Stockholders equity (deficit) . . . . . . . .     (286,345)        (279,528)       (278,671)       (282,353)

                                                                                        Fiscal Year 1995
                                                                                     For the quarters ended
                                                                     -------------------------------------------------------
                                                                       Aug. 31, 1994      Nov. 30, 1994      Feb. 28, 1995
                                                                     ------------------------------------ ------------------
                                                                                     (Dollars in thousands)
                                                                                           (Unaudited)
            Summary of Operations:
              Sales and revenues  . . . . . . . . . . . . . . . . .      $ 340,640          $ 363,330          $ 338,691
              Cost of sales (exclusive of depreciation) . . . . . .        224,119            237,737            221,074
              Interest and amortization of debt expense . . . . . .         36,463             36,290             34,994
              Provision for income taxes  . . . . . . . . . . . . .          6,857              9,109              6,022
              Net income (loss) . . . . . . . . . . . . . . . . . .          1,433              4,920              (233)

            Additional Financial Data:
              Total assets  . . . . . . . . . . . . . . . . . . . .     $3,107,659         $3,009,803         $3,098,947
              Long-term senior debt . . . . . . . . . . . . . . . .        841,254            812,547            784,815
              Liabilities subject to Chapter 11 proceedings . . . .      1,727,889          1,727,279          1,728,215
              Stockholders equity (deficit) . . . . . . . . . . . .       (280,920)          (276,000)          (276,233)



(1) The Company adopted FAS 106 and FAS 109 during the first quarter of fiscal year 1993.

                             BUSINESS AND PROPERTIES

General

     The Company, through its direct and indirect subsidiaries, currently offers a diversified line of products and services for homebuilding, water and waste water transmission, residential and non-residential construction, and industrial markets. The operations of the Company are carried out by its operating subsidiaries, the business and properties of which are described below. For financial information relating to the industry segments of the Company and its subsidiaries, see "Segment Information" on pages F-38 to F-39 and F-43 to F-44.

Jim Walter Homes

     Jim Walter Homes, Inc. ("Jim Walter Homes"), headquartered in the Walter Industries building in Tampa, Florida, is in the business of marketing and supervising the construction of standardized, partially-finished and shell, detached, single family residential homes, primarily in the southern region of the United States where the weather permits year-round construction. Jim Walter Homes has concentrated on the low to moderately priced segment of the housing market. Over 300,000 homes have been completed by Jim Walter Homes and its predecessor since 1955.

     Jim Walter Homes' products consist of 35 models of conventionally built homes, built of wood on concrete foundations or wood pilings, and ranging in size from approximately 640 to 2,214 square feet. Each home is completely finished on the outside and is unfinished on the inside except for rough floors, ceiling joists, partition studding and closet framing. The buyer may elect to purchase optional interior components, including installation thereof, such as plumbing and electrical materials, heating and air conditioning, wallboard, interior doors, interior trim and floor finishing. A buyer selecting all options receives a home considered to be "90 percent complete," excluding only floor covering, inside paint, and water and sewer hookups. Shell homes are those which are completely finished on the outside with the inside containing only rough floors, partition studding and closet framing, but not interior walls, floor finishing, plumbing, electrical wiring and fixtures, doors and cabinetry. The remaining units are sold at varying "in-between" stages of interior finishing. Jim Walter Homes builds all of its homes "on site," and only against firm orders. The following chart shows the sales volume of Jim Walter Homes and the percent of homes sold in the three stages of completion for fiscal years ended May 31, 1994, 1993 and 1992:

                                                                                    Percent of Unit Sales
                                                                          ------------------------------------------

                     Fiscal Year Ended May 31,               Units Sold       Shell     Various Stages  90% Complete
                     -------------------------------------- ------------- -----------  ---------------  -------------
                     1994  . . . . . . . . . . . . . . . .     4,331           23%            10%           67%
                     1993  . . . . . . . . . . . . . . . .     4,784           26             12            62
                     1992  . . . . . . . . . . . . . . . .     5,305           29             13            58

     During the fiscal years 1994, 1993 and 1992 the average net sales price of a home was $38,300, $37,000 and $34,600, respectively. In the nine-month periods ended February 28, 1995 and 1994, units sold were 3,138 and 3,338 at average net sale prices of $39,900 and $38,100, respectively.

     Jim Walter Homes' backlog as of May 31, 1994 was 2,065 units, compared to 1,831 units at May 31, 1993. Such backlog as of February 28, 1995 was 1,678 units, compared to 1,764 units at February 28, 1994. The average time to construct a home ranges from four to twelve weeks.

     Jim Walter Homes currently operates 104 branch offices located in 17 states, serving 24 states, primarily in the southern region of the United States. Of such branch offices, approximately 75% are owned, with the balance on leased land. These branch offices serve as "display parks," which are designed to allow customers to view actual models completed to the various stages of interior finishing available. Jim Walter Homes does not own or acquire land for purposes of its operations and is not a real estate developer. Accordingly, these operations are not subject to significant concentrations of credit risks. The actual construction of all homes sold by Jim Walter Homes is done by local building contractors with their own crews, pursuant to subcontracts executed in connection with each home, and inspected by Jim Walter Homes' supervisory personnel. Jim Walter

Homes maintains warehouses near each of its district offices from which a portion of the necessary building materials may be obtained; the balance of the building materials is purchased locally.

     Approximately 96% of the homes Jim Walter Homes sells are purchased with financing it arranges. In order to qualify for a credit sale the purchaser of a home must own his property free and clear of all encumbrances. In addition to owning the land, the purchaser must perform certain steps to complete the home and obtain a certificate of occupancy. Depending on the degree of completion of the home purchased, these steps can cost a significant amount of money. The credit terms offered by Jim Walter Homes have a maximum 30-year term, are usually for 100% of the purchase price of the home, and carry a 10% "annual percentage rate", without points or closing costs. To qualify for financing a potential customer must also provide information concerning his or her monthly income and employment history as well as a legal description of and evidence that the customer owns the land on which the home is to be built. A customer's income and employment usually are verified through telephone conversations with such customer's employer and by examining his or her pay stubs, W2 forms or, if the customer is self-employed, income tax returns. An applicant must have a minimum of one year's continuous employment or, if he or she has changed jobs, the new job must be in the same field of work. Only a small percentage of secondary income (second job or part-time work) is utilized in qualifying applicants. Ownership of the land is verified by examining the title record. In addition, Jim Walter Homes' credit department obtains a credit report. If a favorable report is obtained and the required monthly payment does not exceed 25% of the customer's monthly gross income, the application usually is approved and a building or instalment sales contract is executed, a title report is ordered and frequently a survey of the property is made. Surveys are performed by independent registered surveyors when, in the opinion of Jim Walter Homes, additional information beyond examination of the title record in needed. Such additional information is primarily concerned with verification of legal description, ownership of land and existence of any encroachments. Jim Walter Homes does not use a point or grade credit scoring system. Particular attention is paid to the credit information for the most recent three to five years. Attention is also given to the customer's total indebtedness and total other monthly payments on a judgmental basis by the credit department. The customer's credit standing is considered favorable if the employment history, income and credit report meet the aforementioned criteria. The contract is subject to (i) executing a promissory note which is secured by a first lien on the land and the home to be built, (ii) executing a mortgage, deed of trust or other security instrument, (iii) receiving a satisfactory title report, (iv) inspecting the land to determine that it is suitable for building and (v) obtaining required permits. Although the mortgages, deeds of trust and similar security instruments constitute a first lien on the land and the home to be built, such security instruments are not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed.

     Jim Walter Homes does not obtain appraisals or title insurance. Although consideration is given to the ratio of the amount financed to the estimated value of the home and the land securing such amount, there is no explicit appraisal-based loan-to-value test. However, there is a requirement that the value of the lot on which the home is to be built, as estimated solely on the basis of Jim Walter Homes' mortgage servicing division employees' experience and knowledge, be at least equal to 10% of the principal amount of the loan. Before occupying a new home, the customer must complete the utility and sewer hook-ups and any of the other components not purchased from Jim Walter Homes, arrange for the building inspection and, if required, obtain a certificate of occupancy. Upon construction of a new home to the agreed-upon percentage of completion, Jim Walter Homes sells the building and instalment sales contract, the note, and the related mortgage, deed of trust or other security instrument to Mid-State Homes in the ordinary course of business pursuant to an Agreement of Purchase and Sale of Instalment Obligations and Servicing of Delinquent Accounts. Pursuant to this agreement, Jim Walter Homes provides field servicing on all delinquent accounts, including collection of delinquent accounts, recommendations of foreclosure, foreclosure and resale of foreclosed properties.

     The favorable financing offered by Jim Walter Homes normally has tended to increase unit volume in times of high interest rates and limited availability of mortgage financing funds. As a result, Jim Walter Homes' business has tended to be counter-cyclical to national home construction activity. However, in times of low interest rates and high availability of mortgage funds, Jim Walter Homes' volume of home sales has tended to decrease.

     For the calendar year 1994, Jim Walter Homes was the fifth largest builder of detached single-family homes in the United States after having been the sixth largest builder in 1993, the fourth largest builder in 1992 and 1991, the third largest builder in 1990, the fourth largest builder in 1988 and 1989, the second largest builder in 1986 and 1987 and the largest builder in 1984 and 1985.

     In the three years ended May 31, 1994, 1993 and 1992, Jim Walter Homes' net sales and revenues amounted to $166.0 million, $177.2 million and $183.5 million, respectively. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $125.4 million and $127.3 million, respectively.

Mid-State Homes

     Mid-State Homes, headquartered in the Walter Industries building in Tampa, Florida, was established in 1958 to purchase mortgage instalment notes from Jim Walter Homes on homes constructed and sold by Jim Walter Homes and to service such mortgage instalment notes. Mid-State Trust II, Mid-State Trust III and Mid-State Trust IV are business trusts organized by Mid-State Homes, which owns all of the beneficial interests in Mid-State Trust III and Mid-State Trust IV. Mid-State Trust IV owns all of the beneficial interest in Mid-State Trust II.

     In April 1988, Mid-State Homes sold to Mid-State Trust II instalment notes and mortgages which it had acquired from Jim Walter Homes through February 29, 1988 with a gross amount of approximately $3,376,000,000 and an aggregate outstanding economic balance of approximately $1,750,000,000, pursuant to a purchase and sale agreement, in exchange for a purchase price of $1,326,665,600, representing the net cash proceeds from the public offering of $1,450,000,000 aggregate face amount of mortgage-backed notes ("Mortgage-Backed Notes") of Mid-State Trust II after paying the expenses associated with the sale of such Mortgage-Backed Notes. The outstanding balance at February 28, 1995 of such Mortgage-Backed Notes was $605,750,000. At February 28, 1995 such Mid-State Trust II instalment notes and mortgages had a gross book value of $1,451,761,000 and an economic balance of approximately $875,954,000.

     Under the Mid-State Trust II indenture for the Mortgage-Backed Notes, if certain criteria as to performance of the pledged instalment notes are met, Mid-State Trust II is allowed to make distributions of cash to Mid-State Trust IV, its sole beneficial owner, to the extent that cash collections on such instalment notes exceed Mid-State Trust II's cash expenditures for its operating expenses, interest expense and mandatory debt payments on the Mortgage-Backed Notes. In addition to the performance-based distributions, the indenture permits distribution of additional excess funds, if any, provided such distributions are consented to by Financial Security Assurance Inc., a monoline property and casualty insurance company and the guarantor of the Mortgage-Backed Notes. The guarantor did not approve any additional distribution for the April 1, 1995 distribution and such excess funds remain on deposit with Mid-State Trust II.

     On July 1, 1992, pursuant to approval by the Bankruptcy Court, mortgage instalment notes having a gross amount of $638,078,000 and an economic balance of $296,160,000 were sold by Mid-State Homes to Mid-State Trust III in exchange for the net proceeds from the public issuance by Mid-State Trust III of $249,864,000 of asset backed notes (the "Asset Backed Notes"). Net proceeds were used to repay in full all outstanding indebtedness due under a revolving credit facility, with the excess cash used to fund the ongoing operations of the Company and its subsidiaries. The outstanding balance at February 28, 1995 of such Asset Backed Notes was $179,065,000. At February 28, 1995, such Mid-State Trust III instalment notes and mortgages had a gross book value of $485,081,000 and an economic balance of $243,426,000.

     On March 16, 1995, pursuant to approval by the Bankruptcy Court, mortgage instalment notes having a gross amount of $2,020,258,000 and an economic balance of $826,671,000 were sold by Mid-State Homes to Mid-State Trust IV. In addition, on such date, Mid-State Homes sold its beneficial interest in Mid-State Trust II to Mid-State Trust IV. Mid-State Trust II had a total collateral value of $910,468,000 with $605,750,000 of Mortgage-Backed Notes outstanding. These sales were in exchange for the net proceeds from the public issuance by Mid-State Trust IV of $959,450,000 of Asset Backed Notes.

     The instalment notes sold by Mid-State Homes to Mid-State Trusts II, III and IV are serviced by Mid-State Homes pursuant to servicing agreements entered into with each trust. Mid-State Homes in connection with such servicing agreements has entered into sub-servicing agreements with Jim Walter Homes to provide field servicing activities such as collections, repossessions and resale.

     Mid-State Trust II's, Mid-State Trust III's and Mid-State Trust IV's revenues are required by generally accepted accounting principles to be consolidated as part of Mid-State Homes' revenues for financial statement purposes. In the three years ended May 31, 1994, 1993 and 1992, Mid-State Homes' revenues amounted to

$255.3 million, $235.7 million and $219.9 million, respectively, including revenues of Mid-State Trust II of $164.5 million, $161.8 million and $160.3 million, respectively, and revenues of Mid-State Trust III of $27.5 million and $23.2 million in the years ended May 31, 1994 and 1993, respectively. In the nine-month periods ended February 28, 1995 and 1994, such revenues amounted to $176.9 million and $189.1 million, respectively, including revenues of Mid-State Trust II of $106.8 million and $122.8 million, respectively, and revenues of Mid-State Trust III of $18.0 million and $20.4 million, respectively. Mid-State Trust IV commenced operations on March 16, 1995.

     The assets of Mid-State Trusts II, III and IV are not available to satisfy claims of general creditors of Mid-State Homes or the Company and its subsidiaries. The liabilities of Mid-State Trusts II, III and IV for their publicly issued debt are to be satisfied solely from proceeds of the underlying instalment notes and are non-recourse to Mid-State Homes or the Company and its subsidiaries.

     On February 27, 1995 Mid-State Homes established Mid-State Trust V, a business trust in which Mid-State Homes owns all the beneficial interests, to provide temporary financing to Mid-State Homes for its current purchases of instalment notes and mortgages from Jim Walter Homes. On March 3, 1995 Mid-State Trust V entered into the Variable Funding Loan Agreement with Enterprise Funding Corporation, an affiliate of NationsBank N.A., as lender, and NationsBank N.A. (Carolinas), as Administrative Agent. The agreement provides for a three-year $500,000,000 credit facility (the "Variable Funding Loan") secured by the instalment notes and mortgages Mid-State Trust V purchases from Mid-State Homes. It is contemplated that the facility will be an evergreen three-year facility with periodic paydowns from the proceeds of permanent financings similar to those done by Mid-State Trusts II, III and IV.

Jim Walter Resources

     The operations of Jim Walter Resources, Inc. ("Jim Walter Resources") are conducted through its Mining Division, which mines and sells coal from four deep shaft mines in Alabama, and its De-Gas Division, which extracts and sells methane gas from the coal seams owned or leased by Jim Walter Resources.

  Mining Division

     The Mining Division, headquartered in Brookwood, Alabama, has approximately
9.5 million tons of rated annual coal production capacity from four deep shaft mines. These mines extract coal from Alabama's Blue Creek seam, from which a high quality metallurgical coal is obtained. This coal can be used as coking coal as well as steam coal because it meets current environmental compliance specifications. The Blue Creek coal has a low/medium volatility and high BTU and low sulfur content. The mines are located in west central Alabama between the cities of Birmingham and Tuscaloosa.

     The majority of the coal is mined using longwall technology, complemented by the more standard continuous mining method. Since the late 1970's, by replacing the traditional methods of underground mining with the longwall technique, the Mining Division has achieved greater production efficiency, improved safety, generated superior coal recovery results and lowered production costs. There are approximately 80 longwall mining systems in use in the United States, of which the Mining Division operates six. The Mining Division's normal operating plan is a longwall/continuous ratio of about 75%/25%, which is the long-term sustainable ratio.

     Recoverable reserves as of May 31, 1994 were estimated to be approximately 258 million tons, of which 233 million tons relate to the four Blue Creek mines.

     A summary of the reserves is as follows:

                                   ESTIMATED RECOVERABLE(1) COAL RESERVES AS OF MAY 31, 1994
                                                    (In Thousands of Tons)

                                            Classifi-                         JWR's
                 Reserves(2)                cations(3)       Type(4)        Interest           Quality(6)        Production(7)
           ---------------------------  ------------------  ----------  ---------------  ------------------    ---------------
                                                            Steam(S)
                                                              or
 Mining                                                     Metallur-
Property   Total  Assigned  Unassigned  Measured Indicated   gical(M)   Owned  Leased(5)  Ash  Sulf.  BTU/lb   1992   1993   1994
- --------  ------ --------- -----------  -------- ---------  ----------  ------ --------  ----- -----  -----    -----  -----  ----
No. 3 Mine  63,889  63,889          --    47,037   16,852       S/M      1,446   62,443   8.2   0.56  14,469  2,403   1,564  1,347
No. 4 Mine  77,193  77,193          --    45,676   31,517       S/M      5,884   71,309   9.4   0.69  14,240  2,342   2,417  2,257
No. 5 Mine  30,500  30,500          --    25,354    5,146       S/M     27,871    2,629   8.8   0.66  14,334  1,819   1,326  1,074
No. 7 Mine  61,480  61,480          --    34,890   26,590       S/M     16,831   44,649   8.0   0.65  14,499  2,314   2,012  1,849
           ------- -------   ---------  --------  -------    ------    -------  -------   ---   ----  ------  -----   -----  -----
           233,062 233,062          --   152,957   80,105               52,032  181,030                       8,878   7,319  6,527
Bessie(8)   24,919      --       24,919   14,880   10,039       S/M        658   24,261  11.0   1.30  13,655     --      --     --
           ------- -------   ---------  --------  -------              -------  -------   ---   ----  ------  -----   -----  -----
TOTAL       257,98 233,062       24,919  167,837   90,144               52,690  205,291                       8,878   7,319  6,527
            ====== =======   ==========  =======  =======              =======  =======                       =====   =====  ======

       (1) "Recoverable" reserves are defined as tons of mineable coal in the Blue Creek and Mary Lee seams which can be extracted and marketed after deduction for coal to be left in pillars, etc. and adjusted for reasonable preparation and handling losses.
       (2) "Assigned" reserves represent coal which has been committed by Jim Walter Resources to its operating mines and plant facilities. "Unassigned" reserves represent coal which is not committed to an operating mine and would require additional expenditure to recover. The division of reserves into these two categories is based upon current mining plans, projections, and techniques.
       (3) The recoverable reserves (demonstrated resources) are the sum of "Measured" and "Indicated" resources. Measured coal extends 1/4 mile from any point of observation or measurement. Indicated coal is projected to extend from 1/4 mile to 3/4 mile from any point of observation or measurement. Inferred coal extends from 3/4 mile to 3 miles from any point of observation or measurement. Inferred reserves are not included in recoverable reserves.
       (4) All of the coal in the Blue Creek and Mary Lee seams is suitable for metallurgical purposes although, for marketing reasons, some is sold as compliance steam coal.
       (5) The leases are either renewable until the reserves are mined to exhaustion or are of sufficient duration to permit mining of all of the reserves before the expiration of the term.
       (6) Values shown are weighted averages of all reserves and are calculated on a dry basis. Bessie Mine reserves are equivalent to preparation at a 1.60 specific gravity whereas the others are at a
            1.40 specific gravity.
       (7) Production for 1994, 1993 and 1992 is for the fiscal years ended May 31.
       (8)  The Bessie Mine was closed in August 1988.

     Environmental expenditures imposed by laws relating to deep shaft mining have been insignificant to date and no substantial expenditures are expected in the future. The Mining Division does not engage in any surface (strip) mining.

     The facilities of the Mining Division are summarized as follows:

                Facility                      Location          Sq. Footage
- -------------------------------------------  ---------------- -------------
 Administration headquarters . . . . .        Brookwood, AL        41,500

 Central shop, supply center and
 training center . . . . . . . . . . .        Brookwood, AL       128,400

                                                                  Current
 Operating Mines                              Location         Rated Capacity
 -------------------------------------------  ---------------- --------------
 Blue Creek No. 3  . . . . . . . . . .        Adger, AL        2,500,000 tons

 Blue Creek No. 4  . . . . . . . . . .        Brookwood, AL    2,800,000 tons

 Blue Creek No. 5  . . . . . . . . . .        Brookwood, AL    1,600,000 tons

 Blue Creek No. 7  . . . . . . . . . .        Brookwood, AL    2,600,000 tons

     Of the Mining Division's approximately 9.5 million tons of current annual production, 4.88 to 5.10 million tons are sold under long-term contracts, leaving 4.40 to 4.62 million tons to be sold under short-term contracts or on the spot market.

     Jim Walter Resources' supply contract with Alabama Power that had been in effect since January 1, 1979, as amended, was superseded by the New Alabama Power Contract executed on May 10, 1994. Under the New Alabama Power Contract, Alabama Power will purchase 4.0 million tons of coal per year from Jim Walter

Resources during the period from July 1, 1994 through August 31, 1999. In addition, Jim Walter Resources will have the option to extend the New Alabama Power Contract through August 31, 2004, subject to mutual agreement on the market pricing mechanism and other terms and conditions of such extension. The New Alabama Power Contract has a fixed price subject to an escalation based on the Consumer Price Index and adjustments for governmental impositions and quality. The New Alabama Power Contract includes favorable modifications of specifications and shipping deviations and changes in transportation arrangements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

     Jim Walter Resources' long-term contracts with six Japanese steel mills for
2.75 to 3.0 million tons annually, depending on the level of steel production in Japan, expired on March 31, 1994. The pricing mechanisms in such contracts were market driven and reflect changes in the prices of four specific coal indices. The composite change in market prices of these coal indices from the base point was then reflected in the billing price to the steel mills. Jim Walter Resources has negotiated one-year market-based contracts to sell approximately 1.5 million tons of coal to a group of Japanese steel mills previously served under the long-term contract. In addition, approximately 300,000 tons of coal not previously shipped under terms of the long-term contracts will be shipped from May 1995 through August 1995 at the long-term contract price, which is substantially higher than the current market price.

     Jim Walter Resources and Carcoke, S.A. are parties to a long-term contract which expires on December 31, 1996. The contract provides for the sale of approximately 880,000 tons annually, with an option on approximately 220,000 additional tons annually. The pricing mechanism is market driven and reflects changes in prices of three specific coals or coal indices.

     Mine No. 5 was shut down for a substantial portion of the period from July 9, 1990 through September 16, 1990 as a result of safety concerns arising from spontaneous combustion heatings which were a result of pyritic sulfur concentrations occurring in the coal seam in the southern part of the mine being exposed to the air by the mining process. The exposure of the sulfur deposits and its reaction with oxygen contained in the ventilation air currents caused the heatings to occur. Throughout this period, Jim Walter Resources was engaged in discussions with MSHA regarding a new ventilating arrangement, designed to reduce the contact between oxygen and sulfur, for the longwall faces at Mine No.
5. Idle plant expenses associated with the shutdown were $6.5 million. Although MSHA approved the resumption of operations at the mine on September 14, 1990, providing for a modified conventional ventilation system, productivity was poor and costs were therefore high. In February 1991, the mine's one longwall unit was moved from the southern part of the mine to a longwall coal panel in the northern area and productivity improved. The southwestern area of the mine was subsequently abandoned and sealed off as efforts to design a ventilation arrangement acceptable to MSHA which properly controlled the spontaneous combustion heatings and provided acceptable productivity and costs of operation were not successful.

     Mine No. 5 was also shut down from November 17, 1993 through December 16, 1993 as a precautionary measure as a result of air monitoring tests detecting evidence of spontaneous combustion heatings in a section of the mine. The heatings were the result of pyritic sulfur concentrations occurring in the coal seam being exposed to air. Representatives of Jim Walter Resources, MSHA, Alabama State Mine Inspectors and the UMWA investigated the problem. Because the area of the suspected heatings was inaccessible, a decision was made to drill vertical holes from the surface and flood the area with combinations of water, carbon dioxide, foam and cementitious mixtures to neutralize the spontaneous combustion heatings. MSHA approved the resumption of operations at the mine on December 17, 1993.

     In early April 1994, the spontaneous heatings recurred at Mine No. 5 and the mine was shut down. Jim Walter Resources, MSHA, Alabama State Mine Inspectors and the UMWA agreed that the longwall coal panel being mined at the time the spontaneous heatings recurred would be abandoned and sealed off. Development mining for the two remaining longwall coal panels in this section of the mine resumed on May 16, 1994 and the mining on the first longwall panel resumed on January 17, 1995. Production was adversely impacted until such date; however, a portion of the increased costs will be recovered from business interruption insurance.

     In the three years ended May 31, 1994, 1993 and 1992, the Mining Division's net sales and revenues were $290.3 million, $324.4 million and $393.7 million, respectively, including $5.7 million, $7.1 million and $9.6 million, respectively, to Sloss Industries, Inc., a wholly owned subsidiary of the Company ("Sloss

Industries"). In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $211.0 million and $224.3 million, respectively, including $4.4 million and $4.5 million, respectively to Sloss Industries.

  De-Gas Division

     The De-Gas Division, through a joint venture headquartered in Brookwood, Alabama, extracts and sells methane gas from the coal seams owned or leased by Jim Walter Resources.

     The original motivation for the joint venture was to increase safety in Jim Walter Resources' Blue Creek mines by reducing the level of methane gas through wells drilled in conjunction with the mining operations. As of February 1995, there were 258 wells producing approximately 33 million cubic feet of gas per day. As many as 250 additional wells are planned for development over the next several years. The degasification operation, as had originally been expected, has had the effect of improving mining operations and safety by reducing methane gas levels in the mines, as well as becoming a profitable operation.

     The gas is transported through a 20-mile pipeline (owned and operated by Black Warrior Transmission Corp. ("Black Warrior Transmission"), a corporation the stock of which is owned on a 50-50 basis by the De-Gas Division and Sonat Coal Gas, Inc., an affiliate of Southern Natural Gas Company ("SNG")), directly to SNG's pipeline.

     The De-Gas Division began operations in 1981 with the formation of an equal joint venture with Kaneb Services, Inc. ("Kaneb") to capture and market methane gas from the Blue Creek seam. SNG is the joint venture's exclusive customer for all output of methane gas, all of which was originally at a price tied to the price of fuel oil in New York. Kaneb subsequently sold its 50% interest in the degasification operation to a subsidiary of Sonat, Inc. ("Sonat"). In connection with such sale, additional areas were added to the gas sales contract. This gas was priced at a market price nominated by SNG which is not to be lower than the published price for spot purchases for SNG - South Louisiana for the applicable month. Effective January 1, 1994, the gas sales contract was amended. The price to be paid for gas delivered to SNG is now equal to the average of two published spot prices; provided, however, that the price will not be less than $2.00 per MMBTU (approximately $1.96 per MCF) on a weighted annual average basis, calculated cumulatively each month. Beginning in January 1994 and ending in December 2001, SNG will pay Jim Walter Resources a reservation fee of $675,000 per month if certain minimum quantities of gas are delivered. Black Warrior Methane Corp. ("Black Warrior Methane"), a corporation the stock of which is owned on a 50-50 basis by the De-Gas Division and Sonat, manages the operational activities of the De-Gas Division and Sonat.

     In the three years ended May 31, 1994, 1993 and 1992, the De-Gas Division's net sales and revenues amounted to $23.0 million, $22.5 million and $21.7 million, respectively. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $15.2 million and $16.7 million, respectively.

U.S. Pipe

     U.S. Pipe and Foundry Company ("U.S. Pipe"), headquartered in Birmingham, Alabama, conducts its business through its Pressure Pipe Division and Castings Division. The Pressure Pipe Division manufactures and sells a broad line of ductile iron pressure pipe, pipe fittings and valves and hydrants. It is one of the nation's largest producers of ductile iron pressure pipe. The Castings Division produces and sells a wide variety of gray and ductile iron castings.

     In the three years ended May 31, 1994, 1993 and 1992, U.S. Pipe's net sales and revenues amounted to $357.2 million, $331.2 million and $332.2 million, respectively. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $295.2 million and $254.3 million, respectively.

  Pressure Pipe Division

     The Pressure Pipe Division manufactures and sells a complete line of ductile iron pipe ranging from 4" to 64" in diameter as well as most equivalent metric sizes. In addition, this division produces and sells a full line of fittings, valves and hydrants of various configurations to meet various municipal specifications. Approximately 70%-75% of the ductile iron pressure pipe produced by this division is used in the transmission and distribution of potable water and the remaining 25%-30% is used in the transmission of waste water and industrial applications. The majority of ductile iron pressure pipe and related fittings, valves and hydrants are for new distribution systems. However, the market for rehabilitation, upgrading and replacement of pipe systems has grown significantly in recent years as major municipalities have initiated programs to rehabilitate aging water and waste water transmission systems, and is currently estimated to represent approximately 30% of ductile iron pressure pipe sales. Fittings, valves and hydrants produced by this division account for approximately 20% of sales.

     Ductile iron pressure pipe is manufactured by the deLavaud centrifugal casting process and is typically classified into three size categories. Small pipe, ranging from 4" to 12" in diameter (approximately 54% of the Pressure Pipe Division's pipe production), is used primarily for potable water distribution systems and small water system grids. Medium pipe ranging from 14" to 24" in diameter (approximately 29% of the Pressure Division's pipe production) is used primarily in reinforcing distribution systems, including looping grids and supply lines. Large pipe, 30" to 64" in diameter, which accounts for the remaining 17% of pipe production, is used for major water and waste water transmission and collection systems.

     The ductile iron pressure pipe industry is highly competitive, with a small number of manufacturers of ductile iron pressure pipe, fittings, valves and hydrants as well as a larger number of manufacturers which produce substitute materials, such as PVC, concrete, fiberglass, reinforced plastic and steel. U.S. Pipe is one of the nation's largest producers of ductile iron pressure pipe. Other major competitors include McWane, Inc., Griffin Ductile Iron Pipe Company and American Cast Iron Pipe Company. The division competes with other manufacturers of ductile iron pressure pipe on the basis of price, customer service and product quality.

     U.S. Pipe is also a manufacturer of ductile iron fittings. The Company believes that Tyler Corporation and McWane, Inc. have larger market shares than U.S. Pipe in this market segment. U.S. Pipe is not a major manufacturer of valves and hydrants.

     Additional competition for ductile iron pressure pipe comes from pipe composed of other materials. Although ductile iron pressure pipe is typically more expensive than competing forms of pipe, customers choose ductile iron for its quality, longevity, strength, ease of installation and lack of maintenance problems.

     Products of the Pressure Pipe Division are sold primarily to contractors, water works supply houses, municipalities and private utilities. Most ductile iron pressure pipe orders result from contracts which are bid by contractors or directly issued by municipalities or private utilities. A smaller portion of ductile iron pressure pipe sales are made through independent water works supply houses. The division maintains numerous supply depots in leased space throughout the country which are used as a source of pipe for start-up projects, to supply ongoing projects and to aid in completing projects. The Pressure Pipe Division's sales are primarily domestic, with foreign sales accounting for approximately 4% of dollar sales in 1994. U.S. Pipe has 36 sales offices in leased space in the United States. It employs a salaried sales force of approximately 70 persons.

     The order backlog of pressure pipe at May 31, 1994 was 111,907 tons compared to 121,173 tons at May 31, 1993. Such backlog at February 28, 1995 was 158,251 tons, which represents in excess of three months' shipments, compared to 131,413 tons at February 28, 1994.

     The Pressure Pipe Division manufactures ductile iron pressure pipe at four owned plants located in (i) Bessemer, Alabama (566,000 square feet on 169 acres of land); (ii) North Birmingham, Alabama (336,000 square feet on 61 acres of land); (iii) Union City, California (116,000 square feet on 70 acres of land); and (iv) Burlington, New Jersey (329,000 square feet on 109 acres of land). Such plants have annual rated capacities, on a one shift per day basis, of 200,000 tons, 190,000 tons, 78,000 tons and 140,000 tons, respectively, of ductile iron pressure pipe. In addition, the division manufactures fittings, valves and hydrants at its owned plant in Chattanooga, Tennessee (623,000 square feet on 80 acres of land). The general offices contain 122,000 square feet of office space on 6 acres of owned land and are located in Birmingham, Alabama.

     While the pipe business is generally sensitive to recessions because of its partial dependence on the level of new construction activity, certain aspects of Pressure Pipe's operations have in the past helped to reduce the impact on such division of the effects of a downturn in new construction.

     First, Pressure Pipe's products have experienced a strong level of demand in the replacement market. The Company believes that the growth of the replacement market will continue as a result of major expenditures by governmental entities in an effort to rebuild the nation's infrastructure, such as the replacement and upgrading of water and waste water transmission systems. In addition, legislation such as the Clean Water Act and the Safe Drinking Water Act may force utilities and cities to upgrade and/or replace their pipe systems.

     Second, Pressure Pipe's facilities are located in regions of the country which have exhibited consistent economic strength. The Burlington, New Jersey plant is adjacent to the northeastern market with its significant replacement potential and the division's operations in the South are located in areas of steady economic growth. The West Coast, served by the Union City, California plant, has a critical shortage of water for many of the large metropolitan areas which will require major transmission pipelines in the future. Because freight costs for pipe are high, locations close to important markets lower transportation costs, thereby making the Pressure Pipe Division's products more competitive.

  Castings Division

     The Castings Division produces a wide variety of gray and ductile iron castings for a diversified customer base including special hardness castings for the pollution control industry. In the year ended May 31, 1994, approximately 40% of the Castings Division's sales were sales of castings to the Pressure Pipe Division, with the balance of the sales to various capital goods industries. Manufacturing operations are located in Anniston, Alabama (228,000 square feet on 21 acres of owned land).

Sloss Industries

     Sloss Industries is a diversified manufacturing operation headquartered in Birmingham, Alabama, which has four major product lines: (1) foundry coke; (2) furnace coke; (3) slag wool; and (4) specialty chemicals.

     Foundry coke is marketed to cast iron pipe plants and foundries producing castings, such as for the automotive and agricultural equipment industries. It is shipped primarily into four geographic markets: the East Coast; the Southeast; Mexico; and the West Coast. Competition comes primarily from three merchant suppliers: ABC Coke, Koppers Company, Inc., and Empire Coke Company. In the year ended May 31, 1994, approximately 60% of the foundry coke produced by Sloss Industries was sold to U.S. Pipe.

     Furnace coke is sold primarily to basic steel producers. Furnace coke sales were depressed in recent years. During fiscal 1994, 1993 and 1992, however, Sloss Industries' furnace coke production was at near capacity as a result of a contract with National Steel Corporation. Sloss Industries has only an estimated 1% of the market for furnace coke. Competition comes primarily from Koppers Company, Inc. in the southern United States, Citizens Gas & Coke Utility and steel producers with excess coking capacity in the Midwest.

     Slag wool is utilized principally by acoustical ceiling manufacturers, and is also used in fireproofing cements. A related product, Processed Mineral Fiber, is used in friction materials and phenolic molding compounds. The continued success of the slag wool business depends upon Sloss Industries' ability to produce ceiling tile fiber of consistent high quality and react to customer demands for specific "customized" fiber composition. Of the total slag wool sales in the year ended May 31, 1994, approximately 89% was sold to Armstrong World Industries and 11% to Apache Building Products Company.

     Chemical products are manufactured in plants located in Birmingham, Alabama and Ariton, Alabama. The Birmingham product line is composed primarily of aromatic sulfonic acids and sulfonyl chlorides used in the pharmaceutical, plasticizer, foundry and coatings industries, but also includes a custom manufactured specialty monomer for the plastic industry. The Ariton facility produces custom manufactured specialty products for the rubber and plastics industries.

     Sloss Industries' manufacturing facilities located in Birmingham, Alabama include 120 coke ovens with an annual rated capacity of 450,000 tons and related buildings of 148,400 square feet, a slag wool plant with an annual rated capacity of 96,000 tons in a building of 63,000 square feet and a synthetic chemicals plant in a building of 63,300 square feet, all on 521 acres of owned land. Sloss Industries also operates a specialty chemical facility in Ariton, Alabama in a building of 6,900 square feet, on 53 acres of owned land.

     In the three years ended May 31, 1994, 1993 and 1992, Sloss Industries' net sales and revenues amounted to $81.7 million, $77.5 million and $76.2 million, respectively, including $9.4 million, $8.7 million and $8.9 million, respectively, to U.S. Pipe. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $63.0 million and $59.5 million, respectively, including $7.8 million and $6.6 million, respectively, to U.S. Pipe.

JW Aluminum

     JW Aluminum Company ("JW Aluminum"), headquartered in Mt. Holly, South Carolina is a leading producer of fin stock used in heating and air conditioning applications. Its second leading product is cable wrap used in the manufacture of communications cable. JW Aluminum's other foil products are used in a variety of convertor applications, such as lithoplate for newspapers and as a facer on foam insulation products. Aluminum sheet products are used primarily for general building applications such as siding, gutters, downspouts, trailer siding, mobile home siding and skirting, residential siding and window components.

     JW Aluminum is one of a large number of suppliers nationwide of aluminum sheet and foil. In fiscal 1994, JW Aluminum sold 100.2 million pounds of aluminum products, 32% of which were sheet products and 68% foil products. JW Aluminum has focused on directing its product mix away from building products which are price sensitive, low value added products, toward higher value added products such as fin stock, where product quality and service are relied upon more than price.

     JW Aluminum operates a single manufacturing facility in Mt. Holly, South Carolina. Such facility is in a building of 210,000 square feet on 22 acres of owned land. JW Aluminum's current rated capacity is 110 million pounds per year, based on the present product mix. In April 1995, JW Aluminum began operating a new continuous caster enabling it to increase capacity to approximately 125 million pounds per year.

     In the three years ended May 31, 1994, 1993 and 1992, JW Aluminum's net sales and revenues amounted to $87.3 million, $82.3 million and $78.8 million, respectively, including $2.1 million, $1.6 million and $1.0 million, respectively, to JW Window Components (as defined below). In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $91.9 million and $60.4 million, respectively, including $4.1 million and $1.3 million, respectively, to JW Window Components.

JW Window Components

     JW Window Components, Inc. ("JW Window Components") produces a variety of screens and screen components and a full line of window components, such as extruded aluminum components, weatherstripping, sash balances and spiral balances. JW Window Components is recognized as an industry leader in the production of block and tackle sash balances. It also has the broadest product line of any supplier to the window and patio door industry. The Company estimates that approximately 60% of total sales are directed to the new construction market, approximately 30% to the renovation market and approximately 10% to the commercial sector.

     JW Window Components' products are sold through a network of independent sales agents, who cover the continental United States, the Caribbean and Central American countries.

     JW Window Components operates three plants located in Elizabethton, Tennessee (190,000 square feet on 31 acres of owned land); Sioux Falls, South Dakota (50,000 square feet on 3 acres of owned land); and Merrill, Wisconsin (54,000 square feet of leased space). The administrative offices are located in the Company's headquarters building in Tampa, Florida.

     In the three years ended May 31, 1994, 1993 and 1992, net sales and revenues for JW Window Components amounted to $38.7 million, $36.4 million and $33.1 million, respectively. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $32.3 million and $28.6 million, respectively.

Southern Precision

     Southern Precision Corporation's ("Southern Precision") products and services include metal and wood pattern tooling, plastic and rubber mold tooling, computerized numerically controlled machining of products and resin coated sand for the foundry industry.

     Southern Precision's Irondale, Alabama manufacturing facility, which incorporates the plant, warehouse and administrative functions, is the largest of its type in the Southeast (85,000 square feet of building located on 6 acres of owned land). The facility and equipment enable the company to service larger and more sophisticated tooling programs. Competition for resin coated sand, which has been strong in recent years, is concentrated primarily in the Southeast.

     In order to expand production capacity for resin coated sand, Southern Precision entered into an agreement with Borden, Inc. in February 1994 to lease Borden, Inc.'s resin coated sand plant (together with the machinery and equipment) containing approximately 14,000 square feet of space and located in Birmingham, Alabama. The lease contains an option to purchase the plant at the end of the third year. The transaction also included the execution by Southern Precision and Borden, Inc. of a sales agreement, a license agreement and other ancillary agreements.

     In the three years ended May 31, 1994, 1993 and 1992, Southern Precision's net sales and revenues amounted to $11.0 million, $10.7 million and $11.8 million, respectively, including $2.2 million, $1.6 million and $1.8 million, respectively, to U.S. Pipe. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $10.4 million and $7.5 million, respectively, including $1.8 million and $1.3 million, respectively, to U.S. Pipe.

Vestal Manufacturing

     Vestal Manufacturing Company ("Vestal Manufacturing") produces a diversified line of metal and foundry products for residential, commercial and industrial use. Vestal Manufacturing manufactures a line of energy saving fireplaces, fireplace inserts, accessories and woodburning stoves, as well as lightweight castings for municipal markets and metal building products.

     Vestal Manufacturing's products are sold through a network of independent sales agents to hardware and building materials distributors, home centers and mass merchandisers throughout the United States and Canada.

     Vestal Manufacturing's performance to a large extent is tied to residential construction. Foreign competition has also been a factor in recent years.

     Vestal Manufacturing, located in Sweetwater, Tennessee, operates a foundry with 100,000 square feet of building and has a steel fabrication plant building of 109,000 square feet, both on 32 acres of owned land. Vestal Manufacturing also owns an unused 132,000 square foot plant and warehouse on 7 acres of land. When market conditions are favorable, Vestal Manufacturing plans to sell the unused facility.

     In the three years ended May 31, 1994, 1993 and 1992, Vestal
Manufacturing's net sales and revenues amounted to $17.4 million, $15.2 million and $13.8 million, respectively. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $14.7 million and $12.7 million, respectively.

United Land

     United Land owns approximately 70,000 acres of land and also owns approximately 114,000 acres of mineral rights, principally in Alabama.

     United Land receives royalties resulting from leases to strip coal miners, gas producers and timber companies. When market conditions are favorable, management expects from time to time to sell excess real estate from the holdings of United Land not utilized by any of the other subsidiaries of the Company.
                                       48

     In the three years ended May 31, 1994, 1993 and 1992, United Land's net sales and revenues amounted to $9.2 million, $9.3 million and $10.8 million, respectively. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $17.2 million, including the gain on the sale of certain excess real estate, and $7.1 million, respectively.

Walter Land

     Walter Land Company ("Walter Land") is a land sales operation with an inventory at May 31, 1994 of approximately 7,500 acres, primarily on the south side of Houma, Louisiana. The bulk of the commercial development in Houma is tied directly to service and support for offshore oil and gas drilling, which has been in a longer term recession. Land sales have been few and small in recent years. Presently, the majority of Walter Land's income is derived from rental income. Management and sale of the Louisiana properties are handled by local personnel on a contract basis. In the three years ended May 31, 1994, 1993 and 1992, Walter Land's net sales and revenues amounted to $247,000, $241,000 and $702,000, respectively. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $190,000 and $208,000, respectively.

Cardem Insurance

     Cardem Insurance is a Hamilton, Bermuda based offshore reinsurance company. The predominant part of its business is reinsuring 75% of the risk on fire and extended coverage insurance policies issued by Westchester Insurance Company, an unrelated insurance company. Such insurance policies are with individual owners of homes constructed by Jim Walter Homes. In the years ended May 31, 1994, 1993, and 1992, Cardem Insurance's net sales and revenues amounted to $12.0 million, $14.1 million and $13.4 million, respectively. In the nine-month periods ended February 28, 1995 and 1994, such net sales and revenues amounted to $8.8 million and $9.6 million, respectively.

Seasonality

     Certain of the businesses of the Company (primarily U.S. Pipe, Jim Walter Homes, JW Window Components and Vestal Manufacturing) are subject to seasonal variations to varying degrees. However, the businesses of the Company are significantly influenced by the general economy.

Trade Names, Trademarks and Patents

     The names of each of the Company's subsidiaries are well established in the respective markets served by them, and management believes that the reputation of such trade names is of some importance. The Company's subsidiaries have numerous patents and trademarks. Management does not believe, however, that any one such patent or trademark is of material importance.

Research and Development

     Research activities conducted by each business are directed toward new products, processes and building systems development, improvement of existing products, development of new uses for existing products and cost reduction efforts. Total research and development expenditures in each of the last three fiscal years were less than 1% of net sales and revenues.

Raw Materials

     Substantially all of the raw materials needed for the operations of the Company and its subsidiaries are either produced by the Company and its subsidiaries or are purchased from domestic sources. All materials used by the various businesses of the Company are available in the quantities necessary to support their respective operations.

Environmental

     The Company and its subsidiaries are subject to a wide variety of laws and regulations concerning the protection of the environment, both with respect to the construction and operation of many of its plants, mines and other facilities, and with respect to remediating environmental conditions that may exist at its own and other properties. The Company believes that it and its subsidiaries are in substantial compliance with federal, state and local environmental laws and regulations. Expenditures for compliance of ongoing operations and for remediation of environmental conditions arising from past operations in the fiscal year ended May 31, 1994 were approximately $3.2 million. Because environmental laws and regulations on the federal, state, and local levels continue to evolve, and because conditions giving rise to obligations and liabilities under environmental laws are in some circumstances not readily identified, it is difficult to forecast the amount of such environmental expenditures or the effects of changing standards on business operations, and the Company can give no assurance that such expenditures will not, in the future, be material. Capital expenditures for environmental requirements are estimated to be $5.2 million in the fiscal year ended May 31, 1995, and are anticipated in the next five years to average $6.0 million per year.

     U.S. Pipe is currently preparing a cleanup plan for its Burlington, New Jersey plant that was required under the New Jersey Environmental Cleanup Responsibility Act (now known as the Industrial Site Recovery Act) in connection with the completion of the LBO. Although the plan is not complete, management does not believe the cleanup costs will have a material adverse effect on financial condition or results of operation of the Company and its subsidiaries.

     The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), generally imposes liability, which may be joint and several and is without regard to fault or the legality of waste generation or disposal, on certain classes of persons, including owners and operators of sites at which hazardous substances are released into the environment (or pose a threat of such release), persons that disposed or arranged for the disposal of hazardous substances at such sites, and persons who owned or operated such sites at the time of such disposal. CERCLA authorizes the EPA, the states and, in some circumstances, private entities to take actions in response to public health or environmental threats and to seek to recover the costs they incur from the same classes of persons. Certain governmental authorities can also seek recovery for damages to natural resources. Various subsidiaries of the Company have been identified as potentially responsible parties by the EPA under CERCLA with respect to cleanup of hazardous substances at several sites to which their wastes allegedly have been transported. The subsidiaries are in the process of preliminary investigation of their relationship to these sites, if any, to determine the nature of their potential liability and amount of remedial costs to clean up such sites. Although no assurances can be given that the Company will not be required in the future to make material expenditures relating to these sites, management does not believe at this time that the cleanup costs its subsidiaries will be called on to bear, if any, associated with these sites will have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries; management believes the extent of the subsidiaries' involvement, if any, to be minor in relation to that of other named potentially responsible parties, a significant number of which are substantial companies.

Employees

     As of May 31, 1994, the Company and its subsidiaries employed approximately 7,700 people, of whom approximately 4,800 were hourly workers and approximately 2,900 were salaried employees. Approximately 4,100 employees were represented by unions under collective bargaining agreements, of which approximately 1,666 were covered by one contract with the UMWA, which currently expires on August 1, 1998. The Company considers its relations with its employees to be satisfactory.

     The Company and its subsidiaries have various pension and profit sharing plans covering substantially all employees. In addition to its own pension plans, contributions are made to certain multi-employer plans. The funding of retirement and employee benefit plans is in accordance with the requirements of the plans and, where applicable, in sufficient amounts to satisfy the "Minimum Funding Standards" of the Employee Retirement Income Security Act of 1974 ("ERISA"). The plans provide benefits based on years of service and compensation or at stated amounts for each year of service.

Properties

     The headquarters building of the Company is a modern twin tower eight-story building of masonry and steel construction, containing approximately 200,000 square feet of office space, located on a plot of land in excess of 13 acres in Tampa, Florida.

Legal Proceedings

     Plan of Reorganization. The Plan of Reorganization was confirmed by the Bankruptcy Court on March 2, 1995. An appeal from the order confirming the Plan of Reorganization was filed by the United States on behalf of the EPA. Notwithstanding the filing of such appeal, the Plan of Reorganization became effective on March 17, 1995. Despite the confirmation and effectiveness of the Plan of Reorganization, the Bankruptcy Court continues to have jurisdiction to, among other things, resolve disputed prepetition claims against the Company, resolve matters related to the assumption, assumption and assignment, or rejection of executory contracts pursuant to the Plan of Reorganization, and to resolve other matters that may arise in connection with or relate to the Plan of Reorganization. Except as described in "Certain Risk Factors -- Tax Considerations" and "-- Disputed Claims Reserves," provision was made under the Plan of Reorganization in respect of all prepetition liabilities of the Company.

     Asbestos-Related Litigation Settlements. As discussed more fully under "Recent History", prior to filing the Chapter 11 Cases, the Company and the Indemnitees were subject to significant and mounting Veil Piercing Litigation arising from the LBO and the activities of Celotex, a former subsidiary of the Company. Celotex filed for protection under Chapter 11 on October 12, 1990 as a result, in part, of increasingly burdensome asbestos litigation. In the Veil Piercing Litigation, the Asbestos Claimants sought (i) to pierce the corporate veil that existed between Celotex and Original Jim Walter prior to the LBO and
(ii) to unwind the LBO. According to the Asbestos Claimants, if Original Jim Walter were to be deemed responsible for Celotex's alleged multi-billion dollar asbestos liabilities, the debt issued in connection with the LBO would have rendered the Company insolvent, making the LBO a fraudulent conveyance. The Asbestos Claimants asserted at various times that the amount of Celotex's asbestos liabilities could reach $10 billion. Any finding that the Company could be liable for all or any part of these liabilities would have threatened the Company's existence.

     After the filing of the Chapter 11 Cases, the Company commenced the Adversary Proceeding. After a full trial (the "Veil Piercing Trial"), the Bankruptcy Court on April 18, 1994 found in favor of the Company on every claim asserted in the Adversary Proceeding. The United States District Court for the Middle District of Florida affirmed the Bankruptcy Court's decision on appeal on October 13, 1995. The decision of the District Court was appealed to the United States Court of Appeals for the Eleventh Circuit. On or about April 28, 1995, a stipulation of dismissal of that appeal was filed pursuant to the terms of the Veil Piercing Settlement described below.

     On April 28, 1994, the Company commenced an action (the "Celotex Action") in the Celotex bankruptcy proceeding seeking a ruling that, as a subsidiary of Jim Walter Corporation, Celotex alone had standing to assert the Veil Piercing Claims and that all creditors of Celotex were bound by the decisions in the Adversary Proceeding. If granted, the relief sought in the Celotex Action would have barred any future Veil Piercing Claims from being brought against the Company or any other entity. Counsel for the Asbestos Claimants had indicated that they would assert that only the named defendants in the Adversary Proceeding could be bound by the decisions in that action, leaving thousands of unnamed and future claimants free to relitigate the same issues raised therein. The Celotex Action was dismissed without prejudice on October 13, 1994 for lack of a case and controversy and for failure to join an indispensable party. Counsel for the Asbestos Claimants asserted that they would vigorously oppose any attempt by the Company to obtain an adjudication in any forum to the effect that the Asbestos Claimants or any other individual claimants lack standing to raise Veil Piercing Claims.

     Prior to the Veil Piercing Trial, a number of the Company's creditors reached a settlement agreement with the Asbestos Claimants to resolve the Veil Piercing Litigation and the Adversary Proceeding (the "Initial Settlement"). The Company did not join in the Initial Settlement and filed objections in the Chapter 11 Cases thereto.

     On October 17, 1994, a hearing was commenced in the Chapter 11 Cases on the fairness of the Initial Settlement and certain other issues relating to the payment of post-petition interest to unsecured creditors of the Company and challenges to the voting process. Before the completion of that hearing, all parties conducted intensive settlement negotiations. As a result of those negotiations, the Company, the Asbestos Claimants, certain creditors of the Company, KKR, Jim Walter Corporation, Celotex and others agreed upon the terms of a global settlement, ultimately resulting in the execution of the Second Amended and Restated Veil Piercing Settlement

Agreement dated as of November 22, 1994 (the "Veil Piercing Settlement"), the terms of which are embodied in and made effective by the Plan of Reorganization.


     Under the Veil Piercing Settlement, all pending and future Settlement Claims are settled, satisfied, released, barred and discharged and all persons that have asserted or may in the future assert Settlement Claims are permanently enjoined from, among other things, (i) commencing, conducting or continuing in any manner, directly or indirectly, any proceeding of any kind in respect of Settlement Claims against, among others, the Company, KKR and any or all of their present and former parents, subsidiaries, stockholders, partners, officers, directors and employees (the "Released Parties"), (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner, directly or indirectly, any judgment, award, decree or order against any of the Released Parties in respect of Settlement Claims and (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against any of the Released Parties in respect of Settlement Claims.

     The Veil Piercing Settlement was intended to resolve finally all Settlement Claims. The Veil Piercing Settlement was signed by, among others, Celotex, Jim Walter Corporation and counsel for the Asbestos Claimants, thus binding them to the terms thereof. Pursuant to the Veil Piercing Settlement, all present and future holders of Settlement Claims other than Celotex, including Asbestos Claimants, were certified by the Bankruptcy Court as a class (for settlement purposes only) under applicable bankruptcy rules and the Federal Rules of Civil Procedure (the "Class"). A representative of the Class was appointed by the Bankruptcy Court (the "Class Representative"). All potential members of the Class who could be identified received actual notice of the terms of the Veil Piercing Settlement and the Plan of Reorganization. The forms of notice were approved by the Bankruptcy Court. The Class Representative and Celotex each filed proofs of claim in the Chapter 11 Cases for the Settlement Claims. The Company filed objections to those proofs of claim and the Bankruptcy Court allowed the Settlement Claims pursuant to the Veil Piercing Settlement in the aggregate amount of $375 million.

     The Plan of Reorganization established a class of all present and future holders of Settlement Claims ("Class U-7"). A bar date for the filing of Class U-7 claims was set and notice thereof was approved by the Bankruptcy Court and given by the Company and its subsidiaries party to the Chapter 11 Cases. For voting purposes, every member of Class U-7 was temporarily allowed a $1 claim. Every Class U-7 claimant was given an opportunity to vote on the Plan of Reorganization. Class U-7 approved the Plan of Reorganization by a vote of 73,861 in favor to 16 opposed. No member of Class U-7 filed an objection to the Plan of Reorganization or to the Veil Piercing Settlement embodied therein.

     The Plan of Reorganization provides that acceptance of the Plan of Reorganization by Class U-7 binds any and all present or future holders of Settlement Claims to the terms of the Plan of Reorganization and thus bars them from bringing any Settlement Claims against the Company, the Indemnitees or any of the other Released Parties. Under the terms of the Veil Piercing Settlement, the stated amount of the settlement ($375 million) (the "Celotex Settlement Fund") was paid under the Plan of Reorganization in the form of Common Stock, cash and Notes to a fund (the "Celotex Settlement Fund Recipient") that will hold the money for the exclusive benefit of the Veil Piercing Claimants (as defined in the Veil Piercing Settlement). Under the Plan of Reorganization, all Settlement Claims must be channeled to the Celotex Settlement Fund Recipient to be administered under the jurisdiction of the bankruptcy court in the Celotex bankruptcy proceeding.

     On March 2, 1995, the Bankruptcy Court entered a confirmation order which, among other things, (i) provided for the satisfaction, discharge and release of the Settlement Claims, (ii) included an injunction permanently channelling all Settlement Claims to the Celotex Settlement Fund Recipient, (iii) found the Veil Piercing Settlement to be fair and reasonable and (iv) provided that the Class shall be deemed to have provided releases of all Released Parties under the Veil Piercing Settlement.

     By orders dated February 13 and 25, 1995, the Celotex bankruptcy court approved the Veil Piercing Settlement and directed Celotex to render performance in accordance with its terms. In addition, the Celotex bankruptcy court appointed a legal representative to protect the interests of unknown asbestos bodily injury claimants. After review of the Veil Piercing Settlement, that legal representative informed the Celotex bankruptcy court that the Veil Piercing Settlement should be approved as being in the best interests of such claimants.

     On March 17, 1995, the Celotex bankruptcy court issued an order authorizing the Celotex Settlement Fund Recipient to receive the Celotex Settlement Fund for the exclusive benefit of the Veil Piercing Claimants

(as defined in the Veil Piercing Settlement). The Celotex bankruptcy court also ordered that "all claims of the type settled by the Veil Piercing Settlement
. . . shall attach solely to the [Celotex] Settlement Fund and all persons and entities are enjoined from commencing or continuing any suit, arbitration or other proceeding of any type against any and all of the Released Parties . . . arising out of any such claims." The Celotex bankruptcy court also enjoined anyone from taking any action against the Celotex Settlement Fund without the prior approval of the Celotex bankruptcy court.

     Under the terms of the Veil Piercing Settlement, all parties thereto have agreed to use their best efforts to obtain a confirmation of a plan of reorganization in the Celotex bankruptcy proceeding that includes a provision for and injunction pursuant to Section 524(g) of the Bankruptcy Code. Section 524(g) is part of the 1994 amendments to the Bankruptcy Code. It provides for supplemental injunctions, such as the ones contemplated in the Veil Piercing Settlement, that will protect third parties who are not debtors in bankruptcy. Thus, a supplemental injunction under Section 524(g) would operate to bar future Settlement Claims against the Company, the Indemnitees and the other Released Parties. There had been some disputes about the statutory authorization of such injunctions under caselaw before the enactment of Section 524(g). Under Section 524(g), the Celotex bankruptcy court may (i) bind all present and future holders of Settlement Claims to the terms of the Veil Piercing Settlement and (ii) enjoin such holders from bringing Settlement Claims against any Released Party in the future.

     The Plan of Reorganization does not provide for a Section 524(g) injunction. However, as discussed above, under the terms of the Veil Piercing Settlement the parties to the Celotex bankruptcy proceeding are required to seek in good faith the confirmation of a plan of reorganization that contains such a provision. A plan of reorganization has already been proposed in the Celotex bankruptcy proceeding which provides for an injunction under Section 524(g). Although there is no assurance that it will be confirmed and consummated, if the Celotex plan of reorganization is confirmed and consummated and it contains a
Section 524(g) injunction, it would provide additional protection for the Released Parties.

     Jim Walter Homes/Mid-State Homes. Jim Walter Homes and Mid-State Homes, together with Mid-State Trust II and certain other parties, are involved in litigation, primarily in the Bankruptcy Court, with approximately 750 owners of houses constructed by Jim Walter Homes in south Texas. The homeowners seek damages based upon alleged construction defects, common law fraud, and violations of the Texas Deceptive Trade Practices Act, the Texas Consumer Credit Code, federal and state debt collections statutes and the Racketeering Influence Corruptions and Practices Act. Although Jim Walter Homes and Mid-State Homes believe that the litigation is substantially without merit, they have reached an oral agreement with the attorney for the homeowners pursuant to which the economic balances of the accounts of the homeowners, almost all of which are owned by Mid-State Trust II, would be reduced by less than $2 million in the aggregate. In addition, Jim Walter Homes and Mid-State Homes would be obligated to pay plaintiffs' attorney fees. No assurance can be given that any settlement will be finalized, or that the Bankruptcy Court, which has jurisdiction over the proceedings, will approve the settlement.

     Jim Walter Homes and Mid-State Homes also are defendants in a class action in a case pending in the United States District Court for the District of South Carolina by purchasers of houses constructed by Jim Walter Homes in South Carolina since December 27, 1989 in which the plaintiffs contend that Jim Walter Homes violated certain provisions of the South Carolina Consumer Protection Code (the "South Carolina Statute") relating to a borrower's right to choose the borrower's attorney in certain transactions and that the penalties for the alleged violations of such provisions include forfeiture of all finance charges paid or due in the future and a penalty of twice the amount of finance charges received by the lender. Jim Walter Homes and Mid-State Homes do not believe that these provisions apply to the credit sale of homes and that, if the statute was violated, the applicable damages are limited to a penalty of between $100 and $1,000 per sale. However, they have agreed to a proposed settlement of the litigation which would involve a reduction of the mortgages owned by the class members in an aggregate principal amount not to exceed $15.5 million, to be reduced by cash payments of $1,000 to former homeowners who no longer have mortgage balances (not to exceed $300,000 in the aggregate), a waiver of the first two months mortgage payments and the payment of legal fees. Notice of the proposed settlement has been sent to the members of the class. Jim Walter Homes and Mid-State Homes also have filed an action in the Bankruptcy Court for a declaratory judgment with respect to their liability, if any, to purchasers of houses built by Jim Walter Homes in South Carolina from July 1, 1982 (the date on which the South Carolina Statute become effective) to December 27, 1989. Jim Walter Homes and Mid-State Homes do not believe that their liability, if any, with respect to these accounts, almost all of which are owned by Mid-State Trust II, is very large, primarily because of the effect of the statute of limitations.

     Other. The Company and its subsidiaries are involved in various other proceedings incidental to the normal course of their businesses. Management does not expect that any of such other proceedings will have a material adverse effect on the Company's financial position.


                                   MANAGEMENT

Directors and Executive Officers

     Set forth below is a list showing the names, ages (as of April 1, 1995) and positions of all Directors of the Company, and, where applicable, the executive office or offices held by each Director with the Company.

Name                   Age    Position
- ----                   ---    --------

James W. Walter        72     Chairman and Director.

G. Robert Durham       66     Director; President and Chief Executive Officer.

Kenneth J. Matlock     66     Director; Executive Vice President and Chief
                                Financial Officer.

Howard L. Clark, Jr.   51     Director.

James B. Farley        64     Director.

Eliot M. Fried         62     Director.

James L. Johnson       67     Director.

Robert I. Shapiro      44     Director.

Michael T. Tokarz      45     Director.

     James W. Walter has been the Chairman and a Director of the Company since 1988. Mr. Walter founded Walter Construction Co., a predecessor of Original Jim Walter, in 1948 and Original Jim Walter (incorporated in 1955). He was President and Chief Executive Officer of Original Jim Walter from 1955 to 1963, Chairman and Chief Executive Officer from 1963 to 1983 and Chairman thereafter. He is a Director of Anchor Glass Container Corporation and Contel Cellular, Inc.

     G. Robert Durham has been President and Chief Executive Officer and a Director of the Company since June 1991. He was Chairman, President and Chief Executive Officer of Phelps Dodge Corporation, a producer of copper, truck wheels and rims, and carbon black, from 1987 to 1989, when he took early retirement. Prior to 1987 he was President and Chief Operating Officer (1985-
1987) and held other executive positions (1967-1985) with Phelps Dodge Corporation and/or its affiliated companies. He also is a Director of Homestake Mining Company, MinCorp Holdings Inc. and The FINOVA Group Inc. and a Trustee of Mutual of New York.

     Kenneth J. Matlock has been Executive Vice President and Chief Financial Officer of the Company since 1991; prior thereto he was Senior Vice President and Chief Financial Officer of the Company from 1988 to 1991. Mr. Matlock joined Original Jim Walter in 1964, became Controller in 1970, Chief Financial Officer in 1974 and Senior Vice President in 1984. Mr. Matlock has been a Director of the Company since 1988.

     Howard L. Clark, Jr. has been the Vice Chairman of Lehman, an investment-banking firm, since February 1993; prior thereto he served as Chairman and Chief Executive Officer of Shearson Lehman Brothers, Inc. Prior thereto he was an Executive Vice President and the Chief Financial Officer of American Express Company, a financial services firm. He also is a Director of Lehman, Plasti-Line, Inc., The Maytag Corporation, the Securities Industry Association and The Fund American Companies, Inc. Mr. Clark has been a Director of the Company since March 17, 1995.

     James B. Farley is the retired Chairman of the Board and a Trustee of Mutual of New York, a life insurance company. He served as Chairman and Chief Executive Officer of Mutual of New York from 1989 to 1994. He also is a Director of Ashland Oil, Inc. and The Promus Companies. Mr. Farley has been a Director of the Company since March 17, 1995.

     Eliot M. Fried has been a Managing Director of Lehman or Shearson Lehman Brothers, Inc. since 1991 and is Co-chairman of Lehman's Firm Wide Investment Committee. He served as a Senior Vice President of Shearson Hayden Stone, a predecessor firm of Lehman, from 1982 to 1991. He also is a Director of American Marketing Industries, Bridgeport Machines, Inc., Energy Ventures, Inc., Lear Seating Corporation, Sun Distributors L.P. and Vernitron Corporation. Mr. Fried has been a Director of the Company since March 17, 1995.

     James L. Johnson is Chairman Emeritus of GTE Corporation, a telephone company and cellular service provider. From April 1988 to May 1992 he was Chairman and Chief Executive Officer of GTE. He also is a Director of Contel Cellular, Inc., CellStar Corporation, The FINOVA Group Inc., Harte-Hanks Communications Inc. and Valero Energy Corp. and a Trustee of Mutual of New York. Mr. Johnson has been a Director of the Company since March 17, 1995.

     Robert I. Shapiro has been a Managing Director of Lehman since 1985. He is Chairman of Lehman's Employee Benefit Plans Committee and a Trustee of the Lehman Brothers Pension Plan. Mr. Shapiro has been a Director of the Company since March 17, 1995.

     Michael T. Tokarz has been a general partner of KKR, a private investment firm, since January 1993; prior thereto he was an associate at KKR since September 1985. He also is a Director of Safeway, Inc., K-III Communications Corporation, Flagstar Companies, Inc., Flagstar Corporation, Neway Anchorlok International, Inc., KSL Recreation Corporation and IDEX Corporation. Mr. Tokarz has been a Director of the Company since 1987.

     Except as described under "Board of Directors" below, Directors of the Company are elected by the stockholders of the Company. Each Director holds office until his successor is elected and qualified. The Company is not aware of any family relationships among any of the foregoing Directors.

     Set forth below is a list showing the names, ages (as of April 1, 1995) and positions of the executive officers of the Company who are not Directors of the Company.


Name                   Age    Offices
- ----                   ---    -------

William Carr           64     President and Chief Operating Officer of Jim
                              Walter Resources

Frank A. Hult          43     Vice President and Controller of the Company

Donald M. Kurucz       55     Vice President and Treasurer of the Company

Robert W. Michael      53     Senior Vice President and Group Executive of the
                              Company; President and Chief Operating Officer of
                              Jim Walter Homes

Sam J. Salario         65     President of Mid-State Homes; Vice President of
                              Jim Walter Homes

William N. Temple      62     Senior Vice President and Group Executive of the
                              Company; President and Chief Operating Officer of
                              U.S. Pipe

David L. Townsend      41     Vice President-Human Resources/Public Relations of
                              the Company

Name                   Age    Offices
- ----                   ---    -------


John F. Turbiville     66     Vice President-Legal and Secretary of the Company

William H. Weldon      63     Senior Vice President-Finance and Chief Accounting
                              Officer of the Company

     William Carr has been President and Chief Operating Officer of Jim Walter Resources since 1991; prior thereto he was a Senior Executive Vice President and Chief Operating Officer of Jim Walter Resources and President of its Mining Division since 1976. He was a Vice President of Original Jim Walter from 1976 to 1988.

     Frank A. Hult has been a Vice President of the Company since 1994 and the Controller of the Company since 1991; he was Assistant Controller and Chief Accountant (1989-1991) and Manager of Budgets (1988-1989) of the Company. Previously he was Manager of Budgets (1984-1988) and Financial Analyst (1978-
1981) of Original Jim Walter and Manager-Operations Administration (1981-1984); Plant Controller (1975-1978) and Cost Accountant (1974-1975) for Celotex.

     Donald M. Kurucz has been a Vice President and the Treasurer of the Company since 1991; he was Treasurer of the Company from 1988-1991. Previously he served as Treasurer (1977-1988) and Assistant Treasurer (1975-1977) of Original Jim Walter.

     Robert W. Michael has been a Senior Vice President and Group Executive of the Company since 1991 and President and Chief Operating Officer of Jim Walter Homes since 1984. Prior thereto, he was Vice President-Sales (1975-1984), a Regional Manager (1973-1975), an Assistant Regional Manager (1970-1973), a Main Branch Manager (1967-1970) and a Sub-Branch Manager (1966-1967) with Jim Walter Homes and held various managerial positions with Mid-State Homes (1964-1966). He was a Vice President of Original Jim Walter (1984-1988).

     Sam J. Salario has been President of Mid-State Homes since 1984, and a Vice President of Jim Walter Homes since 1972. Previously he served as an Assistant Vice President (1963-1984), a Regional Supervisor (1961-1963) and a Representative (1960-1961) with Mid-State Homes.

     William N. Temple has been a Senior Vice President and Group Executive of the Company since 1991 and President and Chief Operating Officer of U.S. Pipe since 1993; he was a Vice President of the Company from 1988 to 1991 and, from 1974, was a Vice President of Original Jim Walter. Previously he served as President of the former Fasteners and Special Products Division of U.S. Pipe and Vice President of U.S. Pipe (1972-1974), President of the former Southeastern Bolt and Screw division of U.S. Pipe (1971-1974) and Controller of U.S. Pipe (1965-1971).

     David L. Townsend has been a Vice President of the Company since 1988. Previously he served as a Vice President (since 1983), Director of Public Relations (1982-1983) and Manager of Public Relations (1980-1982) of Original Jim Walter and in various staff positions (1978-1980) with Original Jim Walter.

     John F. Turbiville has been a Vice President and the Secretary of the Company since 1988. Previously he served as Assistant Secretary of the Company
(1988) and Original Jim Walter (1981-1988) and as a staff attorney (1979-1981) with Original Jim Walter.

     William H. Weldon has been a Senior Vice President and the Chief Accounting Officer of the Company since 1991; he was Vice President, Controller and Chief Accounting Officer of the Company from 1988 to 1991. Previously he served as Vice President and Controller (1977-1988), Controller (1972-1977) and Assistant Controller (1970-1972) of Original Jim Walter.

     Executive officers serve at the pleasure of the Board of Directors. The Company is not aware of any family relationships among any of the foregoing executive officers.

Board of Directors

     Pursuant to the Plan of Reorganization and the Charter, the Board of Directors of the Company will consist of nine (9) directors. For the first three years after the Effective Date of the Plan of Reorganization (the "Initial Three Year Term"), the Board will be selected as follows (subject to the exceptions discussed in the next paragraph): three directors will be senior officers of the Company (initially G. Robert Durham, James W. Walter and Kenneth J. Matlock; any successors will be selected by the remaining directors from the senior officers of the Company); one director will be a person designated by KKR (the "KKR Director") (initially Michael T. Tokarz); three directors will be persons designated by Lehman (the "Lehman Directors") (initially Howard L. Clark, Jr., Eliot M. Fried and Robert I. Shapiro); and two directors (the "Independent Directors") (initially James B. Farley and James L. Johnson) will be persons who
(a) are not (i) officers, affiliates, employees, Interested Stockholders, consultants or partners of any Significant Stockholder or any affiliate of any Significant Stockholder or of any entity that was dependent upon any Significant Stockholder or any affiliate of any Significant Stockholder for more than 5% of its revenues or earnings in its most recent fiscal year, (ii) an officer, employee, consultant or partner of the Company or any of its affiliates, or an officer, employee, Interested Stockholder, consultant or partner or any entity that was dependent upon the Company or any of its affiliates for more than 5% of its revenues or earnings in its most recent fiscal year or (iii) any relative or spouse of any of the foregoing persons or a relative of a spouse of any of the foregoing persons and (b) are selected by management of the Company from a list of qualified candidates provided by an independent search firm selected by management and Lehman. For these purposes "Interested Stockholder" means, with respect to any person, any other person that together with its affiliates and associates beneficially owns (as defined in Rule 13d-3 under the Exchange Act) 5% or more of the equity securities of such person, and "Significant Stockholder" means an Interested Stockholder of the Company.

     If, at any time during the Initial Three Year Term, (i) after six months following the Effective Date of the Plan of Reorganization, Lehman notifies KKR that it has determined to transfer to KKR the right to appoint one of the three Lehman Directors or (ii) Lehman and its affiliates fail to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 8% of the outstanding Common Stock (without giving effect to shares of Common Stock held in escrow pursuant to the Plan of Reorganization; see "Security Ownership of Management and Principal Stockholders" and "Description of Capital Stock -- Future Stock Issuances") (the "Outstanding Common Stock") and KKR and its affiliates have beneficial ownership of 8% or more of the Outstanding Common Stock at such time, then, in each case, KKR shall have the right to compel one Lehman Director selected by Lehman to resign as a director and to appoint as a successor an additional KKR Director. If, at any time during the Initial Three Year Term, there are two KKR Directors and KKR and its affiliates fail to have beneficial ownership of 8% or more of the Outstanding Common Stock while Lehman and its affiliates have beneficial ownership of 8% or more of the Outstanding Common Stock, then Lehman shall have the right to compel one KKR Director selected by KKR to resign as a director and to appoint as a successor an additional Lehman Director. If, at any time during the Initial Three Year Term, either Lehman and its affiliates or KKR and its affiliates fail to have beneficial ownership of 5% or more of the Outstanding Common Stock, then the Lehman Directors or the KKR Director(s), as the case may be, shall resign and the remaining directors shall appoint their successor(s) for the remainder of the Initial Three Year Term; provided, however, that KKR shall be entitled to have one KKR Director during the Initial Three Year Term if the number of shares of Common Stock beneficially owned by KKR and its affiliates, together with shares of Common Stock held in escrow pursuant to the Plan of Reorganization that would be distributed to KKR or its affiliates upon release from escrow, constitutes 5% or more of the Outstanding Common Stock and shares held in escrow pursuant to the Plan of Reorganization.

     After the Initial Three Year Term, the directors of the Company shall be elected by the stockholders of the Company annually for a term of one year each.

Committees of the Board of Directors

     The Board of Directors of the Company has established a Tax Oversight Committee, an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating Committee and an Environmental, Health and Safety Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company.

     The Tax Oversight Committee is responsible for (i) approving all settlements and agreements by the Company or any of its subsidiaries regarding all Federal Income Tax Claims and (ii) determining Veil Piercing Settlement Tax Savings Amounts and related responsibilities, all as more particularly described under "Description of Capital Stock -- Future Stock Issuances." The members of the Tax Oversight Committee shall consist at all times of two Independent Directors and a Director (or other person) designated by Lehman (initially Robert I. Shapiro, Chairman, James B. Farley and James L. Johnson).

     The Audit Committee is responsible for meeting with representatives of the Company's independent certified public accountants and financial management to review accounting, internal control, auditing and financial reporting matters, and is also responsible, among other things, for maintaining liaison with and exercising such supervision of the actions of said accountants in whatever manner and to whatever extent shall be deemed, at its discretion, necessary, proper and in the best interest of the Company and its stockholders. The Audit Committee consists of five Directors who are not and never have been employees of the Company (initially Eliot M. Fried, Chairman, James B. Farley, James L. Johnson, Robert I. Shapiro and Michael T. Tokarz).

     The Compensation Committee is responsible for reviewing and approving officer and executive salaries in amounts over $100,000 annually and for reviewing and recommending for approval by the Board of Directors executive and key employee compensation plans, including incentive compensation and other benefits, and consists of five Directors who are not and never have been employees of the Company (initially James L. Johnson, Chairman, Howard L. Clark, Jr., James B. Farley, Eliot M. Fried and Michael T. Tokarz).

     The Finance Committee is responsible for recommendations to the Board of Directors concerning financings, dividends, discretionary contributions by the Company under the Company's employee benefit plans and other financial matters, approval of the designation of the investment fund managers for the Company's employee benefit plans, and approval of investment of the Company's funds, by establishment of policies for investment of funds by the Company's officers. The Financing Committee consists of five Directors (initially James B. Farley, Chairman, Howard L. Clark, Jr., Eliot M. Fried, Michael T. Tokarz and James W. Walter).

     The Environmental, Health and Safety Committee is responsible for receiving environmental, health and safety reports from the Company's and its subsidiaries' environmental counsel and engineers and health and safety personnel; examining and reporting upon the Company's and its subsidiaries' compliance with environmental, reclamation, health and safety requirements and the policies pertaining thereto; reporting the same to the Board of Directors; approving the proposed scope of internal and independent environmental and health and safety audits; and periodically evaluating and recommending to the Board of Directors changes in the Company's and its subsidiaries' environmental, health and safety policies. The Environmental, Health and Safety Committee consists of three Directors (initially Michael T. Tokarz, Chairman, James L. Johnson and Robert I. Shapiro).

     The Nominating Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as Directors, including nominees recommended by stockholders, and reporting its recommendations to the Board of Directors. During the Initial Three Year Term, selection of Directors is subject to restrictions discussed in "Board of Directors" above. The Nominating Committee consists of five Directors (initially Howard L. Clark, Jr., Chairman, James B. Farley, Eliot M. Fried, James L. Johnson and Michael T. Tokarz).

     Pursuant to the Charter and By-laws, at all times during the Initial Three Year Term each committee of the Board of Directors (other than the Tax Oversight Committee, which shall be constituted as described above) shall include such number of directors (but in any event at least one director) designated by each of KKR and Lehman so that each of KKR and Lehman has representation on each such committee proportionate to the representation it has on the Board of Directors. The Charter provides that the foregoing provision of the By-laws and certain other provisions of the By-laws cannot be amended by the Board of Directors during the Initial Three Year Term unless 67% of the whole Board of Directors votes in favor of the amendment. Thereafter, the affirmative vote of a majority of directors will be required to amend those provisions.

Directors' Compensation

     Non-employee Directors of the Company (Messrs. Clark, Farley, Fried, Johnson, Shapiro and Tokarz) are paid retainer fees of $25,000 per year; committee chairmen receive an additional retainer fee of $5,000 per year. Each non-employee Director also receives a fee of $1,500 for each Board or committee meeting attended. The Company and its subsidiaries do not pay fees to Directors who are employees of any of the Company and its subsidiaries.

Executive Compensation

     The following table sets forth information concerning compensation paid to or accrued for the account of the Chief Executive Officer of the Company and each of the next four (4) most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 (the Chief Executive Officer and each other such executive officer, the "Named Executive Officers") during the fiscal year ended May 31, 1994 for services rendered in all capacities:

                                                  SUMMARY COMPENSATION TABLE


                                                                      Annual Compensation
                                                           -----------------------------------------
            Name and                        Year ended                                                      All Other
            Principal Position              May 31,(1)          Salary                 Bonus             Compensation(2)
            --------------------------- -----------------  -------------------- -------------------- -----------------------
            G. Robert Durham,                  1994             $447,564             $400,000               $69,275
              President and CEO

            James W. Walter, Chairman          1994              350,000              400,000                53,880

            Kenneth J. Matlock,                1994              231,048              235,000                36,000
              Executive Vice President
              and Chief Financial
              Officer

            William H. Weldon, Senior          1994              168,583              160,000                25,798
              Vice President--Finance
              and Chief Accounting
              Officer

            William N. Temple, Senior          1994              173,878              120,000                 8,815
              Vice President and Group
              Executive; President of
              U.S. Pipe


(1) Disclosure is only provided as to the last full fiscal year of the Company because prior thereto it was not a "reporting company" pursuant to Section 13(a) or 15(d) of the Exchange Act.

(2) The amounts shown in this column represent the Company's contributions for the account of each of the Named Executive Officers to the Walter Industries Profit Sharing Plan (the "Profit Sharing Plan") (and accruals for the related Supplemental Profit Sharing Plan (the "Supplemental Profit Sharing Plan") which provides benefits which would have been provided under the tax-qualified Profit Sharing Plan but for restrictions on such benefits imposed by the Internal Revenue Code of 1986, as amended (the "IRC")). The Profit Sharing Plan and the Supplemental Profit Sharing Plan amounts are for the plan year ended August 31, 1994.

Pension Plans

     The table below sets forth the aggregate estimated annual retirement benefits payable under the Pension Plan for Salaried Employees of Subsidiaries, Divisions and/or Affiliates of Walter Industries (the "Pension Plan") and under the Company's unfunded, non-qualified, Supplemental Pension Plan (the "Supplemental Pension Plan" and together with the Pension Plan, the "Pension Plans") for employees retiring at normal retirement age (65) on June 1, 1994 and is based on social security covered compensation in effect on June 1, 1994:

                               PENSION PLAN TABLE

                                      Years of Service
               Remuneration    15      20      25      30     35


                $150,000     31,364  41,819  52,274  62,728  73,183
                $175,000     36,895  49,194  61,492  73,791  86,089
                $200,000     42,427  56,569  70,711  84,853  98,995
                $225,000     47,958  63,944  79,830  95,916 111,902
                $250,000     53,489  71,319  89,149 106,978 124,808
                $300,000     64,552  86,069 107,586 129,103 150,620
                $350,000     75,614 100,819 126,024 151,228 176,433
                $400,000     86,677 115,569 144,461 173,353 202,245
                $450,000     97,739 130,319 162,899 195,478 228,058
                $500,000    108,802 146,069 181,336 217,603 253,870
                $550,000    119,864 159,819 199,774 239,728 279,683
                $600,000    130,927 174,569 218,211 261,853 305,495



     Benefit payments under the Pension Plans are based on final average annual compensation (including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for federal income tax purposes) for the five (5) consecutive years within the final ten (10) years of employment prior to normal retirement date (65) which produce the highest average. This is equivalent to the sum of the amounts included under the Salary and Bonus column headings in the Summary Compensation Table above. Benefit amounts are shown on a straight-line annuity basis, payable annually upon retirement at age 65. No offsets are made for the value of any social security benefits earned. In the case of the Supplemental Pension Plan, the applicable company may, in its sole discretion, elect to furnish any and all benefits due by purchasing annuities, or by other means at its disposal, including payment of the present value of such benefits.

     Only employees of the Company's subsidiaries (except Jim Walter Homes, Mid-State Homes, Best Insurors, Inc. ("Best Insurors"), Best Insurors of Mississippi, Inc., JW Insurance Services, Inc., Dixie Building Supplies, Inc. ("Dixie Building Supplies"), Coast to Coast Advertising, Inc. and Walter Home Improvement, Inc.) participate in the Pension Plans. Of the Named Executive Officers, only Messrs. Matlock (due to his past service with a subsidiary of the Company) and Temple are participants in the Pension Plans with six (6) and nine
(9) years of credited service, respectively; Messrs. Durham, Walter and Weldon are not participants in the Pension Plans.

Certain Compensation Arrangements

     Durham Employment Agreement. The Company has an employment agreement with
G. Robert Durham dated June 19, 1993 (the "Durham Employment Agreement"), pursuant to which the Company has agreed to employ Mr. Durham as, and Mr. Durham has agreed to serve as, President and Chief Executive Officer and a member of the Board of Directors of the Company until May 31, 1995. The Durham Employment Agreement shall automatically be renewed on June 1, 1995 and shall continue from year to year thereafter until terminated by either Mr. Durham or the Company on 60 days' written notice to the other party. The Durham Employment Agreement provides that Mr. Durham will receive a base annual salary of $450,000, with additional incentive compensation to be determined by the Company's Board of Directors in accordance with past practices. Under the Durham Employment Agreement, Mr. Durham is entitled to be indemnified for his acts as an officer of the Company, and is entitled to participate in other Company employee benefit plans, including the Profit Sharing Plan and the Supplemental Profit Sharing Plan.

     If Mr. Durham's employment is terminated during the term of the Durham Employment Agreement (to May 31, 1995), he shall become entitled to receive his base salary for the balance of the term plus, if such termination is without cause (defined as gross negligence or willful misconduct that is materially detrimental to the Company) a pro rata amount of incentive compensation for the year in which the employment is terminated. If Mr. Durham is terminated during any period of renewal of the Durham Employment Agreement, Mr. Durham shall be entitled to receive his then current base salary for the balance of the Company's fiscal year in which employment is terminated plus, if such termination is without cause, a pro rata amount of incentive compensation for that year. In the case of Mr. Durham's death during the term of the Durham Employment

Agreement, his executor, administrator, testamentary trustee, legatees or beneficiaries, as the case may be, shall be entitled to receive his then current base salary during the nine-month period following the date of death.

     Profit Sharing Plans. Under the Profit Sharing Plan and the Supplemental Profit Sharing Plan, amounts contributed by the Company for the benefit of the participants become payable upon termination of employment. In the case of the Supplemental Profit Sharing Plan, accrued amounts are payable, at the discretion of the Company, in either a lump sum or in sixty (60) equal monthly installments. While the Profit Sharing Plan provides retirement benefits for all salaried employees of the Company and certain of its subsidiaries, the Company makes contributions to the Supplemental Profit Sharing Plan only for employees as to which the full contribution under the Profit Sharing Plan has been limited by the IRC. For the Supplemental Profit Sharing Plan year ended August 31, 1994, only three employees, Messrs. Walter, Durham and Matlock, qualified for participation in the Supplemental Profit Sharing Plan.

Compensation Committee Interlocks or Insider Participation in Compensation Decisions

     During the fiscal year ended May 31, 1994, James W. Walter, Chairman and a Director of the Company, and G. Robert Durham, President and Chief Executive Officer of the Company, participated in deliberations of the Company's Board of Directors concerning executive compensation.

Certain Related Transactions

     In July 1986, Waltsons, Inc., a family owned corporation in which James W. Walter, Chairman and a Director of the Company, has a twenty percent (20%) interest, acquired a fifty percent (50%) interest in the operations of Booker & Company, Inc. ("Booker"), a wholesale distributor of building supplies and material headquartered in Tampa, Florida. For over 30 years, Booker has been a supplier of various building supplies and materials to Dixie Building Supplies. During the fiscal year ended May 31, 1994, Booker's sales of building supplies and materials to such subsidiary totaled $5,964,867.

     In March 1995, Lehman acted as an underwriter in connection with the public issuance by Mid-State Trust IV of $959,450,000 of Asset Backed Notes, for which it received underwriting commissions and fees of approximately $__________. See "Business and Properties -- Mid-State Homes."


                      SECURITY OWNERSHIP OF MANAGEMENT AND
                             PRINCIPAL STOCKHOLDERS

     The following tables furnish information, as of March 17, 1995, as to: (i) shares of Common Stock beneficially owned by each Director and Named Executive Officer of the Company and shares of Common Stock beneficially owned by all Directors and executive officers of the Company as a group; and (ii) shares of Common Stock known by the Company to be beneficially owned by any person owning beneficially more than five percent (5%) of the outstanding shares of Common Stock, together with such person's address. (Except as indicated below, to the knowledge of the Company each person indicated in the table has sole voting and investment power as to the shares shown.)

                  Ownership of Directors and Executive Officers
                  ---------------------------------------------


          Name of Beneficial Owner    Number of             Percent of
          ------------------------    ---------             ----------
                                      Shares                Class
                                      ------                -----

          James W. Walter,            39,338(4)             *
          Chairman and Director

          Howard L. Clark, Jr.        (1)                   (1)
          Director

          Eliot M. Fried              (1)                   (1)
          Director

          Robert I. Shapiro           (1)                   (1)
          Director

          Michael T. Tokarz           5,900,725(2)          11.7(2)
          Director

          G. Robert Durham            0                     0%
          Director, President and
          Chief Executive Officer

          Kenneth J. Matlock          5,176(4)              *
          Director, Executive Vice
          President and Chief
          Financial Officer

          William H. Weldon,          4,140(4)              *
          Senior Vice
          President--Finance
          and Chief Accounting
          Officer

          William N. Temple,          2,070(4)              *
          Senior Vice President and
          Group Executive;
          President of U.S. Pipe

          All Directors and           5,975,257(3)(4)       11.8(3)(4)
          executive officers as a
          group
____________________

*    Does not own more than 1% of outstanding Common Stock

(1) Messrs. Clark, Fried and Shapiro are the Vice Chairman and Managing Directors, respectively, of Lehman. See "Ownership of Principal Stockholders" below for information concerning Lehman's ownership of shares.

(2) Mr. Tokarz is a general partner of KKR Associates, which is the sole general partner of each of JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P. (the "KKR Investors"), and thus Mr. Tokarz may be deemed to be a "beneficial owner" of the shares owned by the KKR Investors (see "Ownership of Principal Stockholders" below) within the meaning of Rule 13d-3 under the Exchange Act. Mr. Tokarz disclaims beneficial ownership of such shares.

     Up to 4,006,064 additional shares of Common Stock may be distributed to the KKR Investors under the Plan of Reorganization (see Footnote (3) under "Ownership of Principal Stockholders" below and "Description of Capital Stock -- Future Stock Issuances"). If all such shares were distributed to the KKR Investors, Mr. Tokarz may be deemed to be a "beneficial owner" of approximately 9,906,789 shares of Common Stock, or 18.1% of the shares of Common Stock outstanding after giving effect to such issuance.

(3) Includes 5,900,725 shares of Common Stock held by the KKR Investors which are deemed to be beneficially owned by Mr. Tokarz. See Footnote (2). Does not include shares of Common Stock owned by Lehman. See Footnote (1).

(4) Pursuant to the Plan of Reorganization, approximately 3,017, 397, 317, 158 and 458,397 additional shares of Common Stock will be issued to Messrs. Walter, Matlock, Weldon and Temple and to all Directors and executive officers as a group (including 452,684 shares of Common Stock to be issued to the KKR Investors; see Footnotes (2) and (3)), respectively, six months after the Effective Date of the Plan of Reorganization. In addition, 3,880,140 additional shares of Common Stock will be issued to an escrow account six months after the Effective Date of the Plan of Reorganization. To the extent that certain contingencies regarding federal income tax claims of the Company are resolved satisfactorily, up to 23,689, 3,117, 2,493, 1,246 and 3,598,261 of the escrowed shares will be distributed to Messrs. Walter, Matlock, Weldon and Temple and to all Directors and executive officers as a group (including 3,553,380 shares to be distributed to the KKR Investors), respectively, under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and cancelled. See "Description of Capital Stock -- Future Stock Issuances." If all such shares were distributed to Messrs. Walter, Matlock, Weldon and Temple and to all Directors and executive officers as a group (including the 4,006,064 shares to be distributed to the KKR Investors), such persons would hold approximately 66,044, 8,690, 6,950, 3,474 and 10,031,915 shares of Common Stock, respectively, which in the case of each individual would constitute less than 1% of the shares of Common Stock then outstanding after giving effect to such issuance and in the case of all Directors and executive officers as a group would constitute approximately 18.3% of the shares of Common Stock then outstanding after giving effect to such issuance.

                       Ownership of Principal Stockholders
                       -----------------------------------

          Name and Complete
          Mailing Address             Number of             Percent of
          --------------------        ---------             ----------
                                      Shares                Class
                                      ------                -----

          The Celotex Settlement      10,941,326(1)         21.7(1)
          Fund Recipient
          1 Metro Center
          4010 Boy Scout Boulevard
          Tampa, Florida 33607

          Lehman Brothers Inc.        7,734,008 to          15.3 to
          3 World Financial Center    8,040,460(2)(4)       15.9(2)(4)
          New York, NY 10285

          The KKR Investors (JWC      5,900,725(3)          11.7(3)
             Associates, L.P.,
             JWC Associates II,
             L.P. and
             KKR Partners II, L.P.)
          c/o Kohlberg Kravis
          Roberts & Co., L.P.
          9 West 57th Street
          New York, NY 10009
____________________

(1) If all the shares of Common Stock that may be issued to the KKR Investors and other former stockholders are issued (see Footnote (3)), the percentage would be reduced to approximately 19.9%.

     The Celotex Settlement Fund Recipient has agreed to vote and execute written consents with respect to the shares of Common Stock held by it in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock. Identical restrictions on the voting of the Celotex Settlement Fund Recipient's Common Stock are contained in the Charter and in the Plan of Reorganization. See "Description of Capital Stock -- Stockholder's Agreement" and "-- Tag-Along and Voting Rights Agreement."

(2) If all the shares of Common Stock that may be issued to the KKR Investors and other former stockholders are issued (see Footnote (3)), the percentage would be reduced to approximately 14.1% to 14.7%

     The Celotex Settlement Fund Recipient has agreed with Lehman that it will vote and execute written consents with respect to the shares of Common Stock held by it in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock. See "Description of Capital Stock -- Tag-Along and Voting Rights Agreement" and Footnote (1) above.

(3)  The shares of Common Stock are held by the KKR Investors as follows:
     5,724,035 shares are held by JWC Associates, L.P.; 37,930 shares are held by JWC Associates II, L.P.; and 138,760 shares are held by KKR Partners II, L.P. KKR Associates is the sole general partner of each of the KKR Investors. The general partners of KKR Associates are Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Michael W. Michelson, Saul A. Fox, Paul E. Raether, Michael T. Tokarz, James H. Greene, Jr., Perry Golkin, Scott M. Stewart, Clifton S. Robbins and Edward A. Gilhuly.

     Pursuant to the Plan of Reorganization, approximately 452,684 additional shares of Common Stock will be issued to the KKR Investors (and 41,629 shares to other former stockholders) six months after the Effective Date of the Plan of Reorganization. In addition, 3,880,140 additional shares of Common Stock will be issued to an escrow account six months after the Effective Date of the Plan of Reorganization. To the extent that certain contingencies regarding federal income tax claims of the Company are resolved satisfactorily, up to 3,553,380 of the escrowed shares will be distributed to the KKR Investors under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and cancelled. See "Description of Capital Stock--Future Stock Issuances." If all such shares were distributed to the KKR Investors, the KKR Investors would hold approximately 9,906,789 shares of Common Stock, or 18.1% of the shares of Common Stock then outstanding after giving effect to such issuance.

(4) As a result of errors by the balloting agent in recording elections to receive cash and Notes in lieu of a portion of Common Stock to be received under the Plan of Reorganization by holders of subordinated debt of the Company outstanding prior to the Effective Date of the Plan of Reorganization, the exact number of shares of Common Stock to be received by Lehman and other holders of such debt presently is not determinable. When an order of the Bankruptcy Court as to validity of certain elections based on a hearing held April 30, 1995 is final and not subject to appeal, such number of shares will be finally determinable.

                              DESCRIPTION OF NOTES

General

     The Notes being offered hereby are a portion of the Notes issued under an Indenture dated as of March 17, 1995 (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and as in effect on March 9, 1995, the date of the qualification of the Indenture under the Trust Indenture Act. The Notes are subject to all such terms, and Holders and prospective Holders are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, including definitions therein of certain terms used below. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

     The Notes are secured by a first priority security interest in the Pledged Shares described below under "Security". The Notes rank senior in right of payment to all subordinated indebtedness of the Company and pari passu in right of payment to all other senior indebtedness of the Company (including indebtedness under the Bank Revolving Credit Facility described herein). As of March 31, 1995, the aggregate amount of senior indebtedness of the Company was $2,238,465,000 (including the Notes). As of March 31, 1995, the Company had no subordinated indebtedness outstanding. See "Certain Covenants -- Limitation on Incurrence of Indebtedness" below.

     The Notes have been issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Trustee is acting as Registrar for the Notes and, together with the Company, as a Co-Paying Agent. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity. The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York.

Principal, Maturity and Interest

     The Notes are limited in aggregate principal amount to $490 million and will mature on March 15, 2000. Interest on the Notes accrues at the rate of 12.19% per annum and is payable semiannually in cash on each September 15 and March 15, commencing on September 15, 1995, to the Persons who are registered Holders at the close of business on the September 1 and March 1 immediately preceding the applicable interest payment date. The Company is obligated to pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and overdue installments of interest (without regard to any applicable grace period) at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

Security

     Pursuant to the Indenture, the Company and each of its Subsidiaries which directly owns the capital stock of Subsidiaries indirectly owned by the Company have executed and delivered to the Trustee the Pledge Agreement and the Subsidiary Pledge Agreements, respectively, which provide, among other things, that the outstanding Capital Stock of each of the Company's direct and indirect Subsidiaries (defined with respect to the Company not to include Mid-State Homes and its Subsidiaries or Cardem Insurance), whether owned on or acquired or created after the date of the Indenture (the "Pledged Shares"), be pledged to the Trustee by the Company or the applicable Pledgor Subsidiaries. The payment and performance when due of all of the obligations of the Company under the Indenture with respect to the Notes are secured by a first priority security interest in the Pledged Shares (the "Collateral").

     Upon the acceleration of the maturity of the Notes or the failure to pay principal at maturity or upon redemption or mandatory repurchase of all or any portion of the Notes, the Pledge Agreement and Subsidiary Pledge Agreements provide for the foreclosure by the Trustee upon the Pledged Shares. Under the terms of the
                                       64

Indenture, the proceeds from the Pledged Shares shall be applied first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and second, to the obligations under the Notes and the Indenture.

Optional Redemption

     The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30, nor more than 60, days' notice, at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that if a redemption is made from the Excess Proceeds of any Asset Sales as discussed below under "Certain Covenants -- Limitation on Asset Sales", the redemption price will be 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; and provided, further, however, that if such redemption is in part, not less than $150 million aggregate principal amount of Notes shall be outstanding immediately after giving effect to such redemption.

     If less than all of the Notes are to be redeemed, selection of Notes for redemption will be made by the Trustee in compliance with legal and stock exchange requirements, if any, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon surrender of the original Note.

Change of Control Offer to Purchase

     Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following the date on which the Company has actual knowledge that a Change of Control has occurred, the Company will mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to such provisions under the Indenture and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. Notwith-standing anything to the contrary elsewhere in the Indenture, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes in connection with a Change of Control.

     If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tendered pursuant to the Change of Control Offer.

     On the Change of Control Payment Date, the Company shall (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Certain Covenants

Limitation on Asset Sales

     The Company shall not, and shall not permit any of its Subsidiaries (defined with respect to the Company not to include Mid-State Homes and its Subsidiaries or Cardem Insurance) to, consummate any Asset Sale, unless: (i) the Company (or its Subsidiaries, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value thereof; (ii) not less than 75% of the consideration received by the Company (or its Subsidiaries, as the case may be) is in the form of cash or Cash Equivalents; provided, however, that the amount of (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, (b) any notes or other obligations received by the Company or its Subsidiaries from such transferee that are converted by the Company or such Subsidiary into cash within 90 days following receipt (to the extent of the cash received) and (c) any Marketable Securities received by the Company or its Subsidiaries from such transferee that are converted by the Company or such Subsidiary into cash within 90 days following receipt (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (ii); and
(iii) the Net Cash Proceeds received by the Company (or its Subsidiaries, as the case may be) from such Asset Sale are applied in accordance with the following paragraphs.

     The Company may, (i) within 60 days following the receipt of Net Cash Proceeds from any Asset Sale, apply such Net Cash Proceeds to the repayment of Indebtedness of the Company under the Bank Revolving Credit Facility and to cash collateralize letters of credit outstanding thereunder, in each case to the extent required by (A) the terms of the Bank Revolving Credit Facility as in effect on the Issue Date in connection with an Asset Sale not prohibited by the Bank Revolving Credit Facility as in effect on the Issue Date, or (B) the terms of a consent granted by the lenders under the Bank Revolving Credit Facility to an Asset Sale prohibited by the Bank Revolving Credit Facility as in effect on the Issue Date, provided that (x) any such repayment of Indebtedness shall result in a permanent reduction in the revolving credit or other commitment relating thereto in an amount equal to the principal amount so repaid, and (y) at such time as any such letters of credit are not longer required to be cash collateralized, any such cash collateralization shall be (1) utilized to repay Indebtedness under the Bank Revolving Credit Facility which repayment shall result in a permanent reduction in the revolving credit or other commitment relating thereto in an amount equal to the principal amount so repaid or (2) released to the Company and applied as Excess Proceeds in accordance with the following paragraph; or (ii) in the case of the sale of Non-Core Assets or Capital Stock of Non-Core Subsidiaries to the extent the aggregate proceeds are less than $25 million in any twelve consecutive months, within 180 days following the receipt of Net Cash Proceeds from any such Asset Sale, apply such Net Cash Proceeds to make an investment in a Related Business.

     If, upon completion of the applicable period, any portion of the Net Cash Proceeds of any Asset Sale shall not have been applied by the Company as described in clause (i) or (ii) above (the "Excess Proceeds") and such Excess Proceeds, together with any remaining unapplied Excess Proceeds from any prior Asset Sale, exceed $25 million, then the Company will be obligated either to
(A) redeem the Notes (on a pro rata basis if the amount available for such redemption is less than the outstanding principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption) at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption or (B) make an offer to purchase the Notes by application of Excess Proceeds (on a pro rata basis if the amount available for such purchase is less than the outstanding principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase) at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; provided, however, that if following such a redemption or an offer to purchase, assuming 100% acceptance, the outstanding principal amount of the Notes would be less than $150 million in the aggregate, the Company shall be obligated to either redeem or offer to purchase Notes to the extent that following such a redemption or an offer to purchase, assuming 100% acceptance, the outstanding principal amount of the Notes would be equal to $150 million in the aggregate, and the remaining Excess Proceeds shall be utilized as provided in the following paragraph until such time as the aggregate of all unapplied Excess Proceeds from all Asset Sales is sufficient to redeem or purchase 100% of the outstanding principal amount of the Notes, at which time the Company will be obligated to either redeem or offer to purchase the Notes as provided above. If the aggregate principal amount of Notes surrendered by Holders thereof in any Asset Sale Offer plus accrued and unpaid interest, if any, is less than the amount of Excess Proceeds, then the unused portion of such Excess Proceeds (exclusive of any Excess Proceeds which could not be utilized in such Asset Sale Offer as a result of the proviso in the next preceding sentence) may be used by the Company for general corporate purposes. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset to the greater of zero or the amount of Excess Proceeds whose application would result in the aggregate principal amount of Notes outstanding being greater than zero and less than $150 million. Such provisions under the Indenture do not apply to a transaction described under "Change of Control Offer to Purchase" above or "Limitations on Mergers, Consolidations or Sales of Assets" below.

     Pending application as described in the above paragraphs, including to the extent unapplied Excess Proceeds do not exceed $25 million or application of Excess Proceeds would result in the aggregate principal amount of Notes outstanding being greater than zero and less than $150 million, Net Cash Proceeds shall be either invested in Cash Equivalents or remitted to the applicable lender to pay down any Indebtedness outstanding under the Bank Revolving Credit Facility.

     In the event that, pursuant to the provisions described above, the Company commences an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures described below. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to the provisions described above (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Within 10 days of each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, which notice shall specify the Purchase Date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state: (a) that the Asset Sale Offer is being made pursuant to the provisions under the Indenture described above and the length of time the Asset Sale Offer shall remain open;
(b) the Offer Amount, the purchase price and the Purchase Date; (c) that any Note not tendered or accepted for payment shall continue to accrue interest; (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date; (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date; (f) that each Holder shall be entitled to withdraw his election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Note such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
(h) that Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. Notwithstanding anything to the contrary in the Indenture, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes in connection with an Asset Sale Offer.

     On the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes (or portions thereof) tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the such provisions under the Indenture. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Limitation on Restricted Payments

     The Indenture provides that the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;
(ii) at the time of and immediately after giving effect to such Restricted Payment, at least $1.00 of additional Indebtedness could be incurred under the Consolidated EBITDA to Consolidated Fixed Charges test applicable to Indebtedness incurred by the Company (other than Subordinated Indebtedness) or a Subsidiary pursuant to the provisions described under "Limitation on Incurrence of Indebtedness" below and; (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (a) 50% of the Consolidated Net Income of the Company (or if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) beginning on June 1, 1995 and ending on the last day of the fiscal quarter immediately preceding the date of declaration or making of such Restricted Payment plus (b) 100% of the aggregate Net Equity Proceeds received by the Company from the issue or sale, after the Issue Date, of Capital Stock of the Company (other than the issue or sale of (1) Disqualified Stock or (2) Capital Stock of the Company to any Subsidiary of the Company or (3) Capital Stock issued pursuant to the Plan of Reorganization) and any Indebtedness or other securities of the Company (other than the issue or sale to any Subsidiary of the Company) convertible into or exercisable for Qualified Capital Stock of the Company which has been so converted or exercised, as the case may be plus
(c) 100% of the aggregate amount of cash and Cash Equivalents received by the Company or any Subsidiary in repayment and termination of (x) any Investment (or portion thereof) made after the Issue Date which was a Restricted Payment or (y) any Mid-State Advance (or portion thereof) made after the Issue Date, net in each case of the payment of commissions and other costs and expenses incurred by the Company or such Subsidiary in connection therewith, and not to exceed the amount of such Restricted Payment or Mid-State Advance, as the case may be, and less any such amounts included in Consolidated Net Income of the Company; minus
(d) 100% of the aggregate amount of Mid-State Advances; plus (e) $25 million.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions of the Indenture; (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, shares of Qualified Capital Stock of the Company; (iii) the redemption or retirement of Indebtedness of the Company which is subordinate in right of payment to the Notes, in exchange for, by conversion into, or out of the net proceeds of the substantially concurrent issue or sale (other than to a Subsidiary of the Company) of Qualified Capital Stock

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of the Company or Permitted Refinancing Indebtedness; (iv) the declaration or payment of a regular quarterly Common Stock dividend at a rate not to exceed $.025 per share; provided that no Default or Event of Default has occurred and is continuing at the time, or shall occur under any provision of the Indenture other than the provision of the Indenture described herein (subject to the following proviso) as a result of any of the actions contemplated in clauses (i) through (iv) above, and provided further, in the case of clause (iv) above, at the time of and immediately after giving effect to such Restricted Payment, at least $1.00 of additional indebtedness could be incurred under the Consolidated EBITDA to Consolidated Fixed Charges test applicable to Indebtedness incurred by the Company (other than Subordinated Indebtedness) or a Subsidiary pursuant to certain provisions described below under "Limitation on Incurrence of Indebtedness."

     The Company shall cause Mid-State Homes and each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment except to the Company, Mid-State Homes or to a Wholly Owned Subsidiary of the Company or Mid-State Homes.

Limitation on Incurrence of Indebtedness

     The Company will not, and will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided the Company or any Subsidiary may incur Indebtedness, including Acquired Indebtedness, at any time after September 1, 1995, if (i) at the time of such incurrence, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the period of the four consecutive fiscal quarters then ended immediately prior to such incurrence, taken as one period and calculated on a pro forma basis as if such Indebtedness had been incurred and the proceeds therefrom applied on the first day of such four-quarter period and, in the case of Acquired Indebtedness, as if the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, would have been, in the case of an incurrence of Subordinated Indebtedness by the Company, greater than 2.25 to 1 and, in the case of an incurrence of any other Indebtedness by the Company or of any Indebtedness by a Subsidiary, greater than
3.0 to 1 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness; provided, however, that prior to June 1, 1996, the ratio of Consolidated EBITDA to Consolidated Fixed Charges shall be calculated for the period consisting of the number of complete fiscal quarters commencing with the quarter beginning June 1, 1995 and ending immediately prior to such incurrence, taken as one period, and all other above-described provisions shall remain applicable. For purposes of making the computation referred to above, acquisitions and divestitures that have been made by the Company or any of its Subsidiaries, including all mergers or consolidations, during such four-quarter (or, if applicable, shorter) period or subsequent to such four-quarter (or, if applicable, shorter) period and on or prior to the time of such incurrence shall be calculated on a pro forma basis assuming that all such acquisitions, divestitures, mergers and consolidations had occurred on the first day of such four-quarter (or, if applicable, shorter) period.

     The foregoing limitation does not apply to the incurrence of Permitted Indebtedness.

Limitation on Issuance of Capital Stock

     The Company will not permit any of its Subsidiaries to issue any Capital Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company). The Company will not issue Disqualified Stock. The Company will not permit Mid-State Homes or any of its Subsidiaries to issue any Capital Stock to any Person other than the Company or Mid-State Homes or any of their respective Wholly Owned Subsidiaries.

Limitation on Liens

     The Indenture provides that the Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any property or assets of the Company or of any Subsidiary of the Company or any Indebtedness of any Subsidiary of the Company, other than assets are not governed by the Pledge Agreement or any Subsidiary Pledge Agreement, owned on or acquired after the date of the Indenture unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in or measured by its profits, owned by the Company or a Subsidiary; (ii) pay any Indebtedness owed to the Company or a Subsidiary of the Company; (iii) make loans or advances to the Company or a Subsidiary of the Company or Guarantee Indebtedness of the Company or a Subsidiary; or (iv) transfer any of its properties or assets to the Company or a Subsidiary of the Company, except for
(a) restrictions contained in the Bank Revolving Credit Facility as of the Issue Date; (b) consensual encumbrances binding upon any Person at the time such Person becomes a Subsidiary of the Company (unless the agreement creating such consensual encumbrance was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary); (c) consensual encumbrances or restrictions under any agreement that refinances or replaces any agreement described in clauses (a) or (b) above, provided that the terms and conditions of any such restrictions are no less favorable to the Holders than those under the agreement so refinanced or replaced; (d) customary non-assignment provisions in leases, purchase money financings and any encumbrance or restriction due to applicable law; (e) restrictions imposed by law; (f) restrictions imposed on a Subsidiary pursuant to a bona fide contract for disposition of all or substantially all of the assets or 100% of the Capital Stock of such Subsidiary by the Company; and (g) restrictions on the transfer of assets subject to Liens permitted by the Indenture.

Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate or holder of 5% or more of the Company's or any Subsidiary's common stock (other than with the Company or a Wholly Owned Subsidiary of the Company) (an "Affiliate Transaction"), on terms that are less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction negotiated on an arm's length basis with an unrelated Person. In addition, the Company will not, and will not permit any Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, unless (i) with respect to such Affiliate Transaction or Transactions involving or having a value of more than $1 million, the Company has obtained the approval of a majority of the Board of Directors of the Company (including a majority of the Company's disinterested directors) and (ii) with respect to such Affiliate Transaction or Transactions involving or having a value of more than $5 million (other than Affiliate Transactions relating to the rendering of services, including, without limitation, underwriting, financial advisory and similar services), the Company has delivered to the Trustee an opinion of an independent investment banking firm or appraisal firm of national standing to the effect that such Affiliate Transaction or Transactions are fair to the Company or such Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, the foregoing provision will not apply to Mid-State Advances to the extent permitted by the provisions of the Indenture described under the second paragraph of "Taxes" below or to the sale of mortgages by Jim Walter Homes to Mid-State Homes and the servicing of such mortgages by Jim Walter Homes, in each case in the ordinary course of business consistent with past practice.

     The Company will not permit Mid-State Homes or any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate or holder of 5% or more of the Company's or any of its Subsidiaries' common stock or of Mid-State Homes' or any of its Subsidiaries' common stock (other than the Company or Mid-State Homes or a Wholly Owned Subsidiary of the Company or of Mid-State Homes) (a "Mid-State Affiliate Transaction") on terms that are less favorable to Mid-State Homes or its Subsidiary, as the case may be, than would be available in a comparable transaction negotiated on an arm's length basis with an unrelated Person. In addition, the Company will not permit Mid-State Homes or any of its Subsidiaries to enter into a Mid-State Affiliate Transaction or any series of related Mid-State Affiliate Transactions unless (i) with respect to such Mid-State Affiliate Transaction or Transactions involving or having a value of more than $1 million, the Company has obtained the approval of a majority of the Board of Directors of the Company (including a majority of the Company's disinterested directors) and (ii) with respect to such Mid-State Affiliate Transaction or Transactions involving or having a value of more than $5 million (other than Mid-State Affiliate Transactions relating to the rendering of services, including, without limitation, underwriting, financial advisory and similar services), the Company has delivered to the Trustee an opinion of an independent investment banking firm of national standing to the effect that such Mid-State Affiliate Transaction or Transactions are fair to Mid-State Homes or its Subsidiary, as the case may be, from a financial point of view.

Limitation on Sale and Leaseback Transactions

     Except to the extent included in clause (vii) of the definition of Permitted Indebtedness (see "Certain Definitions" below), the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction with respect to any property (whether now owned or hereafter acquired) unless (i) the sale or transfer of the property to be leased complies with the requirements described above under "Limitation on Asset Sales" and (ii) the Company or such Subsidiary would be entitled pursuant to the provisions of the Indenture described above in clause (i) under "Limitation on Incurrence of Indebtedness" to incur additional Indebtedness under the Consolidated EBITDA to Consolidated Fixed Charges test applicable to Indebtedness incurred by the Company (other than Subordinated Indebtedness) or a Subsidiary in an amount at least equal to the Attributable Debt in respect of such sale and leaseback transaction.

Limitation on Sale of Capital Stock of Subsidiaries

     The Company will not, and will not permit any of its Subsidiaries to, sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of the Company's Subsidiaries (other than pursuant to the Pledge Agreement or Subsidiary Pledge Agreement governing the Pledged Shares) except for the sale by the Company or a Subsidiary of all or part of the Capital Stock of a Non-Core Subsidiary and except for the sale of 100% of the Capital Stock of any other Subsidiary owned collectively by the Company and/or its Subsidiaries; provided that in either case such sale complies with the provisions described above under "Limitation on Asset Sales."

     The Company will not permit Mid-State Homes or any of its Subsidiaries to sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of the Subsidiaries of Mid-State Homes to any Person other than the Company or Mid-State Homes or any of their respective Wholly Owned Subsidiaries.

Limitation on Mergers, Consolidations and Sales of Assets

     The Company will not consolidate or merge with any other Person, or permit any other Person to consolidate or merge with the Company, nor will the Company sell, lease, convey or otherwise dispose of all or substantially all of its assets unless (i) the entity formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other sale shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) if the Company is not the Surviving Entity, the Surviving Entity assumes by supplemental indenture all of the obligations of the Company under the Notes and the Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction (but prior to any purchase accounting adjustments resulting from the transaction), the Consolidated Net Worth of the Surviving Entity would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) immediately after giving effect to such transaction, the Surviving Entity could incur at least $1.00 of additional Indebtedness under the Consolidated EBITDA to Consolidated Fixed Charges test applicable to Indebtedness incurred by the Company (other than Subordinated Indebtedness) or a Subsidiary pursuant to certain provisions described above under "Limitation on Incurrence of Indebtedness."

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with such provisions under the Indenture and an Accountants' Certificate setting forth the computations necessary to confirm the satisfaction of the conditions set forth in clauses (iv) and (v) of such provisions under the Indenture and certifying the accuracy thereof. The Trustee shall be entitled to rely conclusively upon such Officers' Certificate, Opinion of Counsel and Accountants' Certificate.

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



Payments For Consents

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for any consent, waiver or amendment of any of the provisions of the Indenture, the Notes, the Pledge Agreement or any Subsidiary Pledge Agreement unless such consideration is offered to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Stay, Extension and Usury Laws

     The Company has agreed (to the extent that it may lawfully do so) that it shall not at any time claim or take the benefit of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants, or the performance, of the Indenture.

Provision of Information

     The Company, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, will furnish to the Holders (i) all reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) for so long as any Notes are outstanding. The Company will also make such information available to investors who request it in writing. In addition, the Company agrees that, for so long as any Notes remain outstanding, it will furnish to the Holders and to beneficial holders of Notes and to prospective purchasers of Notes designated by the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Taxes

     The Company must pay, and must cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

     The Company also must, and must cause each Person which is a member of the Company's consolidated group for tax purposes to, calculate, pay and receive for each taxable period the tax liability owed by and tax refunds (or credits for losses utilized) due to each of the Company and each Person which is a member of the Company's consolidated group for tax purposes, individually, and not in the aggregate, consistent with past practice (i.e., each Person computes its tax liability as if it had always filed a separate return, except that a Person that incurs a net operating loss or capital loss is credited with the tax benefit of such loss at the time such loss is utilized by any member of the consolidated group), provided that so long as no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to any Mid-State Advance, the Company may advance to Mid-State Homes and its Subsidiaries up to $7 million per year solely for purposes of payment of taxes (each, a "Mid-State Advance") to the extent Mid-State Homes and its Subsidiaries have no other source of payment available; provided, however, that the aggregate amount of Mid-State Advances not previously repaid in cash or Cash Equivalents may not exceed $21 million.

Events of Default and Remedies

     Each of the following constitutes an "Event of Default" under the
Indenture:

          (i) the failure by the Company to pay interest on the Notes when the same becomes due and payable and such default continues for a period of 5 Business Days;

         (ii) the failure by the Company to pay the principal or premium, if any, on the Notes whether at maturity, upon redemption, upon acceleration or otherwise (including the failure to purchase the Notes tendered pursuant to a Change of Control Offer or Asset Sale Offer);

        (iii) failure by the Company to perform any of its obligations under certain provisions of the Pledge Agreement relating to the pledging of additional capital stock of, and the limiting of the issuance of new shares by, existing or new Subsidiaries of the Company, or failure by any Subsidiary to perform any of its obligations under certain provisions of any Subsidiary Pledge Agreement relating to the pledging of additional capital stock of existing or new Subsidiaries of the Company or of such Subsidiary and the limiting of the issuance of new shares by Subsidiaries of such Subsidiary or the Trustee becoming entitled to exercise any remedies pursuant to certain provisions of the Pledge Agreement or any Subsidiary Pledge Agreement;

         (iv) failure by the Company or any of its Subsidiaries to comply with the provisions described above under "Change of Control Offer to Purchase" and "Certain Covenants -- Limitation on Asset Sales" and "-- Limitation on Mergers, Consolidations and Sales of Assets";

          (v) failure by the Company or any of its Subsidiaries to comply with the provisions described above under "Certain Covenants -- Taxes,"
     "-- Limitation on Restricted Payments," "-- Limitation on Incurrence of Indebtedness," "-- Limitation on Issuance of Capital Stock," "-- Limitation on Liens," "-- Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries," "-- Limitation on Transaction with Affiliates," "-- Limitation on Sale and Leaseback Transactions," "-- Limitation on Sale of Capital Stock of Subsidiaries" and "--Payments for Consents" for 30 days after written notice specifying the failure and that the same is a Default shall have been given to the Company by the Trustee or Holders of 25% in principal amount of the Notes outstanding;

         (vi) failure by the Company or any of its Subsidiaries to comply with any of its covenants or the breach by the Company or any of its Subsidiaries of any of its representations or warranties under the Indenture, the Pledge Agreement or any Subsidiary Pledge Agreement (other than a breach of a covenant, representation or warranty which is specifically described in clauses (i) - (v) above or (vii)-(x) below) for 60 days after written notice specifying the failure and that the same is a Default shall have been given to the Company by the Trustee or Holders of 25% in principal amount of the Notes outstanding;

        (vii) default or defaults (including a payment default) under one or more agreements, instruments, mortgages, bonds, debentures or other evidence of Indebtedness under which the Company or any of its Significant Subsidiaries has an outstanding principal amount of Indebtedness in excess of $25 million individually or $50 million in the aggregate for all such issues of all such Persons and either (x) such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

       (viii) any final judgment or order (not covered by insurance) is entered against the Company or any Significant Subsidiary in excess of $25 million individually or $50 million in the aggregate for all such final judgements or orders against all such Persons and remains undischarged or are unstayed for 60 days;

         (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; or

          (x) any Lien granted or purported to be granted pursuant to the Pledge Agreement or any Subsidiary Pledge Agreement shall be or become unenforceable or invalid, or the priority thereof shall become diminished or, the Company or any Subsidiary shall contest or disaffirm any such Lien.

     If an Event of Default occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% of the aggregate principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may declare all of the Notes to be due and payable immediately. Upon such declaration, the unpaid principal of, premium, if any, and accrued interest on the Notes shall be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary, such an amount shall ipso facto become immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal of, premium, if any, and interest on the Notes and to enforce the performance of any provision of the Notes or the Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     The Indenture provides that subject to certain exceptions, the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes (a) waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, the Notes and/or (b) rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver or rescission, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it under the Indenture; provided that the Trustee may take any other actions it deems proper that are not inconsistent with these directions. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

     The Indenture provides that a Holder may pursue a remedy with respect to the Indenture or the Notes only if: (i) the Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Legal Defeasance and Covenant Defeasance

     The Company may, at the option of its Board of Directors and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for certain obligations as more fully described in the Indenture regarding the rights of Holders of Notes to receive payments in respect of principal of, premium, if any, and interest on such Notes from trust funds, certain continuing obligations of the Company, the Trustee and the Paying Agent and provisions in the Indenture regarding discharge and defeasance. In the event of a Legal Defeasance, the security interests described above under "Security" will be released.

     In addition, the Company may, at the option of its Board of Directors and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, the Company must satisfy certain conditions including: (a) irrevocably depositing with the Trustee cash, Government Securities or a combination thereof sufficient to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, (b) delivering to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be taxed on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred (which Opinion of Counsel, in the case of a Legal Defeasance, will contain a description of an IRS ruling or change in applicable federal income tax law to such effect), (c) no Default or Event of Default (other than as a result of incurring Indebtedness in order to fund the defeasance) (i) shall have occurred and be continuing on the date of such deposit or (ii) regarding bankruptcy or insolvency events shall have occurred and be continuing at any time during the period ending on the 91st day after the date of deposit (it being understood that the condition described in this clause
(ii) is a condition subsequent and shall not be deemed satisfied until the expiration of such period), (d) such defeasance not resulting in a breach, violation or default under the Indenture or any other material agreement to which the Company or any of its Subsidiaries is a party or is bound, (e) delivering to the Trustee an Opinion of Counsel to the effect that certain actions taken by the Company in accordance with the provisions described in (a)-
(g) will not have adverse consequences under certain Sections of the Bankruptcy Code or the New York Debtor and Creditor Law, or any successor to such Sections,
(f) delivering to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any actual creditors of the Company, and (g) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

     The Indenture will cease to be of further effect (except that the Company's obligations relating to compensation and indemnity and the Company's, the Trustee's and any Paying Agent's obligation relating to repayment to the Company of unclaimed amounts shall survive) as to all outstanding Notes when (i) either
(a) all the Notes theretofore outstanding, authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable thereunder or (b) the Company, at the option of its Board of Directors, elects to have either Legal Defeasance or Covenant Defeasance be applied to all outstanding Notes upon compliance with the conditions set forth in the Indenture and described above under "Legal Defeasance and Covenant Defeasance."

Transfer and Exchange

     A holder may transfer the Notes in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Amendment, Supplement and Waiver

     The Company and the Trustee may amend or supplement the Indenture, the Pledge Agreement, any Subsidiary Pledge Agreement or the Notes without the consent of the Holders for certain specified purposes, including: curing any ambiguities, defects or inconsistencies and making any change that does not adversely affect the rights of any of the Holders under the Indenture.

     Other amendments of or supplements to the Indenture, the Pledge Agreement or any Subsidiary Pledge Agreement and the Notes may be made with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, except that, without the consent of each Holder of the Notes affected thereby, no amendment or waiver (with respect to any Notes held by a non-consenting Holder) may: (i) reduce the principal

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amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture, the Pledge Agreement or any Subsidiary Pledge Agreements or the Notes; (ii) reduce the principal of or change the fixed maturity of any Note; (iii) alter any of the provisions permitting or requiring the redemption of the Notes, except with respect to permitting or requiring redemption or repurchase of Notes pursuant to provisions described above under "Change of Control Offer to Purchase" and "Certain Covenants -- Limitation on Asset Sales," or reduce the purchase price payable or change the time for payment in connection with repurchases or redemptions of Notes pursuant to provisions described above under "Change of Control Offer to Purchase" and "Certain Covenants -- Limitation on Asset Sales;" (iv) reduce the rate of or change the time for payment of interest, including default interest, on any Notes; (v) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (vi) make the principal of or the interest on any Note payable in money other than that stated in the Notes; (vii) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of premium, if any, or interest on the Notes; (viii) waive a redemption payment with respect to any Note (other than a payment required pursuant to provisions described above under "Change of Control Offer to Purchase" and "Certain Covenants --Limitation on Asset Sales");
(ix) alter the ranking of the Notes relative to other Indebtedness of the Company; (x) release any Pledged Shares which are the Capital Stock of a Significant Subsidiary, except in connection with a sale, transfer or other disposition permitted by the Indenture and the Pledge Agreement and Subsidiary Pledge Agreements, as the case may be; (xi) waive or amend provisions in the Indenture regarding payments for consents; or (xii) make any change in the provisions of the Indenture dealing with the waiver of past defaults and the rights of holders of Notes to receive payment or in the above-described amendment and waiver provisions.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Subsidiary thereof or by any other Affiliate controlled by the Company will not be considered outstanding. In determining whether Holders of the required principal amount of Notes have (i) directed the time, method or place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or exercising any trust or power conferred upon the Trustee, (ii) consented to the waiver of any past Event of Default and its consequences or
(iii) consented to the postponement of any interest payment, Notes owned by Affiliates of the Company will be disregarded.

Governing Law

     The Indenture provides that it and the Notes will be construed and interpreted, and the rights of the parties determined, in accordance with the law of the State of New York without reference to its choice of law provisions.

Trustee

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Trustee will be permitted to engage in other transactions with the Company; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

Additional Information

     Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to the Company at 1500 North Mabry Highway, Tampa, Florida 33607, Attention: Secretary.

Certain Definitions

     Set forth below are certain defined terms used herein and in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

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     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company (or such Person is merged with the Company or one of its Subsidiaries) or assumed in connection with the acquisition of assets from any such Person and not incurred in connection with, or in the contemplation of, such Person becoming a Subsidiary or such acquisition.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means any sale, lease, transfer or other disposition or series of related sales, leases, transfers or other dispositions, including, without limitation, by merger or consolidation, pursuant to any sale and leaseback transaction (other than to the extent included in clause (vii) of the definition of Permitted Indebtedness) or by exchange of assets and whether by operation of law or otherwise (other than sales in the ordinary course of business consistent with past practice, including, without limitation, sales of mortgages by Jim Walter Homes to Mid-State Homes in the ordinary course of business consistent with past practice), made by the Company or any of its Subsidiaries to any Person other than the Company or one of its Wholly Owned Subsidiaries of any assets of the Company or any of its Subsidiaries including, without limitation, assets consisting of any Capital Stock or other securities held by the Company or any of its Subsidiaries, to the extent that any such sale, lease, transfer, or other disposition or series of related sales, leases, transfers or other dispositions relates to properties or assets having a Fair Market Value in excess of $5 million or results in net proceeds in excess of $5 million.

     "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, the greater of (a) the Fair Market Value of the property subject to such transaction and (b) the present value (discounted at the actual rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether outstanding on or issued after the Issue Date, including, without limitation, all Preferred Stock, and any warrants, options or rights to purchase any of the foregoing.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued directly or fully Guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Watch Rating of "B" or better,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) any security maturing not more than six months after the date of acquisition, backed by standby or direct-pay letters of credit issued by a bank meeting the qualifications described in clause (iii) above, (vi) any security maturing not more than six months after the date of acquisition, issued directly or fully Guaranteed or insured by any state, commonwealth or territory of the United States, or by any political subdivision thereof, and rated at least "A" by either Standard & Poor's Corporation or Moody's Investors Service Inc. or rated in at least an equivalent

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rating category of another nationally recognized securities rating agency and
(vii) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "Change of Control" means (i) any sale, lease or other transfer of all or substantially all of the assets of the Company to any Person (other than a Wholly Owned Subsidiary of the Company) in one transaction or a series of related transactions; (ii) the Company consolidates or merges with another Person pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) no Disqualified Stock is issued and
(b) holders of Voting Stock of the Company immediately prior to such transaction beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the Indenture), directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation of such merger or consolidation outstanding immediately after such transaction; (iii) a Person or group (other than a Permitted Holder or a group consisting of one or more Permitted Holders) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the Indenture) of Voting Stock of the Company representing more than 50% of the voting power of all Voting Stock of the Company then outstanding; (iv) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; provided, however, that this clause (iv) shall not be applicable if the Continuing Directors do not constitute at least a majority of the Board of Directors as a result of the election of directors nominated by any of the Permitted Holders; or (v) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

     "Commodity Agreement" means any commodity purchase agreement, commodity swap agreement or other similar agreement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in commodity values.

     "Consolidated Depreciation and Amortization Expense" of the Company and its Subsidiaries means, for any period for which the determination thereof is to be made, the depreciation and amortization expense (including, without limitation, amortization of goodwill, other intangibles, debt discount and debt issue costs) of the Company and such Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum (without duplication) for such period of (i) Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, each of (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) Consolidated Fixed Charges and (v) Consolidated Post Retirement Benefits Other Than Pensions.

     "Consolidated Fixed Charges" means, for the Company and its Subsidiaries, for any period, the sum (without duplication) of (i) the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (including any non-cash interest payments or accruals, the interest portion of Capital Lease Obligations, all amortization of original issue discount, net cash costs pursuant to Interest Rate Agreements, Currency Agreements and Commodity Agreements (including amortization of fees) and the interest component of any deferred payment obligation) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and (ii) dividends in respect of Preferred Stock and Disqualified Stock.

     "Consolidated Income Tax Expense" of the Company and its Subsidiaries means, for any period for which the determination thereof is to be made, the aggregate of the income tax expense of the Company and such Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that amounts payable for any period by Mid-State Homes and its Subsidiaries or any other member of the Company's consolidated group for tax purposes which is not a Subsidiary of the Company, pursuant to the provision of the Indenture described above in the second paragraph under "Certain Covenants-- Taxes", shall be excluded from the foregoing to the extent excluded in determining Consolidated Net Income of the Company and its Subsidiaries.

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     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Person whose Consolidated Net Income is being determined or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction would limit the amount that otherwise could be paid to, or received by, the Person whose Consolidated Net Income is being determined or a Wholly Owned Subsidiary of such Person not subject to any Payment Restriction, (iii) the Net Income of any Person acquired by the Person whose Consolidated Net Income is being determined or a Subsidiary thereof in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Consolidated Post Retirement Benefits Other Than Pensions" means the noncash portion of retirement benefits other than pensions as defined in FASB Statements Numbers 88, 106 and 112, determined in accordance with GAAP.

     "Continuing Directors" means, with respect to the Company, a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock of the Company or any Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, or which is exchangeable or convertible (whether at the option of the Company or the holder thereof or upon the happening of any event) into debt securities of the Company or any Subsidiary of the Company, except to the extent and only to the extent that such exchange or conversion rights cannot be exercised prior to the maturity of the Notes.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date, until such Indebtedness is repaid.


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     "Fair Market Value" means with respect to any asset, property or Capital
Stock, the price which could be negotiated in an arm's length, free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. "Fair Market Value" shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a duly and properly adopted resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Government Securities" means securities which are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally Guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other liabilities.

     "Holder" means the registered owner of the Notes as reflected on the books of the Company.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee (including the Guarantee of the Indebtedness of a Subsidiary or other Affiliate) or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence", "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing), provided that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness, provided, further that (a) any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred or issued for purposes of the provision of the Indenture described above under "Certain Covenants -- Limitation on Issuance of Capital Stock", as the case may be, by such Subsidiary at the time it becomes a Subsidiary of the Company and (b) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall be deemed to be an incurrence of Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount), (ii) change to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed or the Weighted Average Life to Maturity thereof, (iii) if such Indebtedness is subordinated to the Notes, modify or affect, in any manner adverse to the holders, such subordination, (iv) if the Company is the obligor thereon, provide that a Subsidiary of the Company not already an obligor thereon shall be an obligor thereon or (v) violate, or cause the Indebtedness to violate, the provisions of the Indenture described above under "Certain Covenants --Limitation on Liens" and "--Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries."

     "Indebtedness" means, with respect to any Person, without duplication, (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or (c) for the payment of money relating to a Capital Lease Obligation; (ii) obligations under reimbursement agreements of such Person with respect to letters of credit; (iii) obligations of such Person with respect to Interest Rate Agreements, Currency Agreements or Commodity Agreements; (iv) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) that (a) such Person has Guaranteed, (b) have been incurred by a partnership in which it is a general partner (to the extent such Person is liable, contingently or otherwise therefor) or (c) are otherwise its legal liability (other than endorsements for collection in the ordinary


                                       80
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course of business); and (v) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability; provided, however, that notwithstanding anything in the foregoing that may be deemed to be to the contrary, Indebtedness shall not include (i) liabilities arising from agreements providing for indemnification or adjustment of purchase price or from Guarantees securing any obligations of the Company or any Subsidiary pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees or similar credit support by the Company or any Subsidiary of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or Indebtedness relating to any sale and leaseback transaction), provided that the maximum aggregate liability in respect of the foregoing permitted pursuant to this clause (i) shall at no time exceed the net proceeds actually received from the sale of such business, assets or Subsidiary; (ii) any Trade Payables and any other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property acquired in the ordinary course of business; (iii) liabilities arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business (exclusive of obligations for the payment of money borrowed); (iv) liabilities in respect of performance bonds provided by the Company or its Subsidiaries in the ordinary course of business; (v) liabilities from the honoring by a bank or other financing institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such liabilities are extinguished within two Business Days of their incurrence; (vi) liabilities under workers' compensation laws and similar legislation; (vii) Tax Claims Indebtedness and (viii) borrowings under life insurance policies in effect on the Issue Date to pay premiums under such policies, which borrowings shall not exceed the cash surrender value thereof. The amount of Indebtedness of any Person at any date shall be, without duplication, (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject but which is otherwise nonrecourse to such Person, the lesser of the Fair Market Value at such date of any assets subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

     "Interest Rate Agreement" means any swap agreement, interest rate collar agreement or other similar agreement or arrangement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

     "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries not to exceed $1 million in the aggregate at any one time outstanding) or capital contributions, (ii) all Guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; provided, that notwithstanding anything in the foregoing that may be deemed to be to the contrary, Investment shall not include (i) sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or otherwise consistent with trade credit terms in common use in the industry and recorded as accounts receivable on the balance sheet of the Person making such sale; (ii) loans and advances to employees of the Company in the ordinary course of business and consistent with past practices, including travel, moving and other like advances; (iii) loans and advances to vendors or contractors in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding; (iv) lease, utility and other similar deposits in the ordinary course of business; (v) obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary thereof as a result of foreclosure, perfection or enforcement of any Lien; (vi) Investments in existence on the Issue Date; (vii) Investments in securities not consisting of cash or Cash Equivalents and received in connection with an Asset Sale or other disposition of assets; and (viii) growth in accumulated earnings of Persons who are not Subsidiaries of the Company.

     "Issue Date" means March 17, 1995, the date on which Notes were issued under the Indenture.

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     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Trustee has its Corporate Trust Office are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell (excluding options or agreements for sales of assets not prohibited by the Indenture) or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Marketable Securities" means securities listed and trading on any national securities exchange or listed and trading on the National Market System of the National Association of Securities Dealers Automated Quotation System; provided, however, that (a) either any such security is freely tradable under the Securities Act upon issuance or the holder thereof has contractual registration rights that will permit the sale of such Marketable Security pursuant to an effective registration statement not later than ninety days after issuance to the Company or one of its Wholly Owned Subsidiaries and (b) such securities also are so listed for trading privileges.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) third-party brokerage commissions, sales commissions and other third-party fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all cash taxes as a result of such Asset Sale, (c) payments made to repay Indebtedness (other than Indebtedness under the Bank Revolving Credit Facility, repayment of which is governed by the provision of the Indenture described above under "Certain Covenants -- Limitation on Asset Sales") or any other obligation outstanding at the time of such Asset Sale the incurrence of which was not prohibited by the Indenture and that is secured by a Lien, the incurrence of which was not prohibited by the Indenture, on the property or assets sold to the extent required by the terms of such Lien and actually repaid in cash or Cash Equivalents, and (d) amounts provided by the Company or any Subsidiary as a reserve, to the extent required by GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided however, that the amounts of any such reserves, to the extent not utilized for the foregoing purposes or no longer required from time to time to be retained as reserves, shall be Net Cash Proceeds at such times when any such amounts cease to be retained as reserves.

     "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional cash amount required to be paid by the holder of such Indebtedness to the Company or to any Wholly Owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in the case of each of clauses (a) and (b) to the extent consummated after the Issue Date.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain (but not loss), together with any related provisions for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation,


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dispositions pursuant to sale and leaseback transactions and, for purposes of this definition only, disregarding limitations in the definition of "Asset Sale" with respect to Fair Market Value and net proceeds), or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss),
(iii) for purposes of the provisions described above under "Certain Covenants -- Limitation on Restricted Payments" only, amortization of existing goodwill of the Company on the Issue Date in the amount of $450 million and (iv) in the case of the Company and its Subsidiaries, income tax expense payable pursuant to the provisions of the Indenture described above in the second paragraph under "Certain Covenants -- Taxes" for any period by Mid-State Homes and its Subsidiaries or any other member of the Company's consolidated group for tax purposes which is not a Subsidiary of the Company, so long as the Company is not in default under the provisions of the Indenture described above in the second paragraph under "Certain Covenants -- Taxes" (which income tax expense shall be included, if not excluded pursuant to this clause (iv)), but including any cash payments with respect to Consolidated Post Retirement Benefits Other Than Pensions.

     "Non-Core Assets" means any assets other than those used directly or indirectly in the same or a similar line of business (other than land held by Walter Land, Hamer Properties, Inc. and J.W. Walter on the Issue Date) as the Company and Homes Holdings Corporation, Jim Walter Homes, Jim Walter Resources, Jim Walter Window Components, Inc., JW Aluminum, JW Resources, Land Holdings Corporation, Mid-State Homes, Mid-State Holdings Corporation, Railroad Holdings Corporation, Sloss Industries, Southern Precision, U.S. Pipe, United Land and Vestal Manufacturing were engaged in on the Issue Date.

     "Non-Core Subsidiary" means any Subsidiary substantially all of whose assets consist of Non-Core Assets.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel reasonably satisfactory to the Trustee.

     "Other Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien, and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords, vendors and laborers and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts which are not yet delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business; (vi) Liens arising in the ordinary course of business upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in accordance with the Indenture for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (vii) Liens incurred in the ordinary course of business securing reimbursement obligations with respect to commercial letters of credit permitted under the Indenture which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (viii) Liens incurred in the ordinary course of business in favor of bona fide lessors of real or personal property; and (ix) leases or subleases granted to others in the ordinary course of business and not materially interfering with the ordinary course of business.

     "Payment Restriction" means with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness



                                       83
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owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

     "Permitted Holders" means Lehman and its Affiliates, KKR, KKR Associates, KKR Partners II, L.P., JWC Associates, L.P., JWC Associates II, L.P. and their respective Affiliates and any group (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the Indenture) including any of the foregoing.

     "Permitted Indebtedness" means (i) Indebtedness of the Company and its Subsidiaries in respect of the Bank Revolving Credit Facility not to exceed $150,000,000 in aggregate principal amount at any one time outstanding as reduced in accordance with the provisions described above under "Certain Covenants - Limitation on Asset Sales"; (ii) Existing Indebtedness; (iii) Indebtedness pursuant to the Notes; (iv) unsecured Indebtedness of the Company to any Wholly Owned Subsidiary of the Company and unsecured Indebtedness of any Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company to the extent permitted by the provisions described above under "Certain Covenants -- Limitation on Restricted Payments"; (v) obligations with respect to Interest Rate Agreements, Currency Agreements and Commodity Agreements; (vi) Permitted Refinancing Indebtedness; and (vii) the incurrence by the Company or any Subsidiary of Indebtedness represented by Capital Lease Obligations, Attributable Debt, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction of property (including additions or replacements to or refurbishments or renovations of existing property) newly acquired or constructed for use in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $25 million at any time outstanding.

     "Permitted Investments" means (i) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is engaged primarily in a Related Business; (ii) any Investments in Cash Equivalents; (iii) Investments by the Company or any Wholly Owned Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged primarily in a Related Business; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company (which remains a Wholly Owned Subsidiary following consummation of the transaction) and such Person is engaged primarily in a Related Business; (iv) Mid-State Advances to the extent permitted by the provision of the Indenture described above in the second paragraph under "Certain Covenants -- Taxes" and (v) other Investments in one or more Persons that do not exceed $25 million in the aggregate at any time outstanding.

     "Permitted Liens" means (i) Liens existing on the Issue Date; (ii) Liens existing on or after the date of the Indenture securing Indebtedness outstanding under the Bank Revolving Credit Facility; (iii) Liens existing on or after the date of the Indenture securing any obligations with respect to Interest Rate Agreements, Currency Agreements or Commodity Agreements; (iv) Liens on property of a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary of the Company or at the time such Person becomes a Subsidiary of the Company; provided that such Liens were not created in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged or consolidated with the Company or the Subsidiary of the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not created in connection with, or in contemplation of, such acquisition; (vi) Purchase Money Liens and Liens to secure Capital Lease Obligations and mortgage financings included in clause (vii) of the definition of Permitted Indebtedness covering only the property acquired with such Indebtedness; (vii) Liens on assets of Subsidiaries securing Indebtedness of Subsidiaries (other than Permitted Indebtedness) incurred in compliance with the provisions described above under "Certain Covenants -- Limitation on Incurrence of Indebtedness" and "-- Limitation on Issuance of Capital Stock"; (viii) Liens securing Permitted Refinancing Indebtedness; provided that such Liens extend to or cover only the property or assets then securing the Indebtedness being refinanced; and (ix) Other Permitted Liens.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace,

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defease or refund other Indebtedness of the Company or any of its Subsidiaries;
provided that, except in the case of the redemption of all of the outstanding Notes, in which case none of the following shall be applicable, (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than and a final maturity no earlier than the Weighted Average Life to Maturity and final maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iii) with respect to Subordinated Indebtedness, such Indebtedness is subordinated in right of payment pursuant to terms at least as favorable to the Holders as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (iv) no such Indebtedness incurred by the Company is extended, refinanced, renewed, replaced, defeased or refunded with Indebtedness incurred by a Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Pledge Agreement" means the Pledge Agreement dated as of the date of the Indenture, as amended, amended and restated or otherwise modified from time to time, pursuant to which the Company pledged the Pledged Shares owned by it to the Trustee.

     "Preferred Stock" means, with respect to any Person, all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends to another class of Capital Stock.

     "Purchase Money Liens" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under the Indenture.

     "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (a) of acquiring any assets and (b) of construction or improvement of property, in each case for use in the business of the Company and its Subsidiaries (including Purchase Money Obligations of any other Person at the time such other Person is merged with or is otherwise acquired by the Company or a Subsidiary), provided that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction or improvement costs, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or improved and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

     "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Stock.

     "Related Business" means (1) a business engaged in on the Issue Date by any of the Company, its Subsidiaries, Cardem Insurance, Mid-State Homes, Black Warrior Methane and Black Warrior Transmission or (2) the business of mining or manufacturing and/or selling products and/or providing services (other than brokerage, investment advisory, investment banking, commercial lending or other similar financial services not related to the primary business of Mid-State Homes, Best Insurors or Cardem Insurance on the Issue Date) relating to building products, water and waste water transmission, residential and/or non-residential construction, coal, coke, methane gas, specialty chemicals and iron and aluminum industrial and original equipment manufacture products.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" means, with respect to any Person, any of the following: (i) any dividend or other distribution in respect of such Person's Capital Stock (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (b) in the case of Subsidiaries of a Person, dividends or distributions payable to such Person or to a Wholly Owned Subsidiary of such Person); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of such Person or any of its Subsidiaries (other than the surrender of Qualified Capital Stock of the Company in payment of the exercise price of employee stock options to purchase Qualified Capital Stock of the Company issued pursuant to plans

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



approved by the stockholders of the Company); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes; and (iv) the making of any Restricted Investment.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule l-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Subordinated Indebtedness" means any Indebtedness of the Company that
(i) has a final maturity date after, and a Weighted Average Life to Maturity longer than, that of the Notes, (ii) is subordinated in right of payment to the Notes pursuant to subordination provisions contained in the agreements or instruments evidencing such Indebtedness or pursuant to which such Indebtedness is issued, which subordination provisions are not less favorable to the Holders than the subordination provisions set forth in Exhibit D to the Indenture and
(iii) is not Guaranteed by any Subsidiary of the Company.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest; provided, however, that Mid-State Homes and its Subsidiaries and Cardem Insurance shall not be deemed to be Subsidiaries of the Company for purposes of the Indenture. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     "Subsidiary Pledge Agreements" means the Subsidiary Pledge Agreements dated as of the date of the Indenture as amended, amended and restated or otherwise modified from time to time pursuant to which the Subsidiaries of the Company pledged the Pledged Shares owned by them to the Trustee.

     "Tax Claims Indebtedness" means obligations of the Company and its Subsidiaries to the IRS arising out of consolidated tax returns filed by the Company and its Subsidiaries or their predecessors for fiscal years ended August 31, 1980, 1983, 1984, 1985, 1986, 1987 and May 31, 1988 (nine months), 1989,
1990 and 1991, as agreed to by the Company and the IRS and approved by a final nonappealable order of the Bankruptcy Court to the extent required by the Bankruptcy Code or, failing agreement, the amount determined by a final nonappealable order of the Bankruptcy Court, in either case in an aggregate amount of principal, interest and penalties not to exceed $40 million at any time outstanding.

     "Trade Payables" means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by a Person arising in the ordinary course of business of such Person in connection with the acquisition of goods and services.

     "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

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     "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of the outstanding Capital Stock of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Senior Note Registration Rights Agreement

     The Company has entered into a Registration Rights Agreement, dated as of the Effective Date of the Plan of Reorganization (the "Senior Note Registration Rights Agreement"), with certain holders ("Note Holders") of Notes pursuant to which the Company agreed to file the Registration Statement of which this Prospectus forms a part (the "Initial Senior Note Shelf Registration") and use its reasonable best efforts to keep such Initial Senior Note Shelf Registration continuously effective for up to one year.

     After the expiration of the Initial Senior Note Shelf Registration, one or more Note Holders may request to have all or part of their Notes as to which registration pursuant to the Securities Act is required for public sale ("Registrable Notes") registered under the Securities Act, and all other Note Holders have the right to participate in any such registration; provided that
(i) the Company is not required to effect more than two such registrations, (ii) no such registration may be requested within 180 days of the effectiveness of any such earlier registration or a registration as to which Note Holders have "piggyback" registration rights (as discussed below), (iii) the Company is not required to effect any such registration unless at least 20% of the principal amount of Registrable Notes outstanding at the time of such request is to be included in such registration and (iv) if the intended method of distribution is an underwritten public offering, the Company may require the underwriting to be conducted on a "firm commitment" basis. Any such requested registration may be effected pursuant to a shelf registration statement under Rule 415 of the Securities Act (a "Shelf Registration"); any such registration (other than a Shelf Registration, which must be kept effective by the Company for up to one year, if made pursuant to the first demand under the provisions described in this paragraph, or nine months otherwise) need not be kept effective by the Company for more than 90 days. If the intended method of distribution is an underwritten public offering, the underwriters must be nationally recognized, selected by Note Holders owning at least a majority of the aggregate principal amount of Registrable Notes to be included in such registration (the "Majority Selling Note Holders") and reasonably acceptable to the Company. In addition, if the managing underwriter advises the Company in writing that, in its opinion, the aggregate principal amount of Registrable Notes requested to be registered exceeds the aggregate principal amount of such securities that can be sold within a price range specified by the Majority Selling Note Holders, the Registrable Notes requested to be included by Note Holders shall be included in the registration on a pro rata basis in preference to any other Notes which the Company or any person wishes to include in such registration.

     If the Company at any time following the termination of the Initial Senior Note Shelf Registration proposes to register any of its securities under the Securities Act (other than any registration of Common Stock pursuant to the Common Stock Registration Rights Agreement or any registration of any securities on Form S-4 or Form S-8), the Note Holders have the right pursuant to a written request submitted within 20 days (10 days in certain circumstances) of receipt of notice thereof from the Company, to participate in such registration.

     Upon a request of the Holders of a majority of the aggregate principal amount of Registrable Notes requested to be included in a demand or "piggyback" registration made at any time on or after March 17, 1996, the Company has agreed to use its best efforts to (i) cause the Notes covered by such registration to be listed on a national securities exchange or to be quoted through NASDAQ or
(ii) provide for at least two market makers for the Notes.

     All expenses of the Company in connection with the performance of its obligations under the Senior Note Registration Rights Agreement and the reasonable fees, disbursements and other charges of one firm of counsel (per registration) selected by the Majority Selling Note Holders (but excluding underwriting discounts and commissions and transfer taxes) shall be borne by the Company, except where some or all of the Note Holders withdraw or terminate their requests prior to the registration statement becoming effective, in which case such Note Holders shall be required to bear some or all of such expenses, provided that if the Company elects not to proceed with a registration as to which Note Holders have "piggyback" registration rights as described above or elects not to proceed with any registration as described in the second succeeding paragraph, the Company must bear all reasonable out-of-pocket costs (other than counsel fees, disbursements and other charges not specifically referred to above) incurred by a Note Holder in connection with such terminated registration. In

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addition, pursuant to the Senior Note Registration Rights Agreement, the Company
has agreed to indemnify each offeror of Registrable Notes covered by a registration statement filed pursuant to the Senior Note Registration Rights Agreement, each other person who participates as an underwriter in such offering, each other person who controls such offerors or underwriters and their respective directors, officers, partners, agents and affiliates against certain liabilities, including liabilities under the Securities Act.

     Each Note Holder has agreed, if required by the managing underwriter of any underwritten offering and except as required otherwise under applicable law, not to sell any debt securities of the Company during the 10 days preceding or 120 days following the effective date of an underwritten registration under the Senior Note Registration Rights Agreement. The Company has agreed not to (and to cause certain other holders of debt securities acquired after the Effective Date of the Plan of Reorganization to agree not to) effect any public offering and sale of any debt securities pursuant to an effective registration statement during such period of time.

     The Company is not obligated to file any registration statement under the Senior Note Registration Rights Agreement or any amendment or supplement thereto (other than the Registration Statement of which this Prospectus forms a part and amendments and supplements thereto) and may suspend any seller's rights to make sales pursuant to any effective registration statement (provided that the right to effect sales pursuant to the Registration Statement of which this Prospectus forms a part may not be suspended prior to June 15, 1995) at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities thereto, would adversely affect a pending or proposed public offering of the Company's securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto. Such a deferral of the filing of a registration statement or an amendment or supplement thereto or suspension of a seller's right to effect sales may continue for no more than 10 days after the abandonment or consummation of any of the foregoing proposals or transactions or 60 days after the date of the Board's determination referred to in the preceding sentence. In the event of such a suspension, the applicable registration period will be extended by the number of days of the suspension.


                    DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Bank Revolving Credit Facility

     The Company and certain of its subsidiaries have entered into a revolving credit facility (the "Bank Revolving Credit Facility") with Citicorp USA, Inc., NationsBank of Florida, N.A. and Merrill Lynch Capital Corporation. The Bank Revolving Credit Facility is a three-year non-amortizing senior working capital revolving credit facility pursuant to which borrowings not in excess of $150 million may be outstanding at any time, with a sublimit for trade and standby letters of credit in an amount not in excess of $40,000,000 at any time outstanding and a sub-facility for swingline advances in an amount not in excess of $15,000,000 at any time outstanding, subject to compliance with a borrowing base test comprised of eligible equipment, inventory and receivables. The facility is secured by certain collateral, including equipment of JW Aluminum, U.S. Pipe and Jim Walter Resources as well as the bank accounts, inventory and accounts receivable of all of the borrowers and inter-company indebtedness. Subject to certain exceptions, the net cash proceeds from the sale of collateral must be applied to permanently reduce the facility. Under the facility each borrower guarantees the obligations of each other borrower, subject to certain limitations. As of March 31, 1995, there were no borrowings outstanding under this facility; however, letters of credit in the aggregate face amount of $22,066,146 have been issued thereunder. The facility contains a number of covenants, including restrictions on liens, indebtedness, leases, mergers, sales or disposition of assets, investments, dividends, repurchases of shares of capital stock, prepayment of indebtedness and capital expenditures, as well as financial covenants with respect to leverage ratios, interest coverage, fixed charge coverage ratios and earnings. Mid-State Homes is not a party to or governed by this facility.

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                          DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

     The Company's authorized capital stock consists of 200,000,000 shares of Common Stock, par value $.01 per share. At June __, 1995 there were 50,494,313 shares of Common Stock issued and outstanding. Harris Trust and Savings Bank is the transfer agent and registrar for the Common Stock.

Common Stock

     The holders of the Common Stock are entitled to one vote for each share held of record on all matters as to which stockholders are entitled to vote. There are no cumulative voting rights in the election of directors. The quorum required at any stockholders' meeting for consideration of any matter is a majority of the issued and outstanding shares of Common Stock, represented in person or by proxy.

     Holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for dividends. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them, after payment of all obligations of the Company.

     The outstanding shares of the Common Stock are duly authorized, validly issued, fully paid and nonassessable.

Future Stock Issuances

     Pursuant to the Plan of Reorganization, the Company may be required to issue additional Common Stock to the holders of common stock of the Company immediately prior to the Effective Date of the Plan of Reorganization ("Original Stockholders") on the dates and in the amounts described below, in each case on a pro rata basis. Solely for the purpose of calculating the number of shares to be issued in these issuances, such additional Common Stock will be valued at a price per share of $22.86 (the "Common Stock Value Per Share"). Original Stockholders will be entitled receive shares of Common Stock as follows:

          (a) On the date on which a final, non-appealable order is entered resolving the total amount of claims of the IRS against the Company or any of its subsidiaries (other than Cardem Insurance and J.W. Railroad) arising prior to the Effective Date of the Plan of Reorganization and entitled to priority under Section 507(a)(7) of the Bankruptcy Code ("Federal Income Tax Claims"), the Original Stockholders will receive Common Stock with an aggregate Common Stock Value Per Share equal to the amount by which the total amount of the Federal Income Tax Claims are reduced to below $27 million (the "Federal Income Tax Claims Differential"). Such Common Stock shall be, first, issued by the Company directly to the Original Stockholders up to a number of shares having an aggregate Common Stock Value Per Share equal to the excess, if any, of (A) $88.7 million over (B) the aggregate Common Stock Value Per Share of all shares of Common Stock theretofore issued into escrow as described in the next paragraph, and second, be satisfied by the release from such escrow of any remaining shares of Common Stock issuable to Original Stockholders pursuant to such provisions.

          (b) As soon as practicable after the Tax Oversight Committee of the Board of Directors has determined that a tax return for a tax year ending on or after May 31, 1995 or a claim for refund or deduction for a tax year ending prior to May 31, 1995 has been filed by the Company's consolidated tax group or any member thereof on which a Veil Piercing Settlement Tax Savings Amount (as defined below) is claimed (each such filing, a "Veil Piercing Settlement Tax Savings Event"), the Company will issue and place in escrow with an escrow agent selected by the Company, Lehman and AIF II, L.P., certain of its affiliates and certain accounts controlled or managed by such affiliates (AIF II, L.P., such affiliates and accounts, collectively, "Apollo") shares of Common Stock having an aggregate Common Stock Value Per Share equal to the difference between (a) the aggregate amount of federal, state and local tax payable by members of the Company's consolidated group as reported on such members' relevant tax returns and
     (b) the aggregate amount of federal, state and local income tax that would have been reported on such returns if the distribution under the Veil Piercing Settlement Agreement had not



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



     been made (the "Veil Piercing Settlement Tax Savings Amount"). This amount will be determined by the Tax Oversight Committee upon such Veil Piercing Settlement Tax Savings Event. The Company intends to deduct in full in the year of payment the payment made under the Plan of Reorganization to Celotex, in its capacity as the Celotex Settlement Fund Recipient. The Company believes that such payment is properly deductible, but there can be no assurance that the IRS will not challenge the deduction and if it does so whether such challenge will succeed. The issued shares will be released from escrow as soon as practicable after the Tax Oversight Committee determines that the applicable Veil Piercing Settlement Tax Savings Amount is no longer subject to adjustment because (i) the statutory period during which assessments (or denial of a refund claim) can be made with respect to such Veil Piercing Settlement Tax Savings Amount has passed, (ii) the Company and the IRS or other relevant taxing authority have entered into a closing or similar agreement governing the years or issues in question with respect to such Veil Piercing Settlement Tax Savings Amount, or (iii) a court decision determining the income tax liability (or the right to such refund) with respect to such Veil Piercing Settlement Tax Savings Amount has been rendered and the time period for the filing of an appeal has passed. Notwithstanding and in addition to the foregoing, the Plan of Reorganization provides that if, on or prior to August 22, 1995 (the 160th day following the Effective Date of the Plan of Reorganization), (i) one or more Veil Piercing Settlement Tax Savings Events shall not have occurred in respect of (and the Tax Oversight Committee shall not have determined) the maximum Veil Piercing Settlement Tax Savings Amount that could result from a good faith claim by the Company consolidated tax group of both (a) a refund with respect to tax years prior to the tax year in which the Effective Date of the Plan of Reorganization occurs, and (b) a deduction with respect to the tax year in which the Effective Date of the Plan of Reorganization occurs (collectively, the "Initial Claim"), or (ii) the Company shall not have issued and delivered into escrow certificates representing shares of Common Stock having an aggregate Common Stock Value Per Share equal to the full amount of such maximum Veil Piercing Settlement Tax Savings Amount, then not later than September 11, 1995 (the 180th day after the Effective Date of the Plan of Reorganization) the Company shall issue and deliver into escrow certificates representing Common Stock having an aggregate Common Stock Value Per Share equal to the sum of (i) that part of the Veil Piercing Settlement Tax Savings Amount arising from the Initial Claim in respect of which shares of Common Stock had not theretofore been issued into escrow, as such Veil Piercing Settlement Tax Savings Amount (whether or not a Veil Piercing Settlement Tax Savings Event shall previously have occurred) shall be estimated in good faith by the Chief Financial Officer of the Company and set forth in a certificate delivered to the Tax Oversight Committee (and such amount shall be the Veil Piercing Settlement Tax Savings Amount for purposes of provisions described in this sentence) and (ii) an additional amount equal to the lesser of (A) $13 million and (B) an amount that would cause the total number of shares of Common Stock to be issued into escrow to have an aggregate Common Stock Value Per Share equal to $88.7 million. Notwithstanding and in addition to the foregoing, $11.3 million of Common Stock (using the Common Stock Value Per Share) will be issued directly to the Original Stockholders on a pro rata basis at the same time as shares of Common Stock are first issued into escrow. The Original Stockholders, on a pro rata basis, are entitled to exercise all voting rights of, and receive all dividends and other distributions on, Common Stock held in escrow. The amount of such dividends and other distributions must be returned to the Company if such shares are subsequently cancelled prior to release from escrow.

     The Plan of Reorganization limits the number of shares issuable under the provisions described in (a) and (b) above to that number of shares of Common Stock that, when added to the shares issued to the Original Stockholders on the Effective Date of the Plan of Reorganization, has an aggregate Common Stock Value Per Share of $250 million. The Plan of Reorganization contains an arbitration provision for the final determination of any dispute that may arise between KKR (the principal Original Stockholder) and the Tax Oversight Committee with respect to any determination made by the Tax Oversight Committee regarding the provisions of the Plan of Reorganization described in (b) above. The Plan of Reorganization also provides that, for purposes of the Federal Income Tax Claims Differential, the amount of Federal Income Tax Claims shall not be reduced by any Veil Piercing Settlement Tax Savings Amount and that any terms of any settlement or agreement regarding Federal Income Tax Claims shall not be agreed to by the Company or any subsidiary thereof without the prior consent of the Tax Oversight Committee.

     The Company is authorized to issue additional shares of capital stock from time to time. There are no specific restrictions upon such issuances, except that the Charter prohibits the issuance of non-voting equity

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



securities if, and only to the extent that and so long as, Section 1123 of the Bankruptcy Code is applicable and would prohibit such issuance. The Company's stockholders will not have preemptive rights to purchase additional shares of capital stock of the Company upon any issuance of such shares authorized by the Board.

Stockholder's Agreement

     Pursuant to the Stockholder's Agreement dated as of the Effective Date of the Plan of Reorganization (the "Stockholder's Agreement") between the Company and the Celotex Settlement Fund Recipient, the Celotex Settlement Fund Recipient has agreed, in any vote or action by written consent by holders of Common Stock on any matter submitted to a vote of holders of Common Stock, to vote, and execute written consents with respect to, the shares of Common Stock held by it for and/or against such matter in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock. Identical restrictions on the voting of the Celotex Settlement Fund Recipient's Common Stock are contained in the Charter and in the Plan of Reorganization. Pursuant to the Stockholder's Agreement, the Celotex Settlement Fund Recipient further agreed not to, and to cause its affiliates not to, offer, sell, assign, give, pledge, encumber or otherwise dispose of any shares of its Common Stock or any interest therein or right thereto to any person that is a successor to or creditor of the Celotex Settlement Fund Recipient or a creditor of Celotex (any such creditor, a "Celotex Settlement Fund Beneficiary"), in such person's capacity as such, unless such person executes and delivers an instrument, in form and substance reasonably satisfactory to the Company, pursuant to which it agrees to be bound by the Stockholder's Agreement to the same extent as the Celotex Settlement Fund Recipient.

Tag-Along and Voting Rights Agreement

     Pursuant to the Tag-Along and Voting Rights Agreement dated as of the Effective Date of the Plan of Reorganization (the "Tag-Along and Voting Rights Agreement") among Celotex, on behalf of the Celotex Settlement Fund Recipient, Apollo and Lehman (collectively, the "Tag-Along Stockholders") each Tag-Along Stockholder agreed that if it proposes to dispose of any Common Stock held by it on the Effective Date of the Plan of Reorganization to any third party (other than transactions described below), the other Tag-Along Stockholders will have the right to include the shares of Common Stock held by them on the Effective Date of the Plan of Reorganization in such disposition transaction on the same terms and conditions, provided, however, that if the initiating Tag-Along Stockholder is Lehman or Apollo, then Lehman or Apollo, respectively, will not be entitled to participate in such disposition transaction. If the Tag-Along Stockholders collectively desire to sell more shares of Common Stock than the proposed purchaser desires to purchase, each Tag-Along Stockholder shall sell a pro rata number of its shares. The foregoing does not apply to any transaction effected on a national securities exchange, on NASDAQ or through a registered-broker dealer or made pursuant to a public offering under an effective registration statement under the Securities Act. The foregoing also does not apply to any disposition by a Tag-Along Stockholder to an affiliate or by the Celotex Settlement Fund Recipient to a successor or a Celotex Settlement Fund Beneficiary. The parties have agreed that any of their transferees which is an affiliate or, in the case of the Celotex Settlement Fund Recipient, a successor or a Celotex Settlement Fund Beneficiary must, prior to such transfer, agree in writing to be bound by the Tag-Along and Voting Rights Agreement as if it had been an original party thereto.

     The Celotex Settlement Fund Recipient also has agreed to, and to cause each of its affiliates to, vote and execute written consents with respect to their shares of Common Stock in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock, in any vote or action by written consent by holders of Common Stock.

Common Stock Registration Rights Agreement

     The Company has entered into a Registration Rights Agreement, dated as of the Effective Date of the Plan of Reorganization (the "Common Stock Registration Rights Agreement"), with certain holders ("Common Stock Holders") of Common Stock pursuant to which the Company agreed to file the registration statement referred to under "Prospectus Summary -- Contemporaneous Common Stock Offering" (the "Initial Common Stock Shelf Registration") and use its reasonable best efforts to keep such Common Stock Shelf Registration continuously effective for up to one year.


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



     After the expiration of the Initial Common Stock Shelf Registration, one or more Common Stock Holders may request to have all or part of their Common Stock as to which registration pursuant to the Securities Act is required for public sale ("Registrable Common Stock") registered under the Securities Act, and all other Common Stock Holders have the right to participate in any such registration; provided that (i) the Company is not required to effect more than two such registrations, (ii) no such registration may be requested within 180 days of the effectiveness of any such earlier registration or a registration as to which Common Stock Holders have "piggyback" registration rights (as discussed below), (iii) the Company is not required to effect any such registration unless at least 5% of the shares of Registrable Common Stock outstanding at the time of such request is to be included in such registration and (iv) if the intended method of distribution is an underwritten public offering, the Company may require the underwriting to be conducted on a "firm commitment" basis. Any such requested registration may be effected pursuant to a shelf registration statement under Rule 415 of the Securities Act (a "Shelf Registration"); any such registration (other than a Shelf Registration, which must be kept effective by the Company for up to one year, if made pursuant to the first demand under the provisions described in this paragraph or nine months otherwise) need not be kept effective by the Company for more than 90 days.

     If the Company at any time following the termination of the Initial Common Stock Shelf Registration proposes to register any of its securities under the Securities Act (other than any registration of Notes pursuant to the Senior Note Registration Rights Agreement or any registration of any securities on Form S-4 or Form S-8), the Common Stock Holders have the right to participate in such registration.

     Upon a request of Common Stock Holders owning at least a majority of the shares of Registrable Common Stock requested to be included in a demand or "piggyback" registration made at any time on or after March 17, 1996, the Company has agreed to use its best efforts to (i) cause the Common Stock covered by such registration to be listed on a national securities exchange or to be quoted through NASDAQ or (ii) provide for at least two market makers for the Common Stock.

     All expenses of the Company in connection with the performance of its obligations under the Common Stock Registration Rights Agreement and the reasonable fees, disbursements and other charges of one firm of counsel (per registration) selected by the Common Stock Holders owning at least a majority of the shares of Registrable Common Stock being registered (but excluding underwriting discounts and commissions and transfer taxes) shall be borne by the Company, except where some or all of the Common Stock Holders withdraw or terminate their requests prior to the registration statement becoming effective, in which case such Common Stock Holders shall be required to bear some or all of such expenses, provided that if the Company elects not to proceed with a registration as to which Common Stock Holders have "piggyback" registration rights as described above or elects not to proceed with any registration as described in the second succeeding paragraph, the Company must bear all reasonable out-of-pocket costs (other than counsel fees, disbursements and other charges not specifically referred to above) incurred by a Common Stock Holder in connection with such terminated registration. In addition, pursuant to the Common Stock Registration Rights Agreement, the Company has agreed to indemnify each offeror of Registrable Common Stock covered by a registration statement filed pursuant to the Common Stock Registration Rights Agreement, each other person who participates as an underwriter in such offering, each other person who controls such offerors or underwriters and their respective directors, officers, partners, agents and affiliates against certain liabilities, including liabilities under the Securities Act.

     Each Common Stock Holder has agreed, if required by the managing underwriter of any underwritten offering and except as required otherwise under applicable law, not to sell any equity securities of the Company during the 10 days preceding or 120 days following the effective date of an underwritten registration under the Common Stock Registration Rights Agreement. The Company has agreed not to (and to cause certain other holders of equity securities acquired after the Effective Date of the Plan of Reorganization to agree not to) effect any public offering and sale of Common Stock pursuant to an effective registration statement during such period of time.

     The Company is not obligated to file any registration statement under the Common Stock Registration Rights Agreement or any amendment or supplement thereto (other than the Initial Common Stock Shelf Registration Statement and amendments and supplements thereto) and may suspend any seller's rights to make sales pursuant to any effective registration statement (provided that the right to effect sales pursuant to the Initial Common Stock Shelf Registration Statement may not be suspended prior to June 15, 1995 at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities thereto, would adversely affect a pending or proposed public offering


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



of the Company's securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto. Such a deferral of the filing of a registration statement or an amendment or supplement thereto or suspension of a seller's right to effect sales may continue for no more than 10 days after the abandonment or consummation of any of the foregoing proposals or transactions or 60 days after the date of the Board's determination referred to in the preceding sentence. In the event of such a suspension, the applicable registration period will be extended by the number of days of the suspension.

Antitakeover Legislation

     Section 203 of the DGCL provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date on which such stockholder becomes an "interested stockholder" unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder," (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the "interested stockholder." Except as otherwise specified in
Section 203, an "interested stockholder" is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. For purposes of Section 203, the Board has approved the transaction (the consummation of the Plan of Reorganization) which resulted in Lehman and the Celotex Settlement Fund Recipient becoming "interested stockholders" and, accordingly, the Company believes that neither of them will be subject to the restrictions of Section 203 unless it ceases to be the owner of 15% or more of the outstanding voting stock of the Company and seeks to reattain such level of ownership. The Board also approved the purchase of Common Stock by Channel One and its affiliates and associates of 15% or more of the outstanding voting stock of the Company through open market purchases or otherwise. Accordingly, the Company believes that none of Channel One and its affiliates and associates (including the KKR Investors) will be subject to the restrictions of Section 203. In connection with the above-described Board approval, Channel One and the KKR Investors agreed with the Company that they will not, and will not permit any of their affiliates to, vote any shares of Common Stock of the Company or otherwise take any other action to modify the composition of the Board of Directors of the Company prior to April 6, 1998 other than as expressly provided for in the Company's Charter and the Plan of Reorganization and that during such period they will not participate in the solicitation of proxies to vote, or seek to advise or influence any person with respect to, voting securities of the Company to modify the composition of the Board of Directors, or propose, assist in or encourage any person in connection with any of the foregoing.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Charter does not exclude the Company from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Board of Directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes certain United States federal income tax consequences of the ownership of Notes as of the date hereof. Except where noted, it deals only with Notes held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities or


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



currencies, financial institutions, life insurance companies, persons holding Notes as a part of a hedging or conversion transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. This summary is also based upon Treasury regulations issued under section 1273 and related sections of the Code relating to original issue discount ("OID") (the "OID Regulations"). Persons considering the purchase, ownership or disposition of Notes should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

     As used herein, a "United States Holder" of a Note means a Holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. A "Non-United States Holder" of a Note is a Holder that is not a United States Holder.

Payments of Interest

     The Company believes that the Notes will not be issued with OID within the meaning of section 1273 of the Code and the OID Regulations and will report payments to holders accordingly. Thus, payments of interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

Market Discount

     If a United States Holder purchases a Note for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Amortizable Bond Premium

     A United States Holder that purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than qualified stated interest (as defined in the OID Regulations) will be considered to have purchased the Note at a "premium." A United States Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


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Sale, Exchange and Retirement of Notes

     A United States Holder's tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by any market discount previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Note other than qualified stated interest. Upon the sale, exchange or retirement of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the adjusted tax basis of the Note. In general, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Non-United States Holders

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest on a Note owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code and
     (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Note; and

          (c) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person, citizen or resident. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, citizen or resident (which certification may be made on an IRS Form W-8 (or successor form) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     Payments to Non-United States Holders not meeting the requirements of paragraph (a) above and thus subject to withholding of United States federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Note provides the Company with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.

Backup Withholding and Information Reporting

     In general, information reporting requirements will apply to certain payments of principal and interest paid on the Notes and to the proceeds of sale of a Note made to United States Holders other than certain exempt

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



recipients (such as corporations). A 31 percent backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments of the principal or interest on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal or interest or the proceeds of a sale that are not subject to backup withholding under the current regulations. Under proposed Treasury regulations not currently in effect backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person.

     Payments of principal and interest on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United states person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.


     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ANY INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.


                            SELLING SECURITY HOLDERS

     The following table sets forth information with respect to the Notes offered hereby beneficially owned by each of the Selling Security Holders as of _________, 1995 (rounded to the nearest dollar). The Notes offered hereby may be offered in whole or in part from time to time by or on behalf of the Selling Security Holders named below.

                                       Principal Amount of Notes
            Selling Security Holder    Owned and Registered Hereunder
            -----------------------    ------------------------------

            Lehman Brothers Inc . . . .    $  99,541,873
            The Celotex Corporation,
              in its capacity as the
              Celotex  Settlement Fund
              Recipient . . . . . . . .      124,745,417
            AIF II, L.P.  . . . . . . .      105,565,187






                                            --------------
               Total  . . . . .
                                           $
                                            ==============

                              PLAN OF DISTRIBUTION

     The Company will receive no proceeds from this offering. The Notes may be sold from time to time to purchasers directly by any of the Selling Security Holders. Alternatively, any of the Selling Security Holders may from time to time offer the Notes through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of Notes for whom they may act as agent. The Selling Security Holders and any underwriters, dealers or agents that participate in the distribution of Notes may be deemed to be underwriters, and any profit on the sale of Notes by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the Company is advised that an underwriter has been engaged with respect to the sale of any Notes offered hereby, or in the event of any other material change in the plan of distribution, the Company will cause appropriate amendments to the Registration Statement of which this Prospectus forms a part to be filed with the Commission reflecting such engagement or other change. See "Additional Information."

     At the time a particular offer of Notes is made, to the extent required, a Prospectus Supplement will be provided by the Company and distributed by the relevant Selling Security Holder which will set forth the aggregate amount and type of Notes being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     The Notes may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Security Holders or by agreement between the Selling Security Holders and underwriters or dealers.

     The Notes are not, and it is not anticipated that they will be, listed on any exchange or quoted on NASDAQ or any other quotation system; however, certain Holders of Notes have the right to require the Company to use its best efforts to list their Notes on a national securities exchange or to otherwise provide for the quotation of the Notes through NASDAQ in connection with the exercise on or after March 17, 1996, by such Holders of certain registration rights with respect to the Notes. See "Description of Notes -- Senior Notes Registration Rights Agreement." To the Company's knowledge, no firm currently makes a market in the Notes and no established public market for the Notes currently exists. No assurances can be given that any public market will develop for the Notes. See "Certain Risk Factors -- Liquidity; Absence of Public Market" and "-- Effect of Future Sales of Notes."

     Under applicable rules and regulations under the Exchange Act any person engaged in a distribution of the Notes may not simultaneously engage in market-making activities with respect to such Notes for a period of nine business days prior to the commencement of such distribution and ending upon the completion of such distribution. In addition to and without limiting the foregoing, each Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Notes by the Selling Security Holders. All of the foregoing may affect the marketability of the Notes and the ability of any person or entity to engage in market-making activities with respect to the Notes.

     Under guidelines adopted by the National Association of Securities Dealers, Inc. (the "NASD"), the maximum commission that any NASD member firm can receive in connection with a distribution of the Notes, without further clearance from the NASD, is 8%.

     Pursuant to the Senior Note Registration Rights Agreement, the Company is obligated to pay substantially all of the expenses incident to the registration, offering and sale of the Notes to the public other than commissions and discounts of underwriters, dealers or agents, and the Selling Security Holders, and any underwriter they may utilize, and their respective controlling persons are entitled to be indemnified by the Company against certain liabilities, including liabilities under the Securities Act. See "Description of Notes -- Senior Note Registration Rights Agreement".


                                  LEGAL MATTERS

     The validity of the Notes offered hereby has been passed upon for the Company by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.


                                     EXPERTS

     The consolidated financial statements as of May 31, 1994 and 1993 and for each of the three years in the period ended May 31, 1994 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Notes 2 and 10 to the financial statements) of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                             INDEX TO DEFINED TERMS

                                                                           Page
Defined Term                                                              Number
- ------------                                                              ------

Acquired Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Adversary Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Affiliate Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
Alabama Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Apollo  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
Asbestos Claimants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Asset Backed Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Asset Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Asset Sale Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Attributable Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Bank Revolving Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . 88
Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Bankruptcy Court  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Best Insurors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Black Warrior Methane . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Black Warrior Transmission  . . . . . . . . . . . . . . . . . . . . . . . . . 44
Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Booker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Capital Lease Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Cardem Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Cash Equivalents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Celotex . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Celotex Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Celotex Settlement Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Celotex Settlement Fund Beneficiary . . . . . . . . . . . . . . . . . . . . . 91
Celotex Settlement Fund Recipient . . . . . . . . . . . . . . . . . . . . . . 52
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
Change of Control Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Change of Control Payment . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Change of Control Payment Date  . . . . . . . . . . . . . . . . . . . . . . . 65
Channel One . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Chapter 11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Chapter 11 Cases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Charter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Class Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Class U-7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Commodity Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Common Stock Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
Common Stock Registration Rights Agreement  . . . . . . . . . . . . . . . . . 91
Common Stock Value Per Share  . . . . . . . . . . . . . . . . . . . . . . . . 89
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Consolidated Depreciation and Amortization Expense  . . . . . . . . . . . . . 78
Consolidated EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . .  6

                                                                           Page
Defined Term                                                              Number
- ------------                                                              ------

Consolidated Fixed Charges  . . . . . . . . . . . . . . . . . . . . . . . . . 78
Consolidated Income Tax Expense . . . . . . . . . . . . . . . . . . . . . . . 78
Consolidated Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
Consolidated Post Retirement Benefits Other Than Pensions . . . . . . . . . . 79
Continuing Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
Currency Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Disqualified Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
Dixie Building Supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Durham Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 60
Effective Date of the Plan of Reorganization  . . . . . . . . . . . . . . . .  1
EPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
Excess Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Existing Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
Fair Market Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
FAS 106 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
FAS 109 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Federal Income Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . 89
Federal Income Tax Claims Differential  . . . . . . . . . . . . . . . . . . . 89
Fraudulent Conveyance Lawsuit . . . . . . . . . . . . . . . . . . . . . . . .  7
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
Government Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
HAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
Incur . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
Indemnitees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Independent Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Initial Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
Initial Common Stock Shelf Registration . . . . . . . . . . . . . . . . . . . 91
Initial Senior Note Shelf Registration  . . . . . . . . . . . . . . . . . . . 87
Initial Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Initial Three Year Term . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Interest Rate Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
Interested Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
IRC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Issue Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
J.W. Railroad . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
J-II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Jim Walter Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Jim Walter Homes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Jim Walter Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
JW Aluminum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
JW Window Components  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Kaneb . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

                                                                            Page
Defined Term                                                              Number
- ------------                                                              ------

KKR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
KKR Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
KKR Investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
LBO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Legal Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
Legal Holiday . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
Lehman  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Lehman Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
Majority Selling Note Holders . . . . . . . . . . . . . . . . . . . . . . . . 87
Marketable Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Mid-State Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
Mid-State Affiliate Transaction . . . . . . . . . . . . . . . . . . . . . . . 70
Mid-State Homes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Mine No. 3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Mine No. 4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Mine No. 5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Mortgage-Backed Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
MSHA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Named Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . 59
NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
NASDAQ  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Net Cash Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
Net Equity Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
New Alabama Power Contract  . . . . . . . . . . . . . . . . . . . . . . . . . 29
Non-Core Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Non-Core Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Non-United States Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . 94
Note Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Offer Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Offer Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Original Jim Walter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Original Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
Other Permitted Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Outstanding Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Payment Restriction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
Permitted Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
Permitted Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
Permitted Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
Permitted Refinancing Indebtedness  . . . . . . . . . . . . . . . . . . . . . 84
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
Plan of Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
Pledged Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85

                                                                            Page
Defined Term                                                              Number
- ------------                                                              ------

Pro Forma Consolidated Financial Data . . . . . . . . . . . . . . . . . . . .  9
Profit Sharing Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
Purchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Purchase Money Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
Purchase Money Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . 85
Qualified Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
Registrable Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . 92
Registrable Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Related Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
Released Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Restricted Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
Restricted Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
Section 203 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Selling Security Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Senior Note Registration Rights Agreement . . . . . . . . . . . . . . . . . . 87
Settlement Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Shelf Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . 87, 92
Significant Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Significant Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
Sloss Industries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SNG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Sonat . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
South Carolina Statute  . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
Southern Precision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Stockholder's Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . 86
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
Subsidiary Pledge Agreements  . . . . . . . . . . . . . . . . . . . . . . . . 86
Supplemental Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . 59
Supplemental Profit Sharing Plan  . . . . . . . . . . . . . . . . . . . . . . 59
Surviving Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
Tag-Along and Voting Rights Agreement . . . . . . . . . . . . . . . . . . . . 91
Tag-Along Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
Tax Claims Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
Tender Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Trade Payables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
U.S. Pipe . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
UMWA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
United States Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
Variable Funding Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Variable Funding Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . 35
Veil Piercing Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Veil Piercing Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Veil Piercing Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Veil Piercing Settlement Tax Savings Amount . . . . . . . . . . . . . . . . . 90
Veil Piercing Settlement Tax Savings Event  . . . . . . . . . . . . . . . . . 89
Veil Piercing Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Vestal Manufacturing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Voting Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
Walter Industries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Walter Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Weighted Average Life to Maturity . . . . . . . . . . . . . . . . . . . . . . 86

                                                                            Page
Defined Term                                                              Number
- ------------                                                              ------

Wholly Owned Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . 87

                             INDEX TO FINANCIAL STATEMENTS



                                                                             Pages

     Walter Industries, Inc. and Subsidiaries

     Financial Statements:
     ---------------------
          Report of Independent Certified Public Accountants  . . . . . .            F-2

          Consolidated Balance Sheet--May 31, 1994 and 1993   . . . . . .            F-3

          Consolidated Statement of Operations and Retained Earnings
               (Deficit)
               for the Years Ended May 31, 1994, 1993 and 1992  . . . . .            F-4

          Consolidated Statement of Cash Flows
               for the Years Ended May 31, 1994, 1993 and 1992  . . . . .            F-5

          Notes to Financial Statements . . . . . . . . . . . . . . . . .    F-6 to F-37

          Segment Information for the Years Ended May 31, 1994, 1993
          and 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-38 to F-39

     Interim Financial Statements (Unaudited):
     -----------------------------------------
          Consolidated Balance Sheet--February 28, 1995 and 1994  . . . .           F-40

          Consolidated Statement of Operations and Retained Earnings
          (Deficit)
               for the Nine Months Ended February 28, 1995 and 1994   . .           F-41

          Consolidated Statement of Cash Flows
               for the Nine Months Ended February 28, 1995 and 1994 . . .           F-42

          Segment Information for the Nine Months Ended February 28,
          1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . . .   F-43 to F-44

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          To the Board of Directors and Stockholders
          Walter Industries, Inc.



          In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and retained earnings (deficit), and of cash flows present fairly, in all material respects, the financial position of Walter Industries, Inc. and its subsidiaries at May 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

          The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 2 and 10 to the financial statements, on December 27, 1989, Walter Industries, Inc. and substantially all of its subsidiaries each filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code, thereby raising substantial doubt about their ability to continue as a going concern. The Company filed a fourth amended joint plan of reorganization and a related disclosure statement with the Bankruptcy Court on June 22, 1994 and June 29, 1994, respectively. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of the petitions for reorganization.

          As discussed in Note 11 to the consolidated financial statements, the Company changed its method of accounting for postretirement benefits other than pensions in fiscal year 1993.



          PRICE WATERHOUSE LLP
          Tampa, Florida
          July 8, 1994

                                                WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                                                       CONSOLIDATED BALANCE SHEET

                                                                                                        May 31,
                                                                                        --------------------------------------
                                                                                               1994                1993
                                                                                        ------------------  ------------------
                                                                                                    (in thousands)
        ASSETS
        Cash (includes short-term investments of $177,040,000
          and $172,553,000) (Note 5)  . . . . . . . . . . . . . . . . . . . . . . . . .       $  203,303          $  190,370
        Short-term investments, restricted (Note 3) . . . . . . . . . . . . . . . . . .          107,552             105,620

        Instalment notes receivable (Notes 3, 5 and 6)  . . . . . . . . . . . . . . . .        4,176,040           4,187,316
          Less - Provision for possible losses  . . . . . . . . . . . . . . . . . . . .          (26,301)            (26,579)
                Unearned time charges . . . . . . . . . . . . . . . . . . . . . . . . .       (2,790,560)         (2,773,878)
                                                                                              ----------          ----------
                Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,359,179           1,386,859


        Trade receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          135,431             143,259
          Less - Provision for possible losses  . . . . . . . . . . . . . . . . . . . .           (7,392)             (7,324)
                                                                                              ----------          ----------
                Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          128,039             135,935
        Other notes and accounts receivable . . . . . . . . . . . . . . . . . . . . . .           10,774              15,625
        Inventories, at lower of cost (first in, first out or average) or market:
          Finished goods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           95,270              94,360
          Goods in process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           27,090              23,421
          Raw materials and supplies  . . . . . . . . . . . . . . . . . . . . . . . . .           48,533              47,153
          Houses held for resale  . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,686               1,705
                                                                                              ----------          ----------
           Total inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          172,579             166,639

        Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11,335               7,902

        Property, plant and equipment, at cost (Note 4) . . . . . . . . . . . . . . . .        1,123,939           1,075,068
          Less - Accumulated depreciation, depletion and amortization . . . . . . . . .         (466,076)           (412,028)
                                                                                              ----------          ----------
                Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          657,863             663,040

        Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            5,753               5,568
        Unamortized debt expense  . . . . . . . . . . . . . . . . . . . . . . . . . . .           31,656              46,622
        Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           39,936              37,616
        Excess of purchase price over net assets acquired (Note 1)  . . . . . . . . . .          412,923             461,438
                                                                                              ----------          ----------
                                                                                              $3,140,892          $3,223,234
                                                                                              ==========          ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
        Bank overdrafts (Note 5)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       $   29,879          $   17,921
        Accounts payable (Note 2) . . . . . . . . . . . . . . . . . . . . . . . . . . .           59,468              52,696
        Accrued expenses (Note 2) . . . . . . . . . . . . . . . . . . . . . . . . . . .          122,665             116,238
        Income taxes payable (Notes 2 and 6)  . . . . . . . . . . . . . . . . . . . . .           21,543              19,135
        Deferred income taxes (Note 6)  . . . . . . . . . . . . . . . . . . . . . . . .           73,152              85,833
        Long-term senior debt (Notes 2 and 5) . . . . . . . . . . . . . . . . . . . . .          871,970           1,046,971
        Accrued postpetition interest on secured obligations (Notes 2 and 5)  . . . . .          258,032             210,199
        Accumulated postretirement health benefits obligation (Note 11) . . . . . . . .          209,962             189,905
        Other long-term liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .           48,890              46,442
        Liabilities subject to Chapter 11 proceedings (Notes 2, 3 and 5)  . . . . . . .        1,727,684           1,725,631
        Stockholders' equity (deficit) (Notes 1, 5, 7 and 8):
          Common stock, $.01 par value per share:  Authorized - 50,000,000 shares
           Issued - 31,120,773 shares   . . . . . . . . . . . . . . . . . . . . . . . .              311                 311
          Capital in excess of par value  . . . . . . . . . . . . . . . . . . . . . . .          155,293             155,293
          Retained earnings (deficit), per accompanying statement . . . . . . . . . . .         (434,520)           (441,695)
          Excess of additional pension liability over unrecognized prior years
           service cost   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (3,437)             (1,646)
                                                                                              ----------          ----------
           Total stockholders' equity (deficit)   . . . . . . . . . . . . . . . . . . .         (282,353)           (287,737)
                                                                                              ----------          ----------
                                                                                              $3,140,892          $3,223,234
                                                                                              ==========          ==========

                                       F-3


                                                WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                                                                                        For the years ended May 31,
                                                                            --------------------------------------------------
                                                                                  1994             1993             1992
                                                                            ---------------- ---------------- ----------------
                                                                                              (in thousands)
        Sales and revenues:
          Net sales . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $1,068,387        $1,072,615       $1,139,048
          Time charges (Note 3) . . . . . . . . . . . . . . . . . . . . . .        238,097           218,696          195,001
          Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .         17,383            23,160           28,172
          Interest income from Chapter 11 proceedings (Note 2)  . . . . . .          4,657             4,515            4,360
                                                                                ----------        ----------       ----------
                                                                                 1,328,524         1,318,986        1,366,581
                                                                                ----------        ----------       ----------
        Cost and expenses:
          Cost of sales . . . . . . . . . . . . . . . . . . . . . . . . . .        845,061           804,411          891,882
          Depreciation, depletion and amortization (Note 4) . . . . . . . .         71,035            70,483           82,801
          Selling, general and administrative . . . . . . . . . . . . . . .        127,901           124,616          129,372
          Postretirement health benefits (Note 11)  . . . . . . . . . . . .         25,585            23,474               --
          Provision for possible losses . . . . . . . . . . . . . . . . . .          4,611             4,236            5,787
          Chapter 11 costs (Note 2) . . . . . . . . . . . . . . . . . . . .         14,254             9,802            5,172
          Interest and amortization of debt discount and expense
           (Interest on unsecured debt obligations not accrued since
           December 27, 1989 - $163,685,000 in each year) (Notes 2, 4 and
           5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        155,470           171,581          177,060
          Amortization of excess of purchase price over net assets
           acquired (Note 1)  . . . . . . . . . . . . . . . . . . . . . . .         48,515            39,461           39,702
                                                                                ----------        ----------       ----------
                                                                                 1,292,432         1,248,064        1,331,776
                                                                                ----------        ----------       ----------
                                                                                    36,092            70,922           34,805
        Provision for income taxes (Note 6):
          Current . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (41,598)          (48,141)         (35,957)
          Deferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12,681            23,813           23,494
                                                                                ----------        ----------       ----------

        Income from operations before cumulative effect of accounting
          change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7,175            46,594           22,342
        Cumulative effect of change in accounting principle -
          postretirement benefits other than pensions (net of income tax
          benefit of $61,823,000) (Note 11) . . . . . . . . . . . . . . . .              --          (104,608)              --
                                                                                ----------        ----------       ----------
        Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . .          7,175           (58,014)          22,342

        Retained earnings (deficit) at beginning of year  . . . . . . . . .       (441,695)         (383,681)        (406,023)
                                                                                ----------        ----------       ----------
        Retained earnings (deficit) at end of year  . . . . . . . . . . . .     $ (434,520)       $ (441,695)      $ (383,681)
                                                                                ==========        ==========       ==========


                                                WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                                                  CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                        For the years ended May 31,
                                                                             -------------------------------------------------
                                                                                   1994            1993             1992
                                                                             ---------------- --------------------------------
                                                                                              (in thousands)
        OPERATIONS
          Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . .       $  7,175         $(58,014)        $ 22,342
          Charges to income not affecting cash:
           Depreciation, depletion and amortization   . . . . . . . . . . .         71,035           70,483           82,801
           Provision for deferred income taxes  . . . . . . . . . . . . . .        (12,681)         (23,813)         (23,494)
           Accumulated postretirement health benefits obligation (Note
             11)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20,057          189,905              --
           Adjustment to deferred taxes for accounting change (Note 11)   .             --          (61,823)             --
           Provision for other long-term liabilities  . . . . . . . . . . .            280             (781)           6,782
           Amortization of excess of purchase price over net assets
             acquired (Note 1)  . . . . . . . . . . . . . . . . . . . . . .         48,515           39,461           39,702
           Amortization of debt discount and expense  . . . . . . . . . . .         17,597           22,148           19,715
                                                                                    -------         -------           -------
                                                                                   151,978          177,566          147,848

          Decrease (increase) in:
           Short-term investments, restricted   . . . . . . . . . . . . . .         (1,932)           1,334            4,374
           Instalment notes receivable, net (a)   . . . . . . . . . . . . .         27,680          (23,607)         (47,835)
           Trade and other receivables, net   . . . . . . . . . . . . . . .         12,747            1,429             (457)
           Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . .         (5,940)             627           12,118
           Prepaid expenses   . . . . . . . . . . . . . . . . . . . . . . .         (3,433)             236            1,404
          Increase (decrease) in:
           Bank overdrafts (Note 5)   . . . . . . . . . . . . . . . . . . .         11,958           (9,758)           7,906
           Accounts payable   . . . . . . . . . . . . . . . . . . . . . . .          6,772           (1,692)             425
           Accrued expenses   . . . . . . . . . . . . . . . . . . . . . . .          6,427           (1,682)          15,663
           Income taxes payable   . . . . . . . . . . . . . . . . . . . . .          2,408            9,111          (18,036)
           Accrued postpetition interest on secured obligations   . . . . .         47,833           32,605           47,868
           Liabilities subject to Chapter 11 proceedings (Note 2):
             Accounts payable . . . . . . . . . . . . . . . . . . . . . . .          1,438              811              714
             Accrued expense  . . . . . . . . . . . . . . . . . . . . . . .           (152)               4             (136)
             Income taxes payable . . . . . . . . . . . . . . . . . . . . .            --                --            1,429
             Other long-term liabilities  . . . . . . . . . . . . . . . . .            --                --             (244)
                                                                                  -------           -------          --------
              Cash flows from operations  . . . . . . . . . . . . . . . . .        257,784          186,984          173,041
                                                                                  -------           -------          --------

        FINANCING ACTIVITIES
          Issuance of long-term senior debt . . . . . . . . . . . . . . . .          2,000          256,128               --
          Addition to unamortized debt expense  . . . . . . . . . . . . . .             --           (4,794)              --
          Retirement of long-term senior debt (Note 5)  . . . . . . . . . .       (178,865)        (161,959)        (127,258)
          Decrease in liabilities subject to Chapter 11 proceedings (Notes
           2 and 5):
             Short-term notes payable . . . . . . . . . . . . . . . . . . .              --               --           (2,805)
             Long-term senior debt  . . . . . . . . . . . . . . . . . . . .              --         (121,217)         (37,958)
                                                                                  --------        ---------         --------
              Cash flows from financing activities  . . . . . . . . . . . .       (176,865)         (31,842)        (168,021)
                                                                                  --------         --------         --------

        INVESTING ACTIVITIES
          Additions to property, plant and equipment, net of normal
           retirements  . . . . . . . . . . . . . . . . . . . . . . . . . .        (65,858)         (68,901)         (63,646)
          Decrease (increase) in investments  . . . . . . . . . . . . . . .           (185)            (128)           1,137
          (Increase) in other assets  . . . . . . . . . . . . . . . . . . .         (1,943)          (1,617)          (5,485)
                                                                                   -------         --------          -------
           Cash flows from investing activities   . . . . . . . . . . . . .        (67,986)         (70,646)         (67,994)
                                                                                   --------        --------         --------
          Net increase (decrease) in cash and cash equivalents  . . . . . .         12,933           84,496          (62,974)
          Cash and cash equivalents at beginning of year  . . . . . . . . .        190,370          105,874          168,848
                                                                                  --------         --------         --------
          Cash and cash equivalents at end of year (Note 5) . . . . . . . .       $203,303         $190,370         $105,874
                                                                                  ========         ========         ========

            (a)  Consists of sales and resales, net of repossessions and provision for possible losses, of $197,472,000,
                 $207,340,000, and $207,648,000 and cash collections on account and payouts in advance of maturity of
                 $225,152,000, $183,733,000, and $159,813,000 for the years ended May 31, 1994, 1993 and 1992, respectively.


                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                            NOTES TO FINANCIAL STATEMENTS


        NOTE 1 - Organization and Acquisition

           Walter Industries, Inc. (formerly Hillsborough Holdings Corporation) (the "Company") was organized in August 1987 by a group of investors led by Kohlberg Kravis Roberts & Co. ("KKR") for the purpose of acquiring Jim Walter Corporation, a Florida corporation ("Original Jim Walter"). Following its organization, the Company organized and acquired all of the outstanding capital stock of a group of direct wholly-owned subsidiaries (the "First Tier Subsidiaries"). The First Tier Subsidiaries (except JWC Holdings Corporation) and the Company organized and acquired all of the outstanding capital stock of Walter Industries, Inc. ("Old Walter Industries"). JWC Holdings Corporation, a Florida corporation and a First Tier Subsidiary ("JWC Holdings"), organized and acquired all of the outstanding shares of J-II Acquisition Corporation, a Florida corporation ("J-II"). Old Walter Industries and J-II, in turn, organized and acquired all of the outstanding capital stock of Hillsborough Acquisition Corporation ("HAC").

           On September 18, 1987, HAC acquired approximately 95% of the outstanding common stock of Original Jim Walter at a price of $60 per share in cash, pursuant to an Agreement and Plan of Merger dated as of August 12, 1987 (the "Acquisition"). On January 7, 1988, the Company caused Original Jim Walter to be merged (the "Merger") into HAC (which changed its name to "Jim Walter Corporation") and the remaining 5% of its common stock was converted into the right to receive $60 in cash for each share. On that same date: (i) HAC distributed substantially all of its assets (principally excluding the stock of certain subsidiaries of Original Jim Walter engaged in building materials businesses) to Old Walter Industries in redemption of all of its shares of capital stock owned by Old Walter Industries; (ii) HAC merged into J-II; and (iii) J-II changed its name to "Jim Walter Corporation". On April 1, 1991, Old Walter Industries merged into Hillsborough Holdings Corporation thereby completing its previously adopted plan of liquidation. The Company changed its name to Walter Industries, Inc. in connection with such merger. Prior to September 18, 1987, the Company had no significant assets or liabilities and did not engage in any activities other than those related to the Acquisition. The purchase price of the shares of Original Jim Walter was approximately $2,425,000,000, plus expenses of the Acquisition and assumption of certain outstanding indebtedness. For financial statement purposes, the Acquisition has been accounted for as a purchase as of September 1, 1987 and, accordingly, the purchase price has been allocated based upon the fair value of assets acquired and liabilities assumed. The excess of purchase price over net assets acquired in connection with the Acquisition is being amortized over periods ranging up to twenty years.

           The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All significant intercompany balances have been eliminated.


        NOTE 2 - Reorganization Proceedings

           On December 27, 1989, the Company and 31 of its subsidiaries (including the subsidiary in the next sentence, the "Debtors") each filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Bankruptcy Court") for the Middle District of Florida, Tampa Division (the "Reorganization Proceedings"). On December 3, 1990, one additional small subsidiary filed a voluntary petition for reorganization under the Bankruptcy Code. Two other small subsidiaries did not file petitions for reorganization.

           The Debtors' Chapter 11 cases resulted from a sequence of events stemming primarily from an inability of the Company's interest reset advisors to reset interest rates on approximately $624 million of outstanding Senior Extendible Reset Notes and Senior Subordinated Extendible Reset Notes on which interest rates were scheduled to be reset effective January 2, 1990. The inability to reset the interest rates was primarily attributable to pending asbestos-related litigation which prevented the Debtors from completing a refinancing or from selling assets to reduce their debt which, together with turmoil in the high yield bond markets, depressed the bid value of such notes.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)






           The consolidated financial statements of the Company have been prepared on a "going-concern" basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business; however, as a result of the Chapter 11 filings, such realization of assets and liquidation of liabilities are subject to a significant number of uncertainties. These financial statements include adjustments and reclassifications that have been made to reflect the liabilities which have been deferred under the Reorganization Proceedings. Interest in the amount of $724,306,000 ($163,685,000 in the current fiscal year) on unsecured debt obligations has not been accrued in the consolidated financial statements since the date of the filing of petitions for reorganization. This estimate is based on the balances of the unsecured debt obligations and their interest rates as of the petition date. Such interest rates do not necessarily presently govern the respective rights of the Company, its subsidiaries and the various lenders. Instead, the rights of the parties will be determined in connection with the Reorganization Proceedings.

           The discussion below sets forth various aspects of the Reorganization Proceedings, but is not intended to be an exhaustive summary. For additional information regarding the effect on the Debtors of the Reorganization Proceedings, reference should be made to the Bankruptcy Code, the rules and regulations promulgated pursuant to the Bankruptcy Code and the case law thereunder. Each creditor should consult with its own counsel regarding the impact of the Reorganization Proceedings on such creditor's claims.

           Pursuant to provisions of the Bankruptcy Code and an order of the Bankruptcy Court dated December 28, 1989, the Debtors were authorized to continue to operate their businesses and own and manage their properties and assets as debtors in possession. The Bankruptcy Code authorizes the Debtors to enter into transactions, including the sale or lease of property of their estates and to use property of their estates, in the ordinary course of their businesses without prior approval of the Bankruptcy Court. The sale or lease of property of the estates other than in the ordinary course of business and certain other transactions (for example, secured financing), whether or not in the ordinary course of business, are subject to prior approval by the Bankruptcy Court.

           As a result of the filing of petitions for reorganization, the maturity of all unpaid principal of, and interest on, the senior and subordinated indebtedness of the Debtors became immediately due and payable in accordance with the terms of the instruments governing such indebtedness. The Debtors will not be able to borrow additional funds under any of their prepetition credit arrangements. Pursuant to the applicable provisions of the Bankruptcy Code, all pending legal proceedings against the Debtors were automatically stayed upon the filing of such petitions.

           Under the Chapter 11 filings, a significant portion of claims in existence at the filing date ("prepetition") are stayed ("deferred") while the Company continues to manage the business. The Bankruptcy Code defines "claim" to include a right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. Claims which were contingent or unliquidated at the commencement of the Reorganization Proceedings constitute claims under the Bankruptcy Code. Such claims, including, without limitation, those that may arise in connection with rejection of executory contracts, including leases, as well as those that might arise in connection with environmental and pension-related matters, could be significant. It is not possible to quantify the amount of such claims at this time. Under the Bankruptcy Code, a creditor's claim is treated as secured only to the extent of the value of such creditor's collateral, and the balance of such creditor's claim is treated as unsecured. Depending upon the outcome of the Reorganization Proceedings and the value of a secured creditor's collateral, if any, secured creditors may not be entitled to claim interest on their claims for the period after December 27, 1989. Generally, unsecured debt does not accrue interest after the filing.

           Only holders of "allowed claims" may vote on and participate in distributions under any plan or plans of reorganization that may be proposed. A claim is allowed to the extent (i) the claim is not listed as contingent, disputed or unliquidated on the Debtors bankruptcy schedules filed in January 1990, as amended, or (ii) a proof of claim is filed and not successfully objected to by a party in interest.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)




           Additional prepetition claims and liabilities may arise, some of which may be significant, subsequent to the filing date for various reasons. To the extent a creditor must file a proof of claim, such proof must be filed by a date fixed by the Bankruptcy Court as the last day to file proofs of claim (the "Bar Date"). At a hearing on July 23, 1992, the Bankruptcy Court set a Bar Date of October 30, 1992 in the Reorganization Proceedings for all claims other than any potential claims related to asbestos personal injury or property damage. At a hearing on December 16, 1992, the Bankruptcy Court set a second Bar Date of March 1, 1993 in the Reorganization Proceedings for new creditors added by amended schedules filed by certain of the Debtors on November 23, 1992. On August 31, 1993, the Bankruptcy Court set a third Bar Date of November 30, 1993 for creditors added by amended schedules filed by the Debtors on July 12, 1993. No provision has been included in the accompanying financial statements for any prepetition claims and additional liabilities that may arise from resolution of any claims filed.

           The amount included as liabilities subject to Chapter 11 proceedings reflected on the Company's consolidated balance sheet consists of the following:

                                                      May 31,
                                               ---------------------
                                                  1994       1993
                                                  ----       ----
                                                  (in thousands)

                 Short-term notes payable  . .    $78,033     $78,033
                 Accounts payable  . . . . . .     64,338      62,900
                 Accrued expenses  . . . . . .     95,847      95,999
                 Income taxes payable  . . . .     47,066      47,066
                 Long-term senior debt (Notes
                 3 and 5)  . . . . . . . . . .    416,629     416,629
                 Long-term subordinated debt
                 (Note 5)  . . . . . . . . . .  1,025,533   1,024,766
                 Other long-term liabilities .        238         238
                                               ----------  ----------
                                               $1,727,684  $1,725,631
                                               ==========  ==========


           As debtors in possession, the Debtors have the right, subject to Bankruptcy Court approval and certain other limitations, to assume or reject certain executory contracts, including unexpired leases. In this context, "assumption" means that the Debtors agree to perform their obligations and cure certain existing defaults under the contract or lease, and "rejection" means that the Debtors are relieved from their obligations to perform further under the contract or lease and are subject only to a claim for damages for the breach thereof. Any claim for damages resulting from the rejection of an executory contract or an unexpired lease is treated as a general unsecured claim in the Reorganization Proceedings.

           Unless the Bankruptcy Court, upon request of a non-Debtor party and after notice and a hearing, fixes a date by when the Debtors must elect to assume or reject an executory contract, the Debtors may assume or reject such contracts in a plan or plans of reorganization. With respect to unexpired non-residential real property leases, including mineral leases and interests, the Bankruptcy Code provides that a Debtor has 60 days after the commencement of a Chapter 11 case in which to assume or reject such leases unless the Bankruptcy Court, for cause shown, extends such 60 day period. Pursuant to an order of the Bankruptcy Court dated August 31, 1993, the time within which the Debtors must assume or reject their non-residential real property leases was extended through and including October 31, 1993. The Debtors filed a motion to extend, until confirmation of a plan of reorganization, the time for assumption or rejection of their non-residential real property leases. On March 4, 1994, the Bankruptcy Court entered an order approving the Debtors motion. On February 25, 1991, the Debtors received Bankruptcy Court approval to assume substantially all of their mineral leases and interests.


           The Bankruptcy Code permits the Bankruptcy Court to appoint a trustee on request of a party in interest (including a creditor, equity security holder, committee or indenture trustee) or the United States Trustee. In order for a trustee to be appointed, a requesting party, after notice and a hearing, must show cause, such as gross mismanagement by current

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        management, or demonstrate that such appointment is in the best interest of creditors, equity security holders and other interests of the estates.

           In addition, the Bankruptcy Code permits the Bankruptcy Court to appoint an examiner on request of a party in interest (including a creditor, equity security holder, committee or indenture trustee) or the United States Trustee, if the Bankruptcy Court does not order the appointment of a trustee, to conduct such investigation of a debtor as is appropriate.

           For 120 days after the date of the filing of a voluntary Chapter 11 petition, a debtor has the exclusive right to file a plan of reorganization with the Bankruptcy Court (the "Exclusivity Period"). If a debtor files a plan of reorganization during the 120-day Exclusivity Period, no other party may file a plan of reorganization until 180 days after the date of filing of the Chapter 11 petition. Until the end of this 180-day period (the "Acceptance Period") the debtor has the exclusive right to solicit acceptances of the plan. The Bankruptcy Court may shorten or extend the 120- and 180-day periods for cause shown. If a debtor fails to file a plan during the Exclusivity Period or, if such plan has been filed, fails to obtain acceptance of such plan from impaired classes of its creditors and equity security holders during the Acceptance Period, any party in interest, including a creditor, an equity security holder, a committee of creditors or equity security holders or an indenture trustee may file a plan. Additionally, if the Bankruptcy Court were to appoint a trustee, the Exclusivity Period, if not previously terminated, would terminate.

           The initial Exclusivity Period for each of the Debtors would have expired on April 26, 1990 and the initial Acceptance Period would have expired on June 26, 1990. The Debtors filed various motions to extend the Exclusivity Period which were granted. Pursuant to an order of the Bankruptcy Court dated April 15, 1992, the Exclusivity Period expired June 15, 1992 and the Acceptance Period was to expire on August 14, 1992.

           On June 15, 1992, the Debtors filed with the Bankruptcy Court and presented to the creditor constituencies a joint plan of reorganization and related disclosure statement prior to the expiration of the Exclusivity Period. Subsequent to August 1992, the Debtors were granted various extensions of the Acceptance Period and adjournments of the hearing for approval of the disclosure statement dated June 15, 1992, while negotiations continued with the various creditor constituencies toward a consensual plan of reorganization. Pursuant to an order of the Bankruptcy Court dated July 7, 1993, the Bankruptcy Court extended the Acceptance Period until August 2, 1993, ruling that no further extensions would be granted beyond August 2, 1993. On July 14, 1993, the Bankruptcy Court entered an order fixing January 1, 1994 as the last date when a plan of reorganization and disclosure statement could be filed by a party in interest and that all plans of reorganization and disclosure statements filed by such date would be heard on a date and time to be fixed by future order of the Bankruptcy Court.

           On September 22, 1993, the Debtors filed with the Bankruptcy Court and presented to the creditor constituencies their first amended joint plan of reorganization (the "Debtors First Amended Plan") and first amended related disclosure statement. The Debtors First Amended Plan provided for payment in full of all allowed claims (plus post-petition interest at varying rates) using cash, issuance of new indebtedness, issuance of common stock equal to approximately a 46% ownership interest (subject to Debtors option to substitute additional debt securities in lieu of common stock proposed to be issued under the Debtors First Amended Plan), or a combination thereof. In addition, the Debtors First Amended Plan provided that holders of subordinated debt claims would additionally share in a portion of any increase in the Debtors unencumbered instalment notes receivable portfolio after May 31, 1993 through issuance of additional debt securities ("Value Sharing").

           Such Value Sharing was designed to provide compensation to holders of subordinated debt claims during the delay in consummation of the Debtors First Amended Plan required in order to resolve the asbestos-related litigation. Under the Debtors First Amended Plan certain claims and the equity interest in the Company were impaired; therefore the Debtors First Amended Plan was subject to acceptance by vote of the holders of each such class of impaired claims and the holders of the Company's common stock. Confirmation and consummation of the Debtors First Amended Plan were subject to the satisfaction of various conditions including dismissal with prejudice of any and all claims and actions

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        against the Debtors or any assets of the Debtors relating to or in connection with the asbestos-related litigation (see Note 10).

           On December 16, 1993, AIF II, L.P., certain affiliates of AIF II, L.P. and certain accounts managed or controlled by such affiliates; Lehman Brothers Inc.; the Official Bondholders Committee and the Official Committee of General Unsecured Creditors (collectively, the "Bondholders Plan Proponents") filed a Joint Plan of Reorganization of Debtors Proposed by Certain Creditor Proponents dated as of December 16, 1993 (the "Bondholders Plan"). The Bondholders Plan was predicated upon a settlement of the Veil Piercing Litigation which contemplated a distribution of debt and equity securities having a value equal to $525 million, subject to reduction in the event the shareholders of the Company supported the Bondholders Plan and executed the Veil Piercing Settlement Agreement (as said term was defined in the Bondholders Plan) by a date certain, to the Veil Piercing Claims Trust (as said term was defined in the Bondholders Plan). The Bondholders Plan was premised upon a negotiated estimate of the going concern enterprise value of the Debtors on a consolidated basis in an amount equal to $2.525 billion. The Bondholders Plan provided for payment in full of all allowed claims (plus post-petition interest at varying rates with respect to certain secured and unsecured claims) using cash, issuance of new indebtedness, issuance of common stock, or a combination thereof. The Bondholders Plan provided for no recovery by the shareholders of the Company unless the shareholders supported the Bondholders Plan and executed the Veil Piercing Settlement Agreement by a date certain. Confirmation and effectiveness of the Bondholders Plan were subject to the satisfaction of various conditions including the final resolution and settlement, approved by final orders, of all asserted and unasserted claims arising out of or relating to the asbestos-related litigation and all LBO-Related Issues (as said term was defined in the Bondholders Plan).

           On December 28, 1993, Chemical Bank and Bankers Trust Company (collectively, the "Bank Agents"), as agents under the Bank Credit Agreement dated as of September 10, 1987, as amended, and the Working Capital Credit Agreement dated as of December 29, 1987, as amended, filed the Bank Agents' Joint Plan of Reorganization dated as of December 28, 1993 (the "Bank Agents Plan"). The Bank Agents Plan is predicated upon a settlement of the asbestos-related litigation which contemplates a distribution of common stock having a value equal to the allowed amount of the "Celotex Disputed Claims" (as said term is defined in the Bank Agents Plan). The Bank Agents Plan contemplates that the allowed amount of the Celotex Disputed Claims shall be determined by: (a) agreement between the holders of such claims and the Bank Agents, (b) a final order of the Bankruptcy Court or (c) an order of the Bankruptcy Court estimating the allowed amount of such claims. The Bank Agents Plan provides for payment in full in cash of all secured allowed claims (including post-filing date interest at varying rates of interest) and the distribution of common stock to holders of unsecured allowed claims (including trade creditors and subordinated bondholders) in full satisfaction of unsecured allowed claims (including post-filing date interest at rates to be agreed to by the Bank Agents or, if no agreement, rates to be determined by the Bankruptcy Court). The Bank Agents Plan provides for a recovery by the shareholders of the Company only to the extent shares of common stock are available after payment in full of unsecured allowed claims. Effectiveness of the Bank Agents Plan is subject to various conditions including the Company's ability to obtain third party financing in an amount sufficient to enable the Debtors to make the cash payments required under the Bank Agents Plan and to meet the Debtors contemplated working capital and letter of credit needs.

           On December 30, 1993, LaSalle National Bank (the "Senior Note Trustee"), as the successor trustee under the indenture dated as of January 1, 1988, as amended, filed the Series B & C Senior Note Trustee's Joint Plan of Reorganization of Debtors dated as of December 30, 1993 (the "Senior Note Trustee Plan"). While the Senior Note Trustee Plan was not predicated upon a settlement of the asbestos-related litigation, the plan provided for the issuance of "New Notes" (as said term was defined in the Senior Note Trustee Plan) to fund any settlement which might be approved by the Debtors and the Series B & C Senior Note Trustee. The Senior Note Trustee Plan was premised upon an "Equity Value" (as said term was defined in the Senior Note Trustee
        Plan) of $783.8 million. The Senior Note Trustee Plan provided for payment in full in cash of all secured allowed claims (including post-filing date interest at varying rates) and payment in full of unsecured allowed claims (including post-filing date interest at varying rates) by using cash, issuance of new indebtedness, issuance of common stock (subject to dilution in the event a settlement of the asbestos-related litigation was achieved), or a combination thereof. In addition, the Senior Note Trustee Plan provided that the shareholders of the Company would retain their common stock interests, subject to dilution in the event a settlement of

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        the asbestos-related litigation was reached. Effectiveness of the Senior Note Trustee Plan was subject to various conditions which were similar to the conditions set forth in the Debtors First Amended Plan.

           By order dated February 25, 1994, the Bankruptcy Court (i) fixed April 20, 1994 as the last date to file any further amendments or supplements to the Plan, the Bondholders Plan, the Bank Agents Plan or the Senior Note Trustee Plan, (ii) allowed one additional party to file, by April 20, 1994, a plan of reorganization and related disclosure statement on behalf of his clients, (iii) fixed April 20, 1994 as the last date for requesting a copy of a plan and disclosure statement filed by the above noted parties, (iv) fixed May 6, 1994 as the last date for any party in interest to file objections to the disclosure statements and (v) scheduled a hearing for May 19, 1994 and continuing, if necessary, through May 20, 1994 to consider approval of disclosure statements.

           On April 20, 1994, the Debtors, the Senior Note Trustee and the Bondholders Plan Proponents each filed an amended plan of reorganization and an amended disclosure statement. The Bank Agents did not file any further amendment or supplement to the Bank Agents Plan. The one additional party did not file a plan of reorganization and disclosure statement on behalf of his clients.

           The Debtors Second Amended Joint Plan of Reorganization dated as of April 19, 1994 (the "Debtors Second Amended Plan") modified the Debtors First Amended Plan in four significant ways. First, the Debtors Second Amended Plan amended the formula for calculating post-filing date interest with respect to the secured claims of the Revolving Credit Banks (as defined in the Debtors Second Amended Plan) and the Working Capital Banks (as defined in the Debtors Second Amended Plan). The Debtors Second Amended Plan provided for interest on the adjusted pre-filing date principal claims of the Revolving Credit Banks and the Working Capital Banks to accrue at the Chemical Bank Prime Rate (as defined in the Debtors Second Amended Plan) in effect from time to time plus 1-1/2% per annum, compounded on each of January 1, April 1, July 1 and October 1 commencing April 1, 1990.

           Second, with respect to pre-filing date unsecured claims, other than Subordinated Note Claims (as defined in the Debtor's Second Amended Plan), the Debtors Second Amended Plan no longer provided for the payment of post-filing date interest.

           Third, with respect to Subordinated Note Claims, the Debtors Second Amended Plan did not provide for the payment of post-filing date interest nor for Value Sharing.

           Finally, the Debtors Second Amended Plan provided for the shareholders of the Company to retain approximately 75% interest in the Company (subject to the Debtors option to substitute additional debt securities in lieu of common stock presently proposed to be issued under the Debtors Second Amended Plan).

           The Senior Note Trustee's First Amended Joint Plan of
        Reorganization of Debtors dated as of April 20, 1994 (the "Senior Note Trustee Amended Plan") did not in any material way amend the provisions of the Senior Note Trustee Plan.

           The First Amended Joint Plan of Reorganization of Debtors Proposed by Certain Creditor Proponents dated as of April 20, 1994 (the "Bondholders Amended Plan") amended the Bondholders Plan in three significant ways. First, the Bondholders Amended Plan annexed to it a Veil Piercing Settlement Agreement dated as of April 18, 1994.

           Second, the treatment of Subordinated Note Claims was amended to reflect an Agreement for Settlement of Pre-LBO Issues and Treatment of Subordinated Notes Pursuant to Chapter 11 Plan dated as of March 23, 1994.


           Finally, the Bondholders Amended Plan amended the definition of "Qualified Securities" (debt instruments to be issued under the Bondholders Amended Plan to holders of Subordinated Note Claims and as part of the consideration to be paid under the Veil Piercing Settlement Agreement) to provide for subordinated unsecured notes to be issued by the Company.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)




           On April 25, 1994, the Bank Agents filed a motion to defer the Bankruptcy Court's consideration of the Bank Agents Plan and the related disclosure statement until the earlier of December 31, 1994, and the date on which the Bankruptcy Court denies approval of the Bondholders Plan Proponents disclosure statement. The Bank Agents motion was granted by the Bankruptcy Court on May 18, 1994.

           On May 6, 1994, objections to the Company's disclosure statement were filed by the Bondholders Plan Proponents, the California Department of Toxic Substances Control and California Regional Water Quality Control Board (the "California EPA"), Mississippi State Tax Commission, Raul Delgado, et al, (the "Texas Homeowners"), the Senior Note Trustee and Purnie Melcher, Mary Melcher, Richard Melcher and Curtis Melcher. Objections to the Bondholders Plan Proponents disclosure statement were filed by the Company, the California EPA, the Senior Note Trustee and the Texas Homeowners. Objections to the Senior Note Trustee's disclosure statement were filed by the Company, the Bondholders Plan Proponents, the California EPA and the Texas Homeowners.

           On May 11, 1994, the Bondholders Plan Proponents filed with the Bankruptcy Court their (i) Second Amended Joint Plan of Reorganization of Debtors Proposed by Certain Creditor Proponents dated as of May 11, 1994; (ii) Second Amended Disclosure Statement for Creditor Proponents' Settlement Plan; and (iii) Supplement to Second Amended Disclosure Statement for Creditor Proponents' Settlement Plan (collectively, the "Bondholders Plan Proponents Second Amended Plan Documents") and on May 17, 1994, the Bondholders Plan Proponents filed with the Bankruptcy Court their (i) Third Amended Joint Plan of Reorganization of Debtors Proposed by Certain Creditor Proponents dated as of May 17, 1994; (ii) Third Amended Disclosure Statement for Creditor Proponents' Settlement Plan; and (iii) Supplement to Third Amended Disclosure Settlement for Creditor Proponents' Settlement Plan (collectively, the "Bondholders Plan Proponents Third Amended Plan Documents").

           By motion dated May 13, 1994, the Company sought the entry of an order striking the Bondholders Plan Proponents Second Amended Plan Documents on the basis that the filing of such documents was in violation of the Bankruptcy Court's February 25, 1994 order.

           At the hearing held on May 18, 1994, the Bankruptcy Court denied the Company's motion to strike but determined that the Bankruptcy Court would not consider the Bondholders Plan Proponents Second Amended Plan Documents or the Bondholders Plan Proponents Third Amended Plan Documents at the May 19, 1994 disclosure statement hearing.

           On May 18, 1994, the Senior Note Trustee filed a motion to defer the Bankruptcy Court's consideration of the Senior Note Trustee Amended Plan and related disclosure statement, which motion was granted on May 19, 1994.

           On May 19, 1994, the Bankruptcy Court held a hearing to consider approval of the disclosure statements filed on April 20, 1994, by the Company and the Bondholders Plan Proponents. At the conclusion of the hearing, the Bankruptcy Court fixed June 9, 1994 as the last day to file any further amendments to the Debtors Second Amended Plan and related disclosure statement and the Bondholders Amended Plan and related disclosure statement and fixed June 17, 1994 as the date by when objections to the Company's and the Bondholders Plan Proponents amended disclosure statements could be filed. In addition, the Bankruptcy Court scheduled a status conference for June 15, 1994 to consider further procedures with respect to the Company's and Bondholders Plan Proponents amended plans of reorganization and disclosure statements.

           On June 9, 1994, the Debtors filed the Debtors Third Amended Joint Plan for Reorganization dated as of June 9, 1994 (the "Debtors Third Amended Plan") and the Third Amended Disclosure Statement dated June 9, 1994. The Debtors Third Amended Plan modified the Debtors Second Amended Plan in two significant ways. First, the Debtors Third Amended Plan modified the formula for calculating post-petition interest with respect to the secured claims of the Revolving Credit Banks and the Working Capital Banks. The Debtors Third Amended Plan provides for interest on the adjusted pre-filing date principal claims of the Revolving Credit Banks and the Working Capital Banks to accrue at the
        (i) Chemical Bank Prime Rate in effect from time to time plus 2-1/2% per annum, compounded on each of January 1, April 1, July 1 and October 1 commencing on April 1, 1990 for the period from the Filing Date to December 31, 1994

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        and (ii) rate of 13% per annum, compounded on each of January 1, April 1, July 1 and October 1 commencing April 1, 1995 for the period from January 1, 1995 to the Effective Date.

           In addition, the Debtors Third Amended Plan modified the formula for calculating post-petition interest with respect to and treatment of Series B & C Senior Note Claims. If the Holders of Series B & C Senior Note Claims accept the Debtors Third Amended Plan, interest on the principal amount accrued and unpaid from the Filing Date to the Effective Date will accrue at the rate of either (i) 14-5/8% per annum for the Series B Senior Extendible Reset Notes and 14-1/2% per annum for the Series C Senior Extendible Reset Notes if the holders of such notes receive a combination of cash and debt securities on account of their Allowed Claims or (ii) 13-5/8% per annum for the Series B Senior Extendible Reset Notes and 13-1/2% per annum for the Series C Senior Extendible Reset Notes if the holders of such notes receive all cash on account of their Allowed Claims. In the event holders of Series B & C Senior Note Claims do not accept the Debtors Third Amended Plan, then post-filing date interest will accrue at the rate of 9% per annum.

           On June 9, 1994, the Bondholders Plan Proponents filed their Second Amended Joint Plan of Reorganization of Debtors Proposed by Certain Creditor Proponents (the "Bondholders Second Amended Plan") and their Second Amended Disclosure Statement for Creditor Proponents' Settlement Plan. The Bondholders Second Amended Plan modified the Bondholders Amended Plan in two significant ways. First, post-filing date interest on Series B & C Senior Note Claims (principal amount due and owing on the Filing Date together with interest on such principal amount accrued and unpaid as of the Filing Date) will accrue (i) with respect to the amount of such Claims paid in cash, at the rate of 13% per annum for the period from the Filing Date to June 30, 1994 and 14-5/8% per annum from July 1, 1994 to the Effective Date or (ii) with respect to the amount of such claims paid in debt securities, at the rate of 14% per annum for the period from the Filing Date to June 30, 1994 and 14-5/8% per annum for the period from July 1, 1994 to the Effective Date.

           In addition, the Bondholders Second Amended Plan provides that the shareholders of the Company may purchase their pro rata share of the shares of the Class B Common Stock that would otherwise be distributable to holders of Subordinated Note Claims or distributable under the Veil Piercing Settlement Agreement at a cash exercise price equal to the "New Common Stock Value Per Share".

           On June 15, 1994, the Bankruptcy Court held a status conference with respect to the disclosure statements filed by the Debtors and the Bondholders Plan Proponents on June 9, 1994. At the status conference, the Debtors and the Bondholders Plan Proponents suggested the following procedures and the fixing of the following dates in connection with the disclosure statement approval process: (i) June 21, 1994 was fixed as the last date by which the Debtors and the Bondholders Plan Proponents could serve amended and restated plans of reorganization, which amended and restated plans of reorganization were to be filed with the Bankruptcy Court on June 22, 1994; (ii) June 28, 1994 was fixed as the last date by which the Debtors and the Bondholders Plan Proponents could serve amended and restated disclosure statements, which amended and restated disclosure statements were to be filed with the Bankruptcy Court on June 29, 1994; (iii) July 6, 1994 was fixed as the last date by which parties in interest, other than the clients of Allen Potter, Esq., could serve written objections to the amended and restated disclosure statements filed by the Debtors and the Bondholders Plan Proponents on June 29, 1994, which objections are to be filed with the Bankruptcy Court no later than July 7, 1994; (iv) July 8, 1994 was fixed as the last date by which the clients of Allen Potter, Esq. could serve and file written objections to amended and restated disclosure statements filed by the Debtors and the Bondholders Plan Proponents; (v) during the period July 7 through July 11, 1994, the Debtors and the Bondholders Plan Proponents are to confer and attempt in good faith to resolve any objections to the amended and restated disclosure statements; (vi) prior to July 7, 1994, the Debtors and the Bondholders Plan Proponents are to attempt to resolve technical balloting and solicitation issues and serve and file, either jointly or separately, a motion regarding such issues and procedures which motion is scheduled to be heard on July 13, 1994; (vii) on July 12, 1994, the Debtors and the Bondholders Plan Proponents shall each file with the Bankruptcy Court a pleading setting forth, without legal argument, unresolved objections to the amended and restated disclosure statements filed by the Debtors and the Bondholders Plan Proponents; and (viii) a hearing is scheduled for July 13, 1994 at which the Bankruptcy Court will hear argument concerning any unresolved objections to the amended and restated disclosure statements filed by the Debtors and the Bondholders Plan Proponents. On June 28, 1994, the Bankruptcy Court entered an order confirming the aforementioned procedures and dates.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



           On June 22, 1994, the Debtors filed their Fourth Amended Joint Plan of Reorganization dated as of June 21, 1994 (the "Debtors Fourth Amended Plan"). The Debtors Fourth Amended Plan did not materially modify the Debtors Third Amended Plan. The Bondholder Plan Proponents did not file a further amended plan of reorganization.

           On June 29, 1994, the Debtors and the Bondholders Plan Proponents each filed an amended disclosure statement.

           The process pursuant to which the Debtors Fourth Amended Plan or any further amended plan of reorganization filed by the Debtors and the Bondholders Second Amended Plan or any further amended plan of reorganization filed by the Bondholders Plan Proponents may be confirmed necessarily will be complex and may be delayed pending further developments in the asbestos-related litigation involving the Company (see Note 10). Accordingly, the timing of such confirmation necessarily cannot be predicted.

           The Debtors Fourth Amended Plan and/or the Bondholders Second Amended Plan will be sent, along with a disclosure statement approved by the Bankruptcy Court to all members of classes of impaired creditors and equity security holders for acceptance or rejection. In general, the Bankruptcy Code provides that a claim or interest is impaired under a plan unless such plan proposes to pay such claim or interest in full or leave it unaltered. In order to be accepted, at least two-thirds in amount and a majority in number of holders of allowed claims or interests in each class that is impaired who actually vote, must accept the plan. Following acceptance or rejection of any plan by impaired classes of creditors and equity security holders, the Bankruptcy Court at a noticed hearing would consider whether to confirm the plan. Among other things, for confirmation the Bankruptcy Court at a noticed hearing is required to find that (i) each holder of a claim or interests in each impaired class of creditors and equity security holders will, pursuant to the plan, receive at least as much as the class would have received in a liquidation under Chapter 7 of the Bankruptcy Code, (ii) each impaired class of creditors and equity security holders has accepted the plan by the requisite vote and (iii) confirmation of the plan is not likely to be followed by the liquidation or need for further financial reorganization of the debtor or any successor unless the plan proposes such liquidation or reorganization.

           If any impaired class of creditors or equity security holders does not accept a plan, and assuming that all of the other requirements of the Bankruptcy Code are met, the proponent of the plan may invoke the so-called "cram down" provisions of the Bankruptcy Code. Under these provisions, the Bankruptcy Court may confirm a plan notwithstanding the nonacceptance of the plan by an impaired class of creditors or equity security holders if certain requirements of the Bankruptcy Code are met including but not limited to finding that the proposed plan and any settlement contemplated therein (i.e. the Veil Piercing Settlement Agreement) is fair and equitable. These requirements may necessitate provision in full for senior classes of creditors and/or equity security holders before provision for a junior class could be made.

           The Company cannot now predict whether, or at what time, the Debtors Fourth Amended Plan, the Bondholders Second Amended Plan or any further amended plans by either party may be confirmed or the ultimate terms thereof.


        NOTE 3 - Instalment Notes Receivable

           The instalment notes receivable arise from sales of partially-finished homes to customers for time payments primarily over periods of twelve to thirty years and are secured by first mortgages or similar security instruments. Revenue and income from the sale of homes is included in income upon completion of construction and legal transfer to the customer. The buyer's ownership of the land and the improvements necessary to complete the home constitute a significant equity investment which the Company has access to should the buyer default on payment of the instalment note obligation. Of the gross amount of $4,176,040,000 an amount of $3,870,826,000 is due after one year. Instalment payments estimated to be receivable within each of the five years from May 31, 1994 are $305,214,000, $295,254,000,
        $287,645,000, $281,172,000 and $274,592,000, respectively, and
        $2,732,163,000 after five years. Time charges are included in equal parts in each monthly payment and are taken into income as collected. This method approximates the interest method since a much larger provision for loan losses and other expenses would be required if time charge income

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        were accelerated. The aggregate amount of instalment notes receivable having at least one payment ninety or more days delinquent was 3.23% and 3.12% of total instalment notes receivable at May 31, 1994 and 1993, respectively.

           Mid-State Homes, Inc. ("Mid-State"), an indirect wholly-owned subsidiary of the Company, is the settlor and sole beneficiary of two business trusts established under the laws of Delaware, Mid-State Trust II ("Trust II") and Mid-State Trust III ("Trust III"). The Trusts were organized for the purpose of purchasing instalment notes receivable from Mid-State from the net proceeds from the issuance of the Mortgage-Backed Notes and the Asset Backed Notes described in Note
        5. Assets of Trust II and Trust III, including the instalment notes receivable, are not available to satisfy claims of general creditors of the Company and its subsidiaries. Of the gross amount of instalment notes receivable at May 31, 1994 of $4,176,040,000 with an economic balance of $2,051,261,000, receivables owned by Trust II had a gross book value of $1,631,212,000 and an economic balance of $972,093,000 and receivables owned by Trust III had a gross book value of $523,048,000 and an economic balance of $256,904,000.

           Restricted short-term investments include (i) temporary investment of reserve funds and collections on instalment notes receivable owned by Trust II which are available only to pay expenses of Trust II and principal and interest on the Mortgage-Backed Notes ($73,000,000),
        (ii) temporary investment of reserve funds and collections on instalment notes receivable owned by Trust III which are available only to pay expenses of Trust III and principal and interest on the Asset Backed Notes ($12,971,000), (iii) cash securing letters of credit ($3,037,000) and (iv) miscellaneous other segregated accounts restricted to specific uses ($18,544,000), including $6,271,000 from proceeds of sale of assets set aside to offer to purchase Series B and Series C Senior Extendible Reset Notes.


        NOTE 4 - Property, Plant and Equipment

           Property, plant and equipment are summarized as follows (see Note 1 regarding purchase accounting):

                                                        May 31,
                                               -----------------------
                                                  1994          1993
                                               -----------------------
                                                  (in thousands)
                 Land and mine . . . . . . . .   $200,337     $200,000
                 Land improvements . . . . . .     18,941       17,349
                 Buildings and leasehold
                 improvements  . . . . . . . .    104,999       99,597
                 Mine development costs  . . .    123,761      116,576
                 Machinery and equipment . . .    663,898      617,987
                 Construction in progress  . .     12,003       23,559
                                               ----------   ----------
                    Total  . . . . . . . . . . $1,123,939   $1,075,068
                                               ==========   ==========


           The Company provides depreciation for financial reporting purposes principally on the straight line method over the useful lives of the assets. Assets (primarily mine development costs) extending for the full life of a coal mine are depreciated on the unit of production basis. For federal income tax purposes accelerated methods are used for substantially all eligible properties. Depletion of minerals is provided based on estimated recoverable quantities.

           The Company has capitalized interest on qualifying properties in accordance with Financial Accounting Standards Board Statement No. 34. Interest capitalized for the years ended May 31, 1994, 1993 and 1992 was immaterial. Interest paid in cash for the years ended May 31, 1994, 1993 and 1992 was $91,293,000, $117,853,000 and $109,477,000,
        respectively.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)




        NOTE 5 - Debt

           The Company's cash management system provides for the reimbursement of all major bank disbursement accounts on a daily basis. Checks issued but not yet presented to the banks for payment are classified as bank overdrafts.

           As a result of the Reorganization Proceedings, the maturity of all unpaid principal of, and interest on, substantially all of the indebtedness of the Debtors became immediately due and payable in accordance with the terms of the instruments governing such indebtedness.

           While the Reorganization Proceedings are pending, the Debtors are prohibited from making any payments of obligations owing as of the petition date, except as permitted by the Bankruptcy Court. Furthermore, the Debtors will not be able to borrow additional funds under any of their prepetition credit arrangements.

           At the date of the filing of the Reorganization Proceedings the Company and various of its subsidiaries were borrowing under a Working Capital Agreement which also provided for the issuance of letters of credit. An aggregate of $78,033,000 of borrowings and $17,549,000 of letters of credit are outstanding under this agreement at May 31, 1994. Under the terms of the Working Capital Agreement, overdue principal and, to the extent permitted by law, overdue interest bear interest at a rate equal to 3-1/2% per annum in excess of the reference rate of Chemical Bank (the "Reference Rate") in effect from time to time, provided that no loan will bear interest after maturity at a rate per annum less than 1% in excess of the rate of interest applicable thereto at maturity.

           Since the beginning of the Reorganization Proceedings certain of the Debtors have consummated an agreement, as amended, with two commercial banks with respect to a $25 million letter of credit facility. Pursuant to the terms of such "New Letter of Credit Agreement", upon issuance of a letter of credit, the applicable Debtors will deposit with the issuing bank an amount of cash equal to the stated amount of the letter of credit. At May 31, 1994, $3,037,000 of letters of credit were outstanding under this agreement. Since the beginning of the Reorganization Proceedings certain of the Debtors have also consummated an agreement with the lenders pursuant to which the lenders agree to renew letters of credit issued under the Working Capital Agreement that were outstanding at the time of filing of the petitions for reorganization (the "Replacement Letter of Credit Agreement"). To the extent that the letters of credit under the Replacement Letter of Agreement are renewed during the Reorganization Proceedings, these Debtors have agreed to reimburse the issuing bank for any draws under such letters of credit, which obligation shall be entitled to an administrative expense claim under the Bankruptcy Code. In addition, the obligations of the Debtors under such Replacement Letter of Credit Agreement shall continue to be secured by the collateral which secures the Debtors' obligations under the Bank Credit Agreement and the Working Capital Agreement. The Bankruptcy Court approved the Debtors' entering into the New Letter of Credit Agreement in May 1990. The New Letter of Credit Agreement currently terminates on June 30, 1995.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)




           Long-term debt, in accordance with its contractual terms, consisted of the following at each year end:

                                                                 May 31,
                                                         -----------------------
                                                            1994        1993
                                                         ----------- -----------
                                                             (in thousands)
     Senior debt:
      Mortgage-Backed Notes (less unamortized discount
       of $1,864,000 in 1993)  . . . . . . . . . . . . .  $671,000    $811,122
      Asset Backed Notes . . . . . . . . . . . . . . . .   200,970     229,585
      Revolving Credit Agreement . . . . . . . . . . . .   228,249     228,249
      Series B Senior Extendible Reset Notes . . . . . .   176,300     176,300
      Series C Senior Extendible Reset Notes . . . . . .     5,000       5,000
      Other  . . . . . . . . . . . . . . . . . . . . . .     7,080      13,344
                                                            -------     ------
        Total senior debt  . . . . . . . . . . . . . . . 1,288,599   1,463,600
                                                         ---------   ---------

     Subordinated debt:
      Senior Subordinated Extendible Reset Notes . . . .   443,046     443,046
      Subordinated Notes . . . . . . . . . . . . . . . .   350,000     350,000
      13-1/8% Subordinated Notes . . . . . . . . . . . .    50,000      50,000
      13-3/4% Subordinated Debentures  . . . . . . . . .   100,000     100,000
      10-7/8% Subordinated Debentures (less unamortized
       discount of $7,513,000 and $8,280,000)  . . . . .    82,487      81,720
                                                           -------      ------
        Total subordinated debt  . . . . . . . . . . . . 1,025,533   1,024,766
                                                         ---------   ---------
      Less:  Amount included as liabilities subject to
       Chapter 11 proceedings (Note 2) . . . . . . . . .(1,442,162) (1,441,395)
                                                        ----------- -----------
        Total consolidated long-term debt  . . . . . . .  $871,970  $1,046,971
                                                          ========  ===========


           The Mortgage-Backed Notes (see Note 3) were issued by Trust II (which did not file a petition for reorganization) in five classes in varying principal amounts. Three of the classes have been fully repaid. The two remaining classes A3 and A4 bear interest at the rates of 9.35% and 9.625%, respectively. Interest on each class of notes is payable quarterly on each January 1, April 1, July 1 and October 1 (each a "Payment Date"). On each Payment Date, regular scheduled principal payments will be made on the Class A3 and Class A4 Notes in order of maturity. Maturities of the balance of these Mortgage-Backed Notes range from April 1, 1998 for the Class A3 Notes to April 1, 2003 for the Class A4 Notes. The Class A3 and Class A4 Notes are subject to special principal payments and the Class A4 Notes may be subject to optional redemption under specified circumstances. The scheduled principal amount of notes maturing in each of the five years from May 31, 1994 is $87,000,000, $87,000,000, $87,000,000, $ 87,000,000 and
        $64,600,000, respectively.

           The Asset Backed Notes (see Note 3) issued by Trust III, bear interest at 7-5/8%, constitute a single class and have a final maturity date of April 1, 2022. Payments are made quarterly on January 1, April 1, July 1 and October 1, based on collections on the underlying collateral less amounts paid for interest on the notes and Trust III expenses.

           Set forth in the following paragraphs is a description of the terms of the Company's various senior, senior subordinated and subordinated debt agreements as in effect on the petition date. Such provisions do not necessarily presently govern the respective rights of the Company, its subsidiaries and the various lenders. Instead, the rights of the parties will be determined in connection with the Reorganization Proceedings.

           The Company, Old Walter Industries and certain operating subsidiaries of the Company (the "Revolving Loan Borrowers"), on a joint and several basis, were initially permitted to borrow up to an aggregate of $800,000,000 under the terms of a credit agreement dated as of September 10, 1987, as amended, with various banks (the "Revolving Credit Agreement"), of which $700,000,000 was a term loan and $100,000,000 was a revolving loan. The commitment under the Revolving Credit Agreement had been reduced to $242,292,000 at the petition date and was scheduled to be fully repaid by quarterly payments through June 30, 1991. Additionally, the commitment would have been reduced by the proceeds of

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        certain asset sales. Interest, at the option of the Revolving Loan Borrowers, was at (i) the Reference Rate plus 1-1/2%, (ii) a LIBOR rate plus 2-1/4% or (iii) a certificate of deposit rate plus 2-1/2%. A commitment fee of 1/2 of 1% per annum was required based on the daily average unutilized commitment. In fiscal 1991, pursuant to an order of the Bankruptcy Court, $7,356,000 of proceeds from the sale of an asset held as security for the Revolving Credit Agreement and setoff of bank accounts were turned over to the lenders with reservation of rights as to application of such payment. The Company has applied such payment to a reduction of principal ($5,794,000 to the Revolving Credit Agreement and $1,562,000 to the Working Capital Agreement). In June 1991, pursuant to an order of the Bankruptcy Court, $10,704,000 of proceeds from the prepayment of the promissory note received in connection with the sale of Apache Building Products Company in 1988, plus $350,000 of interest earned thereon, held in a segregated escrow account were applied as a reduction of principal ($8,249,000 to the Revolving Credit Agreement and $2,805,000 to the Working Capital Agreement). Bankers Trust Company and Chemical Bank, as agents for the various bank lenders under the Revolving Credit Agreement (the "Revolving Credit Banks"), appealed the Bankruptcy Court's order, permitting the application of proceeds to the principal of the indebtedness only, to the District Court (as defined in Note 10). On April 29, 1992, the District Court reversed the Bankruptcy Court's order and remanded the case to the Bankruptcy Court for further proceedings and determinations on the issues of whether the Revolving Credit Banks are oversecured creditors, the reasonable, relevant, applicable interest rate and whether the Debtors will ultimately prove to be solvent. At May 31, 1994, $228,249,000 principal amount of loans were outstanding. Under the terms of the Revolving Credit Agreement, overdue principal and, to the extent permitted by law, overdue interest bear interest at a rate equal to 3-1/2% per annum in excess of the Reference Rate in effect from time to time, provided that no loan will bear interest after maturity at a rate per annum less than 1% in excess of the rate of interest applicable thereto at maturity.

           The Series B Senior Extendible Reset Notes and Series C Senior Extendible Notes were bearing interest at rates of 14-5/8% and 14-1/2%, respectively, on the petition date, payable semi-annually, in cash, on January 1 and July 1 and were to mature on January 1, 1990 unless the Senior Note Issuers (three subsidiaries of the Company) elected to extend the notes for one or more additional one-year periods. In the event the maturity was extended, the interest rate would be reset to the interest rate per annum these notes should bear in order to have a bid value of 101% of the principal amount as of the reset date. In no event, however, would the interest rate be reset below the interest rate then in effect.

           The Senior Note Issuers are the following principal operating subsidiaries: Jim Walter Homes, Inc., Jim Walter Resources, Inc. ("Jim Walter Resources") and United States Pipe and Foundry Company ("U.S.Pipe"). See Note 14 for Summarized Financial Information of the Senior Note Issuers.

           The Senior Subordinated Extendible Reset Notes were bearing interest at a rate of 16-5/8% per annum on the petition date until reset as described herein, payable semi-annually on January 1 and July 1, in cash or, at the option of the Subordinated Note Issuers (two subsidiaries of the Company who are also the issuers of the Subordinated Notes) on or before January 1, 1993, by delivering additional Senior Subordinated Extendible Reset Notes (valued at their principal amount). The Senior Subordinated Extendible Reset Notes were to mature on January 1, 1990, unless the Subordinated Note Issuers elected to extend the notes for one or more additional one-year periods. In the event the maturity was extended, the interest rate would be reset to the interest rate per annum these notes should bear in order to have a bid value of 101% of the principal amount as of the reset date. In no event, however, would the interest rate be reset below the interest rate then in effect.

           The Subordinated Notes were bearing interest at a rate of 17% per annum on the petition date payable semi-annually, in cash, on January 1 and July 1.

           The Subordinated Note Issuers are the following principal operating subsidiaries: Jim Walter Homes, Inc. and U.S. Pipe. See Note 14 for Summarized Financial Information of the Subordinated Note Issuers.

           Subordinated debt assumed by Old Walter Industries from Original Jim Walter in connection with the Acquisition includes the (i) 13-1/8% Subordinated Notes, (ii) 13-3/4% Subordinated Debentures and (iii) 10-7/8% Subordinated Debentures (which were sold at a discount to yield 12-3/4% to maturity).

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)

           The Company's various debt agreements had covenants which, among other things, restricted incurrence of additional indebtedness, dividend payments, mergers, consolidations and sales of assets by the Company and its subsidiaries, and required the Company to maintain certain financial ratios. However, as a result of the automatic stay resulting from the filing of the Reorganization Proceedings, neither the indenture trustees nor the holders of the Company's debt may enforce any rights, exercise any remedies or realize on any claims in the event the Company or any of its subsidiaries fails to comply with any of the covenants contained in the various debt agreements.


        NOTE 6 - Income Taxes

           Income tax expense (benefit) is made up of the following components:

                                                        May 31, 1994           May 31, 1993            May 31, 1992
                                                   ------------------------------------------------------------------
                                                     Current    Deferred    Current    Deferred    Current     Deferred
                                                   ----------  ---------- ----------  ----------  ----------  ----------
                                                                               (in thousands)
                United States . . . . . . . . . .    $38,712    $(11,716)   $44,093    $(22,682)   $ 34,349    $(23,494)
                State and local . . . . . . . . .      2,886        (965)     4,048      (1,131)      1,608           --
                                                      ------    --------    -------    --------    --------    ---------
                Total . . . . . . . . . . . . . .    $41,598    $(12,681)   $48,141    $(23,813)   $ 35,957    $(23,494)
                                                     =======    ========    =======    =========   ========    ========


           Federal income tax paid for fiscal 1994, 1993 and 1992 was approximately $37.1 million, $35.9 million, and $52.7 million. State income tax payments approximated the amounts provided above.

           The Company adopted Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes" in 1993. FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events which have been recognized in the Company's financial statements or tax returns. FAS 109 generally considers all expected future events other than changes in tax law or rates. Previously, the Company used the FAS 96 asset and liability method that gave no recognition to future events other than the recovery of assets against liabilities which reversed in the same time period. The change to FAS 109 did not require any change to the financial statements.

           Deferred income taxes result from timing differences in the recognition of revenue and expense for tax and financial reporting purposes. The tax effect of such timing differences is summarized as follows:


                                                                                                 May 31,
                                                                                ----------------------------------------
                                                                                    1994          1993          1992
                                                                                ----------------------------------------
                                                                                             (in thousands)

         Effect of tax loss and tax credit carryforwards  . . . . . . . . . .     $     --      $     --      $ 4,779
         Revenues recognized on the instalment sales method for tax purposes
                and on the accrual basis for financial reporting  . . . . . .      (11,899)      (11,271)     (13,123)
         Excess of book over tax depreciation   . . . . . . . . . . . . . . .       (3,197)       (6,149)     (10,850)
         Postretirement benefit obligation  . . . . . . . . . . . . . . . . .       (6,690)       (7,594)           --
         Amortization of investment tax credit  . . . . . . . . . . . . . . .           --          (219)        (384)
         Mine development expense   . . . . . . . . . . . . . . . . . . . . .        1,936           913          573
         Timing differences relating to accrued expenses  . . . . . . . . . .        5,156         2,364       (3,542)
         Enacted tax rate change  . . . . . . . . . . . . . . . . . . . . . .        2,833            --            --
         Other, net   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          145          (726)        (947)
                                                                                    ------        --------    --------

                Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $(11,716)     $(22,682)    $(23,494)
                                                                                  ========      ========     ========


                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



                                                           May 31,
                                                  -------------------------
                                                    1994     1993    1992
                                                    ----     ----    ----
                                                        (in thousands)

          Statutory tax rate  . . . . . . . . . .   35.0%   34.0%    34.0%
          Effect of:
            Adjustment to deferred taxes  . . . .    5.3      --       --
            State and local income tax  . . . . .    3.3     2.7      3.0
            Percentage depletion  . . . . . . . .   (1.7)   (8.3)   (13.8)
            Enacted tax rate change . . . . . . .    9.4       --      --
            Amortization of net investment tax
            credit  . . . . . . . . . . . . . . .      --    (.3)    (1.1)
            Nonconventional source fuel credit  .  (10.8)   (7.7)   (15.2)
            Amortization of excess of purchase
            price over net assets acquired  . . .   47.1    19.0     38.9
            Benefit of capital loss carryforward
                                                    (8.5)   (4.7)   (10.2)
            Other, net  . . . . . . . . . . . . .    1.0     (.4)      .2
                                                    ----    ----     ----

          Effective tax rate  . . . . . . . . . .   80.1%   34.3%    35.8%
                                                    ====    ====     ====



           On August 10, 1993, the Omnibus Budget Reconciliation Act of 1993 was signed into law raising the federal corporate income tax rate to 35% from 34%, retroactive to January 1, 1993. FAS 109 requires that deferred tax liabilities and assets be adjusted in the period of enactment for the effect of an enacted change in the tax laws or rates. The effect of the change was $2,833,000 and such amount is included in the provision for deferred income taxes for the year ended May 31, 1994. Deferred tax liabilities (assets) are comprised of the following:

                                                             May 31,
                                                        -------------------
                                                          1994      1993
                                                        ------------------
                                                          (in thousands)
          Instalment sales method for instalment notes
          receivable in prior years . . . . . . . . .   $52,549  $62,608
          Depreciation  . . . . . . . . . . . . . . .   117,053   93,701
          Difference in basis of assets under purchase
          accounting  . . . . . . . . . . . . . . . .    27,269   28,119
          Capital loss carryforward . . . . . . . . .   (12,600) (15,800)
          Accrued expenses  . . . . . . . . . . . . .   (43,716) (28,044)
          Postretirement benefits other than pensions   (80,003) (70,551)
          Valuation allowance . . . . . . . . . . . .    12,600   15,800
                                                         ------   ------

          Total deferred tax liability  . . . . . . .   $73,152  $85,833
                                                        =======  =======




           The Revenue Act of 1987 eliminated the instalment sales method of tax reporting for instalment sales after December 31, 1987.

           For book purposes the Company recognized a long-term capital loss of approximately $75.0 million in fiscal 1989. This loss was recognized for tax purposes in fiscal 1992 and is deductible to the extent of capital gains of approximately $8.8 million, $9.9 million and $10.4 million in years ended May 31, 1994, 1993 and 1992, respectively. The remaining capital loss is available as a carryback to fiscal 1991 to be offset against capital gains of approximately $8.3 million and as a carryforward to the succeeding three years. The Company has established a valuation allowance of $12.6 million to offset the deferred tax asset related to the carryforward since the Company cannot predict whether capital gains sufficient to offset the carryforward will be realized in the three year carryforward period. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of such loss carryforward which

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        could be utilized. The Company allocates federal income tax expense (benefit) to its subsidiaries based on their separate taxable income
        (loss).

           A substantial controversy exists with regard to federal income taxes allegedly owed by the Company. Proofs of claim have been filed by the Internal Revenue Service in the amounts of $110,560,883 with respect to fiscal years ended August 31, 1980 and August 31, 1983 through August 31, 1987, $31,468,189 with respect to fiscal years ended May 31, 1988 (nine months) and May 31, 1989 and $44,837,693 with respect to fiscal years ended May 31, 1990 and May 31, 1991. Objections to the proofs of claim have been filed by the Company and the various issues are being litigated in the Bankruptcy Court. The Company believes that such proofs of claim are substantially without merit and intends to defend such claims against the Company vigorously.


        NOTE 7 - Stockholders' Equity

           KKR Associates, a New York limited partnership, is the sole general partner of three partnerships which own a total of 28,500,000 shares of the outstanding common stock of the Company.

           The Company entered into common stock subscription agreements, dated as of December 1, 1987 (the "Management Common Stock Subscription Agreements"), with certain individuals who are former or current members of management (the "Management Investors") under which an aggregate of 893,500 shares of common stock remain outstanding. The Management Common Stock Subscription Agreements generally provide the Company with a right of first refusal with respect to any bona fide offer from a third party to purchase any or all of such Management Investor's shares of common stock commencing after January 7, 1993; provided that such transfer restrictions and right of first refusal will terminate in the event of a public offering of the Company's common stock.


        NOTE 8 - Stock Options

           Under stock option plans approved by stockholders in October 1987, an aggregate of 3,318,182 shares of the Company's common stock have been reserved for the grant and issuance of incentive and non-qualified stock options (the "Options"). Options for 1,618,568 shares, all of which are exercisable, were outstanding at May 31, 1994. The exercise price of each Option granted is $5.00 per share, the fair market value at date of grant. During 1994, 1993 and 1992 options for 59,727, 384,909 and 16,591 shares were cancelled.


        NOTE 9 - Related Party Transactions

           Following its incorporation, the Company retained KKR to provide financial, financial advisory and consulting services to the Company in connection with the Acquisition and the Merger, for which the Company paid to KKR a fee of $35 million. KKR has agreed to provide management consulting and financial services to the Company and its subsidiaries on an annually renewable basis. Effective with the commencement of the Reorganization Proceedings, current payment of these consulting fees was suspended. The annual rate at such time was $550,000.


        NOTE 10 - Litigation and Other Matters

           Note 1 contains a description of the organization of the Company and the acquisition of Original Jim Walter. On April 21, 1988, the Company sold all of the outstanding capital stock of JWC Holdings, the parent corporation of Jim Walter Corporation (formerly J-II) and its subsidiaries, including The Celotex Corporation ("Celotex") and its subsidiaries. Celotex is a co-defendant with other miners, manufacturers and distributors of asbestos-containing products in a very large number of lawsuits filed throughout the United States alleging injuries to the health of persons exposed to asbestos-

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        containing products. Original Jim Walter had been named as a defendant in certain asbestos-related lawsuits from time to time and the Company understands that Original Jim Walter's corporate successor, Jim Walter Corporation, currently is a co-defendant in a number of the asbestos-related lawsuits filed against Celotex. As discussed below, the Company and certain of its subsidiaries and other affiliates have been served with process as a co-defendant in a number of these lawsuits. The Company understands that prior to the Tender Offer Celotex ceased to be engaged in the mining, manufacturing and distribution of the asbestos-containing products that have given rise to the aforementioned asbestos-related lawsuits against Celotex. Because Jim Walter Corporation, Celotex and their respective affiliates are not affiliates of the Company, neither the Company, Old Walter Industries nor any of their respective affiliates can make any representation as to the status of the asbestos-related litigation pending against Jim Walter Corporation, Celotex and their respective affiliates, the amount of the alleged damages sought from Jim Walter Corporation, Celotex and their respective affiliates in those lawsuits, the insurance coverage available to them to satisfy asbestos-related claims, or any other matter related to such litigation.

           The Company understands that the extent of the alleged injuries in the asbestos-related lawsuits filed against Celotex varies from case to case, many of the complaints against Celotex request punitive damages in addition to the compensatory damages and the aggregate damages sought in these cases is very substantial. In addition to these personal injury cases, a substantial number of actions, some of which are styled as class actions, have been filed against Celotex and numerous co-defendants seeking very substantial aggregate damages for the cost of detecting, analyzing, repairing and/or removing asbestos-containing materials in buildings owned or operated by the plaintiffs. The Company understands that the number of asbestos-related lawsuits filed against Celotex has continued to grow in recent years and the magnitude of the additional claims that are expected to be asserted against Celotex in the future cannot be accurately predicted at this time. The Company understands that the cost to Celotex to date of settling or otherwise disposing of asbestos-related lawsuits has been very substantial and that a substantial portion of such cost has been borne by insurance carriers pursuant to their insurance policies or settlement agreements with Celotex. The Company believes, however, that (i) most of Celotex' available insurance coverage prior to late 1977 has been exhausted, (ii) since late 1977, most of Celotex' insurance policies have excluded coverage for asbestosis, which is the basis for most of the personal injury claims pending against Celotex,
        (iii) beginning in late 1977, an increasing number of Celotex' policies have excluded coverage for other asbestos-related diseases and Celotex and its insurers dispute the scope of most of those exclusions, (iv) since late 1984, coverage for asbestos-related personal injury and property damage claims generally have been excluded from Celotex policies, (v) Celotex' insurers dispute whether any of Celotex' policies cover any asbestos-related property damage claims and (vi) no insurance is available for punitive damages in many jurisdictions. The insurance coverage disputes referred to above are the subject of litigation. The uncertain outcome and possible adverse consequences of the insurance coverage disputes referred to above, the continued growth in the number of asbestos-related lawsuits filed against Celotex and the very substantial aggregate damages alleged therein and the possibility that future disposition costs could exceed those experienced to date by Celotex, could impair the ability of Celotex to continue to satisfy asbestos-related claims. On October 12, 1990, Celotex and its wholly-owned subsidiary, Carey Canada, Inc. each filed a petition for reorganization under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division. The Chapter 11 cases were assigned to the Honorable Thomas E. Baynes, Jr. As a result thereof and pursuant to the automatic stay provisions contained in Sec.362 of the Bankruptcy Code, all actions (other than those actions set forth in Sec.362(b) and, as discussed below, other than, for certain limited purposes, the Declaratory Judgement Proceeding commenced by the Debtors) commenced against Celotex prior to October 12, 1990 were stayed pending any future modification of the automatic stay under the Bankruptcy Code.
        On May 8, 1991, the Debtors filed a motion in the Celotex Chapter 11 case seeking to have the automatic stay lifted so as to allow the Debtors to continue to prosecute the Declaratory Judgment Proceeding against Celotex and others. On June 4, 1991, Judge Baynes granted the Debtors motion for the limited purpose of permitting them to file and proceed with a motion for summary judgment and to prosecute or defend any appeals arising from or related to such motion.

           A substantial number of the asbestos-related lawsuits filed against Celotex relate to the asbestos-related operations of a predecessor corporation of Rapid-American Corporation, a Delaware corporation ("Rapid-American"), which subsequently were transferred by Rapid-American to a corporation which was merged into Celotex in 1972. According to Rapid-American's Annual Report on Form 10-K for the fiscal year ended January 31, 1989, Rapid-American is a co-

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        defendant in a number of personal injury and property damage cases. Each of Celotex and its predecessor corporation had indemnified Rapid-American and its predecessor corporation against all liabilities relating to those operations for a limited time period. The extent of the indemnification is currently a matter of dispute.

           As stated above, the Company and certain of its subsidiaries and other affiliates have been served with process as a co-defendant in a number of the asbestos-related lawsuits described above. One of these lawsuits is a class action filed in federal court in Beaumont, Texas that involves approximately 3,000 plaintiffs alleging asbestos-related personal injuries. Plaintiffs in the class action added Old Walter Industries as a defendant alleging, among other things, that (i) Original Jim Walter and its successors, including Jim Walter Corporation and HAC, are liable for all damages caused by the products manufactured, sold and distributed by Celotex by reason, among other things, of operating Celotex as a division, and conspiring with Celotex and other co-defendants to market harmful products; (ii) the distribution by HAC of substantially all of its assets to Old Walter Industries constituted a fraudulent conveyance; and (iii) Old Walter Industries is a successor to the liabilities of HAC and is thus liable to the plaintiffs for injuries caused by Celotex and certain named subsidiaries and/or predecessor companies of Celotex, and Original Jim Walter and its successors, including HAC and Jim Walter Corporation.

           Another asbestos-related lawsuit is a purported class action filed on July 13, 1989 in state court in Beaumont, Texas against the Company, Old Walter Industries, KKR, KKR Associates, Jim Walter Corporation, HAC, Celotex, Drexel Burnham Lambert Incorporated ("Drexel Burnham"), Drexel Burnham Lambert Group, Inc. ("Drexel Burnham Group"), and certain directors and executive officers of the Company, Old Walter Industries and Original Jim Walter (i.e., John B. Carter, Jr., Perry Golkin, Henry R. Kravis, Paul E. Raether, George R. Roberts, Michael T. Tokarz and Gene M. Woodfin) that purports to involve all persons pursuing unsatisfied personal injury or wrongful death claims against Celotex or Jim Walter Corporation based upon exposure to asbestos. The action originally named as defendants, in addition to those individuals and entities named above, James O. Alston, Joe B. Cordell and James W. Walter, directors and executive officers of the Company, Old Walter Industries and Original Jim Walter. Subsequently, plaintiffs voluntarily dismissed their claims against Messrs. Alston, Cordell and Walter. On December 26, 1989, plaintiffs filed their Second Amended Original Petition and Application for Temporary Injunction. Plaintiffs allege, among other things, that (i) Original Jim Walter and its successors, including Jim Walter Corporation and HAC, are liable for all damages caused by the products manufactured, sold and distributed by Celotex by reason, among other things, of operating Celotex as a division; (ii) the distribution by HAC of substantially all of its assets to Old Walter Industries constituted a fraudulent conveyance; (iii) Old Walter Industries is a successor to the liabilities of HAC and the corporate separateness of Old Walter Industries and HAC should be disregarded, and thus Old Walter Industries is liable to the plaintiffs for injuries caused by Celotex and its predecessors and Original Jim Walter and its successors, including HAC and Jim Walter Corporation;
        (iv) the corporate separateness of the Company and Old Walter Industries should be disregarded; (v) the sales and transfers of assets by Old Walter Industries are fraudulent; and (vi) the individual defendants, KKR, KKR Associates, Drexel Burnham, Drexel Burnham Group and the Company conspired to effect the allegedly fraudulent transfers of assets from and to Old Walter Industries. The relief requested by the plaintiffs includes, among other things, (i) enjoining each defendant from transferring any assets formerly owned by Original Jim Walter (and any proceeds from the disposition thereof); (ii) requiring each defendant to account for all transfers of such assets or proceeds; (iii) requiring each defendant to transfer such assets and proceeds to Celotex to be held in trust for the benefit of the plaintiffs; (iv) appointing a receiver to take charge of such assets and proceeds or of any other property of any defendant;
        (v) holding the defendants jointly and severally liable for damages equal to the fair market value of any assets formerly owned by Original Jim Walter which have been sold and cannot be recovered; and
        (vi) punitive damages, interest and costs. Plaintiffs also requested the Beaumont state court to issue a temporary injunction enjoining the Company from selling or otherwise transferring or encumbering its stock in any corporation that owns assets formerly owned by Original Jim Walter or Old Walter Industries. The Company agreed to give the plaintiffs 15 days prior notice of any closing of any disposition of stock of a corporation which owns assets formerly owned by Original Jim Walter or its subsidiaries. On September 12 through 15, 1989, the Beaumont state court held a hearing on the defendants' motions to dismiss the action for lack of personal jurisdiction. These motions were denied. On October 11, 1989, plaintiffs filed a motion for class certification. On October 16, 1989, defendants KKR, KKR Associates, and Messrs. Kravis, Roberts, Raether, Tokarz and Golkin filed a motion for a change of venue. Discovery was conducted with respect to the class certification and venue

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        motions. The Beaumont state court did not hold a hearing on either the motion for Class Certification or the motion to change venue.

           Some of the other asbestos-related lawsuits pending against the Company and its subsidiaries involve claims against the Company and its subsidiaries and request relief from the Company and its subsidiaries similar to one or more of the claims involved and remedies requested in the lawsuits pending against the Company and its subsidiaries in Beaumont, Texas. On December 27, 1989, the Debtors commenced the Reorganization Proceedings. As a result of the automatic stay provisions of the Bankruptcy Code, all pending litigation against the Debtors was automatically stayed. On December 29, 1989, plaintiffs moved before the Beaumont state court to sever the claims against the Company and Old Walter Industries from their claims against the remaining defendants. On January 2, 1990, the Beaumont state court action was removed to the United States Bankruptcy Court for the Eastern District of Texas, Beaumont Division. On January 5, 1990, certain defendants in that action moved to transfer the lawsuit to the United States District Court for the Middle District of Florida, Tampa Division (the "District Court"). The plaintiffs in that action moved to remand that action to state court. All proceedings in that action have been stayed by agreement of the parties and order of the District Court pending resolution of the abstention issues in the Reorganization Proceedings in the Bankruptcy Court. Other asbestos-related lawsuits pending against the Company and its subsidiaries allege personal injuries arising out of exposure to asbestos and further allege, among other things, that (i) each named defendant has been or is now engaged, directly or indirectly, in the manufacture, supply, sale or otherwise placing into the stream of commerce, asbestos or asbestos-containing products and (ii) defendants should be held liable on the theories of strict products liability and negligence for plaintiffs' injuries. None of the complaints filed in such latter actions contain, at this time, corporate veil-piercing or fraudulent conveyance claims. The relief requested by the plaintiffs in these actions includes, among other things, general damages, punitive damages and special damages in amounts to be proven at the time of trial. There can be no assurance that the Company, its subsidiaries or other affiliates will not, in the future, be named as co-defendants in other asbestos-related lawsuits, whether currently pending or subsequently commenced, or that temporary or preliminary injunctive relief against the sale by the Company of any of its assets will not be granted in any such pending or future lawsuit prior to judgment. Based on the advice of outside counsel, the Company believes that it and its affiliates have and would have a variety of meritorious procedural and substantive defenses to the claims made or any claims which may be made against them in pending or future asbestos-related lawsuits. Accordingly, the Company believes that such claims are and would be without foundation or merit and intends to defend such cases vigorously. Plaintiffs have not specified the amount of compensatory and punitive damages they seek from the Company and its affiliates in the lawsuits pending in Beaumont, Texas and most of the other asbestos-related lawsuits against the Company and its affiliates referred to above. Such alleged damages are expected to be very substantial and, accordingly, if judgments against the Company and its subsidiaries are rendered in such lawsuits, the Company and its subsidiaries could be materially adversely affected.

           On January 2, 1990, the Debtors commenced the Declaratory Judgment Proceeding against Jim Walter Corporation, Celotex and all known individuals who had filed suit against the Debtors seeking to hold them liable for asbestos-related liabilities of Celotex. The Declaratory Judgment Proceeding requested the Bankruptcy Court to declare and adjudicate that (i) the corporate veil between Jim Walter Corporation and Celotex may not be pierced, (ii) the leveraged buyout of Original Jim Walter was not a fraudulent conveyance, nor were any subsequent transactions entered into as a part of that leveraged buyout fraudulent transfers, (iii) neither the Company, Old Walter Industries nor any of their subsidiaries or affiliates is the successor in interest to the asbestos-related liabilities of either Jim Walter Corporation or Celotex and (iv) neither the Company, Old Walter Industries nor any of their subsidiaries or affiliates is liable for the asbestos-related liabilities of either Jim Walter Corporation or Celotex.

           On January 2, 1990, the Debtors also commenced another proceeding by filing in the Bankruptcy Court a Complaint to Extend the Automatic Stay (the "Injunction Proceeding") wherein the Debtors sought to enjoin all actions against Jim Walter Corporation and all other non-debtors on corporate veil piercing or related theories, and further seeking a permanent injunction staying all such actions, including the previously disclosed proposed class-action lawsuit filed in state court in Beaumont, Texas. That action was removed to the United States Bankruptcy Court for the Eastern District of Texas, Beaumont Division by certain of the defendants after the Debtors commenced the Reorganization Proceedings.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        A motion to transfer said action to the Bankruptcy Court is now pending, as well as a motion filed by the plaintiffs to remand said action to the state court in Beaumont.

           On January 9, 1990, the Debtors filed their Motion for Preliminary Injunction in the Injunction Proceeding seeking a preliminary injunction extending the automatic stay under Sec.362 of the Bankruptcy Code to enjoin the prosecution of any action in which plaintiffs seek to hold Jim Walter Corporation and other non-Debtors responsible for the asbestos-related liabilities of Jim Walter Corporation's subsidiary, Celotex, on a piercing the corporate veil or similar legal theory.

           On January 19, 1990, an asbestos claimant filed a motion in the Bankruptcy Court requesting the Bankruptcy Court to dismiss and abstain from deciding or, in the alternative, to stay the Declaratory Judgment Proceeding. The asbestos claimant also opposed the Debtors' motion for a preliminary injunction. A hearing on the pending motions was held on January 22, 1990. Subsequently, the asbestos claimant, joined by four additional claimants, also moved to dismiss the Injunction Proceeding.

           On April 13, 1990, and as amended, the Bankruptcy Court issued its proposed findings of fact, conclusions of law and recommendation pursuant to Bankruptcy Rule 9011 which recommended, among other things, that the District Court deny the asbestos claimants' motion to abstain from deciding, or to stay, the Declaratory Judgment Proceeding as to the Debtors. The asbestos claimants subsequently filed objections to the proposed findings of fact, conclusions of law and recommendations with the District Court. On April 20, 1990, the Bankruptcy Court entered orders (i) deferring a ruling on the asbestos claimants' motion to dismiss the Injunction Proceeding until the District Court decided whether or not to adopt the Bankruptcy Court's recommendation and (ii) preliminarily enjoining all asbestos-related personal injury and property damage claimants and their attorneys and agents and all other persons acting on their behalf from commencing or continuing any civil action in any United States federal or state court in which such persons are attempting to assert claims against non-Debtors that are based on the right to pierce the corporate veil between Celotex and Jim Walter Corporation or that relate to or are connected with claims that attempt to impose liability on the Debtors for asbestos-related claims. The asbestos claimants filed an appeal of the preliminary injunction with the District Court. On February 5, 1991, the District Court entered an order denying the asbestos claimants' action for leave to appeal an interlocutory order, thus letting stand the preliminary injunction of the Bankruptcy Court entered on April 20, 1990 enjoining all asbestos-related personal injury and property damage claimants and their attorneys and agents and all other persons acting on their behalf from commencing or continuing any civil action in any United States federal or state court in which such persons are attempting to assert claims against non-Debtors that are based on the right to pierce the corporate veil between Celotex and Jim Walter Corporation or that relate to or are connected with claims that attempt to impose liability on the Debtors for asbestos-related claims.

           On May 17, and May 22, 1990, the asbestos claimants filed motions in the Bankruptcy Court and in the District Court, respectively, each seeking stay of the Declaratory Judgment Proceeding, each of which was denied by those courts on May 17 and June 5, 1990, respectively. Also on May 17, 1990, certain asbestos defendants filed a motion in District Court for withdrawal of reference as to the Declaratory Judgment Proceeding from the Bankruptcy Court. On July 11, 1990, the District Court issued an order dated June 29, 1990 which declined to rule on the asbestos claimants' motion for withdrawal of reference until after the Bankruptcy Court ruled on any motion for summary judgment.

           On September 2, 1992, the asbestos claimants filed a renewed request to withdraw the reference in the District Court. On September 14, 1992, the Debtors filed a memorandum of law responsive to the asbestos claimants renewal request. On September 15, 1992, the District Court entered an order denying the asbestos claimants' motion to withdraw the reference. The District Court held that while the asbestos claimants could have their claims heard by a jury, they were not entitled to a jury trial on the claims of piercing the corporate veil and fraudulent conveyance because those claims are equitable in nature. On September 22, 1992, the asbestos claimants filed a motion for reconsideration and, pleading in the alternative, requested the District Court to certify the order for interlocutory review in the United States Circuit Court of Appeals for the Eleventh Circuit ("Court of Appeals"). On October 5, 1992, the Debtors filed their Memorandum of Law in opposition to the asbestos claimants' motion for reconsideration. On February 23, 1993, the District Court entered an order denying the motion for reconsideration and request for certification of interlocutory appeal. On March 3, 1993, the

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        asbestos claimants filed a petition for a writ of mandamus with the Court of Appeals. On April 13, 1993, the Debtors filed their response to the writ of mandamus. On April 19, 1993, the Court of Appeals denied the asbestos claimants petition for such writ of mandamus.

           On July 11, 1990, the District Court adopted the Bankruptcy Court's proposed findings of fact, conclusions of law and recommendation pursuant to Bankruptcy Rule 9011, and denied the asbestos claimants' motion to abstain from deciding, or to stay, the Declaratory Judgment Proceeding. As a result of the District Court's decisions, absent any reversal on reconsideration or appeal, the Bankruptcy Court was empowered to rule on a motion for summary judgment in the Declaratory Judgment Proceeding.

           On July 17, 1990, the asbestos claimants filed a motion in the District Court seeking reconsideration of the July 11, 1990 order denying the motion for abstention, and, in the alternative, seeking certification of that order for interlocutory appeal to the Court of Appeals pursuant to 28 U.S.C. Sec.1292. The asbestos claimants also sought a stay pending determination of their motion. On July 30, 1990, the Debtors opposed the July 17, 1990 motion.

           On December 6, 1990, the District Court entered an order (a) denying the asbestos claimants' motion to reconsider the District Court's decision of July 11, 1990 which adopted the Bankruptcy Court's recommendation to deny the asbestos defendants' motion to require the Bankruptcy Court to abstain from considering the Declaratory Judgment Proceeding commenced by the Debtors against the asbestos defendants;
        (b) giving the asbestos claimants ten (10) days from the date of the order to seek interlocutory appeal to the Court of Appeals and (c) granting the asbestos claimants' motion to stay further prosecution of the Declaratory Judgment Proceeding pending the outcome of the interlocutory appeal. On December 17, 1990, the asbestos claimants filed their Petition for Permission to Appeal with the Court of Appeals. On February 5, 1991, the Court of Appeals denied the asbestos claimants' Petition for Permission to Appeal. By so ruling, the Court of Appeals let stand the District Court's ruling of December 6, 1990 denying the asbestos claimants' motion to reconsider the District Court's decision of July 11, 1990, which adopted the Bankruptcy Court's recommendation to deny the asbestos claimants' motion to abstain in such proceeding. On March 19, 1991, the asbestos claimants filed with the District Court a Renewed Motion for Reconsideration of their Motion to Abstain, which also sought to continue the stay in the Bankruptcy Court. On April 16, 1991, the District Court entered an order confirming that its stay of proceedings in the Bankruptcy Court had expired. In addition, the District Court denied the asbestos claimants Renewed Motion for Reconsideration of their Motion to Abstain. Because the District Court's stay was lifted, the Declaratory Judgment Proceeding went forward in the Bankruptcy Court under schedules that were set by the Bankruptcy Court.

           Discovery in the Declaratory Judgment Proceeding was to have been concluded on July 6, 1990 pursuant to a Bankruptcy Court order. Subsequent to issuance of that order, certain discovery disputes arose between Jim Walter Corporation and the asbestos claimants centered upon issues relating to whether or not certain documentation was subject to various privileges and thus protected. After protracted litigation wherein various issues were appealed to the District Court and the Court of Appeals, on June 15, 1992 Jim Walter Corporation and the asbestos claimants entered into a stipulation regarding the resolution of all their then pending discovery disputes, without either party waiving their right for further review, if necessary.

           Following a hearing on January 8, 1992, the Bankruptcy Court ordered that any motions for summary judgment in the Declaratory Judgment Proceeding be filed by March 1, 1992 and set oral arguments for April 16, 1992. On February 28, 1992, the Debtors filed their Motion for Summary Judgment and supporting affidavits. On April 9, 1992, the asbestos claimants filed their Response to Debtors' Motion for Summary Judgment, and on May 7, 1992, filed a Supplemental Response to the Debtors' Motion for Summary Judgment. On April 16, 1992, oral arguments were heard by the Bankruptcy Court on the Debtors' Motion for Summary Judgment. On May 29, 1992, the Debtors filed their Statement of Undisputed Facts and Memorandum of Law in Support of their Motion for Summary Judgment. On May 29, 1992, asbestos claimants filed their Brief in Opposition to Debtors' Motion for Summary Judgment.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



           On August 25, 1992, the Bankruptcy Court entered an order denying the Debtors' Motion for Summary Judgment. On September 3, 1992, the Debtors filed a motion to reopen the record to make additional findings of fact pursuant to Rule 43(e) of the Federal Rules of Civil Procedure. On September 18, 1992, the asbestos claimants filed their opposition to the Debtors' motion. On October 8, 1992, the Bankruptcy Court denied the Debtors' motion to reopen the record to make additional findings of fact.

           On September 14, 1992, the Debtors filed a motion to strike the asbestos claimants' demand for a jury trial and on September 21, 1992, the Debtors filed a motion for a pre-hearing conference to resolve all motions pending before the Bankruptcy Court. On October 7, 1992, the Bankruptcy Court entered an order granting the Debtors' motion to strike the asbestos claimants demand for jury trial.

           On July 29, 1992, the asbestos claimants served discovery requests upon the Debtors, Celotex, Jim Walter Corporation and other parties not defendants to the Declaratory Judgment Proceeding. Upon a motion for protective order by one of the non-party witnesses, which was granted by order dated October 7, 1992, the Bankruptcy Court suspended all discovery in the adversary proceeding, and indicated that it would enter, without a hearing, an order on the issue of additional permitted discovery, if any, on the veil piercing question and, if appropriate, describe the scope of any production of documents.

           On October 5, 1992, the asbestos claimants filed a motion for pre-trial conference to address a number of issues, including but not limited to the nature and scope of discovery. On October 30, 1992, the Bankruptcy Court entered orders denying all pending motions for pre-trial conference stating that the parties had not obtained further relief from the automatic stay in the Celotex bankruptcy case.

           On October 30, 1992, Celotex filed Proofs of Claim in each of the Debtor's bankruptcy cases claiming that each Debtor is liable for all claims which Celotex may hold (1) predicated upon a piercing the corporate veil, alter ego, instrumentality, agency, conspiracy and any related theory of law, equity or admiralty; (2) arising out of the leveraged buyout of Original Jim Walter which resulted in the January 7, 1988 transfer by Hillsborough Acquisition Corporation of substantially all of its assets to the Company; (3) arising out of the transfer of Celotex assets for less than reasonably equivalent value; and (4) arising out of that certain Stock Purchase Agreement dated April 21, 1988 and amendments thereto. The total amount of the Proofs of Claim included all scheduled and filed claims against Celotex in their bankruptcy proceedings, all unfiled present asbestos-related personal injury and property damage claims and all future asbestos-related personal injury claims against Celotex. On November 6, 1992, the Debtors filed their objections to the claims of Celotex. On November 25, 1992, the Bankruptcy Court sustained the Debtors objections to the Proofs of Claim filed by Celotex without prejudice to the right to file Proofs of Claim, if appropriate, at the conclusion of the veil piercing litigation.

           On November 13, 1992, the Debtors filed a motion in the Celotex bankruptcy case for limited relief from the automatic stay for the sole purpose of permitting a trial on the veil piercing claims in the Declaratory Judgment Proceeding and the prosecution or defense of any appeals arising from or relating to the decision in such trial. On December 4, 1992, the asbestos claimants filed a cross-motion for relief from the automatic stay requesting that the automatic stay be lifted to permit Celotex to participate in all aspects of the Declaratory Judgment Proceeding. On December 9, 1992, Judge Baynes granted relief from the automatic stay, permitting Celotex to participate in all aspects of the Declaratory Judgment Proceeding up through final judgment.

           On December 15, 1992, the Debtors, asbestos claimants, Celotex and Jim Walter Corporation filed a Joint Motion for Pre-Trial Conference which the Bankruptcy Court granted.

           On January 13, 1993, a pre-trial conference was held. As a result of the pre-trial conference, the Bankruptcy Court entered two orders on February 3, 1993. One order identified five discrete issues to be tried. The other order set forth a detailed schedule for any discovery which remained. On February 16, 1993, the Debtors filed a Motion for Reconsideration in the Bankruptcy Court seeking a reconsideration of the discovery schedule which the Debtors believe to

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        be unnecessarily long. In the motion for reconsideration, the Debtors proposed a more condensed discovery schedule which would lead to a trial of the remaining issues by July 1993. The Bankruptcy Court granted the motion for reconsideration and held a hearing on March 17, 1993, wherein the Bankruptcy Court agreed to review the issue and enter an order accordingly. At a hearing held on April 22, 1993, the Bankruptcy Court stated that the trial on the remaining issues would commence December 13, 1993.

           On February 18, 1993, the Debtors served upon the asbestos claimants discovery requests in the form of interrogatories and requests for production of documents. On February 18, 1993, the asbestos claimants served upon the Debtors (i) discovery requests in the form of interrogatories and requests for production of documents and (ii) deposition notices which included document production requests on certain parties not defendants to the Declaratory Judgment Proceeding. The Debtors, Jim Walter Corporation, the asbestos claimants, and other non-party defendants filed responses and motions for protective orders regarding certain discovery requests which motions were heard on March 17, 1993. The Bankruptcy Court entered an order from the bench both granting and denying particular subject matters contained in the motions for protective orders. The Bankruptcy Court gave all parties until April 10, 1993 to comply with the discovery requests in accordance with the Bankruptcy Court's guidance. The Debtors produced additional documents in accordance with the Bankruptcy Court's order and answered additional interrogatories.

           On April 15, 1993, the asbestos claimants filed motions to compel the Debtors, Jim Walter Corporation and Celotex to respond to their discovery requests with more detailed financial documents. At a hearing on April 22, 1993, the Bankruptcy Court denied in almost its entirety the asbestos claimants motion to compel filed against the Debtors. The motions to compel filed against Jim Walter Corporation and Celotex were continued to allow the parties to comply by April 30, 1993. On April 21, 1993, the asbestos claimants served Request for Admissions on the Debtors, Jim Walter Corporation and Celotex. On May 21, 1993, all parties served their responses to said Request for Admissions.

           On June 14, 1993, the Debtors filed a pre-conference statement requesting the Bankruptcy Court to set definite dates for discovery and all other pretrial matters. Prior to the June 16, 1993 status conference, the Debtors, asbestos claimants and other interested parties agreed to stipulate to certain dates contained within the Debtor's proposal.

           On June 21, 1993, the asbestos claimants served additional discovery on the Debtors, Celotex and Jim Walter corporation. The Debtors served responses thereto on July 1, 1993. On July 7, 1993, the Debtors filed a motion for protective order striking certain of the asbestos claimants' discovery requests.

           On July 14, 1993, the Debtors, Jim Walter Corporation, Celotex and the asbestos claimants entered into a stipulation that modified the previously agreed upon discovery dates in the Declaratory Judgment Proceeding and set a firm pre-trial schedule leading to a December 13, 1993 trial date, which the Bankruptcy Court approved by order dated August 17, 1993.

           On July 16, 1993, the asbestos claimants filed a Petition for Writ of Certiorari with the United States Supreme Court, seeking review of the decision of the Court of Appeals for the Eleventh Circuit denying the asbestos claimants' Writ of Mandamus on the issue of their right to a jury trial on veil piercing issues. On August 18, 1993, the Company filed its brief in opposition to the asbestos claimants Petition for Writ of Certiorari. On August 25, 1993, the asbestos claimants filed a reply brief. On October 4, 1993, the United States Supreme Court denied the petition for certiorari.

           On August 12, 1993, the Bankruptcy Court entered an order which denied the asbestos claimants motions to compel discovery against one non-party which, in effect, upheld the accountant-client privilege.

           On October 5, 1993, the Debtors filed a motion in the Bankruptcy Court which sought to limit the trial on the veil piercing claims in the Declaratory Judgment Proceeding to six days which was denied by the Bankruptcy Court at a hearing held November 3, 1993.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)




           On October 18, 1993, the Debtors, Jim Walter Corporation and the asbestos claimants filed their designation of testifying experts. On October 22, 1993, the Company filed a motion seeking to preclude the testimony of certain of the asbestos claimants designated experts. On November 16, 1993, the Bankruptcy Court entered an order that precluded the testimony of three of the asbestos claimants designated experts and limited the testimony of two of the other asbestos claimants designated experts.

           On October 21, 1993, the Bankruptcy Court entered an order which directed that, in order to assure the trial in the veil piercing adversary proceeding not be unduly prolonged, all parties must file all mutually agreed upon exhibits, premarked and accompanied by a log identifying each, no later than November 15, 1993. The parties thereafter entered into a stipulation which extended the time to file exhibits to December 7, 1993. A hearing to decide the admissibility of those exhibits in dispute was held November 29, 1993. The Bankruptcy Court ruled on the appropriate submission of certain grouped documents and limited by date the admissibility of other exhibits. The Bankruptcy Court scheduled a hearing for December 6, 1993 to consider any other motions which had been filed and to consider the admissibility of any other exhibits not decided at the November 29, 1993 hearing. On December 13, 1993, the Bankruptcy Court entered an order disposing of all outstanding motions relating to testimony by experts.

           On October 25, 1993, the asbestos claimants filed certain motions to compel production of documents and compliance with subpoena from third parties which were not parties to the adversary proceeding. At a hearing held November 3, 1993, the Bankruptcy Court allowed production of certain documents which were withheld under attorney-client privilege. By order dated November 5, 1993, the Bankruptcy Court denied the asbestos claimants motion to compel production of certain accountant's workpapers, holding that the accountant-client privilege was applicable.

           On November 24, 1993, the Bankruptcy Court entered an order denying the asbestos claimants motion to reschedule the pre-trial conference scheduled for November 29, 1993 and the final evidentiary hearing scheduled to commence December 13, 1993. On December 6, 1993, the asbestos claimants filed a renewed motion for continuance which sought to continue the final evidentiary hearing until January 1994. On December 8, 1993, the Bankruptcy Court entered an order denying the renewed motion to reschedule the final evidentiary hearing. On December 8,1993, the asbestos claimants filed an Emergency Petition for Writ of Mandamus in the District Court which sought to have the District Court enter an order continuing the final evidentiary hearing. At a hearing held on December 9, 1993, the District Court denied the asbestos claimants' Emergency Petition for Writ of Mandamus.

           On December 13, 1993, the final evidentiary hearing commenced in the Bankruptcy Court and concluded on December 17, 1993. Post-trial briefs were submitted by the Company, Jim Walter Corporation and the asbestos claimants on March 16, 1994.

           On April 18, 1994, the Bankruptcy Court issued its Findings of Fact, Conclusions of Law and Memorandum Decision (the "Veil Piercing Decision"). In the Veil Piercing Decision, the Bankruptcy Court found that there was no basis for piercing the corporate veil, finding for the Debtors on every contested factual issue. In every case, the Bankruptcy Court found that Original Jim Walter's actions were motivated by sound business judgment and were consistent with sound business practices as recognized in the corporate business world. The Veil Piercing Decision addressed six specific factual issues:

        - Cash Management. Original Jim Walter had maintained a cash management system for all subsidiaries, including Celotex. The Bankruptcy Court found that the cash management system was totally consistent with sound business practices widely recognized in the corporate business world.

        - Corporate Assessment. Original Jim Walter recovered certain costs, including interest costs, through a corporate assessment charged to all subsidiaries, including Celotex. The Bankruptcy Court found nothing inherently improper in the assessment by a parent of charges incurred on behalf of the subsidiary. The Bankruptcy Court further stated that forcing the subsidiary to seek services from third parties would not have been either an efficient or economic manner to conduct its business.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)





        - Line of Business Reporting. Original Jim Walter and its subsidiaries reported results according to lines of business. The Bankruptcy Court found this to be a proper manner for a parent to oversee the operation of its subsidiaries.

        - Decision Making Process. The Bankruptcy Court rejected claims that Original Jim Walter management was improperly involved in the decision making processes of its subsidiaries, including capital acquisition and disposition decisions, instead finding that the involvement by Original Jim Walter in these areas was proper within the accepted standards of the corporate business world.

        - Motivation to Sell Assets. The Bankruptcy Court found that the asbestos claimants failed to prove that Original Jim Walter took any actions intended to evade any possible liability resulting from the asbestos litigation. The Bankruptcy Court found that the liquidation process was a result of sound proper business judgment and not motivated by any desire to injure the Asbestos Claimants or denude Celotex of its assets.

        - Repayment of Intercompany Payables. The Bankruptcy Court rejected the claim that it was improper for Celotex to have repaid intercompany payables owing to Original Jim Walter. The Bankruptcy Court found that those Original Jim Walter receivables were debts of Celotex. The Bankruptcy Court explicitly rejected the argument that there was an obligation to leave funds in Celotex, rather than repay valid debts to Original Jim Walter, because of Celotex' asbestos liabilities.

           A Final Judgment was also entered on April 18, 1994 holding that the corporate veil between Celotex and Jim Walter Corporation shall not be pierced.

           On April 26, 1994, the asbestos claimants filed a Notice of Appeal with the District Court appealing the Final Judgment entered by the Bankruptcy Court on April 18, 1994. On May 7, 1994, the asbestos claimants filed their statement of issues and designated those items which were to be included in the record on appeal. On May 19, 1994, the Debtors filed their counter designation of items to be included in the record on appeal.

           On June 3, 1994, the asbestos claimants filed emergency motions in the District Court to modify the briefing schedule and to modify page limits in the filing of briefs. On June 6, 1994, the District Court granted the asbestos claimants' emergency motion to modify the briefing schedule. On June 21, 1994, the Debtors filed an emergency motion on consent to expedite ruling on the asbestos claimants motion to modify page limits. On June 23, 1994, the District Court denied the asbestos claimants' motion to modify the page limits in the filing of briefs and ordered that the asbestos claimants serve and file their principal brief on or before July 18, 1994 and the Debtors file and serve their brief within 15 days thereafter. The asbestos claimants may then serve and file a reply brief within 10 days of the Debtors' service of their brief.

           On April 28, 1994, the Debtors commenced an adversary proceeding in the Celotex Chapter 11 Proceeding seeking the entry of a judgment declaring that under applicable law, an action to pierce the corporate veil between Celotex and Original Jim Walter is property of Celotex' Chapter 11 estate and therefore Celotex, as a debtor in possession, has the exclusive right to assert a corporate veil piercing action against Original Jim Walter on behalf of all Celotex creditors. The adversary proceeding seeks the entry of judgment declaring that all creditors of Celotex are therefore bound by the Veil Piercing Decision. Contemporaneous with the adversary proceeding, the Debtors filed a motion for summary judgment with respect to its complaint. On May 18, 1994, Celotex filed a motion to strike the Debtors' motion for summary judgment as being untimely filed.

           On June 17, 1994, Celotex and Carey Canada filed motions to dismiss Count (iii) of the complaint for failure to state an actual case or controversy with any named defendant, or, in the alternative, require the complaint to be amended. Further, Celotex and Carey Canada state that the adversary proceeding is properly stayed, and therefore their time to answer or otherwise respond should be deferred.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)




           While the Bankruptcy Court has granted the Debtors the relief sought, there can be no assurance that its ruling will be affirmed upon appeal. Moreover, the Debtors necessarily cannot predict the timing of any appellate proceedings. If the asbestos health and/or asbestos property damage claimants ultimately prevail on their allegations that the Debtors may be liable for claims asserted against Celotex, it is not possible at this time: (i) to quantify the amount of these claims, although the Debtors believe these claims will be substantial; (ii) to predict how these claims will be treated in any plan or plans of reorganization; (iii) to determine the impact of these claims on the operations of the Debtors; or (iv) to predict their ability to confirm a plan or plans of reorganization.

           JWC Holdings, Jim Walter Corporation, Celotex and the other subsidiaries of JWC Holdings have indemnified the Company and its affiliates against any liability or expense incurred as a result of any asbestos-related lawsuit. However, there can be no assurance that the Company and its affiliates will be reimbursed by Jim Walter Corporation and its subsidiaries pursuant to the aforementioned indemnity for any liability or expense resulting therefrom.

           The Company is a party to a number of other lawsuits arising in the ordinary course of its business. While the results of litigation cannot be predicted with certainty, the Company believes that the final outcome of such other litigation will not have a materially adverse effect on the Company's consolidated financial condition.


        NOTE 11 - Pension and Other Employee Benefits

           The Company has various pension and profit sharing plans covering substantially all employees. In addition to its own pension plans, the Company contributes to certain multi-employer plans. Total pension expense for the years ended May 31, 1994, 1993 and 1992, was $9.7 million, $16.5 million and $20.1 million, respectively. The decrease in pension expense in fiscal 1994 from the prior year is due principally to no contributions being required to be made to the United Mine Workers of America 1950 Pension Plan Trust as such trust had no unfunded vested benefits. The funding of retirement and employee benefit plans is in accordance with the requirements of the plans and, where applicable, in sufficient amounts to satisfy the "Minimum Funding Standards" of the Employee Retirement Income Security Act of 1974 ("ERISA"). The plans provide benefits based on years of service and compensation or at stated amounts for each year of service.

           The net pension costs for Company administered plans are as follows:

                                                For the years ended May 31,

                                           -------------------------------------
                                               1994        1993         1992

                                           ------------------------ ------------
                                                      (in thousands)
     Service cost-benefits earned during
      the period . . . . . . . . . . . .     $5,334       $5,233      $4,849
     Interest cost on projected benefit
      obligation . . . . . . . . . . . .     16,333       15,634      14,695
     Actual return on assets . . . . . .    (19,352)     (18,131)    (25,212)
     Net amortization and deferral . . .      3,145        3,174      11,954
                                             ------        -----      -------
       Net pension costs . . . . . . . .     $5,460       $5,910      $6,286
                                             ======       ======      =======

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)

           The following table sets forth the funded status of Company administered plans:

                                                                      May 31, 1994                      May 31, 1993
                                                         --------------------------------- ---------------------------------
                                                                     Plans in which                    Plans in which
                                                           --------------------------------- ---------------------------------
                                                            Assets exceed      Accumulated     Assets exceed     Accumulated
                                                             accumulated     benefits exceed    accumulated    benefits exceed
                                                               benefits          assets          benefits          assets
                                                           ---------------- ---------------- ---------------- ----------------
        Actuarial present value of accumulated benefit
          obligations:
          Vested benefits . . . . . . . . . . . . . . . .       $133,348         $ 41,353         $ 115,915         $ 37,492
          Non-vested benefits . . . . . . . . . . . . . .          5,599            1,604             4,639            1,626
                                                                --------         --------         ---------         --------
                                                                $138,947         $ 42,957         $ 120,554         $ 39,118
                                                                ========         ========         ==========        ========

        Plan assets at fair value, primarily stocks and
          bonds . . . . . . . . . . . . . . . . . . . . .       $187,443         $ 27,012         $ 176,551         $ 24,926
        Projected benefit obligations . . . . . . . . . .        166,386           42,957           149,258           39,118
                                                                --------         --------         ---------         --------
        Plan assets in excess of (less than) projected
          benefit obligations . . . . . . . . . . . . . .         21,057          (15,945)           27,293          (14,192)
        Unamortized portion of transition (asset)
          obligation at June 1, 1986  . . . . . . . . . .        (11,281)           5,002           (12,546)           5,709
        Unrecognized net loss (gain) from actual
          experience different from that assumed  . . . .            808            2,903            (5,318)              79
        Prior service cost not recognized . . . . . . . .            836            2,487               985            2,540
        Contribution to plans after measurement date  . .            879              819             1,369              771
                                                                --------         --------         ---------         --------
        Prepaid (accrued) pension cost  . . . . . . . . .         12,299           (4,734)           11,783           (5,093)
        Additional liability  . . . . . . . . . . . . . .             --          (10,393)               --           (8,224)
                                                                --------         --------         ---------         --------
        Prepaid pension cost (pension liability)
          recognized in the balance sheet . . . . . . . .       $ 12,299         $(15,127)        $  11,783         $(13,317)
                                                                ========         ========         ==========        ========

           The projected benefit obligations were determined using an assumed discount rate of 8.0% in fiscal 1994 and 9.0% in fiscal 1993 and, where applicable, an assumed rate of increase in future compensation levels of 5% in fiscal 1994 and 6% in fiscal 1993. The assumed long-term rate of return on plan assets is 8%.

           Under the labor contract with the United Mine Workers of America, Jim Walter Resources makes payments into multi-employer pension plan trusts established for union employees. Under ERISA, as amended by the Multiemployer Pension Plan Amendments Act of 1980, an employer is liable for a proportionate part of the plans' unfunded vested benefits liabilities. The Company estimates that its allocated portion of the unfunded vested benefits liabilities of these plans amounted to approximately $43.0 million at May 31, 1994. However, although the net liability can be estimated, its components, the relative position of each employer with respect to actuarial present value of accumulated benefits and net assets available for benefits, are not available to the Company.


           The Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in fiscal 1993. Upon adoption, the Company elected to record the transition obligation of $166.4 million pre-tax ($104.6 million after tax) as a one-time charge against earnings, rather than amortize it over a longer period. This obligation is primarily related to the health benefits for eligible retirees. Post-retirement benefit costs were $25.6 million in 1994 and $23.5 million in 1993. Amounts paid for postretirement benefits were $5.5 million in 1994, $6.5 million in 1993 and $3.9 million in 1992.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



           The net periodic postretirement benefit cost includes the following components:

                                                For the years ended May 31,
                                                ---------------------------
                                                      1994       1993
                                                    ------------------
                                                       (in thousands)
                 Service cost  . . . . . . . .      $9,302     $8,495
                 Interest cost   . . . . . . .      16,283     14,979
                                                    ------     ------
                    Net periodic
                 postretirement benefit cost .     $25,585    $23,474
                                                   =======    =======


           The accumulated postretirement benefits obligation at May 31, 1994 and 1993 are as follows:

                                                      May 31,
                                               ---------------------
                                                  1994       1993
                                               -------------------
                                                  (in thousands)

                 Retirees  . . . . . . . . . .  $72,779    $70,220
                 Fully eligible, active
                 participants  . . . . . . . .   26,234     23,493
                 Other active participants . .  122,228     96,192
                                                -------     ------
                 Accumulated postretirement
                 benefit obligation  . . . . .  221,241    189,905
                 Unrecognized net loss . . . .  (11,279)        --
                                                -------     ------
                 Postretirement benefit
                 liability recognized in
                   the balance sheet . . . . .  $209,962  $189,905
                                                ========  ========


           The principal assumptions used to measure the accumulated postretirement benefit obligation include a discount rate of 8% in fiscal 1994 and 9% in fiscal 1993 and a health care cost trend rate of 13% declining to 6.0% over a twelve year period and remaining level thereafter in fiscal 1994 and a health care cost trend rate of 14% declining to 6.5% in fiscal 1993. The change in the assumptions used to calculate the accumulated postretirement benefits obligation resulted in an unrecognized net loss of $11.3 million. A one percent increase in the health care cost component would increase the accumulated postretirement benefit obligation by approximately $35.1 million and increase net periodic postretirement benefit cost for 1994 by approximately $5.1 million.

           Certain subsidiaries of the Company maintain profit sharing plans. The total cost of these plans for the years ended May 31, 1994, 1993 and 1992 was $3.1 million, $3.0 million and $2.7 million, respectively.


        NOTE 12 - Fair Value of Financial Instruments

           Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107") requires disclosure of estimated fair values for all financial instruments for which it is practicable to estimate fair value. Considerable judgment is necessary in developing estimates of fair value and a variety of valuation techniques are allowed under FAS 107. The derived fair value estimates resulting from the judgments and valuation techniques applied cannot be substantiated by comparison to independent materials or to disclosures by other companies with similar financial instruments. Furthermore, FAS 107 fair value disclosures do not purport to be the amount which could be attained in immediate settlement of the financial instrument. Fair value estimates are not necessarily more relevant than historical cost values and have limited usefulness in evaluating long-term assets and liabilities held in the ordinary course of business. Accordingly, management believes that the disclosures required by FAS 107 have limited relevance to the Company and its operations. In addition, because of the Company's petition for reorganization (see Note 2) and the

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)



        asbestos-related litigation (see Note 10) estimates are either not practicable or are subject to a much wider degree of uncertainty than would normally be the case.

           The following methods and assumptions were used to estimate fair value disclosures:

           Cash (including short-term investments) and short-term investments-restricted - The carrying amount reported in the balance sheet approximates fair value.

           Instalment notes receivable - In connection with the Reorganization Proceedings, the Debtors financial advisor made a valuation of the mortgage portfolio at May 31, 1993, which has been adjusted to reflect the estimated increase in value resulting from the addition of net new mortgage notes during fiscal 1994. This estimated value ranges from $1.065 billion to $1.104 billion as compared to a net carrying value of $487.2 million (net of indebtedness of $872 million secured by certain of the instalment notes receivable). Value of mortgage-backed instruments such as instalment notes receivable are very sensitive to changes in interest rates.

           Debt - Due to the uncertainties arising from the Debtors' petitions for reorganization, the asbestos-related litigation and the preliminary status of plan of reorganization negotiations there are no reliable market quotations or other valid market comparisons and accordingly, it is impracticable to estimate a fair value of the Company's various outstanding debt instruments.


        NOTE 13 - Segment Information

           Information relating to the Company's business segments is set forth on pages F-38 and F-39.


        NOTE 14 - Summarized Financial Information

             The consolidated financial statements presented herein are of the Company, which is a guarantor of the obligations of the Senior Note Issuers and the Subordinated Note Issuers (see Note 5). Summarized financial information for the Senior Note Issuers and the Subordinated
        Note Issuers is set forth below:

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)


                                                          Senior Note Issuers                Subordinated Note Issuers
                                                  ------------------------------------  -------------------------------------
                                                      For the years ended May 31,           For the years ended May 31,
                                                  ------------------------------------  -------------------------------------
                                                     1994         1993         1992        1994         1993        1992
                                                  ----------- -----------  ----------- -----------  -----------  -----------
                                                             (in thousands)                        (in thousands)

            INCOME DATA
            Net sales and revenues  . . . . . .    $ 839,146    $858,560    $ 932,056    $524,840    $ 510,944    $516,368
            Cost of sales (exclusive of
              depreciation, depletion and
              amortization) . . . . . . . . . .      661,748     630,917      730,655     404,761      390,550     384,346
            Other operating expenses  . . . . .      103,187     103,257      119,224      77,242       74,221      77,013
            Postretirement health benefits
              (Note 11) . . . . . . . . . . . .       20,931      19,307           --       6,281        5,870          --
            Chapter 11 costs  . . . . . . . . .        7,048       4,845        3,000       4,350        2,933       1,664
            Interest and amortization of debt
              expense . . . . . . . . . . . . .       42,803      43,092       45,990      28,304       28,625      30,226
            Amortization of excess purchase
              price . . . . . . . . . . . . . .       21,436      21,498       21,431      23,182       23,244      23,181
                                                    --------    --------     --------    ---------    --------    --------
                                                     (18,007)     35,644       11,756     (19,280)     (14,499)        (62)
            Provision for income taxes (Note 6)          396     (14,785)         392      (3,215)      (3,469)     (8,000)
                                                    --------    --------     --------    ---------    --------    --------
            Income (loss) from operations
              before cumulative effect of
              accounting change . . . . . . . .      (17,611)     20,859       12,148     (22,495)     (17,968)     (8,062)

            Cumulative effect of change in
              accounting principle --
              postretirement benefits other
              than pensions (net of income tax
              benefit) (Note 11)  . . . . . . .           --     (82,513)          --           --     (26,725)         --
                                                    --------    --------     --------    ---------    --------    --------
            Net income (loss) . . . . . . . . .    $ (17,611)   $(61,654)   $  12,148    $(22,495)   $ (44,693)   $ (8,062)
                                                  ==========  ==========   ==========  ==========   ==========  ==========

            ASSETS
            Cash (includes short-term
              investments)  . . . . . . . . . .    $  22,673    $ 23,753    $  21,531    $ 22,638    $  23,714    $ 21,479
            Short-term investments, restricted         6,927       8,652       10,986       3,910        5,699       8,195
            Trade and other receivables, net  .      100,490     114,169      112,877      82,197       72,582      70,436
            Inventories . . . . . . . . . . . .      132,850     128,647      129,848     102,986       93,384      90,534
            Prepaid expenses  . . . . . . . . .        8,177       4,921        5,531       3,610        3,300       3,938
            Intercompany receivables  . . . . .    1,914,257   1,723,343    1,545,659   1,419,685    1,264,689   1,153,071
            Property, plant and equipment, net       522,070     525,779      523,763     169,186      172,962     173,930
            Unamortized debt expense and other
              assets  . . . . . . . . . . . . .       27,269      33,563       39,520      18,171       25,671      32,433
            Excess of purchase price over net
              assets acquired . . . . . . . . .      284,238     305,673      327,171     307,386      330,568     353,812
                                                    --------    --------     --------    ---------    --------    --------
                                                  $3,018,951  $2,868,500   $2,716,886  $2,129,769   $1,992,569  $1,907,828
                                                  ==========  ==========   ==========  ==========   ==========  ==========

            LIABILITIES AND STOCKHOLDER'S
              EQUITY (DEFICIT)
            Bank overdrafts . . . . . . . . . .    $  21,752    $ 13,590    $  21,347    $ 12,184    $   9,758    $ 14,108
            Accounts payable and accrued
              expenses  . . . . . . . . . . . .      113,235     115,162      123,105      60,285       57,694      61,878
            Income taxes payable (Note 6) . . .        7,548       7,209        6,557       5,600        5,036       4,853
            Deferred income taxes (Note 6)  . .       56,282      63,514      128,401      34,146       40,812      66,433
            Intercompany payables . . . . . . .      693,786     578,132      483,491     698,066      570,337     483,369
            Long-term senior debt . . . . . . .           --       6,264           --          --           --          --
            Accrued postpetition interest on
              secured obligations . . . . . . .      194,621     152,633      110,821     132,683      104,665      76,741
            Accumulated postretirement health
              benefits obligation (Note 11) . .      166,631     150,904           --      53,009       48,492          --
            Other long-term liabilities . . . .       37,368      36,178       37,404       7,543        6,949       7,598
            Liabilities subject to Chapter 11
              proceedings . . . . . . . . . . .    1,733,187   1,731,865    1,731,406   1,445,394    1,444,575   1,444,253
            Stockholder's equity (deficit)  . .       (5,459)     13,049       74,354    (319,141)    (295,749)   (251,405)
                                                    --------    --------     --------    ---------    --------    --------
                                                  $3,018,951  $2,868,500   $2,716,886  $2,129,769   $1,992,569  $1,907,828
                                                  ==========  ==========   ==========  ==========   ==========  ==========


                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)




        NOTE 15 - Subsequent Event (Unaudited - Subsequent to Date of Accountants' Report)

           On December 9, 1994, a Consensual Plan of Reorganization ("Consensual Plan") and a Supplement to Disclosure Statement for Amended Joint Plan of Reorganization dated as of December 9, 1994 was filed with the Bankruptcy Court. The proponents of the Consensual Plan included the Company, the Bondholders Plan Proponents and KKR, the Company's largest shareholder. The Consensual Plan of Reorganization was confirmed by the Bankruptcy Court on March 2, 1995, and became effective on March 17, 1995. Despite the confirmation and effectiveness of the Consensual Plan, the Bankruptcy Court continues to have jurisdiction to, among other things, resolve disputed prepetition claims against the Company and other matters that may arise in connection with or relate to the Plan.

           The essential terms of the Consensual Plan are as follows. Revolving Credit and Working Capital Bank Claims, Series B and C Senior Note Claims, and Other Unsecured Creditors (i.e., trade
                                                           ----
        creditors) will receive the full allowed amounts of their claims plus interest at negotiated amounts. Subordinated Note claims will receive a combination of cash, new debt securities and shares of new common stock having an aggregate value equal to their prepetition claims. In addition, pre-LBO Subordinated Note claims will receive shares of new common stock having an estimated aggregate value equal to $11.3 million in settlement of the fraudulent conveyance action commenced by the indenture trustee for the pre-LBO bonds. The asbestos related veil piercing claimants will receive cash, new debt securities, and new common stock with an aggregated value of $375 million in settlement of all asbestos related veil piercing claims. In addition, the attorneys for the asbestos related veil piercing claimants will receive a cash payment of $15 million. The Company's current stockholders will receive shares of new common stock having a reorganization value equal to $150 million and the right to receive additional shares of new common stock upon realization of certain future tax benefits.

           In connection with the Consensual Plan, on March 16, 1995, pursuant to approval by the Bankruptcy Court, Mid-State Homes, Inc., a wholly-owned indirect subsidiary of the Company, sold mortgage installment notes having a gross amount of $2,020,258,000 and an economic balance of $826,671,000 to Mid-State Trust IV, a business trust in which Mid-State Homes owns all the beneficial interest. In addition, on such date Mid-State Homes sold its beneficial interest in Mid-State Trust II to Mid-State Trust IV. Mid-State Trust II had a total collateral value of $910,468,000 with $605,750,000 of Mortgage-Backed Notes outstanding. These sales were in exchange for the net proceeds from the public issuance by Mid-State Trust IV of $959,450,000 of Asset Backed Notes. The assets of Mid-State Trust IV are not available to satisfy claims of general creditors of Mid-State Homes, or the Company and its subsidiaries. The liabilities of Mid-State Trust IV for its publicly issued debt are to be satisfied solely from proceeds of the underlying installment notes and are non-recourse to Mid-State Homes and the Company and its subsidiaries.

           On February 27, 1995, Mid-State Homes established Mid-State Trust V, a business trust in which Mid-State Homes owns all the beneficial interests, to provide temporary financing to Mid-State Homes for its current purchases of installment notes receivable from Jim Walter Homes. On March 3, 1995, Mid-State Trust V entered into a Variable Funding Loan Agreement with Enterprise Funding Corporation, an affiliate of NationsBank N.A., as lender and NationsBank N.A. (Carolinas), as Administrative Agent. The agreement provides for a three year $500 million credit facility secured by the installment notes and mortgages Mid-State Trust V purchases from Mid-State Homes.

           The Company and certain of its subsidiaries entered into a Bank Revolving Credit Facility, providing up to $150 million at any time outstanding for working capital needs with a sublimit for trade and standby letters of credit not in excess of $40 million and a sub-facility for swingline advances in an amount not in excess of $15 million.

           The Company expects to take a pre-tax charge of approximately $562.2 million ($375.6 million net of tax) of additional expenses related to consummation of the Consensual Plan, including approximately $128.9 million of additional interest expense, $390 million for the Veil Piercing Settlement, and $43.3 million of other expenses, in the fourth quarter of the fiscal year ended May 31, 1995.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      NOTES TO FINANCIAL STATEMENTS (Continued)




           The anticipated financial statement impact of the Company's emergence from Chapter 11 proceedings, in accordance with the Consensual Plan, has been reflected in the pro-forma financial statements beginning on page 22 of the Prospectus. The pro-forma capitalization of the Company after effects of emergence are included on page 21 of the Prospectus.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                                 SEGMENT INFORMATION


                                                                                   For the years ended May 31,
                                                                    ----------------------------------------------------------
                                                                           1994                1993                1992
                                                                    ------------------- --------------------- ----------------
                                                                                          (in thousands)
        Sales and Revenues:
          Homebuilding and related financing  . . . . . . . . . .        $  424,530          $  419,378           $  409,071
          Building materials  . . . . . . . . . . . . . . . . . .            56,111              51,539               46,887
          Industrial products . . . . . . . . . . . . . . . . . .           180,615             171,541              165,007
          Water and waste water transmission products . . . . . .           345,136             320,740              324,400
          Natural resources (e) . . . . . . . . . . . . . . . . .           319,410             351,017              419,274
          Corporate . . . . . . . . . . . . . . . . . . . . . . .             2,722               4,771                1,942
                                                                         ----------          ----------           ----------
             Consolidated sales and revenues (a)(f) . . . . . . .        $1,328,524          $1,318,986           $1,366,581
                                                                         ==========          ==========           ==========

        Contributions to Operating Income:
          Homebuilding and related financing  . . . . . . . . . .        $  101,954          $   88,902           $   82,718
          Building materials  . . . . . . . . . . . . . . . . . .             2,074               2,354                2,343
          Industrial products . . . . . . . . . . . . . . . . . .            11,873               9,997               11,226
          Water and waste water transmission products . . . . . .            25,545              14,990               24,492
          Natural resources . . . . . . . . . . . . . . . . . . .            (1,175)             50,807               16,020
                                                                         ----------          ----------           ----------
                                                                            140,271             167,050              136,799
             Less-Unallocated corporate interest and other
              expense (b)   . . . . . . . . . . . . . . . . . . .          (104,179)            (96,128)            (101,994)
             Income taxes . . . . . . . . . . . . . . . . . . . .           (28,917)            (24,328)             (12,463)
                                                                         ----------          ----------           ----------

                Income from operations (c)  . . . . . . . . . . .        $    7,175          $   46,594           $   22,342
                                                                         ==========          ==========           ==========
        Depreciation, Depletion and Amortization:

          Homebuilding and related financing  . . . . . . . . . .        $    3,093          $    3,113           $    3,059
          Building materials  . . . . . . . . . . . . . . . . . .             1,570               1,421                1,103
          Industrial products . . . . . . . . . . . . . . . . . .             8,915               8,654                9,118
          Water and waste water transmission products . . . . . .            15,399              15,079               14,492
          Natural resources . . . . . . . . . . . . . . . . . . .            40,326              40,714               53,556
          Corporate . . . . . . . . . . . . . . . . . . . . . . .             1,732               1,502                1,473
                                                                         ----------          ----------           ----------

             Total  . . . . . . . . . . . . . . . . . . . . . . .        $   71,035          $   70,483           $   82,801
                                                                         ==========          ==========           ==========
        Gross Capital Expenditures:

          Homebuilding and related financing  . . . . . . . . . .        $    3,210          $    6,284           $    6,357
          Building materials  . . . . . . . . . . . . . . . . . .             1,115                 998                  709
          Industrial products . . . . . . . . . . . . . . . . . .             9,752               8,344                7,284
          Water and waste water transmission products . . . . . .            13,613              12,084               16,379
          Natural resources . . . . . . . . . . . . . . . . . . .            40,224              42,941               36,993
          Corporate . . . . . . . . . . . . . . . . . . . . . . .             1,917               1,057                  627
                                                                         ----------          ----------           ----------
             Total  . . . . . . . . . . . . . . . . . . . . . . .        $   69,831          $   71,708           $   68,349
                                                                         ==========          ==========           ==========



                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                            SEGMENT INFORMATION (continued)


                                                                                   For the years ended May 31,
                                                                    ----------------------------------------------------------
                                                                           1994                1993                1992
                                                                    ------------------- --------------------- ----------------
                                                                                          (in thousands)
        Identifiable Assets:

          Homebuilding and related financing  . . . . . . . . . .        $1,832,919          $1,907,199           $1,899,737
          Building materials  . . . . . . . . . . . . . . . . . .            55,568              57,343               57,564
          Industrial products . . . . . . . . . . . . . . . . . .           132,685             129,392              129,723
          Water and waste water transmission products . . . . . .           475,369             478,234              496,890
          Natural resources . . . . . . . . . . . . . . . . . . .           450,468             475,533              477,150
          Corporate (d) . . . . . . . . . . . . . . . . . . . . .           193,883             175,533              110,202
                                                                         ----------          ----------           ----------

             Total  . . . . . . . . . . . . . . . . . . . . . . .        $3,140,892          $3,223,234           $3,171,266
                                                                         ==========          ==========           ==========

        ____________________

        (a) Inter-segment sales (made primarily at prevailing market prices) are deducted from sales of the selling segment and are insignificant in amount with the exception of the sales of the Industrial Products Group to the Water and Waste Water Transmission Products Group of $19,359,000, $18,667,000 and $16,661,000 and sales of the Natural Resources Group to the Industrial Products Group of $5,650,000, $7,121,000 and $9,552,000 in 1994, 1993 and 1992, respectively.
        (b) Excludes interest expense incurred by the Homebuilding and Related Financing Group of $128,828,000, $137,945,000 and $136,955,000 in 1994, 1993 and 1992, respectively. The balance of unallocated expenses is attributable to all groups and cannot be reasonably allocated to specific groups.
        (c) Includes postretirement health benefits of $25,585,000 and $23,474,000 in 1994 and 1993. A breakdown by segment is as follows:



                                                                              For the years ended May 31,
                                                                          ----------------------------------
                                                                                1994              1993
                                                                          ----------------  ----------------
                                                                                    (in thousands)

                          Homebuilding and related financing  . . . . .         $ 2,170          $ 1,991
                          Building materials  . . . . . . . . . . . . .             504              463
                          Industrial products . . . . . . . . . . . . .           3,158            2,821
                          Water and waste water transmission products .           4,391            4,136
                          Natural resources . . . . . . . . . . . . . .          14,681           13,437
                          Corporate . . . . . . . . . . . . . . . . . .             681              626
                                                                                -------          -------
                                                                                $25,585          $23,474
                                                                                =======          =======

        (d) Primarily cash and corporate headquarters buildings and equipment.
        (e)   Includes sales of coal of $289,279,000, $321,834,000 and
              $392,674,000 in 1994, 1993 and 1992, respectively.
        (f) Export sales, primarily coal, were $155,966,000, $183,188,000 and $206,546,000 in 1994, 1993 and 1992, respectively. Export sales to any single geographic area do not exceed 10% of consolidated net sales and revenues.

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET
                                     (Unaudited)

                                                                                                  February 28,
                                                                                ----------------------------------------------
                                                                                         1995                    1994
                                                                                ----------------------------------------------
                                                                                                (in thousands)

        ASSETS
        Cash (includes short-term investments of $176,934,000 and
          $157,065,000) . . . . . . . . . . . . . . . . . . . . . . . . . . .          $  204,959               $ 196,367
        Short-term investments, restricted  . . . . . . . . . . . . . . . . .              88,650                 104,036
        Instalment notes receivable . . . . . . . . . . . . . . . . . . . . .           4,232,403               4,196,355
          Less -
                Provision for possible losses . . . . . . . . . . . . . . . .             (26,471)                (26,477)
                Unearned time charges . . . . . . . . . . . . . . . . . . . .          (2,846,660)             (2,798,419)
                                                                                       ----------             -----------
                Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,359,272               1,371,459
        Trade receivables . . . . . . . . . . . . . . . . . . . . . . . . . .             124,947                 131,649
          Less - Provision for possible losses  . . . . . . . . . . . . . . .              (8,228)                 (8,258)
                                                                                       ----------               ---------
                Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             116,719                 123,391
        Other notes and accounts receivable . . . . . . . . . . . . . . . . .              30,034                  14,823
        Inventories, at lower of cost (first in, first out or average) or market:
           Finished goods   . . . . . . . . . . . . . . . . . . . . . . . . .             101,854                  92,259
           Goods in process   . . . . . . . . . . . . . . . . . . . . . . . .              28,375                  26,341
           Raw materials and supplies   . . . . . . . . . . . . . . . . . . .              50,726                  49,825
           Houses held for resale   . . . . . . . . . . . . . . . . . . . . .               2,857                   2,186
                                                                                       ----------               ---------
              Total inventories   . . . . . . . . . . . . . . . . . . . . . .             183,812                 170,611
        Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .              17,137                  14,366
        Property, plant and equipment, at cost  . . . . . . . . . . . . . . .           1,153,866               1,099,350
          Less - Accumulated depreciation, depletion and amortization . . . .            (506,609)               (443,375)
                                                                                       ----------               ---------
                Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             647,257                 655,975
        Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6,050                   5,690
        Unamortized debt expense  . . . . . . . . . . . . . . . . . . . . . .              23,285                  35,100
        Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              39,119                  38,705
        Excess of purchase price over net assets acquired . . . . . . . . . .             382,653                 432,137
                                                                                       ----------               ---------
                                                                                       $3,098,947              $3,162,660
                                                                                       ==========              ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
        Bank overdrafts . . . . . . . . . . . . . . . . . . . . . . . . . . .          $   19,916               $  35,029
        Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . .              60,963                  51,385
        Accrued expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .             121,781                 121,000
        Income taxes payable  . . . . . . . . . . . . . . . . . . . . . . . .              32,160                  29,163
        Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . .              54,783                  71,823
        Long-term senior debt . . . . . . . . . . . . . . . . . . . . . . . .             784,815                 907,504
        Accrued postpetition interest on secured obligations  . . . . . . . .             298,557                 245,462
        Accumulated postretirement health benefits obligation . . . . . . . .             225,769                 206,380
        Other long-term liabilities . . . . . . . . . . . . . . . . . . . . .              48,221                  46,240
        Liabilities subject to Chapter 11 proceedings . . . . . . . . . . . .           1,728,215               1,727,345
        Stockholders' equity (deficit):
          Common stock, $.01 par value per share:
           Authorized - 50,000,000 shares
           Issued - 31,120,773 shares   . . . . . . . . . . . . . . . . . . .                 311                     311
           Capital in excess of par value   . . . . . . . . . . . . . . . . .             155,293                 155,293
           Retained earnings (deficit), per accompanying statement  . . . . .            (428,400)               (432,629)
          Excess of additional pension liability over unrecognized prior
           years service cost   . . . . . . . . . . . . . . . . . . . . . . .              (3,437)                 (1,646)
                                                                                       ----------               ---------
              Total stockholders' equity (deficit)  . . . . . . . . . . . . .            (276,233)               (278,671)
                                                                                       ----------               ---------
                                                                                       $3,098,947              $3,162,660
                                                                                       ==========              ==========


                      WALTER INDUSTRIES, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                                   (Unaudited)

                                                                                          For the nine months ended
                                                                                                 February 28,
                                                                                ----------------------------------------------
                                                                                         1995                    1994
                                                                                ----------------------------------------------
                                                                                                (in thousands)
        Sales and revenues:
          Net sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $  848,717               $ 788,800
          Time charges  . . . . . . . . . . . . . . . . . . . . . . . . . . .             165,905                 176,402
          Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .              23,047                  16,443
          Interest income from Chapter 11 proceedings . . . . . . . . . . . .               4,992                   3,385
                                                                                       ----------               ---------
                                                                                        1,042,661                 985,030
                                                                                       ----------               ---------
        Costs and expenses:
          Cost of sales . . . . . . . . . . . . . . . . . . . . . . . . . . .             682,930                 623,357
          Depreciation, depletion and amortization  . . . . . . . . . . . . .              53,094                  51,471
          Selling, general and administrative . . . . . . . . . . . . . . . .              97,814                  94,682
          Postretirement health benefits  . . . . . . . . . . . . . . . . . .              19,524                  19,189
          Provision for possible losses . . . . . . . . . . . . . . . . . . .               3,422                   3,593
          Chapter 11 costs  . . . . . . . . . . . . . . . . . . . . . . . . .              19,752                  10,870
          Interest and amortization of debt discount and expense (Interest on unsecured obligations not accrued - $122,764,000 in 1995 and
           1994)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             107,747                 118,129
          Amortization of excess of purchase price over net assets acquired .              30,270                  29,301
                                                                                       ----------               ---------
                                                                                        1,014,553                 950,592
                                                                                       ----------               ---------
                                                                                           28,108                  34,438
        Provision for income taxes:
          Current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (40,357)                (39,382)
          Deferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              18,369                  14,010
                                                                                       ----------               ---------
        Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6,120                   9,066

        Retained earnings (deficit) at beginning of period  . . . . . . . . .            (434,520)               (441,695)
                                                                                       ----------               ---------
        Retained earnings (deficit) at end of period  . . . . . . . . . . . .          $ (428,400)              $(432,629)
                                                                                       ==========               ==========


                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENT OF CASH FLOWS
                                     (Unaudited)

                                                                                         For the nine months ended
                                                                                                 February 28,
                                                                                ----------------------------------------------
                                                                                         1995                    1994
                                                                                ------------------------- --------------------
                                                                                                (in thousands)
        OPERATIONS
          Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $  6,120                $   9,066
          Charges to income not affecting cash:
           Depreciation, depletion and amortization   . . . . . . . . . . . .             53,094                   51,471
           Provision for deferred income taxes  . . . . . . . . . . . . . . .            (18,369)                 (14,010)
           Accumulated postretirement health benefits obligation  . . . . . .             15,807                   16,475
           Provision for other long-term liabilities  . . . . . . . . . . . .               (669)                    (202)
           Amortization of excess of purchase price over net assets acquired              30,270                   29,301
           Amortization of debt discount and expense  . . . . . . . . . . . .              9,207                   13,514
                                                                                          ------                  -------
                                                                                          95,460                  105,615

          Decrease (increase) in:
           Short-term investments, restricted   . . . . . . . . . . . . . . .             18,902                    1,584
           Instalment notes receivable, net   . . . . . . . . . . . . . . . .                (93)                  15,400
           Trade and other receivables, net   . . . . . . . . . . . . . . . .             (7,940)                  13,346
           Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . .            (11,233)                  (3,972)
           Prepaid expenses   . . . . . . . . . . . . . . . . . . . . . . . .             (5,802)                  (6,464)

          Increase (decrease) in:
           Bank overdrafts  . . . . . . . . . . . . . . . . . . . . . . . . .             (9,963)                  17,108
           Accounts payable   . . . . . . . . . . . . . . . . . . . . . . . .              1,495                   (1,311)
           Accrued expenses   . . . . . . . . . . . . . . . . . . . . . . . .               (884)                   4,762
           Income taxes payable   . . . . . . . . . . . . . . . . . . . . . .             10,617                   10,028
           Accrued postpetition interest on secured obligations   . . . . . .             40,525                   35,263
           Liabilities subject to Chapter 11 proceedings:
             Accounts payable . . . . . . . . . . . . . . . . . . . . . . . .                159                    1,294
             Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . .               (204)                    (152)
                                                                                          ------                  -------
              Cash flows from operations  . . . . . . . . . . . . . . . . . .            131,039                  192,501
                                                                                          ------                  -------
        FINANCING ACTIVITIES
          Issuance of long-term senior debt . . . . . . . . . . . . . . . . .                 --                    2,000
          Retirement of long-term senior debt . . . . . . . . . . . . . . . .            (87,155)                (142,887)
          Additions to unamortized debt expense . . . . . . . . . . . . . . .               (260)                       --
                                                                                          ------                  -------
              Cash flows from financing activities  . . . . . . . . . . . . .            (87,415)                (140,887)
                                                                                          ------                  -------
        INVESTING ACTIVITIES
          Additions to property, plant and equipment, net of normal
          retirements . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (42,488)                 (44,406)
          (Increase) in investments . . . . . . . . . . . . . . . . . . . . .               (297)                    (122)
          Decrease (increase) in other assets . . . . . . . . . . . . . . . .                817                   (1,089)
                                                                                          ------                  -------
              Cash flows from investing activities  . . . . . . . . . . . . .            (41,968)                 (45,617)
                                                                                          ------                  -------
        Net increase in cash and cash equivalents . . . . . . . . . . . . . .              1,656                    5,997

        Cash and cash equivalents at beginning of period  . . . . . . . . . .            203,303                  190,370
                                                                                          ------                  -------
        Cash and cash equivalents at end of period  . . . . . . . . . . . . .           $204,959                $ 196,367
                                                                                        =========               =========



                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                                 SEGMENT INFORMATION
                                     (Unaudited)



                                                                                              Nine months ended
                                                                                                 February 28,
                                                                                ----------------------------------------------
                                                                                         1995                    1994
                                                                                ---------------------- -----------------------
                                                                                                (in thousands)
        Sales and Revenues:

          Homebuilding and related financing  . . . . . . . . . . . . . . . .          $  305,256               $ 319,898
          Building materials  . . . . . . . . . . . . . . . . . . . . . . . .              46,993                  41,323
          Industrial products . . . . . . . . . . . . . . . . . . . . . . . .             163,867                 128,577
          Water and waste water transmission products . . . . . . . . . . . .             284,513                 245,534
          Natural resources (e) . . . . . . . . . . . . . . . . . . . . . . .             236,392                 245,717
          Corporate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               5,640                   3,981
                                                                                       ----------               ---------

           Consolidated sales and revenues (a)  . . . . . . . . . . . . . . .          $1,042,661               $ 985,030
                                                                                       ==========               =========
        Contributions to Operating Income (b):

          Homebuilding and related financing  . . . . . . . . . . . . . . . .          $   58,230               $  73,949
          Building materials  . . . . . . . . . . . . . . . . . . . . . . . .              (3,492)                    700
          Industrial products . . . . . . . . . . . . . . . . . . . . . . . .               9,423                   7,470
          Water and waste water transmission products . . . . . . . . . . . .              21,715                  15,983
          Natural resources . . . . . . . . . . . . . . . . . . . . . . . . .              13,864                   6,928
                                                                                       ----------               ---------
                                                                                           99,740                 105,030
             Less-Unallocated corporate interest and other expense (c)  . . .             (71,632)                (70,592)
             Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . .             (21,988)                (25,372)
                                                                                       ----------               ---------

              Net income  . . . . . . . . . . . . . . . . . . . . . . . . . .          $    6,120               $   9,066
                                                                                       ==========               =========
        Depreciation, Depletion and Amortization:

          Homebuilding and related financing  . . . . . . . . . . . . . . . .          $    2,487               $   2,475
          Building materials  . . . . . . . . . . . . . . . . . . . . . . . .               1,302                   1,175
          Industrial products . . . . . . . . . . . . . . . . . . . . . . . .               7,084                   6,636
          Water and waste water transmission products . . . . . . . . . . . .              11,808                  11,692
          Natural resources . . . . . . . . . . . . . . . . . . . . . . . . .              28,988                  28,268
          Corporate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               1,425                   1,225
                                                                                        ---------               ---------

             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $   53,094               $  51,471
                                                                                       ==========               =========
        Gross Capital Expenditures:

          Homebuilding and related financing  . . . . . . . . . . . . . . . .          $    2,894               $   2,541
          Building materials  . . . . . . . . . . . . . . . . . . . . . . . .               4,707                     672
          Industrial products . . . . . . . . . . . . . . . . . . . . . . . .              12,576                   5,822
          Water and waste water transmission products . . . . . . . . . . . .               7,070                   8,309
          Natural resources . . . . . . . . . . . . . . . . . . . . . . . . .              24,694                  27,656
          Corporate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 222                   1,525
                                                                                       ----------               ---------
             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $   52,163               $  46,525
                                                                                       ==========               =========



                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                           SEGMENT INFORMATION (Continued)
                                     (Unaudited)


                                                                                                 February 28,
                                                                                ----------------------------------------------
                                                                                         1995                    1994
                                                                                ----------------------------------------------
                                                                                                (in thousands)
        Identifiable Assets:
          Homebuilding and related financing  . . . . . . . . . . . . . . . .          $1,761,847              $1,842,590
          Building materials  . . . . . . . . . . . . . . . . . . . . . . . .              57,749                  53,776
          Industrial products . . . . . . . . . . . . . . . . . . . . . . . .             151,552                 130,210
          Water and waste water transmission products . . . . . . . . . . . .             443,973                 451,194
          Natural resources . . . . . . . . . . . . . . . . . . . . . . . . .             460,628                 480,739
          Corporate (d) . . . . . . . . . . . . . . . . . . . . . . . . . . .             223,198                 204,151
                                                                                       ----------               ---------

             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $3,098,947              $3,162,660
                                                                                       ==========              ==========




        (a) Inter-segment sales (made primarily at prevailing market prices) are deducted from sales of the selling segment and are insignificant in amount with the exception of:
           --  Sales of the Industrial Products Group to the Water and Waste
              Water Transmission Products Group of $15,920,000 and $13,330,000 in the nine months ended February 28, 1995 and 1994, respectively.
           --  Sales of the Natural Resources Group to the Industrial Products
              Group of $4,427,000 and $4,518,000 in the nine months ended February 28, 1995 and 1994, respectively.
        (b) Includes postretirement health benefits of $19,524,000 and $19,189,000 in the nine months ended February 28, 1995 and 1994, respectively. A breakdown by segment is as follows:


                                                                                   Nine months ended
                                                                                     February 28,
                                                                          ----------------------------------
                                                                                1995              1994
                                                                          ----------------------------------
                                                                                    (in thousands)

                          Homebuilding and related financing  . . . . .         $ 1,722          $ 1,628
                          Building materials  . . . . . . . . . . . . .             382              378
                          Industrial products . . . . . . . . . . . . .           2,326            2,369
                          Water and waste water transmission products .           3,272            3,293
                          Natural resources . . . . . . . . . . . . . .          11,303           11,010
                          Corporate . . . . . . . . . . . . . . . . . .             519              511
                                                                                -------          -------
                                                                                $19,524          $19,189
                                                                                ========        ========


        (c) Excludes interest expense incurred by the Homebuilding and Related Financing Group of $94,564,000 and $97,519,000 in the nine months ended February 28, 1995 and 1994, respectively.
        (d) Primarily cash and corporate headquarters buildings and equipment.
        (e) Includes sales of coal of $209,368,000 and $223,054,000 in the nine months ended February 28, 1995 and 1994, respectively.

           No  dealer, salesman  or other
        person  has  been  authorized  to
        give any  information or to  make
        any  representations,  other than
        those    contained    in     this
        Prospectus   or  any   Prospectus
        Supplement,  in  connection  with
        the   offering   made   by   this         Walter Industries, Inc.
        Prospectus  and  any   Prospectus
        Supplement,  and  information  or
        and  representations  not  herein
        contained,   if  given  or  made,
        must  not   be  relied  upon   as             $_____________
        having   been  authorized.   This
        Prospectus   or  any   Prospectus           Principal Amount of
        Supplement  does  not  constitute      12.19% Series B Senior Notes
        an   offer   to   sell,   or    a                Due 2000
        solicitation of an offer to  buy,
        the  securities offered hereby to
        any  person or  by anyone  in any
        jurisdiction  in which such offer        ________________________
        or solicitation may not be  made.
        Neither   the  delivery  of  this               PROSPECTUS
        Prospectus   or  any   Prospectus        ________________________
        Supplement  nor  any  sales  made
        hereunder  or  thereunder   shall
        under  any  circumstances  create
        any    implication    that    the
        information  contained herein  is
        correct    as    of   any    time
        subsequent to the date hereof  or
        thereof  or that  there has  been
        no change  in the affairs of  the             _________, 1995
        Company since the date hereof  or
        thereof.
          ___________________________
               TABLE OF CONTENTS
                                    Page

        Available Information   . .    5
        Additional Information  . .    5
        Prospectus Summary  . . . .    6
        Certain Risk Factors  . . .   13
        The Company   . . . . . . .   18
        Recent History  . . . . . .   19
        Capitalization  . . . . . .   21
        Pro Forma Consolidated
          Financial Data  . . . . .   22
        Selected Historical
          Consolidated Financial
          Data  . . . . . . . . . .   27
        Management's Discussion and
          Analysis of Financial
          Condition and Results of
          Operations  . . . . . . .   28
        Business and Properties   .   38
        Management  . . . . . . . .   54
        Security Ownership of
          Management and Principal
          Stockholders  . . . . . .   61
        Description of Notes  . . .   64
        Description of Certain Other
          Indebtedness  . . . . . .   88
        Description of Capital Stock  89
        Certain Federal Income Tax
          Consequences  . . . . . .   93
        Selling Security Holders  .   96
        Plan of Distribution  . . .   97
        Legal Matters   . . . . . .   98
        Experts   . . . . . . . . .   98
        Index to Defined Terms  . .   99
        Index to Financial
          Statements  . . . . . . .  F-1

                     [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]
                     ---------------------------------------------

                                      PROSPECTUS
                                      ----------


                                WALTER INDUSTRIES, INC.

                  $___________ 12.19% Series B Senior Notes Due 2000

                            ______________________________


          This Prospectus will be used by Lehman Brothers Inc. in connection with offers and sales in market-making transactions in the 12.19%
          Series B Senior Notes Due 2000 (the "Notes") of Walter Industries,
          Inc. (the "Company"). Lehman Brothers Inc. may act as principal or agent in such transactions. The Notes may be offered in negotiated transactions or otherwise. Sales will be at prices related to prevailing market prices at the time of sale.

                            ______________________________


             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
           STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
              OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                   CRIMINAL OFFENSE.


                            ______________________________


                     The date of this Prospectus is June __, 1995

                                        PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 13. Other Expenses of Issuance and Distribution.

                  Registration fee  . . . . . . . . . . .  $113,742.23
                  Trustee's fee . . . . . . . . . . . . .            *
                  Blue Sky fees and expenses  . . . . . .            *
                  Printing and engraving expenses . . . .            *
                  Legal fees and expenses . . . . . . . .            *
                  Accounting fees and expenses  . . . . .            *
                  Miscellaneous . . . . . . . . . . . . .            *
                                                           -----------
                       Total  . . . . . . . . . . . . . .  $         *
                                                           ===========
                  ____________________
                  * To be provided by amendment.


          Item 14. Indemnification of Directors and Officers

             Section 145 of the DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

             Article IV of the By-laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL.

             Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

             Article 6 of the Restated Certificate of Incorporation of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

             The Company has entered into a Directors and Officers Indemnification Agreement which provides that directors and officers shall be indemnified to the fullest extent permitted by applicable law and obligates the Company to indemnify the directors and officers of the Company (a) if any director or officer is or may become a party to any proceeding against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal action or proceeding, in addition, only if such director or officer had no reasonable cause to believe that his or her conduct was unlawful, (b) if a director or officer is or may become a party to any proceeding by or in the name of the Company to procure a judgement in its favor against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, except no indemnification for expenses need be made in respect of any claim in which such director or officer shall have been adjudged liable to the Company unless a court in which the proceeding is brought determines otherwise and (c) if a director or officer has been successful on the merits or otherwise in defense of any proceeding or claim.

             The Common Stock Registration Rights Agreement and the Senior Note Registration Rights Agreement each require the Company, on the one hand, and the Holders referred to therein, on the other hand, under certain circumstances, to indemnify each other and, in the case of the Company's indemnification obligations, each other person who participates as an underwriter in an offering thereunder, and each other person who controls such parties and/or underwriters and their respective directors, officers, partners, agents and affiliates against certain liabilities, including liabilities under the Securities Act, incurred in connection with each registration of securities pursuant to such registration rights agreement.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described hereunder or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment to the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person, in connection with the Notes being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          Item 15. Recent Sales of Unregistered Securities

             Pursuant to the Plan of Reorganization, approximately 50,494,313 shares of Common Stock were issued for distribution to certain creditors and stockholders of the Company and its subsidiaries and approximately $490,000,000 principal amount of Series B Senior Notes were issued for distribution to certain creditors of the Company and its subsidiaries. All such securities were issued as of or following the Effective Date of the Plan of Reorganization in satisfaction of various prepetition claims allowed by the Bankruptcy Court. In reliance on the exemption provided by Section 1145 of the Bankruptcy Code, none of such securities were registered under the Securities Act in connection with their issuance pursuant to the Plan of Reorganization.

          Item 16. Exhibits and Financial Statement Schedules

          (a)  Exhibits

          Exhibit Number              Description
          --------------              -----------

          2(a)(i)   --  Amended Joint Plan of Reorganization of Walter
                        Industries, Inc. and certain of its subsidiaries, dated as of December 9, 1994 (1)

          2(a)(ii)  --  Modification to the Amended Joint Plan of
                        Reorganization of Walter Industries, Inc. and certain of its subsidiaries, as filed in the Bankruptcy Court on March 1, 1995 (2)

          2(a)(iii) *
                    -- Findings of Fact, Conclusions of Law and Order Confirming Amended Joint Plan of Reorganization of Walter Industries, Inc. and certain of its subsidiaries, as modified

          3(a) *    --  Restated Certificate of Incorporation of the Company

          3(b) *    --  By-Laws of the Company

          4(a)(i)   --  12.19% Series B Senior Note Indenture

          4(a)(ii)  --  Form of Company Pledge Agreement (included as Exhibit
                        B to Exhibit 4(a)(i))

          4(a)(iii) --  Form of Subsidiary Pledge Agreement (included as
                        Exhibit C to Exhibit 4(a)(i))

          4(a)(iv)  --  Form of 12.19% Series B Senior Note Certificate
                        (included as Exhibit A to Exhibit 4(a)(i))

          5 *       --  Opinion of Simpson Thacher & Bartlett regarding
                        legality of the securities being registered

          10(a) *   --  Stockholder's Agreement

          10(b)(i) *--  Form of Common Stock Registration Rights Agreement

          10(b)(ii) --  Form of Senior Note Registration Rights Agreement

          10(c) *   --  Durham Employment Agreement

          10(d)     --  Second Amended and Restated Veil Piercing Settlement
                        Agreement (included as Exhibit 3A to Exhibit 2(a)(i))

          10(e)     --  12.19% Series B Senior Note Indenture (see Exhibit
                        4(a))

          10(f) *   --  Bank Revolving Credit Facility

          12        --  Computation of Ratio of Earnings to Fixed Charges

          21        --  Subsidiaries of the Company

          23(a)     --  Consent of Price Waterhouse LLP

          23(b) *   --  Consent of Simpson Thacher & Bartlett (included in
                        their opinion filed as Exhibit 5 hereto)

          24        --  Powers of Attorney

          25        --  Statement on Form T-1 of the Eligibility of the
                        Senior Trustee (1)

          Exhibit Number              Description
          --------------              -----------


          27        --  Financial Data Schedule
          _________________

          *  To be filed by amendment.

          (1) This Exhibit is incorporated by reference to the Application for Qualification of Indenture on Form T-3 filed by the Company with the Commission on February 6, 1995.

          (2) This Exhibit is incorporated by reference to Amendment No. 2 to the Application for Qualification of Indenture on Form T-3 filed by the Company with the Commission on March 7, 1995.


          (b)  Financial Statement Schedules

          Schedule No.
          ------------

          V    Report of Property, Plant and Equipment
          VI   Report of Accumulated Depreciation, Depletion and
               Amortization of Property, Plant and Equipment
          VIII Valuation and Qualifying Accounts


          Item 17. Undertakings

               The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with
                    respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    (2) That, for the purpose of determining any liability
               under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-
               effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Tampa, State of Florida on the 29th day of April, 1995.

                                             WALTER INDUSTRIES, INC.


                                             By /s/ William H. Weldon
                                               ----------------------------
                                               William H. Weldon
                                               Senior Vice President-Finance
                                                  and Chief Accounting
                                                  Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 1995.


          Signature                        Title
          ---------                        -----


          *                                Chairman of the Board and Director
           --------------------------
          James W. Walter

          *                                President, Chief Executive Officer
          --------------------------       and Director (Principal
          G. Robert Durham                 Executive Officer)

          *                                Executive Vice President, Chief
          --------------------------       Financial Officer and Director
          Kenneth J. Matlock               (Principal Financial Officer)

           /s/ William H. Weldon           Senior Vice President-Finance
          --------------------------       and Chief Accounting Officer
          William H. Weldon                (Principal Accounting Officer)


          *                                Director
          --------------------------
          Howard L. Clark, Jr.

          *                                Director
          --------------------------
          James B. Farley

          *                                Director
          --------------------------
          Eliot M. Fried

          *                                Director
          --------------------------
          James L. Johnson

          *                                Director
          --------------------------
          Robert I. Shapiro

          *                                Director
          --------------------------
          Michael T. Tokarz


          *By /s/ William H. Weldon
          --------------------------
             William H. Weldon
             Attorney-in-fact

                        INDEX TO FINANCIAL STATEMENT SCHEDULES


          Financial Statement Schedules                                 Page
          -----------------------------                                 ----

          V    Report of Property, Plant and Equipment  . . . . . . . .  S-2
          VI   Report of Accumulated Depreciation, Depletion and
               Amortization of Property, Plant and Equipment  . . . . .  S-5
          VIII Valuation and Qualifying Accounts  . . . . . . . . . . .  S-8

          All other schedules are omitted because the required information is not present in amounts sufficient to require submission of the schedules, or because the information required is included in the consolidated financial statements or notes thereto.

                                                                  SCHEDULE V

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES

                             PROPERTY, PLANT AND EQUIPMENT
                            For the Year Ended May 31, 1994



                                                    Balance at                                                    Balance
                                                     Beginning      Additions     Retirements                     at End
                      Classification(1)               of Year        at Cost       or Sales         Other         of Year
               --------------------------------   -------------- -------------  --------------- -------------- --------------
                                                                                (in thousands)

            Land and minerals . . . . . . . . . .    $ 200,000       $   436        $   117        $    18       $200,337
            Land improvements . . . . . . . . . .       17,349           886             42            748         18,941
            Building and leasehold improvements .       99,597         3,007            720          3,115        104,999
            Machinery and equipment . . . . . . .      617,987         6,360         17,819         57,370        663,898
            Mine development costs  . . . . . . .      116,576            --          2,262          9,447        123,761
            Construction in progress  . . . . . .       23,559        59,142             --        (70,698)        12,003
                                                      --------       -------        -------        -------       --------
                                                    $1,075,068       $69,831        $20,960        $    --     $1,123,939
                                                     =========       =======        =======        =======      =========



          (1) The Company and its subsidiaries provide depreciation for financial reporting purposes principally on the straight line method over the useful lives of the assets. For federal income tax purposes accelerated methods are used for substantially all eligible properties. The depreciable property categories and the principal rates for depreciation used are as follows:

               Land Improvements  . . . . . . . . . . . . . . . . 3-1/2% to 10%
               Buildings  . . . . . . . . . . . . . . . . . . . . 2-1/2% to 20%
               Machinery and equipment  . . . . . . . . . . . 3-1/2% to 33-1/3%
               Leasehold improvements . . . . . . . . . . . Over term of leases
               Mine development costs . . . . . . . . . . .  Over life of mines

             Depletion on minerals is based on the estimated recoverable quantities and the costs of the properties.

                                                                  SCHEDULE V

                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES

                             PROPERTY, PLANT AND EQUIPMENT
                            For the Year Ended May 31, 1993


                                                    Balance at                                                    Balance
                                                     Beginning      Additions     Retirements                     at End
                      Classification(1)               of Year        at Cost       or Sales         Other         of Year
            -------------------------------------  -------------- ---------------------------- -------------- --------------
                                                                                (in thousands)

            Land and minerals . . . . . . . . . .    $ 198,927       $ 1,219        $   168        $    22       $200,000
            Land improvements . . . . . . . . . .       16,556         1,122             72           (257)        17,349
            Building and leasehold improvements .       98,947         3,712          1,016         (2,046)        99,597
            Machinery and equipment . . . . . . .      567,218         7,948         10,867         53,688        617,987
            Mine development costs  . . . . . . .      116,576            --             --             --        116,576
            Construction in progress  . . . . . .       17,259        57,707             --        (51,407)        23,559
                                                     --------        --------       -------        -------       --------
                                                    $1,015,483       $71,708        $12,123        $    --     $1,075,068
                                                    ==========       =======        =======        =======     ==========

          (1) The Company and its subsidiaries provide depreciation for financial reporting purposes principally on the straight line method over the useful lives of the assets. For federal income tax purposes accelerated methods are used for substantially all eligible properties. The depreciable property categories and the principal rates for depreciation used are as follows:

               Land Improvements  . . . . . . . . . . . . . . . . 3-1/2% to 10%
               Buildings  . . . . . . . . . . . . . . . . . . . . 2-1/2% to 20%
               Machinery and equipment  . . . . . . . . . . . 3-1/2% to 33-1/3%
               Leasehold improvements . . . . . . . . . . . Over term of leases
               Mine development costs . . . . . . . . . . .  Over life of mines

             Depletion on minerals is based on the estimated recoverable quantities and the costs of the properties.

                                                                  SCHEDULE V



                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES

                             PROPERTY, PLANT AND EQUIPMENT
                            For the Year Ended May 31, 1992

                                                    Balance at                                                    Balance
                                                     Beginning      Additions     Retirements                     at End
                      Classification(1)               of Year        at Cost       or Sales         Other         of Year
            -------------------------------------  -------------- ---------------------------- -------------- --------------
                                                                                (in thousands)
            Land and minerals . . . . . . . . . .    $ 198,390       $   550        $    83        $    70       $198,927
            Land improvements . . . . . . . . . .       11,278            64              3          5,217         16,556
            Building and leasehold improvements .       96,448         4,394          1,200           (695)        98,947
            Machinery and equipment . . . . . . .      520,342         4,718         11,312         53,470        567,218
            Mine development costs  . . . . . . .      113,856            --             --          2,720        116,576
            Construction in progress  . . . . . .       15,876        58,623             --        (57,240)        17,259
                                                     ---------       -------        -------        -------       --------
                                                     $ 956,190       $68,349        $12,598        $ 3,542     $1,015,483
                                                     =========       =======        =======        =======      =========


          (1) The Company and its subsidiaries provide depreciation for financial reporting purposes principally on the straight line method over the useful lives of the assets. For federal income tax purposes accelerated methods are used for substantially all eligible properties. The depreciable property categories and the principal rates for depreciation used are as follows:

               Land Improvements  . . . . . . . . . . . . . . . . 3-1/2% to 10%
               Buildings  . . . . . . . . . . . . . . . . . . . . 2-1/2% to 20%
               Machinery and equipment  . . . . . . . . . . . 3-1/2% to 33-1/3%
               Leasehold improvements . . . . . . . . . . . Over term of leases
               Mine development costs . . . . . . . . . . .  Over life of mines

             Depletion on minerals is based on the estimated recoverable quantities and the costs of the properties.

                                                                 SCHEDULE VI



                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES

                ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF
                             PROPERTY, PLANT AND EQUIPMENT
                            For the Year Ended May 31, 1994


                                                                    Additions
                                                    Balance at     Charged to                                     Balance
                                                     Beginning      Cost and      Retirements                     at End
                        Classification                of Year       Expenses       or Sales         Other         of Year
            -------------------------------------  -------------- ---------------------------- -------------- --------------
                                                                                (in thousands)
            Land and minerals . . . . . . . . . .     $37,961        $4,983         $   --         $    --        $42,944
            Land improvements . . . . . . . . . .       4,272           885             52              --          5,105
            Building and leasehold improvements .      31,671         4,264             89              --         35,846
            Machinery and equipment . . . . . . .     323,557        58,188         14,593              --        367,152
            Mine development costs  . . . . . . .      14,567         2,715          2,253              --         15,029
                                                      -------        ------         ------         -------        -------
                                                     $412,028       $71,035        $16,987         $    --       $466,076
                                                     ========       =======        =======         =======      =========

                                                                 SCHEDULE VI


                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES

                ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF
                             PROPERTY, PLANT AND EQUIPMENT
                            For the Year Ended May 31, 1993

                                                                    Additions
                                                    Balance at     Charged to                                     Balance
                                                     Beginning      Cost and      Retirements                     at End
                        Classification                of Year       Expenses       or Sales         Other         of Year
            -------------------------------------  -------------- ---------------------------- -------------- --------------
                                                                                (in thousands)
            Land and minerals . . . . . . . . . .     $32,366        $5,595         $   --       $    --         $37,961
            Land improvements . . . . . . . . . .       4,203           729             32          (628)          4,272
            Building and leasehold improvements .      30,163         4,410            628         (2,274)        31,671
            Machinery and equipment . . . . . . .     270,739        58,572          8,656          2,902        323,557
            Mine development costs  . . . . . . .      13,390         1,177             --             --         14,567
                                                      -------        ------         ------         -------       -------
                                                     $350,861       $70,483         $9,316         $   --       $412,028
                                                     ========       =======         ======         =======      ========


                                                                 SCHEDULE VI



                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES

                ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF
                             PROPERTY, PLANT AND EQUIPMENT
                            For the Year Ended May 31, 1992



                                                                    Additions
                                                    Balance at     Charged to                                     Balance
                                                     Beginning      Cost and      Retirements                     at End
                        Classification                of Year       Expenses       or Sales         Other         of Year
            -------------------------------------  -------------- ---------------------------- -------------- --------------
                                                                                (in thousands)

            Land and minerals . . . . . . . . . .     $25,717        $6,649         $   --        $    --       $32,366
            Land improvements . . . . . . . . . .       2,073         1,508             --             622        4,203
            Building and leasehold improvements .      17,788        10,790            612           2,197       30,163
            Machinery and equipment . . . . . . .     216,028        61,271          6,587              27      270,739
            Mine development costs  . . . . . . .      10,807         2,583             --              --       13,390
                                                      -------        ------         ------         -------       ------
                                                     $272,413       $82,801         $7,199         $ 2,846     $350,861
                                                     ========       =======        =======         =======     ========

                                                               SCHEDULE VIII


                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES

                           VALUATION AND QUALIFYING ACCOUNTS
                            For the Year Ended May 31, 1994



                                                                             Additions
                                                           Balance at        Charged to                         Balance
                                                            Beginning         Cost and        Deductions         at End
                            Description                      of Year          Expenses      from reserves       of Year
            -------------------------------------------  ---------------- ---------------- ---------------- ----------------
                                                                                   (in thousands)
            Reserves (provision for possible losses)
              deducted from instalment notes
              receivable  . . . . . . . . . . . . . . .     $26,579            $ 905           $1,183(1)        $26,301
                                                            =======            =====           ======           =======

            Reserve (provision for possible losses)
              deducted from trade receivables . . . . .      $7,324           $3,706           $3,638(1)         $7,392
                                                            =======            =====           ======           =======

            Accrued workmen's compensation(3) . . . . .      $2,887            $ 824            $ (26)(2)        $3,737
                                                            =======            =====           ======           =======

            Black lung reserves(3)  . . . . . . . . . .     $22,190            $  --            $ 193(4)        $21,997
                                                            =======            =====           ======           =======




        ____________________
        (1) Notes and accounts written off as uncollectible.
        (2) Expenditures or losses sustained and liabilities reclassified from accounts payable.
        (3) Included in other long-term liabilities.
        (4) Losses sustained.

                                                               SCHEDULE VIII


                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES

                           VALUATION AND QUALIFYING ACCOUNTS
                            For the Year Ended May 31, 1993



                                                                             Additions
                                                           Balance at        Charged to                         Balance
                                                            Beginning         Cost and        Deductions         at End
                            Description                      of Year          Expenses      from reserves       of Year
            -------------------------------------------  ---------------- ---------------- ---------------- ----------------
                                                                                   (in thousands)

           Reserves (provision for possible losses)
              deducted from instalment notes
              receivable  . . . . . . . . . . . . . . .     $25,965           $1,303            $ 689(1)        $26,579
                                                            =======            =====           ======           =======
            Reserve (provision for possible losses)
              deducted from trade receivables . . . . .      $6,080           $2,940           $1,696(1)         $7,324
                                                            =======            =====           ======           =======

            Accrued workmen's compensation(3) . . . . .      $3,411            $(488)           $  36(2)         $2,887
                                                            =======            =====           ======           =======

            Black lung reserves(3)  . . . . . . . . . .     $22,345            $  --            $ 155(4)        $22,190
                                                            =======            =====           ======           =======


        ____________________
        (1) Notes and accounts written off as uncollectible.
        (2) Expenditures or losses sustained and liabilities reclassified from accounts payable.
        (3) Included in other long-term liabilities.
        (4) Losses sustained.

                                                               SCHEDULE VIII


                       WALTER INDUSTRIES, INC. AND SUBSIDIARIES

                           VALUATION AND QUALIFYING ACCOUNTS
                            For the Year Ended May 31, 1992



                                                                             Additions
                                                           Balance at        Charged to                         Balance
                                                            Beginning         Cost and        Deductions         at End
                            Description                      of Year          Expenses      from reserves       of Year
            -------------------------------------------  ---------------- ---------------- ---------------- ----------------
                                                                                   (in thousands)

            Reserves (provision for possible losses)
              deducted from instalment notes
              receivable  . . . . . . . . . . . . . . .     $24,985           $2,117           $1,137(1)        $25,965
                                                            =======            =====           ======           =======
            Reserve (provision for possible losses)
              deducted from trade receivables . . . . .      $6,203           $3,670           $3,793(1)         $6,080
                                                            =======            =====           ======           =======

            Accrued workmen's compensation(3) . . . . .      $2,618            $ 793            $  --(2)         $3,411
                                                            =======            =====           ======           =======

            Black lung reserves(3)  . . . . . . . . . .     $22,569            $  --            $ 224(4)        $22,345
                                                            =======            =====           ======           =======

        ____________________
        (1) Notes and accounts written off as uncollectible.
        (2) Expenditures or losses sustained and liabilities reclassified from accounts payable.
        (3) Included in other long-term liabilities.
        (4) Losses sustained.

                                                EXHIBIT INDEX

Exhibit Number              Description                                      Page
- --------------              -----------                                      ----

2(a)(i)   --  Amended Joint Plan of Reorganization of Walter
              Industries, Inc. and certain of its subsidiaries,
              dated as of December 9, 1994 (1)

2(a)(ii)  --  Modification to the Amended Joint Plan of
              Reorganization of Walter Industries, Inc. and certain of its subsidiaries, as filed in the Bankruptcy Court on March 1, 1995 (2)

2(a)(iii) *
          --  Findings of Fact, Conclusions of Law and Order
              Confirming Amended Joint Plan of Reorganization of
              Walter Industries, Inc. and certain of its subsidiaries, as modified

3(a) *    --  Restated Certificate of Incorporation of the Company

3(b) *    --  By-Laws of the Company

4(a)(i)   --  12.19% Series B Senior Note Indenture

4(a)(ii)  --  Form of Company Pledge Agreement (included as Exhibit
              B to Exhibit 4(a)(i))

4(a)(iii) --  Form of Subsidiary Pledge Agreement (included as
              Exhibit C to Exhibit 4(a)(i))

4(a)(iv)  --  Form of 12.19% Series B Senior Note Certificate
              (included as Exhibit A to Exhibit 4(a)(i))

5 *       --  Opinion of Simpson Thacher & Bartlett regarding
              legality of the securities being registered

10(a) *   --  Stockholder's Agreement

10(b)(i) *--  Form of Common Stock Registration Rights Agreement

10(b)(ii) --  Form of Senior Note Registration Rights Agreement

10(c) *   --  Durham Employment Agreement

10(d)     --  Second Amended and Restated Veil Piercing Settlement
              Agreement (included as Exhibit 3A to Exhibit 2(a)(i))

10(e)     --  12.19% Series B Senior Note Indenture (see Exhibit
              4(a))

10(f) *   --  Bank Revolving Credit Facility

12        --  Computation of Ratio of Earnings to Fixed Charges

21        --  Subsidiaries of the Company

23(a)     --  Consent of Price Waterhouse LLP

23(b) *   --  Consent of Simpson Thacher & Bartlett (included in
              their opinion filed as Exhibit 5 hereto)

24        --  Powers of Attorney

25        --  Statement on Form T-1 of the Eligibility of the
              Senior Trustee (1)

27        --  Financial Data Schedule

_________________

*  To be filed by amendment.

(1) This Exhibit is incorporated by reference to the Application for Qualification of Indenture on Form T-3 filed by the Company with the Commission on February 6, 1995.

(2)  This Exhibit is incorporated by reference to Amendment No. 2 to the Application for Qualification of Indenture on Form T-3 filed by the Company with the Commission on March 7, 1995.